    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 1, 1998

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               NEW PLAYBOY, INC.
             (Exact name of Registrant as Specified in its Charter)

                DELAWARE                                    2721                                   36-4249478
    (State or other Jurisdiction of             (Primary Standard Industrial          (I.R.S. Employer Identification No.)
             Incorporation                             Classification
            or Organization)                            Code Number)

                           680 NORTH LAKE SHORE DRIVE
                            CHICAGO, ILLINOIS 60611
                                 (312) 751-8000
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                         ------------------------------
                              HOWARD SHAPIRO, ESQ.
                           EXECUTIVE VICE PRESIDENT,
             LAW AND ADMINISTRATION, GENERAL COUNSEL AND SECRETARY
                           PLAYBOY ENTERPRISES, INC.
                           680 NORTH LAKE SHORE DRIVE
                            CHICAGO, ILLINOIS 60611
                                 (312) 751-8000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

           JAMES M. DUBIN, ESQ.                      HOWARD J. ROTHMAN, ESQ.
          JOHN P. MCENROE, ESQ.                       PAUL S. PEARLMAN, ESQ.
 PAUL, WEISS, RIFKIND, WHARTON & GARRISON      KRAMER LEVIN NAFTALIS & FRANKEL LLP
       1285 AVENUE OF THE AMERICAS                       919 THIRD AVENUE
      NEW YORK, NEW YORK 10019-6064                  NEW YORK, NEW YORK 10022
              (212) 373-3000                              (212) 715-9100

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and after all other conditions to the transactions described in the enclosed Proxy Statement/Prospectus have been satisfied or waived.
                         ------------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
---------

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /
---------
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
                                                       AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING   REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED    REGISTERED (1)        SHARE (2)             PRICE                (3)
Class A Common Stock, par value $.01 per share....      4,748,954            $12.3125          $58,471,496           $16,255
Class B Common Stock, par value $.01 per share....      18,967,440           $13.8125          $261,987,765          $72,833

(1) Based upon the maximum number of shares of each series of capital stock expected to be issued in connection with the transactions described in this Registration Statement.

(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(f). Pursuant to Rule 457(f)(1), the proposed maximum offering price per share of the Class A Common Stock of the Registrant is based upon the average of the high and low prices per share of the Class A Common Stock, par value $.01 per share, of Playboy Enterprises, Inc. on November 24, 1998 on the New York Stock Exchange. Pursuant to Rule 457(f)(1), the proposed maximum offering price per share of the Class B Common Stock of the Registrant is based upon the average of the high and low prices per share of the Class B Common Stock, par value $.01 per share, of Playboy Enterprises, Inc. on November 24, 1998 on the New York Stock Exchange.

(3) Pursuant to Rule 457(b), the required fee of $89,088 is reduced by the fee of $19,958 previously paid at the time of filing of the preliminary proxy statement materials in connection with this transaction on July 29, 1998, resulting in a net payment of $69,130.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     [LOGO]

                      SPICE ENTERTAINMENT COMPANIES, INC.
                                  536 BROADWAY
                            NEW YORK, NEW YORK 10012

                                                                December 1, 1998

Dear Stockholder:

    On May 29, 1998, the Board of Directors of Spice Entertainment Companies, Inc. ("Spice") approved, and Spice entered into, a Merger Agreement, as amended as of November 16, 1998 (the "Merger Agreement") with New Playboy, Inc. ("New Playboy"), Playboy Enterprises, Inc. ("Playboy"), Playboy Acquisition Corp. and Spice Acquisition Corp. The Board of Directors of Spice is seeking your approval of this important transaction.

    If the merger is effected, Spice will become a subsidiary of New Playboy, Playboy will become a subsidiary of New Playboy and Spice stockholders will become stockholders of New Playboy. As more fully set forth in the accompanying Proxy Statement/Prospectus, in the merger, each share of Spice's common stock will be converted into the right to receive the "Merger Consideration." The Merger Consideration will be comprised of (a) $3.60 in cash (subject to increase if the average closing price of the Class B Common Stock of Playboy on the New York Stock Exchange during a 20 consecutive day trading period ending five days prior to the consummation of the merger (the "Average Closing Price") is less than $13.00), (b) 0.1371 of one share of Class B Common Stock of New Playboy (subject to adjustment if the Average Closing Price is less than $16.042 or greater than $20.488), and (c) 0.125 of one share of common stock, par value $.01 per share ("Directrix Common Stock"), of Directrix, Inc., a recently formed Delaware corporation and wholly owned subsidiary of Spice ("Directrix"). Immediately after the merger, Spice will not retain any ownership interest in Directrix, and the stockholders of Spice will own all of the capital stock of Directrix.

    As more fully set forth in the accompanying Proxy Statement/Prospectus, the Merger Agreement contemplates that, prior to the merger, Spice and its subsidiaries will contribute certain assets to Directrix, including (i) Spice's master control and digital playback facility, (ii) an option to acquire Emerald Media, Inc., a provider of explicit adult television networks, and (iii) certain rights to Spice's library of adult films, and that Directrix will assume certain liabilities related to these contributed assets. Following the merger, the business of New Playboy will be comprised of the businesses currently conducted by Playboy and Spice, other than the portion of Spice's business to be contributed to Directrix and the Spice Hot network which will be sold to Califa Entertainment Group, Inc., a recently formed California corporation, under the terms and conditions of a separate agreement entered into by Spice contemporaneously with the execution of the Merger Agreement as described in the accompanying Proxy Statement/Prospectus.

    As a Spice stockholder, you are being asked, at a special meeting of Spice's stockholders, to approve the merger of a wholly owned subsidiary of New Playboy into Spice and to adopt the Merger Agreement. The Board of Directors of Spice has unanimously determined that the merger and the Merger Agreement are in your best interests and the best interests of Spice, has approved the merger and the Merger Agreement and unanimously recommends that you vote "FOR" the approval of the merger and the adoption of the Merger Agreement. More detailed descriptions of the Merger Agreement, the related agreements and the transactions contemplated by them are set forth in the accompanying Proxy Statement/ Prospectus, which you should read carefully.

    The Directrix Common Stock is being issued by Directrix pursuant to a registration statement on Form SB-2. A copy of the prospectus contained within the registration statement on Form SB-2 (the "Directrix Prospectus") has been provided along with the accompanying Proxy Statement/Prospectus. The Directrix Prospectus describes Directrix and the Directrix Common Stock and provides certain other information required by the Securities Act of 1933, as amended. I encourage you to read the Directrix Prospectus carefully.

    Whether or not you plan to attend the special meeting, please take the time to vote on the merger and the Merger Agreement proposal submitted to Spice's stockholders by completing and mailing the enclosed proxy card. As a holder of Spice common stock, you have certain dissenters' rights of appraisal with respect to the proposed merger. In order to exercise such rights, you must vote against approval of the merger or abstain from voting for or against the merger. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of the merger. If you fail to return a properly executed proxy card, it will have the same effect as a vote against the merger. Your dissenters' rights of appraisal are governed by specific legal provisions contained in Section 262 of the Delaware General Corporation Law, which is described in the accompanying Proxy Statement/Prospectus.

    The date, time and place of the special meeting is:

    Wednesday, December 30, 1998
    10:00 a.m., local time
    The Penn Club
    10th Floor Banquet Room
    30 West 44th St.
    New York, New York 10036

    The Proxy Statement/Prospectus provides you with detailed information about the proposed merger and related transactions. I encourage you to read the accompanying documents carefully. Should you have any questions about the merger or any of the related transactions, please contact Daniel J. Barsky at Spice Entertainment Companies, Inc., (212) 941-1434.

                                          Sincerely,

                                          /s/ J. Roger Faherty

                                          J. Roger Faherty
                                          CHAIRMAN OF THE BOARD OF DIRECTORS,
                                          CHIEF EXECUTIVE OFFICER AND PRESIDENT

                            YOUR VOTE IS IMPORTANT.
               PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

                      SPICE ENTERTAINMENT COMPANIES, INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 30, 1998

                            ------------------------

    Notice is hereby given that a Special Meeting of the Stockholders (the "Spice Special Meeting") of Spice Entertainment Companies, Inc., a Delaware corporation ("Spice"), will be held starting at 10:00 a.m., local time, on Wednesday, December 30, 1998, at The Penn Club, 10th Floor Banquet Room, 30 West 44th St., New York, New York 10036 for the following purposes:

        1. To approve and adopt (a) an Agreement and Plan of Merger, dated as of May 29, 1998, as amended as of November 16, 1998 (the "Merger Agreement"), by and among Spice, Playboy Enterprises, Inc., a Delaware corporation ("Playboy"), New Playboy, Inc., a Delaware corporation and wholly owned subsidiary of Playboy ("New Playboy"), Playboy Acquisition Corp., a Delaware corporation and wholly owned subsidiary of New Playboy ("Playboy Merger Corp."), and Spice Acquisition Corp., a Delaware corporation and wholly owned subsidiary of New Playboy ("Spice Merger Corp."), under which, among other things, Spice will merge with Spice Merger Corp. (the "Spice Merger"), and (b) the Spice Merger; and

        2. To transact such other business as may properly come before the Spice Special Meeting or any adjournment or postponement of it.

    As more fully set forth in the accompanying Proxy Statement/Prospectus, the Merger Agreement provides that, in the Spice Merger, each outstanding share of Common Stock, par value $.01 per share, of Spice ("Spice Common Stock"), other than shares with respect to which appraisal rights are properly exercised, will be converted into the right to receive (a) $3.60 in cash (subject to increase if the average closing price of the Class B Common Stock of Playboy on the New York Stock Exchange during a 20 consecutive trading day period ending five days prior to the consummation of the Spice Merger (the "Average Closing Price") is less then $13.00), (b) 0.1371 of one share of Class B Common Stock of New Playboy (subject to adjustment if the Average Closing Price is less than $16.042 or greater than $20.488), and (c) 0.125 of one share of Common Stock, par value $.01 per share ("Directrix Common Stock"), of Directrix, Inc., a recently formed Delaware corporation and a wholly owned subsidiary of Spice ("Directrix"). Immediately after the Spice Merger, Spice will not retain any ownership interest in Directrix, and the stockholders of Spice will own all of the capital stock of Directrix.

    As more fully set forth in the accompanying Proxy Statement/Prospectus, the Merger Agreement also contemplates that, prior to the Spice Merger, Spice and its subsidiaries will contribute certain assets to Directrix, including (i) Spice's master control and digital playback facility, (ii) an option to acquire Emerald Media, Inc., a provider of explicit adult television networks, and (iii) certain rights to Spice's library of adult films, and that Directrix will assume certain liabilities related to these contributed assets. Following the Spice Merger, the business of New Playboy will be comprised of the businesses currently conducted by Playboy and Spice, other than the portion of Spice's business to be contributed to Directrix and the Spice Hot network which will be sold to Califa Entertainment Group, Inc., a recently formed California corporation, under the terms and conditions of a separate agreement entered into by Spice contemporaneously with the execution of the Merger Agreement as described in the accompanying Proxy Statement/Prospectus.

    The terms of the Merger Agreement and the transactions contemplated by it, as well as the Class B Common Stock to be issued by New Playboy as provided in the Merger Agreement, are described in detail in the accompanying Proxy Statement/Prospectus. Directrix and the Directrix Common Stock are described in detail in a separate prospectus provided along with the accompanying Proxy Statement/ Prospectus.

    To ensure that your vote will be counted, please complete, sign and date the enclosed proxy card or voting instruction and return it promptly in the enclosed postage prepaid envelope, whether or not you plan to attend the Spice Special Meeting. You may revoke your proxy in the manner described in the accompanying Proxy Statement/Prospectus at any time before the Merger Agreement and the Spice Merger are voted on at the Spice Special Meeting.

    Only stockholders of record of Spice at the close of business on November 19, 1998, the record date for the Spice Special Meeting (the "Spice Record Date"), are entitled to notice of and to vote at the Spice Special Meeting or at any postponement or adjournment of it. Attendance at the Spice Special Meeting will be limited to stockholders of record on the Spice Record Date, or their proxies, beneficial owners having evidence of ownership on that date and invited guests of Spice.

                                          By Order of the Board of Directors,

                                          /s/ Daniel J. Barsky

                                          Daniel J. Barsky
                                          SENIOR VICE PRESIDENT, GENERAL COUNSEL
                                          AND SECRETARY

New York, New York
December 1, 1998

                                   IMPORTANT

    Whether or not you plan to attend the Spice Special Meeting in person, please complete, sign, date and return the enclosed proxy card as soon as possible. A return envelope is provided for your convenience. You may revoke your proxy at any time before it is voted by delivering to the Secretary of Spice at 536 Broadway, 7th Floor, New York, New York 10012, Attention:
Secretary, a signed notice of revocation or a later dated signed proxy card, or by attending the Spice Special Meeting and voting in person.

          DO NOT SEND IN ANY STOCK CERTIFICATES WITH YOUR PROXY CARD.

                      SPICE ENTERTAINMENT COMPANIES, INC.

                                PROXY STATEMENT
                            FOR A SPECIAL MEETING OF
              STOCKHOLDERS OF SPICE ENTERTAINMENT COMPANIES, INC.
                        TO BE HELD ON DECEMBER 30, 1998
                            ------------------------

                               NEW PLAYBOY, INC.
(TO BE RENAMED "PLAYBOY ENTERPRISES, INC." UPON CONSUMMATION OF THE TRANSACTIONS
                 DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS)

                                   PROSPECTUS
                            ------------------------

    This Proxy Statement/Prospectus is being furnished to holders of Common Stock, par value $.01 per share ("Spice Common Stock"), of Spice Entertainment Companies, Inc., a Delaware corporation ("Spice"), in connection with the solicitation of proxies by the Board of Directors of Spice (the "Spice Board") for use at the Special Meeting of Stockholders of Spice to be held on December 30, 1998, or any adjournment or postponement of it (the "Spice Special Meeting").

    The Spice Special Meeting has been called to approve and adopt (a) an Agreement and Plan of Merger, dated as of May 29, 1998, as amended as of November 16, 1998 (the "Merger Agreement"), by and among Spice, Playboy Enterprises, Inc., a Delaware corporation ("Playboy"), New Playboy, Inc., a Delaware corporation and a wholly owned subsidiary of Playboy ("New Playboy"), Playboy Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of New Playboy ("Playboy Merger Corp."), and Spice Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of New Playboy ("Spice Merger Corp."), under which Spice Merger Corp. will merge into Spice (the "Spice Merger") and Playboy Merger Corp. will merge into Playboy (the "Playboy Merger" and, together with the Spice Merger, the "Mergers"), and (b) the Spice Merger.

    The Playboy Merger, the Spice Merger and the other transactions contemplated by the Merger Agreement, as described in this Proxy Statement/Prospectus (including the Contribution and the Share Transfer described below), are collectively referred to in this Proxy Statement/Prospectus as the "Transactions." As a result of the Mergers, Playboy and Spice will each become wholly owned subsidiaries of New Playboy.

    The Merger Agreement contemplates, among other things, that, prior to the Spice Merger, Spice and its subsidiaries will contribute (the "Contribution") certain assets to Directrix, Inc., a recently formed Delaware corporation and a wholly owned subsidiary of Spice ("Directrix"), including (a) Spice's master control and digital playback facility, (b) an option to acquire Emerald Media, Inc. ("EMI"), a provider of explicit adult television networks, and (c) certain rights to Spice's library of adult films. As consideration for the contributed assets, Directrix will assume certain liabilities related to the contributed assets and will issue shares of Common Stock, par value $.01 per share, of Directrix ("Directrix Common Stock").

    Immediately after the Contribution and as part of the consideration to be given in the Spice Merger, Spice will transfer (the "Share Transfer") to its stockholders, in partial exchange for their shares of capital stock, all of the Directrix Common Stock it received in the Contribution. Upon consummation of the Share Transfer, Spice will retain no ownership interest in Directrix, and the stockholders of Spice will own all of the capital stock of Directrix. Consummation of the Contribution and the Share Transfer are conditions to the Mergers.
                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE DIRECTRIX COMMON STOCK IS BEING ISSUED UNDER THE DIRECTRIX PROSPECTUS AND NOT UNDER THIS PROXY STATEMENT/PROSPECTUS.
                            ------------------------

        THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS DECEMBER 1, 1998.

    In the Spice Merger, each outstanding share of Spice Common Stock will be converted into the right to receive (a) $3.60 in cash (subject to increase if the average closing price of the Class B Common Stock of Playboy on the New York Stock Exchange during a 20 consecutive trading day period ending five days prior to consummation of the Mergers (the "Average Closing Price") is less than $13.00), (b) 0.1371 of one share of Class B Common Stock of New Playboy (subject to adjustment if the Average Closing Price is less than $16.042 or greater than $20.488), and (c) 0.125 of one share of Directrix Common Stock. If the Average Closing Price is less than $13.00, Playboy has the option to deliver a portion of the value of the Class B Common Stock of New Playboy in cash. If the Average Closing Price is less than $16.042, each share of Spice Common Stock will be converted into that number of shares of Class B Common Stock of New Playboy equal to $2.20 and, if the Average Closing Price is greater than $20.488, each share of Spice Common Stock will be converted into that number of shares of Class B Common Stock of New Playboy equal to $2.81. See "The Merger Agreement--Conversion of Spice Common Stock."

    Following the Transactions, the business of New Playboy will be comprised of the businesses currently conducted by Playboy and Spice, other than those portions of Spice's business to be contributed to Directrix in the Contribution and to be sold to Califa Entertainment Group, Inc. as described under "Business of Spice--Spice Hot Asset Purchase Agreement."

    This Proxy Statement/Prospectus also constitutes the prospectus of New Playboy with respect to (a) the shares of Class A Common Stock, par value $.01 per share, of New Playboy ("New Playboy Class A Common Stock") into which the outstanding shares of Class A Common Stock, par value $.01 per share, of Playboy ("Playboy Class A Common Stock") will be converted upon consummation of the Playboy Merger, (b) the shares of Class B Common Stock, par value $.01 per share, of New Playboy ("New Playboy Class B Common Stock" and, collectively with the New Playboy Class A Common Stock, "New Playboy Capital Stock"), into which the outstanding shares of Class B Common Stock, par value $.01 per share, of Playboy ("Playboy Class B Common Stock" and, collectively with the Playboy Class A Common Stock, "Playboy Capital Stock") will be converted upon consummation of the Playboy Merger, and (c) the shares of New Playboy Class B Common Stock that will be issued in connection with the Spice Merger.

    The Directrix Common Stock is being issued by Directrix under a registration statement on Form SB-2. A copy of the prospectus included in that registration statement (the "Directrix Prospectus") has been provided along with this Proxy Statement/Prospectus to each holder of Spice Common Stock. The Directrix Prospectus provides a description of Directrix and the Directrix Common Stock, as well as certain other information required by the Securities Act of 1933, as amended (the "Securities Act"). Each holder of Spice Common Stock is urged to read the Directrix Prospectus in its entirety. THE INFORMATION PROVIDED IN THE DIRECTRIX PROSPECTUS IS THE SOLE RESPONSIBILITY OF DIRECTRIX. NO PERSONS HAVE BEEN AUTHORIZED BY NEW PLAYBOY, PLAYBOY OR SPICE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION REGARDING THE DIRECTRIX COMMON STOCK AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NEW PLAYBOY, PLAYBOY OR SPICE. SPICE EXPECTS THAT THE DIRECTRIX COMMON STOCK WILL BE TRADED ON THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. ("NASD") OTC BULLETIN BOARD.

    This Proxy Statement/Prospectus, accompanying forms of proxy and voting instructions, and the Directrix Prospectus are first being mailed to the stockholders of Spice on or about December 1, 1998.

    Playboy Class A Common Stock and Playboy Class B Common Stock are traded on the New York Stock Exchange, Inc. ("NYSE") under the symbols "PLAA" and "PLA," respectively, and are also traded on the Pacific Exchange, Inc. ("PE"). On November 30, 1998, the closing prices on the NYSE for Playboy Class A Common Stock and Playboy Class B Common Stock were $13 7/16 and $15 7/16 per share, respectively. Spice Common Stock is traded on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") Small-Cap Market under the symbol "SPZE." On November 30, 1998, the closing price for Spice Common Stock was $5 9/32 per share.

    THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS PROXY STATEMENT/PROSPECTUS AND THE DIRECTRIX PROSPECTUS. THE STOCKHOLDERS OF SPICE ENTERTAINMENT COMPANIES, INC. ARE URGED TO READ AND CONSIDER CAREFULLY THIS PROXY STATEMENT/ PROSPECTUS IN ITS ENTIRETY, INCLUDING THE RISK FACTORS BEGINNING ON PAGE 16 OF THIS PROXY STATEMENT/PROSPECTUS UNDER "RISK FACTORS," AND THE DIRECTRIX PROSPECTUS IN ITS ENTIRETY, INCLUDING THE RISK FACTORS BEGINNING ON PAGE 7 OF THE DIRECTRIX PROSPECTUS UNDER "RISK FACTORS."

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
AVAILABLE INFORMATION......................................................................................           1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION.................................................           1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................           2
SUMMARY....................................................................................................           4
RISK FACTORS...............................................................................................          16
  Risks Arising From the Transactions......................................................................          16
  Controlling Stockholder and Liquidity....................................................................          17
  Voting Rights............................................................................................          17
  Government Regulation....................................................................................          17
  Access to Distribution...................................................................................          18
  Paper Prices and Postal Rates............................................................................          20
  Historical Performance No Indication.....................................................................          20
  Forward-Looking Statements...............................................................................          20
  Year 2000................................................................................................          20
  Playboy's Option to Not Consummate the Mergers...........................................................          21
THE SPICE MEETING..........................................................................................          22
  Date, Time and Place; Purpose of Meeting.................................................................          22
  Record Date..............................................................................................          22
  Proxies; Voting and Revocation...........................................................................          22
  Quorum...................................................................................................          23
  Required Votes; Principal Stockholders...................................................................          23
  Solicitation of Proxies..................................................................................          24
THE TRANSACTIONS...........................................................................................          25
  Background of the Transactions...........................................................................          25
  Recommendation of the Spice Board; Spice's Reasons for the Spice Merger..................................          27
  Opinion of Spice's Financial Advisor.....................................................................          29
  Purpose and Certain Effects of the Transactions..........................................................          35
  Interests of Certain Persons in the Transactions.........................................................          35
  Federal Income Tax Consequences..........................................................................          38
  Regulatory Approvals.....................................................................................          41
  Accounting Treatment.....................................................................................          41
  Certain Fees and Expenses................................................................................          41
  Stock Exchange Listing...................................................................................          41
  Federal Securities Laws Consequences.....................................................................          42
  Appraisal and Dissenters' Rights.........................................................................          42
THE MERGER AGREEMENT.......................................................................................          45
  The Mergers..............................................................................................          45
  Conversion of Playboy Capital Stock......................................................................          45
  Conversion of Spice Common Stock.........................................................................          45
  Treatment of Playboy Options.............................................................................          46
  Treatment of Spice Options and Warrants..................................................................          47
  Treatment of Spice Convertible Preferred Stock...........................................................          47
  Exchange of Certificates.................................................................................          47
  Representations and Warranties...........................................................................          48

                                                                                                                PAGE
                                                                                                                -----
  Certain Covenants........................................................................................          49
  Conditions to the Mergers................................................................................          51
  Termination of the Merger Agreement......................................................................          52
  Fees and Expenses........................................................................................          53
  Effects of Termination...................................................................................          53
OTHER TRANSACTION AGREEMENTS...............................................................................          54
  The Transfer and Redemption Agreement (the Contribution and the Share Transfer)..........................          54
  The Non-Competition Agreements...........................................................................          58
  The Mandatory Services Agreement.........................................................................          59
BUSINESS OF PLAYBOY........................................................................................          60
  Publishing...............................................................................................          61
  Entertainment............................................................................................          61
  Product Marketing........................................................................................          62
  Catalog..................................................................................................          62
  Casino Gaming............................................................................................          63
  Playboy Online...........................................................................................          63
BUSINESS OF SPICE..........................................................................................          64
  Spice Networks...........................................................................................          64
  Spice International......................................................................................          64
  Spice Direct.............................................................................................          65
  Spice Productions........................................................................................          65
  Network Delivery.........................................................................................          66
  Spice Hot Asset Purchase Agreement.......................................................................          67
BUSINESS OF NEW PLAYBOY....................................................................................          68
BUSINESS OF DIRECTRIX......................................................................................          68
COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION................................................          69
  Possible Delisting of Spice Common Stock if the Mergers are Not Consummated..............................          70
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS................................................          71
MANAGEMENT OF NEW PLAYBOY..................................................................................          81
DESCRIPTION OF NEW PLAYBOY CAPITAL STOCK...................................................................          81
DESCRIPTION OF DIRECTRIX CAPITAL STOCK.....................................................................          84
SHARE OWNERSHIP OF SPICE COMMON STOCK BY DIRECTORS, PRINCIPAL STOCKHOLDERS AND MANAGEMENT..................          84
COMPARISON OF RIGHTS OF STOCKHOLDERS OF NEW PLAYBOY AND PLAYBOY............................................          86
COMPARISON OF RIGHTS OF STOCKHOLDERS OF NEW PLAYBOY AND SPICE..............................................          86
  Comparison of the Organizational Documents...............................................................          86
  Spice Rights Agreement...................................................................................          88
CERTAIN BUSINESS RELATIONSHIPS.............................................................................          90
LEGAL MATTERS..............................................................................................          90
EXPERTS....................................................................................................          90

Appendix A-1      --      Merger Agreement
Appendix A-2      --      Amendment to the Merger Agreement
Appendix A-3      --      Transfer and Redemption Agreement
Appendix B        --      Amended and Restated Certificate of Incorporation of New Playboy
Appendix C-1      --      Opinion of ING Barings Furman Selz LLC
Appendix C-2      --      Reaffirmation of Opinion of ING Barings Furman Selz LLC
Appendix D        --      Section 262 of the General Corporation Law of the State of Delaware

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT/PROSPECTUS AND, IF SO GIVEN OR MADE, THE INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NEW PLAYBOY, PLAYBOY OR SPICE. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR THE SALE OF ANY SECURITIES UNDER IT SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NEW PLAYBOY, PLAYBOY OR SPICE SINCE ITS DATE OR THAT THE INFORMATION IN IT IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             AVAILABLE INFORMATION

    Playboy and Spice are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance with the Exchange Act file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the following Regional Offices of the Commission: (a) 7 World Trade Center, Suite 1300, New York, New York 10048, and (b) Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the filed material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web Site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

    The Playboy Class A Common Stock and Playboy Class B Common Stock are listed on the NYSE, and the filed material relating to Playboy may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. The Spice Common Stock is listed on the NASDAQ Small-Cap Market, and the filed material relating to Spice may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street N.W., Washington, D.C. 20006. After consummation of the Transactions, Playboy and Spice may no longer file reports, proxy statements or other information with the Commission. Instead, that information would be provided, to the extent required, in filings made by New Playboy.

    New Playboy has filed with the Commission a registration statement on Form S-4 (together with all amendments, exhibits and schedules to it, the "S-4 Registration Statement") under the Securities Act, relating to (a) the shares of New Playboy Class A Common Stock into which shares of Playboy Class A Common Stock will be converted upon consummation of the Playboy Merger, (b) the shares of New Playboy Class B Common Stock into which shares of Playboy Class B Common Stock will be converted upon consummation of the Playboy Merger, and (c) the shares of the New Playboy Class B Common Stock which will be issued in connection with the Spice Merger. See "The Merger Agreement." This Proxy Statement/Prospectus does not contain all of the information set forth in the S-4 Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission. The additional information is available for inspection and copying at the offices of the Commission. Statements contained in this Proxy Statement/Prospectus or in any document incorporated by reference into this Proxy Statement/Prospectus, relating to the contents of any other document referred to in this Proxy Statement/ Prospectus or those other incorporated documents, are not necessarily complete. In each instance, reference is made to the copy of that other document filed as an exhibit to the S-4 Registration Statement or other incorporated document, each statement being qualified in all respects by that reference.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

    Certain statements contained in this Proxy Statement/Prospectus or incorporated by reference that are not related to historical results are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and involve risks and uncertainties. Although New

Playboy believes that the assumptions on which these forward-looking statements are based are reasonable, there can be no assurance that the assumptions will prove to be accurate and actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to:

    - those discussed under the captions "Risk Factors," "The
      Transactions--Background of the Transactions," "Business of Playboy" and "Business of Spice;"

    - government actions or initiatives, including those attempting to limit or otherwise regulate (a) the sale of adult-oriented materials, including print, video and on-line materials, (b) businesses such as casino gaming, or (c) the advertisement of tobacco products;

    - substantive changes in postal regulations or rates;

    - increases in paper prices;

    - changes in distribution technology and/or unforeseen delays in the implementation of that technology by the cable and satellite industries, which might affect New Playboy's plans and assumptions regarding carriage of its program services;

    - increased competition for advertisers from other publications and media or any significant decrease in spending by advertisers generally or with respect to the adult male market;

    - increased competition for transponders and channel space and any decline in New Playboy's access to, and acceptance by, cable systems and direct-to-home satellite systems;

    - the effects of consolidation taking place nationally in the single-copy magazine distribution system;

    - new competition in the adult cable television market;

    - uncertainty of market acceptance of the Internet as a medium for information, entertainment, e-commerce and advertising, an increasingly competitive environment for advertising sales, the impact of competition from other content and merchandise providers, as well as Playboy's reliance on third parties for technology and distribution for its online business; and

    - potential adverse effects of unresolved Year 2000 problems including external key suppliers.

    All forward-looking statements contained in this Proxy Statement/Prospectus are qualified in their entirety by this cautionary statement. New Playboy does not intend to update or otherwise revise the forward-looking statements to reflect events or circumstances after the date of this Proxy Statement/ Prospectus or to reflect the occurrence of unanticipated events.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    On November 6, 1997, the Board of Directors of Playboy (the "Playboy Board") approved a change in Playboy's fiscal year end from June 30 to December 31. The six-month transition period from July 1, 1997 through December 31, 1997 precedes the start of the 1998 calendar and fiscal year. The following documents previously filed by Playboy with the Commission under the Exchange Act are incorporated by reference:

    (a) Playboy's Transition Report on Form 10-K for the transition period ended December 31, 1997, as amended (the "Playboy Form 10-K");

    (b) Playboy's Quarterly Report on Form 10-Q for each of the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 (the "Playboy Forms 10-Q"); and

    (c) Playboy's Current Reports on Forms 8-K filed with the Commission on February 5, 1998 and June 29, 1998 (the "Playboy Forms 8-K" and, collectively with the Playboy Form 10-K and the Playboy Forms 10-Q, the "Playboy Reports").

    The following documents previously filed by Spice with the Commission under the Exchange Act are incorporated by reference:

    (a) Spice's Annual Report on Form 10-K for the year ended December 31, 1997 (the "Spice Form 10-K");

    (b) Spice's Quarterly Report on Form 10-Q for each of the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 (the "Spice Forms 10-Q"); and

    (c) Spice's Current Reports on Forms 8-K filed with the Commission on February 6, 1998 and June 11, 1998 (the "Spice Forms 8-K" and, collectively with the Spice Form 10-K and the Spice Forms 10-Q, the "Spice Reports").

    This Proxy Statement/Prospectus is accompanied by the Spice Form 10-K and Spice's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

    All documents filed by Playboy or Spice as provided in Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the Spice Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement/Prospectus and to be a part of it from the date of filing of those documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference in this Proxy Statement/Prospectus shall be deemed to be modified or superseded to the extent that a statement contained in it (or in any other subsequently filed document that is or is deemed to be incorporated by reference) modifies or supersedes the previous statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement/Prospectus except as so modified or superseded.

    All information contained or incorporated by reference in this Proxy Statement/Prospectus relating to Playboy, New Playboy, Playboy Merger Corp. and Spice Merger Corp. has been supplied by Playboy, and all information relating to Spice and Directrix has been supplied by Spice.

    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN IT OR DELIVERED WITH IT. THESE DOCUMENTS ARE AVAILABLE, WITHOUT CHARGE, UPON ORAL OR WRITTEN REQUEST BY ANY PERSON TO WHOM THIS PROXY STATEMENT/PROSPECTUS HAS BEEN DELIVERED, IN THE CASE OF DOCUMENTS RELATING TO NEW PLAYBOY OR PLAYBOY, FROM PLAYBOY ENTERPRISES, INC., 680 NORTH LAKE SHORE DRIVE, CHICAGO, ILLINOIS 60611, ATTENTION: INVESTOR RELATIONS DEPARTMENT, TELEPHONE NUMBER (312) 751-8000, AND, IN THE CASE OF DOCUMENTS RELATING TO SPICE OR DIRECTRIX, FROM SPICE ENTERTAINMENT COMPANIES, INC., 536 BROADWAY, 7TH FLOOR, NEW YORK, NEW YORK 10012, ATTENTION: DANIEL J. BARSKY, TELEPHONE NUMBER (212) 941-1434. IN ORDER TO ENSURE TIMELY DELIVERY OF DOCUMENTS, ANY REQUEST SHOULD BE MADE BY DECEMBER 20, 1998.

                                    SUMMARY

    THE FOLLOWING SUMMARY IS INTENDED ONLY TO HIGHLIGHT CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS, ITS APPENDICES AND THE DOCUMENTS INCORPORATED BY REFERENCE OR OTHERWISE REFERRED TO IN IT. STOCKHOLDERS OF SPICE ARE URGED TO REVIEW THIS ENTIRE PROXY STATEMENT/PROSPECTUS CAREFULLY, INCLUDING THE APPENDICES AND OTHER DOCUMENTS. SPICE STOCKHOLDERS ARE ALSO URGED TO REVIEW THE ENTIRE DIRECTRIX PROSPECTUS.

INTRODUCTION AND OVERVIEW OF THE TRANSACTIONS

    As a result of the Transactions, Playboy and Spice will each become wholly owned subsidiaries of New Playboy, which will be renamed "Playboy Enterprises, Inc.," and the capital stock of Directrix, a recently formed Delaware corporation and a wholly owned subsidiary of Spice, will be distributed to the former stockholders of Spice. Former stockholders of Playboy and former stockholders of Spice will become stockholders of New Playboy. In the Playboy Merger, (a) each outstanding share of Playboy Class A Common Stock will be converted into one share of New Playboy Class A Common Stock, and (b) each outstanding share of Playboy Class B Common Stock will be converted into one share of New Playboy Class B Common Stock. In the Spice Merger, each outstanding share of Spice Common Stock will be converted into the right to receive (i) $3.60 in cash (subject to increase if the Average Closing Price is less than $13.00), (ii) 0.1371 of one share of New Playboy Class B Common Stock (subject to adjustment if the Average Closing Price is less than $16.042 or greater than $20.488), and (iii) 0.125 of one share of Directrix Common Stock (collectively, the "Merger Consideration"). Each outstanding share of Convertible Preferred Stock Series 1997-A, par value $.01 per share, of Spice ("Spice Convertible Preferred Stock" and, collectively with Spice Common Stock, "Spice Capital Stock") will be converted into the right to receive the amount of Merger Consideration that the holder of that share would have been entitled to receive had that share been converted into shares of Spice Common Stock immediately prior to consummation of the Mergers.

    The Merger Agreement contemplates that, prior to the Spice Merger, Spice and its subsidiaries will contribute certain assets to Directrix, including (a) Spice's master control and digital playback facility, (b) an option to acquire EMI, and (c) certain rights to Spice's library of adult films. Directrix will also assume certain liabilities related to the contributed assets. Following the Transactions, the business of New Playboy will be comprised of the businesses currently conducted by Playboy and Spice, other than those portions of Spice's business to be contributed to Directrix in the Contribution and to be sold to Califa Entertainment Group, Inc., as described under "Business of Spice--Spice Hot Asset Purchase Agreement."

    In this Proxy Statement/Prospectus, the Merger Agreement and the other agreements described under "Other Transaction Agreements" are referred to collectively as the "Transaction Agreements." STOCKHOLDERS OF SPICE ARE URGED TO REVIEW CAREFULLY THE DESCRIPTIONS OF THE TRANSACTION AGREEMENTS SET FORTH UNDER "THE MERGER AGREEMENT" AND "OTHER TRANSACTION AGREEMENTS," AND IN THE DIRECTRIX PROSPECTUS. Copies of the Merger Agreement, the Amendment to the Merger Agreement and the Transfer and Redemption Agreement (as defined under "Other Transaction Agreements") are attached as Appendices A-1, A-2 and A-3, respectively, and are incorporated by reference.

    The diagrams set forth below illustrate the ownership of New Playboy, Playboy, Spice and Directrix both before and after consummation of the Transactions.

                  [Chart illustrating ownership structure of Playboy, New Playboy, Playboy Merger Corp., Spice
                  Merger Corp., Spice and Directrix before and after consummation of the Transactions]

THE COMPANIES

Playboy Enterprises, Inc................  Playboy is an international multi-media
  680 North Lake Shore Drive              entertainment company with one of the most
  Chicago, Illinois 60611                 recognized brands in the world. PLAYBOY magazine
  (312) 751-8000                          is the world's best-selling men's magazine and has
                                          facilitated Playboy's expansion into other lines
                                          of business such as television programming and
                                          networks, home videos, product marketing and
                                          direct mail catalogs, casino gaming and on-line
                                          services.

Spice Entertainment Companies, Inc......  Spice is one of the leading international
  536 Broadway, 7th Floor                 providers of adult television entertainment.
  New York, New York 10012                Formed in 1987, the Spice networks and programming
  (212) 941-1434                          are available in more than 50 countries and on the
                                          Internet. Spice operates through four business
                                          units: (a) Spice Networks--domestic adult
                                          pay-per-view networks; (b) Spice International--
                                          international adult networks and programming; (c)
                                          Spice Direct--direct to the consumer products and
                                          services; and (d) Spice Productions--adult film
                                          production and licensing.

New Playboy, Inc........................  New Playboy is currently a wholly owned subsidiary
  680 North Lake Shore Drive              of Playboy that does not conduct any substantial
  Chicago, Illinois 60611                 business activities. As a result of the
  (312) 751-8000                          Transactions, Playboy and Spice will each become
                                          wholly owned subsidiaries of New Playboy.
                                          Accordingly, after consummation of the
                                          Transactions, the business of New Playboy will be
                                          comprised of the businesses currently conducted by
                                          Playboy and Spice, other than those portions of
                                          Spice's business to be contributed to Directrix in
                                          the Contribution and to be sold to Califa
                                          Entertainment Group, Inc. as described under
                                          "Business of Spice--Spice Hot Asset Purchase
                                          Agreement."

Directrix, Inc..........................  Directrix will be the successor in interest to
  536 Broadway, 10th Floor                certain assets of Spice and will assume certain of
  New York, New York 10012                the liabilities related to those assets. Directrix
                                          is a newly formed subsidiary of Spice that will,
                                          upon consummation of the Transactions, own (a)
                                          Spice's master control and digital playback
                                          facility, (b) an option to acquire EMI, and (c)
                                          certain rights to Spice's library of adult films.
                                          See "Business of Spice," "Other Transaction
                                          Agreements" and the Directrix Prospectus.

THE SPICE SPECIAL MEETING

Time, Place and Date....................  The Spice Special Meeting will be held at The Penn
                                          Club, 10th Floor Banquet Room, 30 West 44th St.,
                                          New York, New York 10036 on Wednesday, December
                                          30, 1998, starting at 10:00 a.m. local time.

Record Date, Shares Entitled to Vote....  Holders of record of Spice Common Stock at the close of business on November 19, 1998, are
                                          entitled to notice of

                                          and to vote at the Spice Special Meeting. At the
                                          close of business on that date, there were
                                          12,243,395 shares of Spice Common Stock
                                          outstanding and entitled to vote.

Approval of the Merger Agreement and
  the Spice Merger......................  Under the Certificate of Incorporation of Spice,
                                          as amended, and the General Corporation Law of the
                                          State of Delaware, the affirmative vote, in person
                                          or by proxy, of the holders of a majority in
                                          voting power of all of the outstanding shares of
                                          Spice Common Stock is required to approve the
                                          Merger Agreement and the Spice Merger.

Recommendations of the Spice Board......  The Spice Board has unanimously approved the
                                          Merger Agreement and the Spice Merger and
                                          determined that the Spice Merger is fair to and in
                                          the best interests of Spice and its stockholders.
                                          The Spice Board unanimously recommends that
                                          stockholders of Spice vote FOR the Merger
                                          Agreement and the Spice Merger.

Opinion of Financial Advisor to Spice...  On May 29, 1998, ING Barings Furman Selz LLC ("ING
                                          Barings"), financial advisor to Spice, delivered
                                          an oral opinion to the board of directors of
                                          Spice, which was subsequently confirmed in writing
                                          as of that date, that, based upon and subject to
                                          the matters set forth in its written opinion, the
                                          cash and shares of New Playboy Class B Common
                                          Stock to be received from Playboy by the holders
                                          of Spice Capital Stock as part of the Merger
                                          Consideration was fair from a financial point of
                                          view to the holders of Spice Capital Stock. On
                                          November 16, 1998, ING Barings reaffirmed its
                                          opinion in light of the Amendment to the Merger
                                          Agreement. The full text of the opinion of ING
                                          Barings, which sets forth the assumptions made,
                                          matters considered and limits of the review
                                          undertaken by ING Barings, is attached as Appendix
                                          C-1 and the full text of the reaffirmation of the
                                          opinion of ING Barings is attached as Appendix
                                          C-2, and should be read carefully in its entirety
                                          by Spice stockholders. THE OPINION OF ING BARINGS
                                          IS DIRECTED TO THE SPICE BOARD AND RELATES ONLY TO
                                          THE MATTERS DESCRIBED ABOVE. THE OPINION OF ING
                                          BARINGS DOES NOT ADDRESS THE CONTRIBUTION, THE
                                          SHARE TRANSFER, THE OTHER TRANSACTIONS
                                          CONTEMPLATED BY THE MERGER AGREEMENT OR ANY OTHER
                                          ASPECT OF THE TRANSACTIONS, AND DOES NOT
                                          CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS
                                          TO HOW THAT STOCKHOLDER SHOULD VOTE AT THE SPICE
                                          SPECIAL MEETING. See "The Transactions--Opinion of
                                          Spice's Financial Advisor."

THE TRANSACTIONS

Purpose of the Transactions.............  The purpose of the Transactions is (a) to combine
                                          Playboy and Spice, (b) to create a new company,
                                          Directrix, which will contain certain of the
                                          existing assets and liabilities of Spice, and (c)
                                          to distribute the Directrix Common Stock to the
                                          stockholders of Spice.
Effect of the Transactions upon
  Playboy...............................  Upon consummation of the Playboy Merger, (a)
                                          Playboy Merger Corp. will have merged into
                                          Playboy, (b) each issued and outstanding share of
                                          Playboy Class A Common Stock, other than shares
                                          held directly or indirectly by Playboy, will be
                                          converted into one share of a substantially
                                          identical series of New Playboy Class A Common
                                          Stock and, upon conversion, all the shares of
                                          Playboy Class A Common Stock will be canceled and
                                          retired and will cease to exist, and (c) each
                                          issued and outstanding share of Playboy Class B
                                          Common Stock, other than shares held directly or
                                          indirectly by Playboy, will be converted into one
                                          share of a substantially identical series of New
                                          Playboy Class B Common Stock and, upon conversion,
                                          all the shares of Playboy Class B Common Stock
                                          will be canceled and retired and will cease to
                                          exist. As a result of the Playboy Merger, Playboy
                                          will become a wholly owned subsidiary of New
                                          Playboy.

Effect of the Transactions upon Spice...  Upon consummation of the Spice Merger, (a) Spice
                                          Merger Corp. will have been merged into Spice, and
                                          (b) each issued and outstanding share of Spice
                                          Common Stock, other than shares held in the
                                          treasury of Spice and shares with respect to which
                                          appraisal rights are exercised and perfected, will
                                          be converted into the right to receive: (i) $3.60
                                          in cash (subject to increase if the Average
                                          Closing Price is less than $13.00); (ii) 0.1371 of
                                          one share of New Playboy Class B Common Stock
                                          (subject to adjustment if the Average Closing
                                          Price is either less than $16.042 or greater than
                                          $20.488); and (iii) 0.125 of one share of
                                          Directrix Common Stock. Upon conversion, all the
                                          shares of Spice Common Stock will be canceled and
                                          retired and will cease to exist. As a result of
                                          the Spice Merger, Spice will become a wholly owned
                                          subsidiary of New Playboy. See "The Merger
                                          Agreement--Conversion of Spice Common Stock."

Treatment of Playboy Options............  At the Effective Time of the Mergers (as defined under "The Merger Agreement--The Mergers"), each
                                          outstanding option to purchase shares of Playboy
                                          Class A Common Stock or Playboy Class B Common
                                          Stock will be assumed by New Playboy and converted
                                          into an option to purchase shares of New Playboy
                                          Class A Common Stock or New Playboy Class B Common
                                          Stock, respectively, on substantially the same
                                          terms and conditions as in effect immediately
                                          prior to the Effective Time of the Mergers.

                                          See "The Merger Agreement--Treatment of Playboy
                                          Options."
Treatment of Spice Options and
  Warrants..............................  At the Effective Time of the Mergers, each option or warrant to purchase shares of Spice Common
                                          Stock will be deemed to have been exercised by its
                                          holder, subject to the agreement of its holder,
                                          and will be converted into the right to receive
                                          the Merger Consideration; provided that the
                                          exercise price of the option or warrant shall be
                                          offset first against the cash portion of the
                                          Merger Consideration and then against the New
                                          Playboy Class B Common Stock portion of the Merger
                                          Consideration. See "The Merger
                                          Agreement--Treatment of Spice Options and
                                          Warrants."
Treatment of Spice Convertible Preferred
  Stock.................................  At the Effective Time of the Mergers, each outstanding share of Spice Convertible Preferred
                                          Stock, other than shares held in the treasury of
                                          Spice or shares as to which dissenters' rights are
                                          exercised and perfected, will be converted into
                                          the right to receive the amount of Merger
                                          Consideration that the holder of that share would
                                          have been entitled to receive had that share been
                                          converted into shares of Spice Common Stock.
Interests of Certain Persons in the
  Mergers...............................  In considering the recommendations of the Spice
                                          Board with respect to the Merger Agreement and the
                                          Spice Merger, stockholders should be aware that
                                          certain members of Spice's management, some of
                                          whom are members of the Spice Board, have certain
                                          interests in the Transactions that are in addition
                                          to the interests of stockholders of Spice
                                          generally. Certain of these persons will receive
                                          substantial cash payments in connection with the
                                          Transactions. The Spice Board was aware of these
                                          interests and considered them, among other
                                          matters, in approving the Merger Agreement and the
                                          Spice Merger. See "The Transactions--Interests of
                                          Certain Persons in the Transactions."

Conditions to the Mergers...............  See "The Merger Agreement--Conditions to the
                                          Mergers."

Material Differences between Rights of
  New Playboy Stockholders and
  Spice Stockholders....................  See "Comparison of Rights of Stockholders of New
                                          Playboy and Spice."

Appraisal and Dissenters' Rights........  Holders of shares of Playboy Capital Stock are not entitled to appraisal or dissenters' rights in
                                          connection with the Playboy Merger.

                                          Holders of shares of Spice Common Stock who do not
                                          vote in favor of the Merger Agreement and the
                                          Spice Merger and who otherwise comply with the
                                          applicable procedures in Section 262 of the
                                          General Corporation Law of the State of Delaware
                                          will be entitled to appraisal

                                          rights. Holders of shares of Spice Convertible
                                          Preferred Stock will also be entitled to appraisal
                                          rights under Section 262. See "The
                                          Transactions--Appraisal and Dissenters' Rights."

Federal Income Tax Consequences.........  It is a condition to the consummation of the
                                          Playboy Merger that Playboy receive an opinion
                                          from Paul, Weiss, Rifkind, Wharton & Garrison,
                                          counsel to Playboy, to the effect that the Playboy
                                          Merger will be treated for U.S. Federal income tax
                                          purposes as a transfer of property governed by
                                          Section 351 of the Internal Revenue Code of 1986,
                                          as amended (the "Code"). Accordingly, except as
                                          described below and subject to the qualifications
                                          set forth under "The Transactions--Federal Income
                                          Tax Consequences--Playboy Merger," no gain or loss
                                          will be recognized as a result of the Playboy
                                          Merger by (a) New Playboy, (b) Playboy, (c) a
                                          holder of Playboy Class A Common Stock, or (d) a
                                          holder of Playboy Class B Common Stock. See "The
                                          Transactions--Federal Income Tax
                                          Consequences--Playboy Merger."

                                          It is a condition to the consummation of the Spice
                                          Merger that Spice receive an opinion from Kramer
                                          Levin Naftalis & Frankel LLP, counsel to Spice, to
                                          the effect that the Spice Merger will be treated
                                          for U.S. Federal income tax purposes as a transfer
                                          of property governed by Section 351 of the Code.
                                          Accordingly, except as described below and subject
                                          to the qualifications set forth under "The
                                          Transactions--Federal Income Tax
                                          Consequences--Share Transfer and Spice Merger," no
                                          gain or loss will be recognized as a result of the
                                          Spice Merger by (a) New Playboy, (b) Spice, or (c)
                                          a holder of Spice Common Stock to the extent of
                                          the portion of the Merger Consideration received
                                          that is New Playboy Class B Common Stock. The
                                          Share Transfer will be a taxable transaction to
                                          Spice and Spice's stockholders. See "The
                                          Transactions--Federal Income Tax
                                          Consequences--Share Transfer and Spice Merger."

Regulatory Approvals....................  The consummation of the Transactions is subject to certain regulatory requirements, including
                                          expiration or termination of the applicable
                                          waiting periods under the Hart-Scott-Rodino
                                          Antitrust Improvements Act of 1976, as amended
                                          (the "HSR Act"). The HSR Act provides that certain
                                          merger and acquisition transactions (including the
                                          Mergers) may not be consummated until
                                          notifications and certain information have been
                                          given to the Antitrust Division of the Department
                                          of Justice (the "Antitrust Division") and the
                                          Federal Trade Commission ("FTC") and certain
                                          waiting period requirements have been satisfied.
                                          The waiting period under the HSR Act expired on
                                          March 29, 1998. At any time before or after

                                          the consummation of the Transactions, the
                                          Antitrust Division, the FTC or another third party
                                          could seek to enjoin or rescind the Transactions
                                          on antitrust grounds. In addition, at any time
                                          before or after the consummation of the
                                          Transactions, and notwithstanding that the waiting
                                          period under the HSR Act has expired, any state
                                          could take action under state antitrust laws that
                                          it deems necessary or desirable in the public
                                          interest.

Accounting Treatment....................  The Mergers will be accounted for by New Playboy under the purchase method of accounting for
                                          business combinations. See "The
                                          Transactions--Accounting Treatment."

Risk Factors............................  See "Risk Factors" beginning on page 16 for a discussion of certain information that should be
                                          carefully considered by the Spice stockholders.

                SPICE SELECTED HISTORICAL FINANCIAL INFORMATION

    The following table sets forth selected historical consolidated financial data for Spice as of and for each of the five years in the period ended December 31, 1997, and for the nine-month periods ended September 30, 1998 and 1997. The data as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, have been derived from, and should be read in conjunction with, the audited consolidated financial statements, including the notes to them, and other financial information contained in the Spice Form 10-K, incorporated by reference in this Proxy Statement/Prospectus. The data as of September 30, 1998 and 1997, and for the nine-month periods ended September 30, 1998 and 1997, have been derived from, and should be read in conjunction with, the unaudited consolidated interim financial statements contained in the Spice Forms 10-Q, including the notes to them, incorporated in this Proxy Statement/Prospectus. See "Available Information" and "Incorporation of Certain Documents by Reference." The data as of December 31, 1995, 1994 and 1993, and for each of the two years in the period ended December 31, 1994, have been derived from audited consolidated financial statements, including the notes to them, not incorporated by reference in this Proxy Statement/Prospectus.

                                            FOR THE NINE MONTHS
                                            ENDED SEPTEMBER 30,              FOR THE YEAR ENDED DECEMBER 31,
                                            --------------------  ------------------------------------------------------
                                              1998       1997       1997       1996        1995       1994       1993
                                            ---------  ---------  ---------  ---------  ----------  ---------  ---------
                                                (UNAUDITED)

                                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Net Sales.................................  $  23,262  $  25,939  $  33,596  $  33,213     $43,292  $  43,232  $  20,528
Operating Expenses........................     21,206     23,810     31,172     33,904      54,973     38,182     22,891
Operating Income (Loss)...................      2,056      2,129      2,424       (691)    (11,681)     5,050     (2,363)
Net Income (Loss) Attributable to
  Common Shares...........................        193      4,390      4,250     (7,900)    (15,126)     3,166     (2,369)
Diluted Net Income (Loss) Per Common
  Share...................................       0.02       0.36       0.36      (0.70)      (1.29)      0.27      (0.26)
Cash Dividends Declared Per
  Common Share............................  $      --  $      --  $      --  $      --  $       --  $      --  $      --

                                             AS OF SEPTEMBER 30,                    AS OF DECEMBER 31,
                                             --------------------  -----------------------------------------------------
                                               1998       1997       1997       1996       1995       1994       1993
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                 (UNAUDITED)

                                                                           (IN THOUSANDS)
BALANCE SHEET DATA:
Total Assets...............................  $  31,474  $  32,631  $  31,138  $  89,312  $  99,199  $  37,458  $  21,221
Long-term Financing Obligations............        141     11,446     11,232     68,411     71,311      1,049      1,608
Stockholders' Equity.......................  $  13,229  $   9,587  $   8,956  $   2,294  $   8,069  $  23,460  $   8,583
Diluted Weighted Average Number of Common
  Shares Outstanding.......................     13,782     12,091     12,237     11,351     11,747     11,909      8,954

     NEW PLAYBOY SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
                                  INFORMATION

    The following table sets forth selected unaudited pro forma condensed combined financial data for New Playboy as of and for the year ended June 30, 1997, as of and for the six-month transition period ended December 31, 1997, and as of and for the nine months ended September 30, 1998, which are presented to reflect the estimated impact of the Transactions on the historical consolidated financial statements of Playboy. The income statement data assume that the Transactions had been consummated at the beginning of the earliest period presented. The balance sheet data assume that the Transactions had been consummated on September 30, 1998. The unaudited pro forma condensed combined financial data are not necessarily indicative of the results of operations or the financial position which would have occurred had the Transactions been consummated at the beginning of the earliest period presented, nor are they necessarily indicative of Playboy's future results of operations or financial position. The unaudited pro forma condensed combined financial data should be read in conjunction with the historical consolidated financial statements of Playboy and Spice and the Unaudited Pro Forma Condensed Combined Financial Statements, including the notes to them, incorporated by reference or appearing elsewhere in this Proxy Statement/Prospectus. See "Available Information," "Incorporation of Certain Documents by Reference" and "Unaudited Pro Forma Condensed Combined Financial Statements."

                                                                                         SIX-MONTH
                                                                    NINE MONTHS      TRANSITION PERIOD
                                                                       ENDED               ENDED         YEAR ENDED
                                                                 SEPTEMBER 30, 1998  DECEMBER 31, 1997  JUNE 30, 1997
                                                                 ------------------  -----------------  -------------
                                                                                    (IN THOUSANDS)
OPERATIONS:
Revenue........................................................     $    243,528        $   162,574      $   327,497
Cost of Sales..................................................         (198,832)          (130,578)        (258,568)
                                                                        --------           --------     -------------
Gross Margin...................................................           44,696             31,996           68,929

Selling and Administrative.....................................          (39,213)           (25,465)         (51,344)
                                                                        --------           --------     -------------
Operating Income...............................................            5,483              6,531           17,585

Nonoperating Income (Expense)
  Investment Income............................................               70                 50               73
  Interest Expense.............................................           (5,541)            (3,343)          (8,294)
  Minority Interest............................................               --                 --            1,279
  Gain on sale of majority interest of DSTV....................               --                352               --
  Gain on Nethold settlement...................................               --                740               --
  Gain related to disposition of AGN...........................               --              1,712               --
  Other, net...................................................             (535)                70           (3,198)
                                                                        --------           --------     -------------
    Total Nonoperating Expense.................................           (6,006)              (419)         (10,140)

Income Before Taxes............................................             (523)             6,112            7,445

Income Taxes...................................................           (1,747)            (3,745)          (5,578)
                                                                        --------           --------     -------------
Net Income (Loss) applicable to common stock...................     $     (2,270)       $     2,367      $     1,867
                                                                        --------           --------     -------------
                                                                        --------           --------     -------------
FINANCIAL POSITION (END OF PERIOD):
Total Assets...................................................     $    329,063
Total Liabilities..............................................          218,023
Total Long-Term Debt...........................................           93,604
Stockholders' Equity...........................................     $    111,040

                           COMPARATIVE PER SHARE DATA

    Set forth below are basic earnings per share, diluted earnings per share and book value per share data of Playboy and Spice, and unaudited pro forma combined per share data of New Playboy. The data set forth below should be read in conjunction with the Playboy and Spice audited consolidated financial statements and unaudited interim consolidated financial statements, including the notes to them, which are incorporated by reference in this Proxy Statement/Prospectus. The data should also be read in conjunction with the unaudited pro forma condensed combined financial information included elsewhere in this Proxy Statement/Prospectus. The pro forma data does not reflect all cost savings and other synergies or merger-related expenses anticipated by Playboy management as result of the Transactions.

                                                                                                               NEW
                                                                                                             PLAYBOY
                                                                                                            UNAUDITED
                                                                                   PLAYBOY       SPICE      PRO FORMA
                                                                                 HISTORICAL   HISTORICAL    COMBINED
                                                                                  PER SHARE    PER SHARE    PER SHARE
                                                                                    DATA         DATA         DATA
                                                                                 -----------  -----------  -----------
AT OR FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998:
  Basic earnings per common share outstanding..................................   $    (.03)   $     .02    $   (0.10)
  Diluted earnings per common share outstanding................................   $    (.03)   $     .02    $   (0.10)
  Book value per common share outstanding......................................   $    3.81    $    1.08    $    5.40
AT OR FOR THE SIX-MONTH TRANSITION PERIOD ENDED
  DECEMBER 31, 1997:
  Basic earnings per common share outstanding..................................   $    0.10           --    $    0.10
  Diluted earnings per common share outstanding................................   $    0.10           --    $    0.10
  Book value per common share outstanding......................................   $    3.77           --           --

AT OR FOR THE YEAR ENDED DECEMBER 31, 1997:
  Basic earnings per common share outstanding..................................          --    $    0.40           --
  Diluted earnings per common share outstanding................................          --    $    0.36           --
  Book value per common share outstanding......................................          --    $    0.84           --

AT OR FOR THE YEAR ENDED JUNE 30, 1997:
  Basic earnings per common share outstanding..................................   $    1.05           --    $    0.07
  Diluted earnings per common share outstanding................................   $    1.03           --    $    0.07
  Book value per common share outstanding......................................   $    3.66           --           --

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

    Playboy Class A Common Stock and Playboy Class B Common Stock are listed on the NYSE and the PE under the symbols "PLAA" and "PLA," respectively. The Spice Common Stock is listed on the NASDAQ Small-Cap Market under the symbol "SPZE."

    The table below sets forth, for the calendar quarters indicated, the reported high and low sales prices of Playboy Class A Common Stock, Playboy Class B Common Stock and Spice Common Stock, in each case based on published financial sources. Neither Playboy nor Spice has declared any cash dividends during the calendar quarters indicated.

                                           PLAYBOY CLASS A       PLAYBOY CLASS B              SPICE
                                             COMMON STOCK          COMMON STOCK            COMMON STOCK
                                         --------------------  --------------------  ------------------------
                                           HIGH        LOW       HIGH        LOW        HIGH          LOW
                                         ---------  ---------  ---------  ---------     -----         ---

                                                                     (IN DOLLARS)
CALENDAR 1996
  First Quarter........................  11         8 3/8      11 1/8     7 1/2               5        3 1/8
  Second Quarter.......................  15 3/4     10         16 1/2     9 7/8           3 3/4        2 1/2
  Third Quarter........................  14 7/8     12 1/4     15 1/4     12 1/8         3 7/16            2
  Fourth Quarter.......................  12 1/2     9 5/8      12 3/4     9 1/2           2 5/8            1
CALENDAR 1997
  First Quarter........................  15 5/8     9 1/2      16 3/8     9 3/8           2 3/8       1 7/16
  Second Quarter.......................  15         10 7/8     16         11 1/4        3 11/16        2 1/8
  Third Quarter........................  13 7/8     10 3/8     15 3/8     10 3/4          3 7/8        2 7/8
  Fourth Quarter.......................  15 1/8     12 3/16    16 11/16   13 1/2          4 1/8        3 3/8
CALENDAR 1998
  First Quarter........................  16 11/16   13 1/2     17 13/16   14 5/8              6        3 7/8
  Second Quarter.......................  18 3/8     15 3/4     19 11/16   17            6 11/16        5 3/4
  Third Quarter........................  17         11 1/8     18 3/4     12 3/16        6 3/16        4 1/2
  Fourth Quarter (through November 30,
    1998)..............................  14 11/16   11         16 5/16    11 7/8          5 3/4        4 1/2

    On February 3, 1998, the last full trading day preceding the joint public announcement by Playboy and Spice that they had entered into a letter of intent regarding a possible business combination, the closing price of Playboy Class A Common Stock and Playboy Class B Common Stock on the NYSE was $13 15/16 and
$14 13/16 per share, respectively, and the closing price of Spice Common Stock on the NASDAQ Small-Cap Market was $5 5/16, in each case based on published financial sources. On November 30, 1998, the most recent practicable date prior to the printing of this Proxy Statement/Prospectus, the closing price of Playboy Class A Common Stock and Playboy Class B Common Stock on the NYSE was $13 7/16 and $15 7/16 per share, respectively, and the closing price of Spice Common Stock on the NASDAQ Small-Cap Market was $5 9/32. HOLDERS OF SPICE CAPITAL STOCK ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE MERGER AGREEMENT AND THE SPICE MERGER. For a description of the possibility that Spice Common Stock may be delisted from the NASDAQ Small-Cap Market if the Mergers are not consummated, see "Comparative Per Share Market Price and Dividend Information."

    The Merger Agreement contemplates that the New Playboy Class A Common Stock and New Playboy Class B Common Stock will be listed on the NYSE, and Playboy currently expects that the New Playboy Class A Common Stock and New Playboy Class B Common Stock will also be listed on the PE.

    New Playboy currently does not intend to make regular dividend distributions. The payment of future dividends on New Playboy Capital Stock will be at the discretion of the Board of Directors of New Playboy (the "New Playboy Board") and will depend upon the results of operations and financial condition of New Playboy and those other factors as the New Playboy Board considers relevant.

                                  RISK FACTORS

RISKS ARISING FROM THE TRANSACTIONS

    UNCERTAINTIES IN INTEGRATING PLAYBOY AND SPICE AND REALIZING MERGER BENEFITS. Playboy and Spice have entered into the Merger Agreement with the expectation that the Transactions will result in benefits including, without limitation, operating efficiencies, cost savings and other synergies. See "The Transactions--Recommendation of the Spice Board; Spice's Reasons for the Spice Merger." Achieving the benefits of the Transactions will depend in part upon the integration of the businesses of Playboy and Spice in an efficient manner. In addition, the consolidation of operations will require substantial attention from management. The diversion of management attention and any difficulties encountered in the transition and integration process could have a material adverse effect on the revenues, levels of expenses and operating results of the combined company. No assurance can be given that New Playboy will succeed in integrating the operations of Spice without encountering difficulties or that the expected operating efficiencies, cost savings, synergies and other benefits from the integration will be realized.

    VALUE OF MERGER CONSIDERATION DEPENDS ON PRICE OF SHARES OF PLAYBOY CLASS B COMMON STOCK. Upon consummation of the Spice Merger, each share of Spice Common Stock will be converted into the right to receive, among other things, a number of shares of New Playboy Class B Common Stock whose value will depend on the value of Playboy Class B Common Stock, as described under "The Merger Agreement-- Conversion of Spice Common Stock." As a result, the aggregate value of the consideration received by the Spice stockholders in the Spice Merger will vary depending on fluctuations in the value of Playboy Class B Common Stock. Such fluctuations may be the result of changes in the business, operations or prospects of Playboy, the timing of the consummation of the Spice Merger, regulatory considerations, general market and economic conditions and other factors. Accordingly, there is no assurance that the value of the consideration to be received by the Spice stockholders upon consummation of the Spice Merger will be the same as on the date on which the Merger Agreement was signed or on the date of this Proxy Statement/ Prospectus.

    SALES OF SUBSTANTIAL AMOUNTS OF SHARES OF NEW PLAYBOY CLASS B COMMON STOCK MAY NEGATIVELY AFFECT SHARE PRICE. New Playboy will issue approximately 2,500,000 shares of New Playboy Class B Common Stock in connection with the Spice Merger. No prediction can be made as to the effect, if any, that future sales, or the availability of shares of New Playboy Class B Common Stock for future sale, will have on the market price of shares of New Playboy Class B Common Stock prevailing from time to time. Sales of substantial amounts of shares of New Playboy Class B Common Stock (including those shares issued in connection with the Spice Merger), or the perception that such sales could occur, could adversely affect prevailing market prices for the shares of New Playboy Class B Common Stock.

    TAX TREATMENT. The Mergers are intended to be treated as transfers of property to New Playboy governed by Section 351 of the Code. It is a condition to the obligations of Playboy and Spice to consummate the Mergers that they receive opinions from their respective counsel that each of the Playboy Merger and the Spice Merger will be treated as a transfer of property to New Playboy by the holders of Playboy Capital Stock and Spice Capital Stock, respectively, under Section 351 of the Code. In rendering their opinions, counsel to Playboy and Spice will rely upon certain representations of Playboy and Spice, made as of the date of consummation of the Mergers. If those representations are untrue, incorrect or incomplete, the Playboy Merger and the Spice Merger may not be treated as transfers of property to New Playboy under Section 351 of the Code and the receipt of New Playboy Capital Stock in the Mergers by the holders of Playboy Capital Stock and Spice Capital Stock may be taxable. The Share Transfer is intended to qualify as a partial redemption of Spice Capital Stock resulting in capital gain or loss to the holders of Spice Capital Stock. It is possible that the Internal Revenue Service ("IRS") could treat the Share Transfer as a dividend which would be taxable to the holders of Spice Capital Stock at ordinary income tax rates to the extent of Spice's current and accumulated earnings and profits. See "The Transactions--Federal Income Tax Consequences."

CONTROLLING STOCKHOLDER AND LIQUIDITY

    The Hugh M. Hefner 1991 Trust (the "Hefner Trust"), which was established by, and for the benefit of, Hugh M. Hefner, the founder of Playboy and Editor-in-Chief, will continue to own 69.95% of the outstanding voting New Playboy Class A Common Stock and will own approximately 43% of the outstanding non-voting New Playboy Class B Common Stock after the completion of the Mergers. As a result of his New Playboy Class A Common Stock ownership, Mr. Hefner, through the Hefner Trust, will be able to elect the entire New Playboy Board and to take any other action requiring a stockholder vote without the affirmative vote of any other stockholder.

    After completion of the Mergers, there will be approximately 10,350,000 shares of New Playboy Class B Common Stock available for trading on the NYSE and PE by stockholders other than Mr. Hefner. The average daily number of shares of Playboy Class B Common Stock traded during the six-month period ended November 13, 1998 was approximately 17,000. Because of the large percentage of shares controlled by Mr. Hefner and the low average daily trading volume, any significant position in the New Playboy Class B Common Stock may not be as liquid as a comparable investment in some other companies listed on the NYSE.

VOTING RIGHTS

    The New Playboy Class B Common Stock has no voting rights, except as provided in the Amended and Restated Certificate of Incorporation of New Playboy (the "New Playboy Certificate of Incorporation") and by Delaware law. Holders of New Playboy Class B Common Stock have no right to vote in the election of directors. New Playboy Class A Common Stock and New Playboy Class B Common Stock have equal rights with respect to dividends, and the New Playboy Certificate of Incorporation includes certain provisions intended for the benefit of holders of the New Playboy Class B Common Stock. For information concerning the relative rights of the New Playboy Class A Common Stock and the New Playboy Class B Common Stock, see "Description of New Playboy Capital Stock."

GOVERNMENT REGULATION

    TELECOMMUNICATIONS ACT OF 1996. Playboy and Spice believe that the Telecommunications Act of 1996 (the "Telecommunications Act"), discussed in more detail below, has slowed growth in cable access for their domestic pay television businesses. Additionally, Playboy and Spice believe that the growth has slowed in recent years due to the effects of cable reregulation by the Federal Communications Commission ("FCC"), including the "going-forward rules" which provide cable operators with incentives to add basic services. As cable operators have utilized available channel space to comply with "must-carry" provisions, mandated retransmission consent agreements and "leased access" provisions, competition for channel space has increased. Further, the delay of new technology, primarily digital set top converters which would dramatically increase channel capacity, has contributed to the slowdown. The major reason for this delay has been the unexpected engineering problems and expenses associated with developing an affordable digital set top converter. Playboy and Spice believe that growth will continue to be slow in the next two to three years as the cable television industry responds to the FCC's rules and subsequent modifications, and develops new technology. As digital technology (which is unaffected by the relevant sections of the Telecommunications Act) becomes more available, however, Playboy and Spice believe that ultimately their pay television networks will be available to the majority of cable households on a 24-hour basis. Approximately 28% of cable households are currently addressable by adult pay-per-view programming.

    SECTION 505. In February 1996, the Telecommunications Act was enacted. Certain provisions of the Telecommunications Act are directed exclusively at cable programming in general and adult cable programming in particular. In some cable systems, audio or momentary bits of video of premium or pay-per-view channels may accidentally become available to non-subscribing cable customers. This is called "bleeding." The practical effect of Section 505 of the Telecommunications Act ("Section 505") is to require many existing cable systems to employ additional blocking technology in every household in every cable system that offers adult programming to prevent any possibility of bleeding, or to restrict the period during which adult programming is transmitted from 10:00 p.m. to 6:00 a.m. Penalties for violation of the Telecommunications Act are significant and include fines and imprisonment. Based on the limited information received, Playboy and Spice believe that most of the cable operators that were not in compliance with
Section 505 have complied by restricting the hours of transmission.

    On February 26, 1996, one of Playboy's subsidiaries filed a civil suit in the United States District Court in Wilmington, Delaware (the "Delaware District Court") challenging Section 505 on constitutional grounds. The suit names as defendants The United States of America, The United States Department of Justice, Attorney General Janet Reno and the FCC. On March 7, 1996, Playboy was granted a Temporary Restraining Order ("TRO") staying the implementation and enforcement of Section 505. In granting the TRO, the Delaware District Court found that Playboy had demonstrated it was likely to succeed on the merits of its claim that Section 505 is unconstitutional. On November 8, 1996, eight months after the TRO was granted, a three-judge panel in the Delaware District Court denied Playboy's request for preliminary injunction against enforcement of
Section 505 and, in so denying, found that Playboy was not likely to succeed on the merits of its claim. Playboy appealed the Delaware District Court's decision to the United States Supreme Court (the "Supreme Court") and enforcement of
Section 505 was stayed pending that appeal. On March 24, 1997, without opinion, the Supreme Court summarily affirmed the Delaware District Court's denial of Playboy's request for a preliminary injunction. On July 22, 1997, Playboy filed a motion for summary judgment on the ground that Section 505 is unconstitutionally vague based on the Supreme Court's decision on June 26, 1997 that certain provisions of the Telecommunications Act regulating speech on the Internet were invalid for numerous reasons, including vagueness. On October 31, 1997, the Delaware District Court denied the motion on the grounds that further discovery in the case was necessary to assist it in resolving the issues posed in the motion.

    Playboy and Spice believe that revenues attributable to their domestic pay television cable services may continue to be materially adversely affected as a result of enforcement of Section 505, which commenced May 18, 1997, due to reduced buy rates from the systems that roll back carriage to a 10:00 p.m. start time, subscriber declines and reduced carriage from cable operators due to aggressive competition for carriage from all program suppliers. Playboy has estimated that calendar year 1998 revenues from its Entertainment Group will be reduced by approximately $3.5 million, and approximately $25 million (discounted to present value at a rate of 6%) over the next ten years, due to Section 505. These amounts do not take into account the loss of revenues due to the slowing of access to new homes and of upgrading of old homes from ten to 24 hours. Playboy is pursuing in the Delaware District Court its case challenging on constitutional grounds the validity of Section 505 and is seeking a permanent injunction against the enforcement of Section 505. Playboy's full case on the merits was heard by the Delaware District Court in March 1998. Playboy is currently waiting for the Delaware District Court to render a decision.

    SECTION 713. Section 713 of the Telecommunications Act directed the FCC to adopt rules requiring that video programming be accessible via closed captioning. Playboy and Spice believe that compliance with these rules will not have a material adverse effect on the business of New Playboy.

ACCESS TO DISTRIBUTION

    New Playboy's ability to operate successfully is dependent on its ability to obtain and maintain distribution channels and outlets for its products. From time to time, certain private groups have sought to exclude Playboy programming from local pay television distribution because of the adult-oriented content of the programming. In addition, from time to time, PLAYBOY magazine and certain of its distribution outlets and advertisers, have been the target of groups who seek to limit the magazine's availability because of its adult-oriented content. Playboy does not believe that any of those attempts will materially affect its access to cable systems or distribution outlets, but the nature and impact of any limitations in the future cannot be determined.

    Members of the magazine publishing industry, including Playboy, receive a significant portion of their advertising revenues from companies selling tobacco products. Significant legislative or regulatory limitations on the ability of those companies to advertise in magazines could materially adversely affect New Playboy's operating performance. In August 1996, the Food and Drug Administration (the "FDA") announced a regulation which prohibits the publication of tobacco advertisements containing drawings, colors or pictures. The regulation does not apply to a magazine which is demonstrated to be an "adult publication," which means a publication (a) whose readers younger than 18 years of age constitute no more than 15% of total readership, and (b) which is read by fewer than two million persons younger than 18 years of age, in each case as measured by competent and reliable survey evidence. Based on information available to Playboy on its readership, Playboy believes that PLAYBOY magazine qualifies as an "adult publication" and that the regulation is not applicable to the magazine. If, however, PLAYBOY magazine was not deemed an "adult publication," compliance with the regulation would have a material adverse effect on New Playboy. On April 25, 1997, the Federal District Court for the Middle District of North Carolina ruled that the FDA has no authority under existing law to restrict the advertising and promotion of tobacco products and ordered the FDA not to implement any of the advertising and promotion restrictions contained in the regulation. The Government has appealed this ruling and a decision is pending.

    New Playboy's cable television operations will require continued access to satellite transponders for transmitting programming to cable operators. Playboy's and Spice's current transponder leases contain protections typical in the industry against transponder failure, including access to spare transponders. Access to transponders may be denied in certain circumstances. Playboy's access to transponders may be denied if: (a) Playboy or the satellite owner is indicted or otherwise charged as a defendant in a criminal proceeding;
(b) the FCC issues an order initiating a proceeding to revoke the satellite owner's authorization to operate the satellite; (c) the satellite owner is ordered by a court or governmental authority to deny Playboy access to the transponder; or (d) it becomes illegal to operate, transmit, distribute or sell Playboy's television services in the United States. There have been no instances in the last three years in which Playboy has been denied access to the transponders it leases. Spice's access to transponders may be denied if: (i) Spice is indicted or otherwise charged as a defendant in a criminal proceeding;
(ii) the material being transmitted by Spice is, in the satellite owner's reasonable judgment, harmful to the satellite owner's name or business; or (iii) Spice is convicted under, or found by a governmental authority to have violated, any obscenity law. None of the Spice Networks has been denied access to a satellite transponder in the past three years. In January 1997, however, one of the "bronze" service transponders, which Spice did not use for its own networks but subleased to two other companies, was pre-empted by the satellite owner due to the loss of another satellite operated by the same owner. The two companies switched their signals to another transponder. Bronze service refers to non-protected pre-emptible transponder services. With bronze service, the satellite owner is not required to continue to broadcast a signal (although it will do so if there is an available transponder) if there is trouble with the specific transponder or satellite, and may pre-empt that signal in order to provide "platinum" service to another party. Platinum service refers to protected, non pre-emptible transponder services. With platinum service, the satellite owner is required to broadcast a signal on the requisite number of transponders, regardless of problems with any specific transponder or satellite. The Spice Networks currently use one platinum service transponder. Material limitations on New Playboy's access to cable systems or satellite transponder capacity could materially adversely affect New Playboy's operating performance.

    Playboy's and Spice's products are sold internationally and are therefore subject to diverse and evolving regulations. The governments of certain countries have sought to limit the influence of other cultures by restricting the distribution of products deemed to represent foreign or "immoral" influences. New Playboy's ability to sell products in those markets may be severely restricted. For example, New Playboy will not be able to sell or license its magazine or television programming in certain major international markets such as China or India due to the nudity contained in the magazine and programming. In the case of China, however, these restrictions have not prevented Playboy, and will not prevent New Playboy, from selling or licensing Playboy-branded merchandise. Expansion into foreign markets will also be dependent on New Playboy's ability to continue to obtain, maintain and protect its trademarks in those markets.

PAPER PRICES AND POSTAL RATES

    Paper costs are a substantial component of the manufacturing expenses of PLAYBOY magazine. The market for paper has historically been cyclical, resulting in volatility in paper prices. For the 1997 fiscal year, average paper prices were 15% lower than the prior year. Average paper prices for the last six months of calendar 1997 were 18% lower as compared to the last six months of 1996. In calendar 1998, Playboy expects to be materially adversely impacted by an approximate 5% increase in paper prices. Playboy's catalog operations are also impacted by paper prices. There can be no assurance that paper prices will not continue to increase in the future. New Playboy's operating performance could be materially adversely affected by any future paper price increases unless and until such increases can be passed through to the consumer.

    The profitability of PLAYBOY magazine and the operations of Playboy's Catalog Group are also affected by the cost of postage, and could be materially adversely affected to the extent that any increase in postage rates cannot be passed through to the consumer. The last general postal rate increase occurred in January 1995. The U.S. Postmaster General has filed for a general postal rate increase that will be effective in January 1999.

HISTORICAL PERFORMANCE NO INDICATION

    The historical share and earnings performance of Playboy and Spice are not necessarily indicative of New Playboy's future share price and earnings results.

FORWARD-LOOKING STATEMENTS

    This Proxy Statement/Prospectus contains "forward-looking statements," including statements as to expectations, beliefs, plans, objectives and future financial performance, and assumptions underlying or concerning them. The forward-looking statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. See "Cautionary Statement Regarding Forward-Looking Information."

YEAR 2000

    In response to the Year 2000 problem, Playboy has begun to identify, evaluate and implement changes to its existing computerized business systems. Playboy is addressing the issue through a combination of modifications to existing programs and conversions to Year 2000 compliant software. In addition, Playboy is communicating with its vendors and other service providers to ensure that their products and business systems will be Year 2000 compliant. If modifications and conversions by Playboy and those it conducts business with were not made in a timely manner, the Year 2000 problem could have a material adverse affect on New Playboy's business, financial condition and results of operations. Certain key systems of Playboy have already been identified as Year 2000 compliant, including financial applications and Playboy Online operations. Although Playboy is still quantifying the impact, the current estimate of the total costs associated with the required modifications and conversions are expected to be approximately $1.0 million, of which approximately $0.7 million is expected to be expensed in calendar year 1998. These costs are being expensed as incurred.

    As a contingency plan for the most reasonably likely worst case scenario, Playboy has addressed all major elements related to this issue. Playboy believes its technology systems will be ready for the Year 2000, but Playboy may experience isolated incidences of non-compliance. Playboy plans to allocate internal resources and retain dedicated consultants and vendor representatives to be ready to take action if these events occur. Although Playboy values its established relationships with key vendors and other service providers, if certain vendors are unable to perform on a timely basis due to their own Year 2000 issues, Playboy believes that substitute products or services are obtainable from other vendors. Playboy also recognizes the risks if other key suppliers in utilities, communications, transportation, banking and government are not ready for the Year 2000, and is approaching this issue in the same manner.

    Spice has implemented Year 2000 compliance programs designed to ensure that its computer systems and applications will function properly beyond 1999. New Playboy will continue to address any Year 2000 compliance issues that remain after the Transactions in the same manner as described above.

PLAYBOY'S OPTION TO NOT CONSUMMATE THE MERGERS

    Under the terms of the Merger Agreement, Playboy is not obligated to consummate the Mergers if (i) on or before December 31, 1998, the Average Closing Price is less than $13.00, or (ii) after December 31, 1998, the Average Closing Price is less than $11.00. On November 17, 1998, the closing price of the Class B Common Stock of Playboy on the NYSE was $14.875 and the average closing price of the Class B Common Stock of Playboy on the NYSE during the 20 consecutive trading day period ending November 17, 1998 was $14.544. There is no assurance that Playboy will choose to consummate the Mergers if this condition is not met.

                               THE SPICE MEETING

DATE, TIME AND PLACE; PURPOSE OF MEETING

    This Proxy Statement/Prospectus is being furnished to stockholders of Spice as part of the solicitation of proxies by the Spice Board for use at the Spice Special Meeting. The Spice Special Meeting will be held on Wednesday, December 30, 1998 at 10:00 a.m., local time, at The Penn Club, 10th Floor Banquet Room, 30 West 44th St., New York, New York 10036. The Spice Special Meeting will be held for the purpose of (a) considering and voting upon proposals to approve and adopt the Merger Agreement and the Spice Merger, and (b) transacting any other business as may properly come before the Spice Special Meeting.

    Management of Spice knows of no matters to be brought before the Spice Special Meeting other than those referred to in this Proxy Statement/Prospectus. If any business other than that referred to in this Proxy Statement/Prospectus should properly come before the Spice Special Meeting, the persons named in the proxy will vote in accordance with their best judgment.

    THE SPICE BOARD HAS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT AND THE SPICE MERGER ARE IN THE BEST INTERESTS OF SPICE AND ITS STOCKHOLDERS. THE SPICE BOARD HAS APPROVED THE MERGER AGREEMENT AND THE SPICE MERGER AND UNANIMOUSLY RECOMMENDS THAT SPICE STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE SPICE MERGER AT THE SPICE SPECIAL MEETING. SEE "THE TRANSACTIONS--BACKGROUND OF THE TRANSACTIONS" AND "--RECOMMENDATION OF THE SPICE BOARD; SPICE'S REASONS FOR THE SPICE MERGER."

RECORD DATE

    The Spice Board has fixed the close of business on November 19, 1998 as the record date (the "Spice Record Date"). Only the holders of record of the outstanding shares of Spice Common Stock on the Spice Record Date will be entitled to notice of, and to vote at, the Spice Special Meeting. At the Spice Record Date, 12,243,395 shares of Spice Common Stock were outstanding, each of which entitles the registered holder to one vote. At the Spice Record Date, there were no shares held by Spice in its treasury.

PROXIES; VOTING AND REVOCATION

    Shares of Spice Common Stock, represented by a properly executed proxy received prior to the vote at the Spice Special Meeting and not revoked, will be voted at the Spice Special Meeting as directed in the proxy. If a proxy is submitted and no directions are given, the proxy will be voted for the approval and adoption of the Merger Agreement and the Spice Merger. Spice intends to count shares of Spice Common Stock present in person at the Spice Special Meeting but not voting, and shares of Spice Common Stock for which it has received proxies but with respect to which holders of shares have abstained on any matter, as present at the Spice Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of business. Because the affirmative vote of the holders of a majority of the outstanding shares of Spice Common Stock entitled to vote is required to approve and adopt the Merger Agreement and the Spice Merger, non-voting shares and abstentions will have the effect of a vote against the approval and adoption of the Merger Agreement and the Spice Merger. In addition, under the rules of the NYSE, brokers who are members of the NYSE and hold shares in street name for customers who are the beneficial owners of the shares are prohibited from giving a proxy to vote shares held for the customers with respect to the approval and adoption of the Merger Agreement and the Spice Merger without special instructions from the customers.

    Each share of Spice Common Stock is entitled to one vote with respect to the proposal to approve and adopt the Merger Agreement and the Spice Merger. The persons named as proxies by a stockholder may propose and vote for one or more adjournments or postponements of the Spice Special Meeting to permit further solicitation of proxies in favor of the proposal; provided, however, that no proxy that is voted against the proposal to approve and adopt the Merger Agreement and the Spice Merger will be voted in favor of any adjournment or postponement. Votes will be tabulated at the Spice Special Meeting by inspectors of election.

    A stockholder of record may revoke a proxy at any time prior to its being voted by filing an instrument of revocation with Daniel J. Barsky, Secretary of Spice (Spice Entertainment Companies, Inc., 536 Broadway, New York, 7th Floor, New York 10012), by filing a duly executed proxy bearing a later date, or by appearing at the Spice Special Meeting in person, notifying the Secretary, and voting by ballot at the Spice Special Meeting. Any stockholder of record attending the Spice Special Meeting may vote in person whether or not a proxy has been previously given, but the mere presence (without notifying the Secretary of Spice) of a stockholder at the Spice Special Meeting will not constitute revocation of a previously given proxy. In addition, stockholders who hold shares of Spice Common Stock that are not registered in their own name will need additional documentation from the record holder of the shares to vote personally at the Spice Special Meeting.

QUORUM

    The presence, in person or by proxy, of a majority of the aggregate number of shares of Spice Common Stock outstanding and entitled to vote on the Spice Record Date is necessary to constitute a quorum at the Spice Special Meeting.

REQUIRED VOTES; PRINCIPAL STOCKHOLDERS

    The affirmative vote of the holders of a majority in voting power of shares of Spice Common Stock issued, outstanding and entitled to vote at the Spice Special Meeting is necessary to approve and adopt the Merger Agreement and the Spice Merger. Approval by holders of Spice Common Stock is a condition to the consummation of the Mergers.

    As of the Spice Record Date, 12,243,395 shares of Spice Common Stock were issued, outstanding and entitled to vote. Of such shares, 722,349, or approximately 5.9%, were held by directors and executive officers of Spice, its subsidiaries and their respective affiliates, all of which they have advised Spice that they intend to vote for approval and adoption of the Merger Agreement and the Spice Merger.

    Information with respect to beneficial ownership of Spice Common Stock by entities owning more than 5% of the Spice Common Stock and more detailed information with respect to beneficial ownership of Spice Common Stock by Spice directors and executive officers is set forth under "Share Ownership of Spice Common Stock By Directors, Principal Stockholders and Management."

    Spice stockholders are being asked to vote on only the Merger Agreement and the Spice Merger and are not being asked to vote separately on the Contribution, the Share Transfer or any other transaction. The Directrix Common Stock to be received by Spice stockholders in the Share Transfer, however, will constitute a part of the consideration to be received in the Spice Merger, and the Share Transfer will not be effected unless the Merger Agreement and the Spice Merger are approved.

    THE MATTERS TO BE CONSIDERED AT THE SPICE SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF SPICE. ACCORDINGLY, SPICE STOCKHOLDERS ARE URGED TO READ THIS PROXY STATEMENT/PROSPECTUS AND THE DIRECTRIX PROSPECTUS AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT/PROSPECTUS AND THE DIRECTRIX PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

SOLICITATION OF PROXIES

    The expense of printing and mailing this Proxy Statement/Prospectus and the material used in the solicitation of proxies will be borne equally by Playboy and Spice. In addition to solicitation by mail, proxies may be solicited in person by officers, directors and regular employees of Spice and by telephone, telegram, teletype, facsimile or similar methods. Spice will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to the beneficial owners of Spice Common Stock.

                                THE TRANSACTIONS

BACKGROUND OF THE TRANSACTIONS

    In May 1997, representatives of Playboy contacted representatives of Spice to determine whether Spice would have any interest in a transaction whereby Playboy would acquire Spice. Executives from Playboy and Spice met on several occasions from May 1997 to September 1997 to engage in preliminary discussions relating to a possible combination of Playboy and Spice. On July 16, 1997, Playboy and Spice signed a confidentiality agreement (the "Confidentiality Agreement").

    Between September 1997 and December 1997, Spice also engaged in periodic discussions with Milcap Media Ltd., an international publisher of adult magazines and producer and distributor of adult films ("Milcap"), regarding the potential acquisition of Milcap by Spice. Discussions with Milcap terminated in December 1997 primarily due to pricing issues.

    In September 1997, Playboy retained Bear Stearns & Co., Inc. ("Bear Stearns") under an oral agreement to serve as a financial advisor to assist Playboy in considering various strategic alternatives as well as to provide financial advice in connection with Playboy's consideration of the possible acquisition of Spice. On February 2, 1998, Playboy and Bear Stearns executed a formal engagement letter. In October 1997, Spice retained ING Barings under an oral agreement to serve as its financial advisor in connection with Spice's consideration of a possible combination with Playboy. On December 8, 1997, Spice and ING Barings executed a formal engagement letter.

    In September 1997, Playboy and Spice engaged in further discussions relating to a possible combination of Playboy and Spice which would, to the extent of the Playboy stock received, be tax-free to the stockholders of Spice. Anthony J. Lynn, Executive Vice President of Playboy, advised J. Roger Faherty, Chairman, Chief Executive Officer and President of Spice, in a letter dated September 19, 1997, that, subject to due diligence investigation, Playboy would consider making a proposal to acquire Spice at a price of $5.25 per share of Spice Common Stock, which would be comprised of $2.63 in cash and the equivalent of $2.62 in Playboy Class B Common Stock. Spice advised Playboy that it would not accept Playboy's proposal unless the price was increased.

    As discussions developed, the creation of a new holding company appeared attractive as a way to permit Playboy to acquire Spice in a transaction intended to be tax-free to the stockholders of Spice to the extent of the Playboy Class B Common Stock received by them. In a letter from Anthony J. Lynn to J. Roger Faherty dated December 7, 1997, Playboy revised its proposal to increase the price to $6.00 per share of Spice Common Stock, comprised of $4.00 in cash and the equivalent of $2.00 in Playboy Class B Common Stock. In addition, Playboy proposed that Spice's stockholders retain certain of Spice's assets which Playboy did not wish to acquire.

    In December 1997, representatives of Playboy and Spice agreed to negotiate the terms of a merger transaction which would also provide for the distribution of certain of Spice's assets to the Spice stockholders, and began to work on a letter of intent (the "Original Letter of Intent"). Thereafter, representatives of the two companies began exchanging drafts of the Original Letter of Intent outlining the terms of the proposed transactions.

    The first major point of negotiation involved the amount of cash and New Playboy Class B Common Stock to be received by the Spice stockholders. Playboy and Spice eventually agreed on a price of $6.00 per share of Spice Common Stock, with a 60%-40% split between cash and New Playboy Class B Common Stock, and a collar on the stock portion of the consideration designed to provide a minimum value of $5.71 and a maximum value of $6.29 per share of Spice Common Stock.

    The second major point of negotiation involved the treatment of certain of Spice's assets that Playboy did not wish to acquire, such as the playback and uplink facility, the option to acquire EMI and certain rights to Spice's existing library of adult films. Playboy already has access to playback and uplink facilities and Playboy is not, and chooses not to be, in the business of producing or distributing the explicit versions of adult films. For these reasons, Playboy and Spice eventually agreed that these assets would be transferred to a new subsidiary of Spice, and that, upon consummation of the Mergers, the capital stock of that subsidiary would be distributed to the stockholders of Spice as part of the merger consideration.

    Negotiations were completed on February 3, 1998. The terms of the Original Letter of Intent provided, among other things, that Spice stockholders would receive, for each share of Spice Common Stock, (a) $3.60 in cash, and (b) 0.1524 of one share of New Playboy Class B Common Stock, subject to a collar designed to provide a minimum value of $2.11 and a maximum value of $2.69, and subject to certain other purchase price adjustments. The terms of the Original Letter of Intent also provided that Spice would contribute certain of its assets (including its master control and digital playback facility, the option to acquire EMI, and certain rights to its existing library of adult films) to a newly formed subsidiary, and that the capital stock of that subsidiary would be allocated on a pro rata basis to the Spice stockholders. In addition, the terms of the Original Letter of Intent provided that consummation of the contemplated transactions would be subject to execution of definitive documentation, approval by the boards of directors of both companies and the stockholders of Spice, satisfactory completion of due diligence and other customary closing conditions. The Playboy Board and the Spice Board met separately and approved the Original Letter of Intent on February 3, 1998, and it was signed later that day. The terms of the Original Letter of Intent were announced publicly on February 4, 1998.

    Beginning in February 1998, each of Playboy and Spice undertook a due diligence investigation of the other's business, and representatives of the two companies began preparing the Merger Agreement and the other Transaction Agreements embodying the terms of the Original Letter of Intent.

    After completion of their due diligence investigation, representatives of Playboy contacted Spice to request that certain changes be made to the structure of the transactions contemplated by the Original Letter of Intent. Representatives of Playboy and Spice met to discuss these changes and, on April 15, 1998, the two companies agreed on a revised letter of intent (the "Final Letter of Intent"), which, after being approved by the Spice Board, was signed by Playboy and Spice. The terms of the Final Letter of Intent were generally the same as those of the Original Letter of Intent, but provided, among other things, that the stockholders of Spice would receive for each share of Spice Common Stock and in addition to the capital stock of the newly formed subsidiary as described above, (a) $3.60 in cash, and (b) 0.1371 of one share of New Playboy Class B Common Stock, subject to a collar designed to provide a minimum value of $2.20 and a maximum value of $2.88. As part of these modifications, all purchase price adjustments, except for the collar, were eliminated.

    Representatives of Playboy and Spice revised the drafts of the Merger Agreement and the other Transaction Agreements to reflect the terms of the Final Letter of Intent. On May 8, 1998, the Spice Board held a special meeting to review, with the advice and assistance of Spice's management and Spice's financial and legal advisors, the proposed Merger Agreement and the transactions contemplated by it. At this meeting, Spice's management and Spice's financial and legal advisors made presentations concerning the proposed transactions. On May 29, 1998, the Spice Board held another special meeting concerning the proposed transaction. Spice's financial and legal advisors updated the presentations made at the May 8 meeting and ING Barings delivered an oral opinion to the Spice Board, which was subsequently confirmed in writing as of May 29, 1998, that, based on and subject to the matters set forth in its written opinion, the cash and shares of New Playboy Class B Common Stock to be received from Playboy by the holders of Spice Capital Stock as part of the Merger Consideration was fair from a financial point of view to the holders of Spice Capital Stock. See "--Opinion of Spice's Financial Advisor." After deliberation, the Spice Board unanimously approved the proposed Merger Agreement and the Spice Merger. See "--Recommendation of the Spice Board; Spice's Reasons for the Spice Merger."

    On May 29, 1998, Playboy and Spice executed the Merger Agreement. On June 15, 1998, the Playboy Board met and reviewed the Merger Agreement and the transactions contemplated by it. After deliberation, the Playboy Board unanimously approved the proposed Merger Agreement and the transactions contemplated by it, and ratified the execution of the Merger Agreement.

    On November 16, 1998, Playboy and Spice amended the Merger Agreement to account for several recent developments. First, Spice had originally planned to offer warrants to purchase shares of Directrix Common Stock along with shares of Directrix Common Stock as part of the Merger Consideration. Spice later decided to offer only shares of Directrix Common Stock as part of the Merger Consideration, so Playboy and Spice agreed to delete all references in the Merger Agreement to these warrants. Second, Playboy requested, and Spice agreed, that the time and date of the closing specified in the Merger Agreement be changed from within five business days following satisfaction or waiver of the conditions contained in the Merger Agreement to (i) at any time and date of Playboy's choosing following satisfaction or waiver of those conditions if the closing occurs on or prior to March 1, 1999, (ii) five business days following satisfaction or waiver of those conditions if the closing occurs after March 1, 1999, or (iii) at any other time and date as the parties may mutually agree. Third, Playboy requested, and Spice agreed to, a reduction in the top of the collar on the New Playboy Class B Common Stock portion of the Merger Consideration from a maximum value of $2.88 per Spice share to $2.81 per Spice share. Fourth, Spice requested, and Playboy agreed, that the closing condition which would have permitted Playboy not to close the Mergers if the Average Closing Price were less than $13.00 be amended so that after December 31, 1998, Playboy may choose not to close the Mergers if the Average Closing Price is less than $11.00. Fifth, Playboy and Spice agreed to certain other changes regarding the termination provisions and fees and expenses.

    On November 14, 1998, the Spice Board met, reviewed and unanimously approved the terms of the Merger Agreement as amended. On November 18, 1998, the Playboy Board met, reviewed and unanimously approved the terms of the Merger Agreement as amended.

    Playboy has received a financing commitment from a major financial institution which provides that, subject to satisfaction of customary conditions contained in the commitment letter, Playboy will be entitled to draw upon the commitment from and after February 12, 1999. The financing commitment also provides that the financial institution will use reasonable efforts, but is not obligated, to provide the financing on or before December 31, 1998.

RECOMMENDATION OF THE SPICE BOARD; SPICE'S REASONS FOR THE SPICE MERGER

    The Spice Board believes that the Spice Merger offers its stockholders an opportunity to realize a significant premium on their shares of Spice Common Stock and to participate, through their ownership of New Playboy Class B Common Stock, in an organization that possesses an internationally recognizable brand name and is one of the leaders in adult television entertainment in the United States. The Spice Board determined that the Spice Merger is fair to, and in the best interests of, Spice and its stockholders and, by unanimous vote, approved the Merger Agreement and the Spice Merger. The Spice Board unanimously recommends that holders of Spice Common Stock vote FOR the approval and adoption of the Merger Agreement and the Spice Merger.

    At board meetings held on May 8, 1998 and May 29, 1998, the Spice Board, with the assistance of its legal advisors and ING Barings, considered and discussed the terms of the Merger Agreement and the Spice Merger and reviewed various business, financial and legal considerations related to the Transactions. In reaching its decision to approve the Merger Agreement and the Spice Merger and to recommend that Spice stockholders vote for the Merger Agreement and the Spice Merger, the Spice Board considered, among other things, the following factors:

    (a) the opportunity to receive cash and New Playboy Class B Common Stock with a value in excess of the market price of Spice Common Stock prior to the announcement of the Transactions (9.5% over the closing market price on the last day of trading prior to public announcement of the Original Letter of Intent, 9.5% over the closing market price one week prior to public announcement of the Original Letter of Intent, and 36.9% over the closing market price four weeks prior to public announcement of the Original Letter of Intent). Holders of Spice Common Stock should obtain current market quotations, however, prior to making any decision with respect to the Merger Agreement and the Spice Merger;

    (b) the Spice stockholders' ability to receive the New Playboy Class B Common Stock component of the Merger Consideration on a tax-free basis;

    (c) the opinion of ING Barings that the amount and value of cash and New Playboy Class B Common Stock to be received by the Spice stockholders in the Spice Merger were fair from a financial point of view to the Spice stockholders;

    (d) information concerning the financial condition, results of operations, business and growth prospects of Spice and, to a more limited extent, Playboy, on both a historical and prospective basis and current industry, economic and market conditions, including the financial analysis and presentation of ING Barings;

    (e) the historical market price and trading information of Spice Common Stock and Playboy Capital Stock;

    (f) the ability of Spice's stockholders to participate, as New Playboy stockholders, in a larger, more strategically balanced enterprise that will have greater financial and operational resources and is expected to produce a stronger competitor, both domestically and internationally, in the adult television entertainment industry than Spice would be on a stand-alone basis;

    (g) the potential for operational efficiencies by combining duplicative operational functions after the Spice Merger. Playboy and Spice expect to integrate operations in the licensing, distribution and marketing of programming, to combine corporate functions and to consolidate certain operating locations;

    (h) the high degree of compatibility and geographic fit of the businesses of Playboy and Spice, which provides the holders of Spice Common Stock with a significant continuing interest in the adult television entertainment industry;

    (i) the potential adverse effect on Spice's operating results of competition in its market segment and increased concentration in the ownership of cable systems by large multiple system operators. The Spice Board believes that increased competition resulting from (i) new entrants in adult entertainment broadcasting, (ii) the proliferation of adult websites on the Internet, (iii) technological developments such as the development of regional video file servers which will allow cable systems to deliver films directly to customers, and (iv) Playboy's efforts to increase its domestic market share through the distribution of a second pay television network, AdulTVision, may have an adverse effect on Spice's operating results. The Spice Board believes that, following the Spice Merger, the combined entity will be better able to meet competitive challenges and to take advantage of new opportunities than Spice would be able to do on a stand-alone basis by availing itself of the greater financial and operational resources available to the combined company;

    (j) the potential risk, as a result of the adult content of the Spice Networks (as defined under "Business of Spice"), of further governmental regulation or legal challenges to the distribution of the Spice Networks. The Spice Board believes that the combined company will be better able to withstand further governmental regulation of adult content broadcasts than Spice would as a stand-alone entity due to the greater geographic, asset and line-of-business diversification of the combined company. The Spice Board recognized that Playboy's business, in addition to the broadcasting of adult programming, includes other businesses such as publishing, consumer products and accessories, video tapes and catalogs;

    (k) the structure of the Spice Merger and the terms of the Merger Agreement which were negotiated at arm's length and include provisions which permit the Spice Board, in the exercise of its fiduciary duties and subject to certain conditions, (i) to respond to inquiries from, provide information to, and negotiate with a third party making an unsolicited proposal to acquire Spice, and (ii) to terminate the Merger Agreement if the Spice Board decides to recommend an alternative business combination transaction; and

    (l) alternatives to the Spice Merger that might be available to Spice and its stockholders. The Spice Board considered the Spice Merger as an opportunity to participate in a business enterprise having greater financial and operational resources and long-term growth potential than alternatives such as maintaining Spice as an independent company or combining with a smaller, less diversified company.

    The Spice Board considered that there are certain risks associated with the Spice Merger, including those set forth under "Risk Factors," that some of the potential benefits set forth above may not be realized at all or only at a significant cost, and that there can be no assurance that the actual benefits of engaging in the Spice Merger will be realized by Spice. See "Cautionary Statement Regarding Forward-Looking Information" and "Risk Factors." The Spice Board also considered the loss of independence which would result from being a wholly-owned subsidiary of New Playboy. The Spice Board concluded, however, that the benefits of the Spice Merger to Spice and its stockholders outweighed the loss of independence.

    The foregoing discussion of the information and factors considered and given weight by the Spice Board is not intended to be exhaustive but includes all material factors considered by the Spice Board. The Spice Board found that each of the factors specified in paragraphs (a) through (l) above supported its recommendation and conclusions. Because of the variety of factors considered, however, the Spice Board did not find it practicable to quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Spice Board may have given different weights to different factors. For a discussion of the interests of certain members of Spice's management and the Spice Board in the Transactions, see "--Interests of Certain Persons in the Transactions."

OPINION OF SPICE'S FINANCIAL ADVISOR

    FAIRNESS OPINION

    ING Barings was retained by Spice as its financial advisor to assist Spice in the merger negotiations and to render a fairness opinion in respect of the Spice Merger because of ING Barings' qualifications and expertise in providing financial advice to companies in the media industry, as well as its reputation as an internationally recognized investment banking firm.

    At the request of Spice, on May 29, 1998, ING Barings delivered an oral opinion to the Spice Board, which was subsequently confirmed in writing as of that date, that, based upon and subject to the matters set forth in its written opinion, the $3.60 in cash (the "Cash Consideration") and the 0.1371 (as may be adjusted in accordance with the Merger Agreement) of one share of New Playboy Class B Common Stock (the "Playboy Stock Consideration" and, together with the Cash Consideration, the "Cash and Playboy Stock Consideration") per share of Spice Common Stock, to be received from Playboy by the holders of Spice Capital Stock as part of the Merger Consideration was fair from a financial point of view to the holders of Spice Capital Stock. ING Barings' opinion addresses only the fairness, from a financial point of view, of the Cash and Playboy Stock Consideration to be received by holders of Spice Common Stock and does not constitute a recommendation to any holder of Spice Capital Stock as to how such holder should vote with respect to the approval of the Merger Agreement and the Spice Merger.

    On November 16, 1998, ING Barings, based on and subject to its written opinion and related analyses, as outlined in that opinion, as supplemented by the Amendment to the Merger Agreement, reaffirmed its written opinion that the Cash and Playboy Stock Consideration to be received from Playboy was fair from a financial point of view to the holders of Spice Capital Stock.

    THE FULL TEXT OF ING BARINGS' WRITTEN OPINION IS ATTACHED AS APPENDIX C-1 AND THE FULL TEXT OF THE REAFFIRMATION OF ITS OPINION IS ATTACHED AS APPENDIX C-2 TO THIS PROXY STATEMENT/PROSPECTUS AND BOTH ARE INCORPORATED BY REFERENCE. SPICE STOCKHOLDERS SHOULD READ THE ING BARINGS OPINION IN ITS ENTIRETY FOR ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW UNDERTAKEN BY ING BARINGS.

    In connection with rendering its opinion dated as of May 29, 1998, ING
Barings: (a) reviewed the Merger Agreement and certain related documents and the financial terms of the Spice Merger set forth in them; (b) reviewed the Playboy Reports and certain other filings with the Commission made by Playboy, including proxy statements; (c) the Spice Reports and certain other filings with the Commission made by Spice, including proxy statements; (d) reviewed certain other publicly available information concerning Playboy and the trading market for the Playboy Class A Common Stock and the Playboy Class B Common Stock; (e) reviewed certain other publicly available information concerning Spice and the trading market for the Spice Common Stock; (f) reviewed certain non-public information relating to Spice and Playboy, including financial forecasts and projections for each, furnished to ING Barings by Spice and Playboy; (g) reviewed certain publicly available information, including research reports, concerning certain other companies engaged in businesses which ING Barings believed to be comparable to Spice and Playboy and the trading markets for those companies' securities; (h) reviewed the financial terms of certain recent mergers and acquisitions which ING Barings believed to be relevant; (i) conducted discussions with certain members of senior management of Spice and Playboy concerning their respective businesses, operations, assets, present condition and future prospects; and (j) performed such other analyses, examinations and procedures, reviewed such other agreements and documents, and considered such other factors, as ING Barings deemed to be necessary, appropriate or relevant to render an opinion.

    In reaching its opinion, ING Barings assumed and relied upon the accuracy and completeness of the financial and other information obtained from public sources or provided by Spice or Playboy and did not assume responsibility for any independent verification of such information or undertake any obligation to verify such information. In addition, with respect to the financial forecasts and projections of Spice or Playboy used in ING Barings' analysis, the management of Spice or Playboy informed ING Barings that such forecasts and projections represent the best current judgment of the management of Spice or Playboy as to the future financial performance of Spice or Playboy on a stand-alone basis, and ING Barings assumed that the projections had been reasonably prepared based on such current judgment. ING Barings assumed no responsibility for, and expressed no view as to, such forecasts and projections or the assumptions on which they were based. For purposes of its opinion, ING Barings was not requested to, and did not, solicit third party indications of interest in acquiring all or any part of Spice.

    ING Barings also took into account its assessment of general economic, market and financial conditions and its experience in similar transactions, as well as its experience in securities valuation in general. ING Barings' opinion necessarily is based upon market, business and other conditions as of May 29, 1998, and can only be evaluated as of such date, and does not represent an opinion as to the value of the Spice Capital Stock or Playboy Capital Stock or the impact of the Spice Merger or its announcement on the trading price of the Spice Common Stock or the Playboy Capital Stock.

    TRANSACTION VALUATION ANALYSIS

    ING Barings calculated the nominal Cash and Playboy Stock Consideration to be received by the holders of Spice Capital Stock based on the range of prices of Playboy Class B Common Stock set forth in the Merger Agreement of $16.042 to $20.988 (the "Collar Prices"). The nominal Cash and Playboy Stock Consideration to be received by the holders of Spice Capital Stock is $5.88 to $6.48, respectively, per share of Spice Common Stock. ING Barings calculated a range of "Transaction Values," defined as the transaction value of equity, which is based on the range of nominal Cash and Playboy Stock Consideration defined by the Collar Prices multiplied by the number of fully diluted shares of Spice Common Stock outstanding plus the net value of options and warrants and non-operating adjustments, including total debt. The range of Transaction Values was analyzed as a multiple of current (1997 actual) and forward (1998) year earnings before interest, taxes, depreciation and amortization ("EBITDA") exclusive of the EBITDA of the businesses to be transferred to Directrix (the "Spice Merger EBITDA"). The Transaction Value multiples of current and forward year Spice Merger EBITDA associated with the Spice Merger ranged from 16.1x to 18.0x, and 15.7x to 17.6x, respectively. ING Barings calculated EBITDA multiples based on Transaction Values in order to compare those multiples to the multiples calculated in the comparable company trading analysis and comparable transaction analysis discussed below.

    COMPARABLE COMPANY TRADING ANALYSIS

    ING Barings prepared a comparable company trading analysis that consisted of reviewing financial market and operating performances of selected publicly-traded cable network companies which were considered to be comparable companies ("Selected Comparable Cable Network Companies") to Spice. ING Barings noted that each of the Selected Comparable Cable Network Companies is distinguishable from Spice, and that, accordingly, an analysis of the results of those companies necessarily involves complex considerations and judgments concerning differences in the financial and operating characteristics of the companies and other factors to which they are being compared. The multiples and ratios for each of the Selected Comparable Cable Network Companies were based on the most recent publicly available information and published estimates of research analysts.

    The Selected Comparable Cable Network Companies included: TCI Music, Inc.; Liberty Media Group; LodgeNet Entertainment Corporation; NTN Communications, Inc.; On Command Corporation; Shop at Home, Inc.; United Video Satellite Group, Inc.; and ValueVision International, Inc. With respect to the Selected Comparable Cable Network Companies, ING Barings considered, among other analyses, "Total Enterprise Values," defined as the market value of equity plus the net value of options and warrants and non-operating adjustments, as a multiple of current and forward year EBITDA. ING Barings' analysis of the Selected Comparable Cable Network Companies indicated Total Enterprise Value multiples of current and forward year EBITDA ranging from 8.8x to 60.8x, with a median of 12.3x and a mean of 22.8x, and 7.4x to 29.2x, with a median of 10.1x and a mean of 15.6x, respectively. ING Barings noted that the range of Transaction Value multiples of current and forward year EBITDA calculated for the Spice Merger (see "--Transaction Valuation Analysis") compared favorably with the multiples derived in the comparable company trading analysis.

    COMPARABLE TRANSACTION ANALYSIS

    ING Barings prepared a comparable transaction analysis that consisted of reviewing financial aspects of selected acquisitions of assets, businesses or interests in businesses in the cable network industry, which were considered comparable to the Spice Merger ("Selected Comparable Transactions"). ING Barings noted that no such transactions took place under directly comparable market conditions, competitive conditions or circumstances and that, accordingly, qualitative judgments must be made concerning the difference between the characteristics of these transactions and other factors and issues which would affect the price an acquiror is willing to pay in an acquisition.

    Selected Comparable Transactions included (acquiror/target): Liberty Media Group--The News Corporation Limited--Fox/Speedvision Network, LLC; Liberty Media Group--The News Corporation Limited--Fox/Outdoor Life Network; Founder--Liberty Media Group/BET Holdings, Inc.; HSN, Inc./ USA Networks, Inc.; The Seagram Company, Ltd.--Universal Studios/USA Networks, Inc.--Sci-Fi Channel; Discovery Communications, Inc./Travel Channel, L.L.C.; ESPN (The Walt Disney Company--ABC)/

Classic Sports Network; Fox--Liberty Media Group/Rainbow Sports Network; The News Corporation Limited--Fox Kids/International Family Entertainment, Inc.; Paxson Communications Corporation/Travel Channel, L.L.C.; Comcast Corporation--The Walt Disney Company/E! Entertainment Television, Inc.; Westinghouse Electric Company/TNN & CMT; Silver King Communications, Inc./Home Shopping Network, Inc.; The Providence Journal Company/The Television Food Network, G.P.; The News Corporation Limited/fX; Time Warner Inc./Turner Broadcasting System, Inc. (included CNN/HN, CNN International, WTBS, TNT, TOON/Hanna Barbera, TCM and TOON/TNT Intl.); National Broadcasting Company, Inc./ Courtroom Television Network (Cablevision Systems Corporation); Comcast Corporation--TCI Communications, Inc./QVC, Inc.; Capital Cities-- Hearst Communications, Inc./Lifetime Entertainment; Cablevision Systems Corporation/American Movie Classics Company; Rockefeller Group/A&E Networks; Liberty Media Group/Home Shopping Network, Inc.; USA Networks, Inc. (Paramount Communications Inc./ MCA)/Sci-Fi Channel; Landmark Communications, Inc./Travel Channel; Viacom, Inc./MTV Europe; CNBC/FNN; Liberty Broadcasting/The Family Network Channel; Discovery Channel/Learning Channel; Hearst Communications, Inc./ESPN; TCI Communications, Inc./Video Jukebox; Opryland USA/Country Music TV; Cerullo/Inspirational Network; The Nostalgia Network/Marcovsky; TCI Communications, Inc./ Family Channel; and Cox Communications--NewsChannels--TCI Communications, Inc./Discovery Channel. ING Barings' analysis of the Selected Comparable Transactions yielded a range of Transaction Value multiples of current and forward year EBITDA of 2.6x to 55.5x, with a median of 15.8x and a mean of 18.7x, and 5.1x to 60.0x, with a median of 12.2x and a mean of 14.3x, respectively. ING Barings noted that the Transaction Value multiples of current and forward year EBITDA calculated for the Spice Merger (see "--Transaction Valuation Analysis") compared favorably with the multiples derived in the comparable transaction analysis.

    DISCOUNTED CASH FLOW ANALYSIS

    In order to estimate an overall implied pre-tax value per share at which Spice (exclusive of the value of the assets to be contributed to Directrix in the Contribution) could be valued, ING Barings prepared a segment valuation analysis based on discounted cash flows. At the request of Spice's management, ING Barings relied upon forecasted financial information for Spice provided by management, without independent verification.

    The segment valuation analysis consisted of (a) calculating a range of net present values for the projected unleveraged free cash flows in the forecast for each of the following segments of Spice - Spice Networks, Spice Direct, Spice International and Corporate Overhead - using various discount rates reflecting the weighted average cost of capital which ING Barings deemed appropriate, and
(b) combining those values with terminal values for each segment calculated by multiplying each segment's projected EBITDA in 2003 by a range of EBITDA terminal value multiples which ING Barings deemed appropriate and discounting the values using the same discount rates utilized for the unleveraged free cash flows of the respective segment. ING Barings applied (i) discount rates ranging from 10.0% to 20.0% and EBITDA terminal value multiples ranging from 5.0x to 7.0x to the Spice Networks segment, (ii) discount rates ranging from 15.0% to 25.0% and EBITDA terminal value multiples ranging from 6.0x to 8.0x to the Spice Direct segment, (iii) discount rates ranging from 15.0% to 25.0% and EBITDA terminal value multiples ranging from 6.0x to 8.0x to the Spice International segment, and (iv) a discount rate of 10.0% and an EBITDA terminal value multiple of 6.0x to the Corporate Overhead segment. The aggregate of each segment's net present value of projected free cash flows combined with the net present value of the terminal values yielded a range of implied segment values. In order to derive a range of implied equity values per share for Spice, ING Barings made adjustments to the range of implied segment values for the net value of options and warrants and non-operating adjustments and then divided by the number of fully diluted shares outstanding of Spice Common Stock. Based on such analysis, ING Barings derived a range of implied equity values per share of Spice Common Stock of $5.67 to $13.09. The range of nominal Cash and Playboy Stock Consideration to be offered in the Spice Merger (see "--Transaction Valuation Analysis") compared favorably with the range of implied equity values per share of Spice Common Stock.

    PLAYBOY ANALYSIS

    ING Barings analyzed a range of Total Enterprise Values for Playboy (the "Playboy Total Enterprise Value"), based on the range of Collar Prices defined in the Merger Agreement, as multiples of current and forward year revenue and EBITDA. The Playboy Total Enterprise Value analysis also included a calculation of Playboy Total Enterprise Values less an adjustment for the value of Playboy's on-line business (the "Adjusted Playboy Total Enterprise Value"). The range of Adjusted Playboy Total Enterprise Values were analyzed as multiples of current and forward year revenue and EBITDA excluding the results of the operations of Playboy's on-line business ("Adjusted Revenue" and "Adjusted EBITDA," respectively). A summary of the Playboy Total Enterprise Value multiples and the Adjusted Playboy Total Enterprise Value multiples is presented in the table below:

                                                                                     CURRENT YEAR    FORWARD YEAR
                                                                                    --------------  --------------
Playboy Total Enterprise Value Multiples of:
  Revenue.........................................................................    1.08x--1.45x    0.99x--1.32x
  EBITDA..........................................................................    25.3x--33.9x    26.6x--35.7x

Adjusted Playboy Total Enterprise Value Multiples of:
  Adjusted Revenue................................................................    0.76x--1.13x    0.70x--1.04x
  Adjusted EBITDA.................................................................    12.8x--19.1x    12.7x--18.9x

    ING Barings prepared a comparable company trading analysis that consisted of reviewing financial market and operating performances of selected publicly-traded companies which were considered to be comparable ("Selected Comparable Diversified Entertainment Companies," "Selected Comparable Cable Network Companies," "Selected Comparable Magazine Companies," "Selected Comparable Catalog Marketing Companies" and "Selected Comparable Internet Companies," collectively, the "Selected Playboy Comparable Companies") to Playboy's operating segments. ING Barings noted that each of the Selected Playboy Comparable Companies is distinguishable from Playboy, and that, accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgements concerning differences in the financial and operating characteristics of the companies and other factors to which they are being compared. The multiples and ratios for each of the Selected Playboy Comparable Companies were based on the most recent publicly available information and published estimates of research analysts.

    The Selected Comparable Diversified Entertainment Companies included: The Walt Disney Company; IMAX Corporation; King World Productions, Inc.; Metro-Goldwyn-Mayer, Inc.; The News Corporation Limited; USA Networks, Inc.; The Seagram Company, Ltd.; Time Warner Inc.; and Viacom Inc. With respect to the Selected Diversified Entertainment Companies, ING Barings considered, among other analyses, Total Enterprise Value as a multiple of current and forward year EBITDA. ING Barings' analysis of the Selected Diversified Entertainment Companies indicated Total Enterprise Value multiples of current and forward year EBITDA ranging from 6.9x to 17.5x, with a median of 13.2x and a mean of 13.5x, and 6.7x to 35.8x, with a median of 12.3x and a mean of 14.8x, respectively.

    The Selected Comparable Cable Network Companies included: TCI Music, Inc.; Liberty Media Group; LodgeNet Entertainment Corporation; NTN Communications, Inc.; On Command Corporation; Shop at Home, Inc.; United Video Satellite Group, Inc.; and ValueVision International, Inc. With respect to the Selected Comparable Cable Network Companies, ING Barings considered, among other analyses, Total Enterprise Value as a multiple of current and forward year EBITDA. ING Barings' analysis of the Selected Comparable Cable Network Companies indicated Total Enterprise Value multiples of current and forward year EBITDA ranging from 8.8x to 60.8x, with a median of 12.3x and a mean of 22.8x, and 7.4x to 29.2x, with a median of 10.1x and a mean of 15.6x, respectively.

    The Selected Comparable Magazine Companies included: The McGraw-Hill Companies, Inc.; CMP Media Inc.; Primedia Inc.; The Petersen Companies, Inc.; Reader's Digest Association, Inc.; and Scholastic Corporation. With respect to the Selected Magazine Companies, ING Barings considered, among other analyses, Total Enterprise Value as a multiple of current and forward year EBITDA. ING Barings' analysis of the Selected Magazine Companies indicated Total Enterprise Value multiples of current and forward year EBITDA ranging from 9.8x to 22.0x, with a median of 13.4x and a mean of 15.5x, and 7.1x to 15.9x, with a median of 12.6x and a mean of 11.7x, respectively.

    The Selected Comparable Catalog Marketing Companies included: Lillian Vernon Corporation; Micro Warehouse, Inc.; Spiegel, Inc.; Coldwater Creek, Inc.; Fingerhut Companies, Inc.; and Lands' End, Inc. With respect to the Selected Catalog Marketing Companies, ING Barings considered, among other analyses, Total Enterprise Value as a multiple of current and forward year EBITDA. ING Barings' analysis of the Selected Catalog Marketing Companies indicated Total Enterprise Value multiples of current and forward year EBITDA ranging from 8.1x to 12.6x, with a median of 9.5x and a mean of 10.0x, and 6.9x to 6.9x, with a median of 6.9x and a mean of 6.9x, respectively.

    The Selected Comparable Internet Companies included: Preview Travel, Inc.; Sportsline USA, Inc.; Amazon.com, Inc.; Onsale, Inc.; and N2K, Inc. With respect to the Selected Internet Companies, ING Barings considered, among other analyses, Total Enterprise Value as a multiple of current and forward year revenue. ING Barings' analysis of the Selected Internet Companies indicated Total Enterprise Value multiples of current and forward year revenue ranging from 3.91x to 26.73x, with a median of 11.28x and a mean of 14.44x, and 2.57x to 15.00x, with a median of 5.89x and a mean of 8.05x, respectively.

    ING Barings noted that the range of Playboy Total Enterprise Value multiples of current and forward year revenue and EBITDA and the range of Adjusted Playboy Total Enterprise Value multiples of current and forward year Adjusted Revenue and Adjusted EBITDA calculated for the range of Collar Prices compared favorably with the multiples derived for the Selected Playboy Comparable Companies.

    The foregoing is a summary of the material aspects of the financial analyses used by ING Barings in connection with rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying ING Barings' opinion. In reaching its opinion, ING Barings considered the results of all such analyses. The analyses were prepared solely for the purposes of ING Barings providing its opinion as to the fairness of the Cash and Playboy Stock Consideration to be received by the holders of Spice Capital Stock, from a financial point of view, and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such analyses. The estimates used by ING Barings were developed solely for purposes of its analyses and the presentations to the Spice Board and reflected computations of the potential values through the application of various generally accepted valuation techniques. ING Barings' opinion and the related presentation to the Spice Board on May 29, 1998 was one of many factors taken into consideration by the Spice Board in making its determination to approve the Merger Agreement and the Spice Merger. The foregoing summary does not purport to be a complete description of the analyses performed by ING Barings.

    ING Barings' opinion is for the use and benefit of the Spice Board in its consideration of the Spice Merger. This opinion is not intended to be and does not constitute a recommendation to any stockholder as to how that stockholder should vote with respect to the Merger Agreement and the Spice Merger. ING Barings was not requested to opine as to, and its opinion does not in any manner address, Spice's underlying business decision to proceed with or effect the Spice Merger, or the relative merits of the Spice Merger as compared to any alternative business strategies which might exist for Spice or the effect of any other transaction in which Spice might engage or any agreements which might be concluded between Spice and Playboy after the date of ING Barings' opinion.

    In the ordinary course of its business, ING Barings may actively trade the securities of Spice and Playboy for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    In a letter agreement dated December 8, 1997, Spice agreed to pay ING Barings a total consideration of no less than $1,000,000 payable as follows: (a) a cash fee equal to $200,000 for the delivery of the opinion relating to the Spice Merger payable upon delivery of the opinion, irrespective of the conclusions reached by ING Barings in that opinion or whether the Spice Merger is consummated; (b) a cash fee equal to $200,000 on the date of the mailing of any proxy statement/prospectus or similar document relating to the Spice Merger; and (c) a cash fee equal to $600,000, plus any unpaid amounts (including any unpaid amounts because no opinion was requested) under clauses (a) and (b) above, at the closing of the Spice Merger. In addition, Spice agreed to pay ING Barings a cash fee of $100,000 on a pro rata basis for each $0.50 per share increment determined on a fully diluted basis above a purchase price of $6.00 per share. The purchase price will be determined based on the average of the closing sale prices for the Spice Common Stock for the 20 consecutive trading day period ending five days prior to the closing of the Spice Merger or as mutually agreed upon by ING Barings and Spice. ING Barings was paid a $100,000 non-refundable retainer upon the execution of its engagement letter with Spice which will be credited toward any fee owed to ING Barings upon consummation of the Transactions. Furthermore, Spice has agreed to reimburse ING Barings for certain out-of-pocket expenses and to indemnify ING Barings for certain liabilities arising in connection with ING Barings' opinion.

PURPOSE AND CERTAIN EFFECTS OF THE TRANSACTIONS

    The purpose of the Transactions is (a) to combine Playboy and Spice, (b) to create a new company, Directrix, which will contain certain of the existing assets and liabilities of Spice, and (c) to distribute the Directrix Common Stock to the stockholders of Spice. As a result of the Transactions, Playboy and Spice will each become wholly owned subsidiaries of New Playboy, and the former stockholders of Spice will receive all of the Directrix Common Stock pro rata based on their ownership of, and in partial exchange for, their shares of Spice Capital Stock. New Playboy will derive the sole benefit of Spice's brand name, trademarks, net earnings and net book value, and the former holders of Spice Capital Stock will have no direct interests in Spice or be able to vote with respect to the future affairs of Spice. Although former holders of Spice Capital Stock will no longer enjoy the possibility of a direct interest in any future appreciation in their equity interests in Spice after the Transactions, they will enjoy the possibility of future appreciation of their equity interests in New Playboy. The former holders of Spice Capital Stock will also enjoy the possibility of future appreciation of their equity interests in Directrix.

    Registration of the Spice Common Stock under the Exchange Act may be terminated upon application by Spice to the Commission if the Spice Common Stock is neither listed on a national securities exchange nor held by more than 300 holders of record. Following consummation of the Transactions, Spice will be a wholly owned subsidiary of New Playboy and the Spice Common Stock will be delisted from the NASDAQ Small-Cap Market and will no longer trade publicly. Spice expects that the Spice Common Stock will continue to be listed and traded on the NASDAQ Small-Cap Market until the consummation of the Transactions.

    Following consummation of the Transactions, neither Playboy nor Spice expects to continue to file financial information or other reports under the Exchange Act; however, New Playboy intends to include summarized financial information regarding Playboy and Spice in its financial statements, to the extent required by the rules of the Commission.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS

    In considering the recommendation of the Spice Board that the stockholders approve the Merger Agreement and the Spice Merger, Spice stockholders should be aware that certain directors and officers of

Spice have interests in the Transactions in addition to their interests solely as stockholders of Spice, as described below. The Spice Board was aware of these interests when it considered and approved and the Merger Agreement and the Spice Merger.

    EXECUTIVE EMPLOYMENT AGREEMENTS

    Spice and its subsidiaries entered into employment agreements with the following executive officers effective as of the dates indicated: J. Roger Faherty, Chairman of the Spice Board, Chief Executive Officer and President (June 1, 1992, as amended); Daniel J. Barsky, Senior Vice President, Secretary and General Counsel (January 1, 1997); James Cofer, Senior Vice President, National Accounts (January 1, 1997); Steven J. Nolfi, Senior Vice President, Affiliate Sales and Marketing (January 1, 1997); Andrew Trentacosta, Senior Vice President, Programming and Production (January 1, 1997); Donald J. McDonald, President of Spice Direct, Inc. (January 1, 1997); Richard Kirby, Senior Vice President, Operations (January 1, 1997); Steve Saril, Senior Vice President, Sales and Marketing (January 1, 1997); Jeffrey Q. Mortensen, Vice President, Regional Sales (January 1, 1997); Shirley Rohn-Saito, Vice President, Western Region (January 1, 1997); John R. Sharpe, Vice President and Controller (January 1, 1997); and Tom Wheling, Vice President, Great Lakes Region (January 1, 1997); and Spice entered into a consulting agreement with Harlyn C. Enholm, Chief Financial Officer, on February 1, 1997, as amended (collectively, the "Employment Agreements"). Spice entered into the Employment Agreements in order to retain senior management and sales personnel who Spice believed were critical to the growth of the Spice Networks.

    The Employment Agreements provide that the respective executive officers are entitled to receive certain severance benefits described below if, within 18 months following a change in control of Spice, Spice terminates the employment of the executive officer. In addition, the employment agreements with Messrs. Faherty and Saril permit them to receive such severance benefits if they terminate their employment for any reason within 18 months following a change in control in Spice. In each case, the amount of the parachute payment is equal to four times the executive officer's then current salary (including any bonuses paid over the preceding 12 months) grossed up by the amount equal to the excise tax on any portion of the severance benefit treated as an "excess parachute payment" under the Code and the incremental income taxes payable on the grossed up amount.

    If triggered, the severance payments (without regard to any excise taxes or gross-ups) payable under the Employment Agreements would be approximately as follows: Mr. Faherty--$1,470,000; Mr. Barsky-- $735,000; Mr. Cofer--$673,000;
Mr. Nolfi--$648,000; Mr. Trentacosta--$558,000; Mr. McDonald-- $630,000; Mr.
Kirby--$735,000; Mr. Saril--$1,050,000; Mr. Mortensen--$434,000; Ms.
Rohn-Saito-- $434,000; Mr. Sharpe--$387,000; Mr. Wehling--$413,000; and Mr.
Enholm--$1,050,000. Approximately $8,512,000 of the aggregate severance payments being made to these Spice officers will not be deductible for Federal income tax purposes.

    After the Spice Merger, it is anticipated that none of the executive officers will continue to be employed by New Playboy, Playboy or Spice, and that all will be entitled to the severance payments described above.

    Mr. Faherty and Spice entered into a deferred compensation agreement under which Spice is obligated to provide Mr. Faherty with retirement benefits after he reaches the age of 65 and also provides for early retirement benefits. Spice's obligations under this deferred compensation agreement are funded, in part, by life insurance policies on Mr. Faherty's life. As a result of the Spice Merger, New Playboy will assume responsibility under this agreement and will become the owner of the life insurance policies.

    DIRECTRIX EMPLOYMENT AGREEMENTS

    To provide experienced and consistent management for Directrix after the Contribution and the Share Transfer, Directrix anticipates entering into employment agreements with Messrs. Faherty, McDonald, Kirby and Sharpe. These employment agreements will provide for (a) annual salaries consistent with the individual's responsibilities and in accordance with industry standards, and (b) certain non-competition and non-solicitation restrictions on the activities of the individuals. The Directrix employment agreements will provide for an annual salary of $367,500, $185,000, $183,750 and $115,000 for Messrs. Faherty,
McDonald, Kirby and Sharpe, respectively. These executive officers will be entitled to receive the severance payments described under "--Executive Employment Agreements" even though they will be entering into employment agreements with Directrix, and they may also be granted stock options and other benefits under Directrix's benefit plans.

    STOCK OPTIONS

    The Merger Agreement provides that, upon consummation of the Mergers, each outstanding option granted under the various Spice employee and directors stock option plans and those granted to executive officers outside of the plans (collectively, "Spice Stock Options") shall, subject to the agreement of its holder, be deemed to have been exercised and each option holder will be entitled to receive the Merger Consideration reduced by the exercise price and applicable withholding taxes due on exercise of the option. The following table sets forth the number of outstanding options for (a) each executive officer, (b) the non-employee Spice directors, and (c) all executive officers and directors of Spice as a group, in each case as of September 30, 1998.

EXECUTIVE OFFICERS
(INCLUDING EMPLOYEE DIRECTORS)                                            NUMBER OF OPTIONS
------------------------------                                            ------------------
J. Roger Faherty........................................................       1,027,416
Harlyn C. Enholm........................................................          57,462
Steve Saril.............................................................         336,000
Daniel J. Barsky........................................................          86,000
Richard Kirby...........................................................         141,000
John R. Sharpe..........................................................          17,800

NON-EMPLOYEE DIRECTORS
----------------------

Leland H. Nolan.........................................................         722,916
Dean R. Ericson.........................................................          50,000
Rudy R. Miller..........................................................          20,000
Stephen K. Liebmann.....................................................          10,000

ALL EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP (10 PERSONS)............       2,468,594

    RESTRICTED STOCK INCENTIVE PLAN

    In 1995, Spice established a restricted stock plan. Messrs. Saril, Kirby and Barsky were granted 40,000, 36,000 and 27,000 shares, respectively, of restricted Spice Common Stock under this plan. Under the restricted stock plan, the restricted stock vests in the fifth year after grant if Spice continues to employ the executive. Vesting is accelerated upon a change in control of Spice, which will occur as a result of the Spice Merger. The shares of restricted Spice Common Stock held by Messrs. Saril, Kirby and Barsky will vest upon consummation of the Mergers and those officers will be entitled to receive the Merger Consideration with respect to those shares without any payment by them.

    WARRANTS

    Spice issued warrants to acquire 50,000 shares of Spice Common Stock to affiliates of each of Dean Ericson, Rudy R. Miller and Stephen K. Liebmann, Directors of Spice. The Merger Agreement provides that, upon consummation of the Mergers, each of these warrants shall, subject to the agreement of its holder, be deemed to have been exercised and each warrant holder will be entitled to receive the Merger Consideration reduced by the exercise price and applicable withholding taxes due on exercise of the warrant.

    INDEMNIFICATION

    Under the Merger Agreement and subject to certain limitations, Spice, as the surviving corporation following the Spice Merger, will indemnify each person who was an officer, director, employee or agent of Spice against certain liabilities. In addition, New Playboy will cause to be maintained, with certain limitations, directors' and officers' liability insurance policies comparable to those currently maintained by Spice for a period of six years from consummation of the Mergers. See "The Merger Agreement--Certain Covenants--Indemnification and Insurance."

FEDERAL INCOME TAX CONSEQUENCES

    PLAYBOY MERGER

    The discussion set forth below describes the material Federal income tax consequences of the Playboy Merger. This discussion is based upon the provisions of the Code, applicable Treasury Regulations, judicial decisions and current administrative rulings, any of which may be changed at any time with retroactive effect. The discussion does not address all aspects of Federal income taxation that may be important to particular taxpayers in light of their personal investment circumstances or to taxpayers subject to special treatment under the Federal income tax laws (including life insurance companies, foreign persons, tax-exempt entities and holders who acquired their Playboy Capital Stock upon exercise of employee stock options or otherwise as compensation) and does not address any aspect of state, local or foreign taxation. The discussion also assumes that Playboy Capital Stock will be held as a capital asset at the time of the consummation of the Playboy Merger. No rulings have been or will be requested from the IRS with respect to any of the matters discussed. There can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the tax consequences set forth below.

    Based upon representation letters, which will be confirmed by Playboy and Spice prior to the consummation of the Mergers, it is the opinion of Paul, Weiss, Rifkind, Wharton & Garrison that the Playboy Merger will be treated as a tax-free transfer of property to New Playboy by the holders of Playboy Capital Stock governed by Section 351 of the Code. The opinion is based on current law and assumes that the Mergers will be consummated as described in this Proxy Statement/Prospectus and in accordance with the Merger Agreement and the other Transaction Agreements in their current form. The opinion is not binding on the IRS. It is a condition to the obligations of Playboy to consummate the Playboy Merger that it shall have received confirmation, dated as of the consummation of the Mergers, of the opinion contained in this paragraph.

    TREATMENT OF NEW PLAYBOY, PLAYBOY AND PLAYBOY MERGER CORP. No gain or loss will be recognized by New Playboy, Playboy or Playboy Merger Corp. as a result of the Playboy Merger.

    CONVERSION OF PLAYBOY CAPITAL STOCK INTO NEW PLAYBOY CAPITAL STOCK. A holder of Playboy Capital Stock whose shares of Playboy Capital Stock are converted in the Playboy Merger into shares of New Playboy Capital Stock will not recognize gain or loss upon such conversion. The tax basis of the New Playboy Capital Stock received by the holder will be equal to the tax basis of the Playboy Capital Stock so converted, and the holding period of the New Playboy Capital Stock will include the holding period of the Playboy Capital Stock so converted.

    REPORTING REQUIREMENTS. Each holder of Playboy Capital Stock that receives New Playboy Capital Stock in the Playboy Merger will be required to retain records and file with the holder's Federal income tax return a statement setting forth certain facts relating to the Playboy Merger.

    SHARE TRANSFER AND SPICE MERGER

    The discussion set forth below describes the material Federal income tax consequences of the Share Transfer and the Spice Merger. This discussion is based upon the provisions of the Code, applicable

Treasury Regulations, judicial decisions and current administrative rulings, any of which may be changed at any time with retroactive effect. The discussion does not address all aspects of Federal income taxation that may be important to particular taxpayers in light of their personal investment circumstances or to taxpayers subject to special treatment under the Federal income tax laws (including life insurance companies, foreign persons, tax-exempt entities and holders who acquired their Spice Capital Stock upon exercise of employee stock options or otherwise as compensation) and does not address any aspect of state, local or foreign taxation. The discussion also assumes that Spice Capital Stock will be held as a capital asset at the time of the consummation of the Spice Merger. No rulings have been or will be requested from the IRS with respect to any of the matters discussed. There can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the tax consequences set forth below.

    Based upon representation letters, which will be confirmed by Playboy and Spice prior to the consummation of the Mergers, it is the opinion of Kramer, Levin, Naftalis & Frankel that the Spice Merger will be treated as a tax-free transfer of property to New Playboy by the holders of Spice Capital Stock governed by Section 351 of the Code. The opinion is based on current law and assumes that the Mergers will be consummated as described in this Proxy Statement/Prospectus and in accordance with the Merger Agreement and the other Transaction Agreements in their current form. The opinion is not binding on the IRS. It is a condition to the obligation of Spice to consummate the Spice Merger that it shall have received confirmation, dated as of the consummation of the Mergers, of the opinion contained in this paragraph. No opinion has been sought as to the tax consequences of the Share Transfer.

    TREATMENT OF NEW PLAYBOY, SPICE AND SPICE MERGER CORP. Spice will recognize gain on the Share Transfer in an amount equal to the difference between the fair market value of the Directrix Common Stock and Spice's tax basis in the assets contributed to Directrix in the Contribution (net of the liabilities assumed by Directrix). Other than such gain recognized by Spice, no gain or loss will be recognized by Spice, New Playboy or Spice Merger Corp. as a result of the Spice Merger.

    RECEIPT OF DIRECTRIX COMMON STOCK IN THE SHARE TRANSFER. Although the matter is not free from doubt and there is no authority directly on point, the Share Transfer should be treated as a partial redemption of the Spice Capital Stock. Accordingly, a holder should be treated as having received Directrix Common Stock in exchange for a portion of that holder's Spice Capital Stock (the "Redeemed Shares") in a taxable transaction. The portion of the Spice Capital Stock treated as so exchanged should bear the same proportion to that holder's total Spice Capital Stock as the fair market value of the Directrix Common Stock received bears to the total fair market value of the Merger Consideration received by that holder in the Share Transfer and the Spice Merger. Any gain or loss recognized with respect to such partial redemption should generally be capital gain or loss. The amount of the gain or loss should be equal to the difference between the ratable portion of the tax basis of the Spice Capital Stock that is allocable to the Redeemed Shares and the fair market value of the Directrix Common Stock received. Any capital gain or loss will constitute long-term capital gain or loss if the Spice Capital Stock has been held by the holder for more than one year at the time of the consummation of the Share Transfer. For holders who are individuals, net long-term capital gain is generally taxed at lower rates than ordinary income.

    It is possible that the IRS could treat the Share Transfer as a dividend which would be taxable to the holders of Spice Capital Stock at ordinary income tax rates to the extent of Spice's current or accumulated earnings and profits. None of New Playboy, Playboy, Spice or Directrix will be obligated to indemnify Spice stockholders for any such tax. If the Share Transfer were treated as a dividend, however, certain corporate holders could be eligible for a dividends received deduction with respect to such dividend.

    The tax basis of the Directrix Common Stock received will equal its fair market value. The holding period of the Directrix Common Stock will begin on the day after consummation of the Share Transfer.

    EXCHANGE OF SPICE STOCK FOR MERGER CONSIDERATION. With respect to the portion of the Spice Capital Stock that is not treated as redeemed in the Share Transfer (the "Converted Shares"), except as discussed below under "--Cash in Lieu of Fractional Shares" and "--Transfer Taxes," a holder whose shares of Spice Capital Stock are converted in the Spice Merger into the right to receive the Merger Consideration will recognize any capital gain realized in the transaction, to the extent discussed below, but will not recognize any loss realized in the transaction. The amount of capital gain that is recognized will be calculated separately for each portion of each block (i.e., shares of Spice Capital Stock acquired at the same time in a single transaction) of Spice Capital Stock treated as Converted Shares. The amount of gain recognized, if any, will be an amount equal to the lesser of (a) the amount of gain realized in respect of the Converted Share portion of that block (i.e., the excess of (i) the sum of the amount of cash and the fair market value of New Playboy Class B Common Stock received that is allocable to the Converted Share portion of that block of Spice Capital Stock over (ii) the tax basis of the Converted Share portion of that block), and (b) the sum of the amount of cash received that is allocable to the Converted Share portion of that block. For this purpose, all of the cash and New Playboy Class B Common Stock received by a holder will be allocated proportionately among the Converted Share portions of the blocks of Spice Capital Stock. Any gain recognized will be capital gain and will be long-term capital gain if the holder has held the block of Spice Capital Stock for more than one year. For holders who are individuals, net long-term capital gain is generally taxed at lower rates than ordinary income.

    The aggregate tax basis of the New Playboy Class B Common Stock received by a holder in exchange for a Converted Share portion of a block of Spice Capital Stock will be equal to the aggregate tax basis allocable to that portion of the block of Spice Capital Stock, increased by the amount of any gain recognized by the holder in the Spice Merger (but not in the Share Transfer) with respect to such Converted Share portion of that block, and decreased by the amount of cash received. The holding period of the New Playboy Class B Common Stock received in exchange for a block of Spice Capital Stock will include the holding period of that block of Spice Capital Stock.

    CASH IN LIEU OF FRACTIONAL SHARES. A holder of Spice Capital Stock who receives cash in lieu of fractional shares of New Playboy Class B Common Stock will be treated as having received the fractional shares in the Spice Merger and then as having exchanged the fractional share for cash in a redemption by New Playboy. Any gain or loss attributable to fractional shares will generally be capital gain or loss. The amount of the gain or loss will be equal to the difference between the ratable portion of the tax basis of the Spice Capital Stock converted in the Spice Merger that is allocated to the fractional share and the cash received in lieu of it. Any capital gain or loss will constitute long-term capital gain or loss if Spice Capital Stock has been held by the holder for more than one year at the time of the consummation of the Spice Merger. For holders who are individuals, net long-term capital gain is generally taxed at lower rates than ordinary income.

    DISSENTING HOLDERS OF SPICE STOCK. A holder of Spice Capital Stock that receives solely cash in exchange for that stock in the Spice Merger by virtue of the exercise of dissenter's rights will recognize capital gain or loss at the time of the consummation of the Spice Merger equal to the difference between the tax basis of the Spice Capital Stock surrendered in the Spice Merger and the amount of cash received for it. The capital gain or loss will constitute long-term capital gain or loss if the Spice Capital Stock has been held by the holder for more than one year at the time of the consummation of the Spice Merger. For holders who are individuals, net long-term capital gain is generally taxed at lower rates than ordinary income. See "--Transfer Taxes" below.

    TRANSFER TAXES. It is possible that Spice may pay certain state and local real property transfer taxes ("Transfer Taxes") that arise as a result of the Spice Merger. Any such payments could be considered for Federal income tax purposes to be additional consideration paid to each holder of Spice Capital Stock. In that event, each holder would be treated as if it received cash equal to the amount of Transfer Taxes paid on its behalf, which could result in additional taxable gain to the holder and a corresponding increase in tax basis of the holder's shares of New Playboy Class B Common Stock.

    REPORTING REQUIREMENTS. Each holder of Spice Capital Stock that receives New Playboy Class B Common Stock in the Spice Merger will be required to retain records and file with the holder's Federal income tax return a statement setting forth certain facts relating to the Spice Merger.

    THIS FEDERAL INCOME TAX DISCUSSION IS A GENERAL DESCRIPTION AND MAY NOT APPLY TO ALL HOLDERS OF PLAYBOY CAPITAL STOCK OR SPICE CAPITAL STOCK. THE HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE TRANSACTIONS.

REGULATORY APPROVALS

    The consummation of the Transactions is subject to certain regulatory requirements, including expiration or termination of the applicable waiting periods under the HSR Act. The HSR Act provides that certain merger and acquisition transactions (including the Mergers) may not be consummated until notifications and certain information have been given to the Antitrust Division and the FTC and certain waiting period requirements have been satisfied. The waiting period under the HSR Act expired on March 29, 1998. At any time before or after the consummation of the Transactions, the Antitrust Division, the FTC or another third party could seek to enjoin or rescind the Transactions on antitrust grounds. In addition, at any time before or after the consummation of the Transactions, and notwithstanding that the waiting period under the HSR Act has expired, any state could take action under state antitrust laws that it deems necessary or desirable in the public interest.

ACCOUNTING TREATMENT

    The Transactions will be accounted for by New Playboy under the purchase method of accounting for business combinations. See "Unaudited Pro Forma Combined Financial Statements."

CERTAIN FEES AND EXPENSES

    Playboy retained Bear Stearns under the terms of a letter agreement as its financial advisor to provide financial analyses and advice. Playboy agreed to pay Bear Stearns, as compensation for its services, a fee of $1 million, $50,000 of which was payable upon execution of a letter of intent, $100,000 of which was payable upon execution of the Merger Agreement, and $850,000 of which is payable upon consummation of the Transactions, and to reimburse Bear Stearns for certain out-of-pocket expenses incurred in connection with its services to Playboy. Playboy also agreed to indemnify Bear Stearns, its affiliates, the respective directors, officers, partners, agents and employees of Bear Stearns and its affiliates, and each person, if any, controlling Bear Stearns or any of its affiliates, against certain liabilities, including liabilities under the Federal securities laws.

    Spice engaged ING Barings as its financial advisor to provide financial analyses and advice and to render an opinion to the Spice Board as to the fairness to the holders of Spice Capital Stock, from a financial point of view, of the consideration to be received by the stockholders under the terms of a potential business combination between Playboy and Spice. The terms of the engagement were set forth in a letter agreement described under "--Opinion of Spice's Financial Advisor."

STOCK EXCHANGE LISTING

    New Playboy will apply for the listing of New Playboy Class A Common Stock and New Playboy Class B Common Stock under the symbols PLAA and PLA, respectively, on both the NYSE and the PE. It is a condition to the consummation of the Mergers that the shares of New Playboy Class B Common Stock to be issued in connection with the Mergers will have been approved for listing on the NYSE, subject only to official notice of issuance.

FEDERAL SECURITIES LAWS CONSEQUENCES

    All shares of New Playboy Capital Stock received by Playboy and Spice stockholders in the Mergers will be freely transferable under the Federal securities laws, except that shares of New Playboy Capital Stock and the Directrix Common Stock received by persons who are deemed to be "affiliates" (as defined under the Securities Act) of Playboy or Spice prior to the consummation of the Mergers may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act (or Rule 144 in the case of persons who become affiliates of New Playboy) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Playboy, Spice or New Playboy generally include individuals or entities that control, are controlled by, or are under common control with, those parties.

APPRAISAL AND DISSENTERS' RIGHTS

    Holders of record of Spice Common Stock who do not vote in favor of the Merger Agreement and the Spice Merger and who otherwise comply with the applicable statutory procedures summarized in the Proxy Statement/Prospectus will be entitled to appraisal rights under Section 262 ("Section 262") of the General Corporation Law of the State of Delaware ("DGCL"). Holders of record of Spice Convertible Preferred Stock who otherwise comply with the applicable statutory procedures summarized in the Proxy Statement/ Prospectus will also be entitled to appraisal rights under Section 262. A person having a beneficial interest in shares of Spice Capital Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

    THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO APPRAISAL RIGHTS UNDER THE DGCL AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTION 262 WHICH IS REPRINTED IN ITS ENTIRETY AS APPENDIX D. ALL REFERENCES IN SECTION 262 AND IN THIS SUMMARY TO A "STOCKHOLDER" OR "HOLDER" ARE TO THE RECORD HOLDER OF THE SHARES OF SPICE CAPITAL STOCK AS TO WHICH APPRAISAL RIGHTS ARE ASSERTED.

    Under the DGCL, holders of shares of Spice Capital Stock who follow the procedures set forth in Section 262 (collectively, "Appraisal Shares") will be entitled to have their Appraisal Shares appraised by the Delaware Chancery Court and to receive payment in cash of the "fair value" of the Appraisal Shares, exclusive of any element of value arising from the accomplishment or expectation of the Spice Merger, together with a fair rate of interest, if any, as determined by the court.

    Under Section 262, where a proposed merger is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was a stockholder on the record date for the meeting of shares for which appraisal rights are available, that appraisal rights are so available, and must include in the notice a copy of
Section 262.

    This Proxy Statement/Prospectus constitutes notice to the Spice stockholders and the applicable statutory provisions of the DGCL are attached to this Proxy Statement/Prospectus as Appendix D. Any stockholder who wishes to exercise appraisal rights or who wishes to preserve his, her or its right to do so should review the following discussion and Appendix D carefully, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

    A HOLDER OF APPRAISAL SHARES WISHING TO EXERCISE APPRAISAL RIGHTS (A) MUST DELIVER TO SPICE PRIOR TO THE VOTE ON THE MERGER AGREEMENT AND THE SPICE MERGER AT THE SPICE SPECIAL MEETING TO BE HELD ON DECEMBER 30, 1998, A WRITTEN DEMAND FOR APPRAISAL OF THE HOLDER'S APPRAISAL SHARES, AND (B) MUST NOT VOTE IN FAVOR OF THE MERGER AGREEMENT AND THE SPICE MERGER. A HOLDER OF APPRAISAL SHARES WISHING TO EXERCISE APPRAISAL RIGHTS MUST BE

THE RECORD HOLDER OF THE APPRAISAL SHARES ON THE DATE THE WRITTEN DEMAND FOR APPRAISAL IS MADE AND MUST CONTINUE TO HOLD THE APPRAISAL SHARES OF RECORD UNTIL THE CONSUMMATION OF THE SPICE MERGER. ACCORDINGLY, A HOLDER OF APPRAISAL SHARES WHO IS THE RECORD HOLDER OF APPRAISAL SHARES ON THE DATE THE WRITTEN DEMAND FOR APPRAISAL IS MADE, BUT WHO TRANSFERS THE APPRAISAL SHARES PRIOR TO THE CONSUMMATION OF THE SPICE MERGER, WILL LOSE ANY RIGHT TO APPRAISAL IN RESPECT OF THE APPRAISAL SHARES.

    Only a holder of record of Appraisal Shares is entitled to assert appraisal rights for the Appraisal Shares registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder's name appears on the holder's stock certificates. If Appraisal Shares are owned of record in a fiduciary capacity, as by a trustee, guardian or custodian, execution of the demand should be made in that capacity and, if Appraisal Shares are owned of record by more than one person as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for the owner or owners. A record holder such as a broker who holds Appraisal Shares as nominee for several beneficial owners may exercise appraisal rights with respect to the Appraisal Shares held for one or more beneficial owners while not exercising those rights with respect to the Appraisal Shares held for other beneficial owners. In that case, the written demand should set forth the number of Appraisal Shares as to which appraisal is sought. When no number of Appraisal Shares is expressly mentioned, the demand will be presumed to cover all Appraisal Shares held in the name of the record owner. Stockholders who hold their Appraisal Shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

    ALL WRITTEN DEMANDS FOR APPRAISAL SHOULD BE SENT OR DELIVERED TO SPICE AT 536 BROADWAY, 7TH FLOOR, NEW YORK, NEW YORK 10012, ATTENTION: SECRETARY.

    Within ten days after the consummation of the Spice Merger, Spice will notify each stockholder who has properly asserted appraisal rights under Section 262 and has not voted in favor of the Merger Agreement and the Spice Merger of the date that the Spice Merger became effective.

    Within 120 days after the consummation of the Spice Merger, but not thereafter, Spice or any stockholder who had complied with the statutory requirements summarized above may file a petition in the Delaware Chancery Court demanding a determination of the fair value of Appraisal Shares. Spice is under no obligation and has no present intention to file a petition with respect to the appraisal of the fair value of Appraisal Shares. Accordingly, it is the obligation of the stockholders to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262.

    Within 120 days after the consummation of the Spice Merger, any stockholder who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from Spice a statement setting forth the aggregate number of Appraisal Shares not voted in favor of adoption of the Merger Agreement and the Spice Merger and with respect to which demands for appraisal have been received and the aggregate number of holders of the Appraisal Shares. The statements must be mailed within ten days after a written request for them has been received by Spice.

    If a petition for an appraisal is timely filed, after a hearing on the petition, the Delaware Chancery Court will determine the stockholders entitled to appraisal rights and will appraise the "fair value" of their Appraisal Shares, exclusive of any element of value arising from the accomplishment or expectation of the Spice Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Stockholders considering seeking appraisal should be aware that the fair value of their Appraisal Shares as determined under Section 262 could be more than, the same as or less than the value of the consideration they would receive under the Merger Agreement if they did not seek appraisal of their Appraisal Shares and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under
Section 262. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings.

    The Delaware Chancery Court will determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose Appraisal Shares have been appraised. The costs of the action may be determined by the Delaware Chancery Court and taxed upon the parties as the Delaware Chancery Court deems equitable. The Delaware Chancery Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and expenses and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of Appraisal Shares entitled to appraisal.

    Any holder of Appraisal Shares who has duly demanded an appraisal in compliance with Section 262 will not, after the consummation of the Spice Merger, be entitled to vote Appraisal Shares subject to the demand for any purpose or be entitled to the payment of dividends or other distributions on those Appraisal Shares (except dividends or other distributions payable to holders of record of Appraisal Shares as of a record date prior to the consummation of the Spice Merger).

    If a stockholder who properly demands appraisal of his, her or its Appraisal Shares under Section 262 fails to perfect, or effectively withdraws or loses, his, her or its right to appraisal, as provided in the DGCL, Appraisal Shares of that stockholder will be converted into the right to receive the Merger Consideration with respect to those Appraisal Shares. A stockholder will fail to perfect, or effectively withdraw or lose, his, her or its right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the consummation of the Spice Merger, or if the stockholder delivers to Spice a written withdrawal of the demand for appraisal. Any attempt to withdraw an appraisal demand more than 60 days after the consummation of the Spice Merger will require the written approval of Spice.

    FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF THOSE RIGHTS, IN WHICH EVENT A STOCKHOLDER WILL BE ENTITLED TO RECEIVE THE CONSIDERATION RECEIVABLE WITH RESPECT TO APPRAISAL SHARES IN ACCORDANCE WITH THE MERGER AGREEMENT.

                              THE MERGER AGREEMENT

    The following summarizes the material terms of the Merger Agreement, a copy of which is attached as Appendix A-1, as amended by the Amendment to the Merger Agreement, a copy of which is attached as Appendix A-2, and both of which are incorporated by reference. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement. All Spice stockholders are urged to read the Merger Agreement in its entirety.

THE MERGERS

    In the Mergers and under the terms and subject to the conditions set forth in the Merger Agreement, Playboy Merger Corp. will be merged with and into Playboy in the Playboy Merger, and Spice Merger Corp. will be merged with and into Spice in the Spice Merger. Following the Playboy Merger and the Spice Merger, Playboy and Spice will each be wholly-owned subsidiaries of New Playboy. The Merger Agreement also contemplates certain other transactions included in the Transactions, such as the Contribution and the Share Transfer, which are described under "Other Transaction Agreements."

    Subject to the conditions set forth in the Merger Agreement, the closing of the Mergers (the "Closing") will take place on a date following satisfaction or waiver of the conditions described under "-- Conditions to the Merger" below,
(i) if on or prior to March 1, 1999, at a time and date specified by Playboy,
(ii) if after March 1, 1999, on the fifth business day following satisfaction or waiver of those conditions, or (iii) at any other time or date as the parties may mutually agree (the "Closing Date"). Each of the Playboy Merger and the Spice Merger will become effective at the time specified in its respective certificate of merger filed with the Secretary of State of the State of Delaware. The time at which the Playboy Merger and the Spice Merger become effective is referred to as the "Effective Time of the Mergers."

CONVERSION OF PLAYBOY CAPITAL STOCK

    At the Effective Time of the Mergers, (a) each issued and outstanding share of Playboy Class A Common Stock, other than shares held directly or indirectly by Playboy, will be converted into one share of a substantially identical series of New Playboy Class A Common Stock and, upon conversion, all shares of Playboy Class A Common Stock will be canceled and retired and will cease to exist and
(b) each issued and outstanding share of Playboy Class B Common Stock, other than shares held directly or indirectly by Playboy, will be converted into one share of a substantially identical series of New Playboy Class B Common Stock and, upon conversion, all shares of Playboy Class B Common Stock will be canceled and retired and will cease to exist.

    AT THE EFFECTIVE TIME OF THE MERGERS, (A) EACH CERTIFICATE REPRESENTING OUTSTANDING SHARES OF PLAYBOY CLASS A COMMON STOCK WILL, WITHOUT ANY ACTION ON THE PART OF ITS HOLDER, BE DEEMED TO REPRESENT AN EQUAL NUMBER OF SHARES OF NEW PLAYBOY CLASS A COMMON STOCK, AND (B) EACH CERTIFICATE REPRESENTING OUTSTANDING SHARES OF PLAYBOY CLASS B COMMON STOCK WILL, WITHOUT ANY ACTION ON THE PART OF ITS HOLDER, BE DEEMED TO REPRESENT AN EQUAL NUMBER OF SHARES OF NEW PLAYBOY CLASS B COMMON STOCK.

    HOLDERS OF PLAYBOY CAPITAL STOCK SHOULD NOT SUBMIT CERTIFICATES REPRESENTING THEIR SHARES OF PLAYBOY CAPITAL STOCK FOR EXCHANGE.

CONVERSION OF SPICE COMMON STOCK

    At the Effective Time of the Mergers, each issued and outstanding share of Spice Common Stock, other than shares held in the treasury of Spice and shares with respect to which appraisal rights are exercised and perfected, will be converted into the right to receive (a) $3.60 in cash (subject to increase if the Average Closing Price is less than $13.00), (b) 0.1371 of one share of New Playboy Class B Common Stock (subject to adjustment if the Average Closing Price is either less than $16.042 or greater than $20.488), and (c) 0.125 of one share of Directrix Common Stock (collectively, the "Merger Consideration"). See, in connection with the Directrix Common Stock, "Other Transaction Agreements." If the Average Closing Price is less than $16.042, each share of Spice Common Stock will be converted into that number of shares of New Playboy Class B Common Stock equal to $2.20 per Spice share and, if the Average Closing Price is greater than $20.488, each share of Spice Common Stock will be converted into that number of shares of New Playboy Class B Common Stock equal to $2.81 per Spice share. If the Average Closing Price is less than $13.00, then Playboy may elect to deliver the value of any shares of New Playboy Class B Common Stock in excess of those it would have had to deliver had the Average Closing Price been equal to $13.00, in either cash, New Playboy Class B Common Stock or any combination of cash and New Playboy Class B Common Stock. Upon conversion, all shares of Spice Common Stock will be canceled and retired and will cease to exist.

    The following numerical examples illustrate the Merger Consideration to be received by the stockholders of Spice:

    - If the Average Closing Price were equal to $21.00, each share of Spice Common Stock would be converted into the right to receive (a) $3.60 in cash, (b) 0.1338 of one share of New Playboy Class B Common Stock (obtained by dividing $2.81 by $21.00), and (c) 0.125 of one share of Directrix Common Stock;

    - If the Average Closing Price were equal to $16.00, each share of Spice Common Stock would be converted into the right to receive (a) $3.60 in cash, (b) 0.1375 of one share of New Playboy Class B Common Stock (obtained by dividing $2.20 by $16.00), and (c) 0.125 of one share of Directrix Common Stock; and

    - If the Average Closing Price were equal to $12.00, each share of Spice Common Stock would be converted into the right to receive (a) $3.60 in cash, (b) 0.1833 of one share of New Playboy Class B Common Stock (obtained by dividing $2.20 by $12.00), and (c) 0.125 of one share of Directrix Common Stock. Because the Average Closing Price is less than $13.00, Playboy would have the option to deliver all or any portion of the value of the New Playboy Class B Common Stock in excess of 0.1692 of one share of New Playboy Class B Common Stock (obtained by dividing $2.20 by $13.00) in cash. In this example, therefore, Playboy could elect to increase the amount of cash to be delivered by up to $0.17 (obtained by multiplying the excess of 0.1833 over 0.1692 by $12.00), and reduce the New Playboy Class B Common Stock portion of the Merger Consideration to be delivered to as low as 0.1692 of one share of New Playboy Class B Common Stock, per share of Spice Common Stock.

    HOLDERS OF SPICE CAPITAL STOCK SHOULD NOT SEND ANY CERTIFICATES REPRESENTING SHARES OF SPICE CAPITAL STOCK WITH THE ENCLOSED PROXY CARD. IF THE MERGER AGREEMENT AND THE SPICE MERGER ARE APPROVED, A LETTER OF TRANSMITTAL WILL BE MAILED AFTER THE EFFECTIVE TIME OF THE MERGERS TO EACH PERSON WHO WAS A HOLDER OF RECORD OF OUTSTANDING SHARES OF SPICE CAPITAL STOCK IMMEDIATELY PRIOR TO THE EFFECTIVE TIME OF THE MERGERS. SPICE STOCKHOLDERS SHOULD SEND CERTIFICATES REPRESENTING SPICE CAPITAL STOCK TO THE EXCHANGE AGENT ONLY AFTER THEY RECEIVE, AND IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED IN, THE LETTER OF TRANSMITTAL.

TREATMENT OF PLAYBOY OPTIONS

    At the Effective Time of the Mergers, each outstanding option to purchase shares of Playboy Class A Common Stock or Playboy Class B Common Stock will be assumed by New Playboy and converted into an option to purchase shares of New Playboy Class A Common Stock or New Playboy Class B Common

Stock, respectively. Following the Effective Time of the Mergers, each option will continue to have, and will be subject to, substantially the same terms and conditions as in effect immediately prior to the Effective Time of the Mergers.

TREATMENT OF SPICE OPTIONS AND WARRANTS

    At the Effective Time of the Mergers, each outstanding Spice Stock Option or warrant to acquire shares of Spice Common Stock will be deemed to have been exercised by its holder, subject to the agreement of its holder, and will be converted into the right to receive the Merger Consideration; provided that the exercise price of the Spice Stock Option or warrant shall be offset first against the cash portion of the Merger Consideration and then against the New Playboy Class B Common Stock portion of the Merger Consideration. If the exercise price of any Spice Stock Options or warrants is greater than the aggregate cash portion of the Merger Consideration payable to the holder of those Spice Stock Options (such excess being referred to as the "Excess Amount"), then that holder may elect to pay to Spice an amount equal to the Excess Amount in cash in order to receive the full amount of the stock portion of the Merger Consideration to which that holder is entitled without any reduction of such stock portion.

TREATMENT OF SPICE CONVERTIBLE PREFERRED STOCK

    At the Effective Time of the Mergers, each share of Spice Convertible Preferred Stock, other than shares held in the treasury of Spice or shares as to which dissenters' rights are exercised and perfected, will be converted into the right to receive the amount of Merger Consideration that the holder of that share would have been entitled to receive had that share been converted into shares of Spice Common Stock.

EXCHANGE OF CERTIFICATES

    Harris Trust and Savings Bank will act as Exchange Agent for the Transactions. Immediately prior to consummation of the Mergers, Spice will deposit with the Exchange Agent, in trust for the benefit of Spice stockholders, certificates representing the shares of Directrix Common Stock issuable as part of the Merger Consideration, and Playboy will deposit with the Exchange Agent, in trust for the benefit of Spice stockholders, the aggregate amount of cash payable as part of the Merger Consideration and certificates representing the New Playboy Class B Common Stock issuable as part of the Merger Consideration. Playboy will also make available to the Exchange Agent from time to time as needed cash sufficient to pay cash in lieu of fractional shares of New Playboy Class B Common Stock and any dividends and other distributions provided for in the Merger Agreement. As soon as reasonably practicable after the Effective Time of the Mergers, the Exchange Agent shall mail to each holder of Spice Capital Stock (other than those holders who have exercised appraisal rights under Section 262 of the DGCL), a letter of transmittal and instructions to effect the surrender of the certificates representing Spice Capital Stock in exchange for the Merger Consideration.

    Upon surrender of a certificate representing shares of Spice Common Stock for cancellation to the Exchange Agent together with the letter of transmittal, duly executed, and other customary documents as may be required by the instructions, the holder of that certificate will be entitled to receive in exchange (a) $3.60 in cash (subject to increase), (b) certificates evidencing that number of whole shares of New Playboy Class B Common Stock which the holder has the right to receive in the Mergers, (c) cash in respect of fractional shares of New Playboy Class B Common Stock, (d) any dividends or other distributions on the New Playboy Class B Common Stock declared or made after the Effective Time of the Mergers, and (e) certificates evidencing that number of whole shares of Directrix Common Stock which the holder has the right to receive in the Share Transfer. Upon surrender of a certificate representing shares of Spice Convertible Preferred Stock for cancellation to the Exchange Agent together with the letter of transmittal, duly executed, and other customary documents as may be required by the instructions, the holder of that certificate will be entitled to receive in exchange the Merger Consideration that the holder would have been entitled to receive had that holder converted its shares of Spice Convertible Preferred Stock into shares of Spice Common Stock immediately prior to the Mergers. Any certificates representing shares of Spice Capital Stock so surrendered will be canceled.

    In the event of a transfer of ownership of Spice Capital Stock which is not registered in the transfer records of Spice as of the Effective Time of the Mergers, cash, New Playboy Class B Common Stock, dividends and other distributions, and Directrix Common Stock may be issued and paid to a transferee if the certificate evidencing the shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect the transfer and by evidence that any applicable stock transfer taxes have been paid. No dividends or other distributions declared or made after the Effective Time of the Mergers with respect to New Playboy Class B Common Stock will be paid to the holder of an unsurrendered certificate representing shares of Spice Capital Stock. Subject to applicable law, following surrender of any certificate formerly representing shares of Spice Capital Stock, there will be paid to the record holder of the certificates representing New Playboy Class B Common Stock issued in exchange, without interest, at the time of surrender, the amount of dividends or other distributions with a record date after the Effective Time of the Mergers previously paid with respect to the New Playboy Class B Common Stock.

    If any certificates for New Playboy Class B Common Stock and Directrix Common Stock are to be issued in a name other than that in which the certificate representing shares of Spice Capital Stock surrendered in exchange is registered, it will be a condition of issuance that the certificate surrendered be properly endorsed and otherwise in proper form for transfer and that the person requesting the exchange have paid to New Playboy or any designated agent, any transfer or other taxes required by reason of the issuance of certificates for New Playboy Class B Common Stock and Directrix Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of New Playboy or any designated agent that the tax has been paid or is not payable.

    In the event any certificates representing shares of Spice Capital Stock have been lost, stolen or destroyed, the Exchange Agent will issue cash, New Playboy Class B Common Stock and Directrix Common Stock in exchange for the lost, stolen or destroyed certificates upon the making of an affidavit of that fact by the owner of the certificates; provided, however, that New Playboy may, in its discretion, require the holder of the lost, stolen or destroyed certificates to deliver a bond in a reasonable sum as indemnity against any claim that may be made against New Playboy or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

    Neither New Playboy, Playboy nor Spice will be liable to any holder of Spice Capital Stock for any Merger Consideration delivered to a public official as required by any applicable abandoned property, escheat or similar law. New Playboy or the Exchange Agent will be entitled to deduct and withhold from the Merger Consideration paid to any Spice stockholder those amounts as Playboy or the Exchange Agent is required to deduct and withhold with respect to the making of any payment under any provision of federal, state, local or foreign tax law.

    DETAILED INSTRUCTIONS, INCLUDING A TRANSMITTAL LETTER, WILL BE MAILED TO SPICE STOCKHOLDERS PROMPTLY FOLLOWING THE EFFECTIVE TIME OF THE MERGERS AS TO THE METHOD OF EXCHANGING CERTIFICATES FORMERLY REPRESENTING SHARES OF SPICE CAPITAL STOCK. SPICE STOCKHOLDERS SHOULD NOT SEND CERTIFICATES REPRESENTING THEIR SHARES TO THE EXCHANGE AGENT PRIOR TO RECEIPT OF THE TRANSMITTAL LETTER.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains customary representations and warranties by Playboy, New Playboy, Playboy Merger Corp. and Spice Merger Corp., on the one hand, and Spice on the other hand, as to, among other things: (a) due organization, good standing and absence of violations of organizational documents; (b) capital structure; (c) ownership of subsidiaries; (d) requisite corporate power and authority to enter into the Merger Agreement and the other Transaction Agreements and to consummate the transactions provided for in them; (e) due authorization, execution and delivery of the Merger Agreement; (f) validity and enforceability of the Merger Agreement; (g) the disclosure contained in documents filed with the Commission;
(h) required filings and approvals; (i) absence of defaults; (j) absence of certain undisclosed liabilities and certain material changes; (k) absence of certain litigation; (l) compliance with applicable laws; (m) tax matters; (n) matters relating to brokers; and (o) matters relating to the Investment Company Act of 1940, as amended.

    In addition, the Merger Agreement contains representations and warranties of Spice to Playboy as to, among other things: (a) employee benefit plans; (b) compliance with environmental laws and regulations; (c) rights to Spice's library of films; (d) marks and patents; (e) material contracts; (f) title to properties and real estate; (g) receipt of an opinion of Spice's financial advisor; (h) necessity of the vote of only the holders of Spice Common Stock;
(i) tangible personal property; (j) insurance; (k) absence of certain transactions with affiliates; and (l) corporate records.

CERTAIN COVENANTS

    CONDUCT OF BUSINESS PENDING THE MERGERS

    Under the Merger Agreement, Spice has agreed that, prior to the Effective Time of the Mergers, Spice will, and will cause its subsidiaries to, conduct operations in the ordinary course of business consistent with past practice. Specifically, prior to the Effective Time of the Mergers, Spice has agreed, among other things and without the prior consent of Playboy, not to: (a) amend its Certificate of Incorporation or Bylaws (or those of its subsidiaries); (b) authorize for issuance, issue, sell or deliver any securities (except in certain limited circumstances); (c) split, combine or reclassify any shares of its capital stock, or declare any dividend or make any distribution in respect of shares of its capital stock; (d) adopt a plan of liquidation, merger, consolidation or other reorganization (other than in connection with the Transactions); (e) alter in any fashion its corporate structure (other than in connection with the Transactions); (f)(i) incur any indebtedness (subject to certain exceptions), (ii) become liable for the obligations of any other person,
(iii) make any loans or investments (subject to certain exceptions), (iv) encumber shares of its capital stock or those of its subsidiaries, or (v) mortgage, pledge or create liens upon any of its or its subsidiaries' material assets other than in the ordinary course of business; (g) adopt, amend or terminate any employee benefit arrangement or increase any compensation arrangement (subject to certain exceptions); (h) acquire, sell, lease or dispose of any assets outside the ordinary course of business or with a value in excess of $100,000 in the aggregate; (i) change any of its accounting principles or practices (other than as may be required by law or generally accepted accounting principles); (j) revalue any of its assets (subject to certain exceptions);
(k)(i) acquire any equity interest in or indebtedness of any other entity, (ii) enter into any contract, other than in the ordinary course of business consistent with past practice, that is not terminable at the sole option of Spice upon six months' notice or less, or (iii) authorize any new capital expenditures above certain amounts; (l) make or revoke any tax election or settle or compromise any tax liability (subject to certain exceptions); (m) pay, discharge or satisfy any obligations other than in accordance with the Merger Agreement or in the ordinary course of business; (n) enter into or modify any arrangement with an affiliate of Spice; (o) settle any claim against Spice relating to the Transactions; (p) pay more than $2.4 million in fees and expenses in connection with the Transactions; or (q) take or agree to take any of the foregoing actions.

    Under the Merger Agreement, Playboy has agreed that, prior to the Effective Time of the Mergers, Playboy will, and will cause its subsidiaries to, conduct operations in the ordinary course of business consistent with past practice. Specifically, prior to the Effective Time of the Mergers, Playboy has agreed not to: (a) amend its Certificate of Incorporation or Bylaws in any manner that would be materially adverse to the holders of Playboy Class B Common Stock; (b) declare any extraordinary dividends; (c) delist any of its securities from any exchange; or (d) take or agree to take any of the foregoing actions.

    Under the Merger Agreement, Playboy and Spice have each agreed not to take any action that would result in: (a) any of its representations and warranties set forth in the Merger Agreement that are qualified as to materiality becoming untrue or incorrect; (b) any of its representations and warranties that are not qualified as to materiality becoming untrue or incorrect in any material respect; (c) any of the conditions to the consummation of the Transactions not being satisfied; or (d) the Mergers failing to qualify as exchanges under
Section 351 of the Code.

    SOLICITATION OF TRANSACTION PROPOSALS

    Under the Merger Agreement, Spice has agreed that it will not, nor will it permit any of its subsidiaries to, nor will it authorize or permit any of its officers, directors, employees, investment bankers, attorneys, accountants, agents or any other advisors or representatives to directly or indirectly (a) solicit, initiate, encourage or take any other action to facilitate the submission of any Transaction Proposal (as defined below) or (b) propose, enter into or participate in any discussions or negotiations regarding any Transaction Proposal or inquiry, or furnish to any person any information with respect to its business, properties or assets. Notwithstanding the foregoing, clauses (a) and (b) will not apply if the Spice Board receives a Qualified Transaction Proposal (as defined below) and concludes in good faith on the basis of advice from outside counsel, that such action is necessary in order for the Spice Board to act in a manner consistent with its fiduciary obligations under applicable law. Spice has also agreed to notify Playboy of any Transaction Proposal or any inquiry which could lead to any Transaction Proposal and the identity of the person making any Transaction Proposal or inquiry. For purposes of the Merger Agreement, "Transaction Proposal" means any proposal for any acquisition or purchase of a substantial amount of assets of Spice or its subsidiaries or any tender offer, exchange offer, merger, consolidation, business combination, sale of substantially all its assets, sale of securities, recapitalization, liquidation, dissolution or similar transaction involving Spice or any of its subsidiaries or any other material corporate transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Transactions. For purposes of the Merger Agreement, "Qualified Transaction Proposal" means a Transaction Proposal which the Spice Board has determined in good faith, after consultation with its outside financial advisor, is reasonably capable of being consummated and is not subject to any material contingencies relating to financing or, if it is subject to any such material contingencies, the Spice Board has determined in good faith, after consultation with its outside financial advisor, that financing is likely to be obtained.

    OTHER ACTIONS

    Under the Merger Agreement, each party has agreed to use its reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions.

    INDEMNIFICATION AND INSURANCE

    Under the Merger Agreement, Playboy has agreed that all rights to indemnification for acts or omissions occurring at or prior to the Effective Time of the Mergers and, as provided in the Certificate of Incorporation of Spice (the "Spice Certificate of Incorporation") or the Bylaws of Spice (the "Spice Bylaws"), in favor of the current or former directors or officers of Spice or otherwise in effect as of May 29, 1998, shall survive the Spice Merger and shall continue in full force and effect in accordance with their terms. New Playboy has agreed to cause to be maintained for a period of not less than six years from the Effective Time of the Mergers, directors' and officers' liability insurance covering those persons who were covered by Spice's directors' and officers' liability insurance policies as of May 29, 1998, to the extent that it provides coverage for events occurring prior to the Effective Time of the Mergers, so long as the annual premium for such coverage would not be in excess of 175% of the annual premium currently paid by Spice

(the "Maximum Premium"). If the policy expires, is terminated or canceled during the six-year period, Playboy will use its reasonable efforts to cause to be obtained as much of the insurance coverage as can be obtained for the remainder of the six-year period for an annualized premium not in excess of the Maximum Premium.

    ACCESS TO INFORMATION; CONFIDENTIALITY

    Under the Merger Agreement, Spice has agreed to afford to Playboy and its authorized representatives reasonable access prior to the Effective Time of the Mergers to all its respective properties, books, contracts, commitments, personnel and records. Playboy has agreed to afford to Spice and its authorized representatives reasonable access prior to the Effective Time of the Mergers to certain of Playboy's executive officers and records. Except as required by law or otherwise permitted by the Confidentiality Agreement, each of Playboy and Spice has agreed to hold any non-public information in confidence.

    CERTAIN OTHER COVENANTS

    The Merger Agreement also contains customary covenants applicable to transactions like the Mergers, including covenants relating to: (a) the delivery of "comfort" letters relating to financial information included in this Proxy Statement/Prospectus; (b) consultation prior to the issuance of any press release or other public statement; (c) the listing on the NYSE of the shares of New Playboy Class B Common Stock to be issued in the Mergers; (d) the execution and delivery of closing documentation; and (e) use of reasonable best efforts to cause the Mergers to qualify as a tax-free exchange under Section 351 of the Code.

CONDITIONS TO THE MERGERS

    The obligations of Playboy and Spice to consummate the Mergers are subject to certain conditions, including the following: (a) the Merger Agreement and other Transaction Agreements having been approved by the boards of directors of the parties to the Merger Agreement and the stockholders of Spice; (b) no TRO, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint order with respect to the Merger Agreement or the Transactions being in effect; (c) all waiting periods applicable to the consummation of the Mergers under the HSR Act having expired or terminated; (d) the S-4 Registration Statement and the registration statement containing the Directrix Prospectus having become effective under the Securities Act and not being the subject of any stop order or proceedings seeking a stop order; (e) all governmental or regulatory notices or approvals required with respect to the Transactions having either been filed or received; and (f) the other Transaction Agreements having been executed and delivered and the transactions contemplated by them (including the Contribution and the Share Transfer) having been consummated in accordance with the terms of the other Transaction Agreements (see "Other Transaction Agreements").

    The obligation of Playboy to consummate the Mergers is also subject to additional conditions, including the following: (a) the accuracy of the representations and warranties of Spice set forth in the Merger Agreement; (b) Spice having performed in all material respects all obligations required to be performed by Spice under the Merger Agreement at or prior to the Effective Time of the Mergers; (c) the receipt by Playboy of a satisfactory opinion of its tax counsel to the effect that the Playboy Merger will be treated for Federal income tax purposes as an exchange governed by the provisions of Section 351 of the Code; (d) the receipt by Spice of all necessary consents, approvals and waivers required by Spice in order for it to consummate the Transactions; (e) the receipt by Playboy of a secretary's certificate of Spice certifying the due authorization and approval of the Merger Agreement and the other Transaction Agreements by Spice; (f) the absence of any change or event which has had or could reasonably be expected to have a material adverse effect on Spice; (g) the Average Closing Price being equal to or greater than $13.00, or if the Closing Date occurs after December 31, 1998, the Average Closing Price being equal to or greater than $11.00; (h) the receipt of certain letters from each Spice affiliate; (i) each of

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the other Transaction Agreements being duly executed and delivered in a form satisfactory to Playboy, each of the conditions to the closing of the transactions contemplated by the Transfer and Redemption Agreement (as defined under "Other Transaction Agreements") being waived or satisfied to the satisfaction of Playboy, and the transactions contemplated by the other Transaction Agreements being otherwise consummated to the satisfaction of Playboy; (j) the amendment by Spice of its stock option plans in such a manner as to permit the cancellation or acceleration of Spice's options; (k) dissenters' rights not having been asserted with respect to shares of Spice Common Stock representing more than 5% of the outstanding shares of Spice Common Stock; and (l) the receipt by Spice of certain agreements from the holders of Spice Stock Options permitting the cancellation or acceleration of those options.

    The obligation of Spice to consummate the Mergers is also subject to additional conditions, including the following: (a) the accuracy of the representations and warranties of Playboy set forth in the Merger Agreement; (b) the receipt by Playboy of all necessary consents, approvals or waivers required by Playboy in order for it to consummate the Transactions; (c) Playboy having performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time of the Mergers;
(d) the receipt by Spice of a satisfactory opinion of its tax counsel to the effect that the Spice Merger will be treated for Federal income tax purposes as an exchange governed by the provisions of Section 351 of the Code; (e) the receipt by Spice of a secretary's certificate of Playboy certifying the due authorization and approval of the Merger Agreement and the other Transaction Agreements by Playboy; (f) the listing of the New Playboy Class B Common Stock on the NYSE; (g) the receipt by Spice of a solvency opinion with respect to Directrix; (h) the repayment contemporaneously with the Effective Time of the Mergers of all indebtedness of Spice under its existing credit facility; and (i) the absence of any change or event which has had or could reasonably be expected to have a material adverse effect on Playboy.

TERMINATION OF THE MERGER AGREEMENT

    The Merger Agreement may be terminated at any time prior to the Effective Time of the Mergers by the mutual written consent of Playboy and Spice. Either Playboy or Spice may also terminate the Merger Agreement if: (a) the Mergers have not been consummated on or before March 1, 1999, unless the failure to consummate the Mergers is the result of a willful and material breach of the Merger Agreement by the party seeking to terminate the Merger Agreement; (b) at the Spice Special Meeting, the approval of the stockholders of Spice of the Merger Agreement and the Spice Merger is not obtained; (c) any court or other governmental agency has issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Transactions and such order, decree, ruling or other action has become final and nonappealable; (d) in the event of a material breach of the Merger Agreement by Spice or Playboy, respectively (subject to certain cure provisions); or (e) any event happens which could reasonably be expected to result in a material adverse effect on the business of Spice or Playboy, respectively.

    In addition, the Merger Agreement may be terminated at the option of Spice if the Spice Board determines that a Transaction Proposal is a Qualified Transaction Proposal and more favorable to the stockholders of Spice than the Transactions, and Spice concurrently enters into a definitive agreement providing for the implementation of the transactions contemplated by that Transaction Proposal. In order to terminate the Merger Agreement under this provision, Spice must give Playboy at least two business days' notice of its intention to terminate and the Spice Board is required to take into account the terms of any revised proposal made by Playboy during such two business day period. Any termination under this provision will obligate Spice to pay to Playboy a termination fee of $3 million, plus Playboy's fees and expenses incurred in connection with the Transactions, upon execution of a definitive agreement with respect to any Transaction Proposal or consummation of a Transaction Proposal within 18 months after termination. If no definitive agreement is executed with respect to a Transaction Proposal and no

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Transaction Proposal is consummated within 18 months of Spice's termination under this provision, Spice would still be obligated to pay to Playboy a termination fee equal to Playboy's fees and expenses.

FEES AND EXPENSES

    Except for printing expenses and filing expenses, which will be shared equally, Playboy and Spice will each pay their own costs and expenses; provided that if Spice incurs more than $2.4 million in fees and expenses in connection with the Transactions, its costs and expenses in excess of $2.4 million shall be borne by Directrix. Playboy has agreed to pay an additional $500,000 in fees and expenses on behalf of Spice. If the Merger Agreement is terminated for any reason other than a breach by Playboy of one of its representations, warranties or covenants, then Spice will pay a termination fee of $500,000 to Playboy.

EFFECTS OF TERMINATION

    In the event of termination of the Merger Agreement, the Merger Agreement will become void and have no effect, without any liability or obligation on the part of Playboy or Spice, other than: (a) liability with respect to termination payments and reimbursement of fees and expenses; (b) each party's obligation to pay its own fees and expenses (except with respect to reimbursement of fees and expenses); (c) certain obligations regarding indemnification of officers and directors; and (d) liability resulting from any willful and material breach of the Merger Agreement.

                          OTHER TRANSACTION AGREEMENTS

    This section of the Proxy Statement/Prospectus describes the material terms of the Contribution, the Share Transfer and the other transactions contemplated by the Transaction Agreements other than the Merger Agreement, the consummation of which are conditions to the consummation of the Mergers. For more detailed information, please refer to the Directrix Prospectus. The following descriptions do not purport to be complete and are qualified in their entirety by reference to the Transaction Agreements. A copy of the Transfer and Redemption Agreement (as defined below) is attached as Appendix A-2 to this Proxy Statement/Prospectus and is incorporated by reference. Copies of the remaining Transaction Agreements have been filed as exhibits to the Directrix Prospectus. All Spice stockholders are urged to read the Transfer and Redemption Agreement and the remaining Transaction Agreements in their entirety.

    Spice stockholders are being asked to vote on only the Merger Agreement and the Spice Merger and are not being asked to vote separately on the Contribution and the Share Transfer. If, however, the Merger Agreement is terminated and the Closing does not occur for any reason, the Contribution, the Share Transfer and the other transactions contemplated by the Transaction Agreements will not be consummated.

THE TRANSFER AND REDEMPTION AGREEMENT (THE CONTRIBUTION AND THE SHARE TRANSFER)

    Prior to the Effective Time of the Mergers, Spice and Directrix will enter into the Transfer and Redemption Agreement (the "Transfer and Redemption Agreement"), under which the following transactions, constituting the Contribution and the Share Transfer, will be effected:

    1. THE CONTRIBUTION. On the Closing Date, immediately prior to the Share Transfer, Spice will contribute certain assets to Directrix in exchange for Directrix Common Stock and the assumption by Directrix of certain liabilities related to the contributed assets, as described below. Directrix and Spice will also enter into the Explicit Rights Agreements and the Owned Rights Agreement, as defined below.

    2. THE SHARE TRANSFER. Immediately after the Contribution, Spice will transfer all of the Directrix Common Stock to the Exchange Agent for distribution to the Spice stockholders as part of the Merger Consideration, as described below.

    In connection with the Contribution, the Share Transfer and the Spice Merger, Directrix and New Playboy will enter into a Non-Competition Agreement (the "Non-Competition Agreement") and Directrix and Playboy Entertainment Group, Inc., a wholly owned subsidiary of Playboy ("PEGI"), will enter into a Satellite Services Agreement (the "Mandatory Services Agreement") described below.

    BACKGROUND OF AND REASONS FOR THE CONTRIBUTION AND THE SHARE
TRANSFER. Because Playboy wants to acquire only certain assets of Spice in the Transactions, Spice intends to transfer certain of its assets to its stockholders, by means of the Contribution and the Share Transfer, as part of the Merger Consideration. Playboy already has access to playback and uplink facilities and Playboy is not, and chooses not to be, in the business of producing or distributing the explicit versions of adult films. Playboy and Spice agreed that these assets would be transferred to Directrix, a new subsidiary of Spice, and that, upon consummation of the Mergers, the capital stock of Directrix would be distributed to the stockholders of Spice as part of the Merger Consideration. As a result, the stockholders of Spice will continue after the Spice Merger to hold a direct or indirect interest in all of Spice's current assets, other than those to be sold to Califa Entertainment Group, Inc. as described under "Business of Spice--Spice Hot Asset Purchase Agreement." See also "The Transactions--Purpose and Certain Effects of the Transactions." In addition, the Contribution and the Share Transfer will allow Directrix to adopt strategies and pursue objectives that are more appropriate to its markets. For a description of the business and management of Directrix and to review the financial statements of Directrix, see the Directrix Prospectus.

    THE CONTRIBUTION. In the Contribution, Spice and its subsidiaries will contribute to Directrix on the Closing Date, immediately prior to the Share Transfer, certain assets, including (a) all of the equipment

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and facilities relating to Spice's master control and digital playback center
(the "Operations Facility"), which has an estimated value of approximately $5.0 million, (b) an option to acquire all of the assets or all of the stock of EMI, a provider of subscriber-based and pay-per-view explicit adult content programming via direct-to-home C-band satellite and the Internet, for $755,000, and (c) in accordance with the terms of the Explicit Rights Agreements (the "Explicit Rights Agreements") and Owned Rights Agreement (the "Owned Rights Agreement") described below, certain rights to Spice's library of adult films. Directrix currently has no intent to exercise the option to acquire EMI. In addition, Spice and Directrix will divide up certain existing agreements of Spice. Spice's transponder services agreement will be replaced by separate agreements, one of which will provide for Spice to continue to lease one transponder and the other of which will provide for Directrix to lease the remaining three transponders. Spice will assign to Directrix an agreement to provide transponder services to Black Entertainment Television, Inc., and will make space available to Directrix on its retained transponder without charge so that Directrix can perform the obligations under that agreement. One of Spice's equipment leases will be replaced by separate agreements, one of which will provide for Spice to retain certain decoding equipment and the other of which will provide for Directrix to lease an encoding system. The leases for Spice's corporate headquarters will be divided between Spice and Directrix. The lease for the floor on which the Operations Facility is located will be assigned by Spice to Directrix.

    In connection with the Contribution, Directrix will issue the Directrix Common Stock to Spice and will assume the Assumed Liabilities, subject to the indemnification obligations of Spice described below. The "Assumed Liabilities" include (a) all of the liabilities relating to the Playback and Uplink Business, but only to the extent they arise after the Closing Date, (b) those liabilities and obligations arising out of the assets being contributed to Directrix, and
(c) all of the liabilities relating to EMI, the Explicit C-Band Business and the Explicit Internet Business. With respect to the liabilities relating to EMI, while Directrix will not assume any of EMI's liabilities unless and until it exercises the option to acquire EMI, prior to the exercise of that option, Directrix will be responsible for any claims against Spice for liabilities relating to EMI. For definitions of "Playback and Uplink Business," "Explicit C-Band Business" and "Explicit Internet Business," see "--The Non-Competition Agreements."

    THE SHARE TRANSFER. In the Share Transfer, each holder of shares of Spice Common Stock of record as of the Closing Date will be entitled to receive 0.125 of one share of Directrix Common Stock in partial exchange for each share of Spice Common Stock held on the Closing Date. Each holder of shares of Spice Convertible Preferred Stock as of the Closing Date will be entitled to receive the number of shares of Directrix Common Stock that the holder would have been entitled to receive had the holder converted those shares of Spice Convertible Preferred Stock into shares of Spice Common Stock immediately prior to the Share Transfer. Each holder of stock options or warrants of Spice as of the Closing Date will be entitled to receive 0.125 of one share of Directrix Common Stock for each share of Spice Common Stock for which a Spice Stock Option was exercisable upon payment of the applicable exercise price. No certificates or scrip representing fractional shares of Directrix Common Stock will be issued. Any fractional share of Directrix Common Stock will be rounded up to one whole share of Directrix Common Stock. The Directrix Common Stock to be received by the Spice stockholders in the Share Transfer will also constitute part of the Merger Consideration. Certificates representing the Directrix Common Stock will be distributed with the other Merger Consideration upon surrender of certificates representing shares of Spice Capital Stock. See "The Merger Agreement--Exchange of Certificates."

    After the Contribution and immediately prior to the Share Transfer, Spice will hold all the issued and outstanding shares of Directrix Common Stock. Based on the number of shares of Spice Capital Stock, the number of stock options and warrants of Spice outstanding on October 31, 1998, and on an exchange ratio of
0.125 of one share of Directrix Common Stock for each share of Spice Common Stock (and Spice Convertible Preferred Stock as if the shares of Spice Convertible Preferred Stock had been converted into Spice Common Stock immediately prior to the Share Transfer), approximately 2,075,000 shares of Directrix Common Stock will be transferred to stockholders of Spice in the Share Transfer. As a result of the Share Transfer, the stockholders of record of Spice as of the Closing Date will own all of the outstanding capital stock of Directrix and Spice will retain no ownership interest in Directrix.

    OTHER TERMS OF THE TRANSFER AND REDEMPTION AGREEMENT. In the Transfer and Redemption Agreement, Directrix will make certain representations and warranties to Spice with respect to (a) its due organization and good standing, (b) its corporate power to execute the Transfer and Redemption Agreement and the other Transaction Agreements to which it will be a party, (c) the enforceability of the Transfer and Redemption Agreement and the other Transaction Agreements to which it will be a party, and (d) the noncontravention of agreements, laws and Directrix's organizational documents.

    Conditions to the consummation of the Contribution and the Share Transfer include the execution and delivery of the Explicit Rights Agreements, the Owned Rights Agreement and the Mandatory Services Agreement, the execution and delivery of a services agreement and a non-competition agreement between Directrix and Califa Entertainment Group, Inc., the execution of new transponder agreements and new equipment lease agreements, the assignment and amendment of Spice's office leases, obtaining all necessary third party consents and waivers, and other customary closing conditions. Furthermore, if the Merger Agreement is terminated and the Closing does not occur for any reason, the Contribution and the Share Transfer will not be consummated.

    The Transfer and Redemption Agreement provides that Spice and Directrix will indemnify each other for losses, claims, damages, expenses or other liabilities or obligations (including, without limitation, interest, penalties and reasonable fees and expenses of attorneys, experts and consultants) (collectively, "Losses") arising from certain matters. The indemnification will also apply to the indemnified parties' respective directors, representatives, officers, employees, affiliates, subsidiaries, successors and assigns.

    Specifically, Spice will agree to indemnify Directrix for Losses arising from (a) any breach by Spice of any covenant or agreement in the Transaction Agreements to be performed by it after the Closing Date, (b) any liability not to be assumed by Directrix under the Transfer and Redemption Agreement, and (c) any misstatement of a material fact in the S-4 Registration Statement, this Proxy Statement/Prospectus or the registration statement that includes the Directrix Prospectus, or any omission to state a material fact required to be stated in them or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only in each case with respect to information provided by or on behalf of Playboy relating to Playboy and contained in or omitted from the S-4 Registration Statement, this Proxy Statement/Prospectus or the registration statement that includes the Directrix Prospectus. In addition, Spice will indemnify Directrix for liability for taxes imposed on (i) Spice that Directrix pays or otherwise satisfies, and
(ii) Directrix in respect of any period on or prior to the Closing Date, including any taxes arising as a result of the Transactions.

    Directrix will agree to indemnify Spice for Losses arising from (a) any breach by Directrix of any representation, warranty, certificate, covenant or agreement in the Transaction Agreements and any document delivered under any of those agreements, (b) any breach by Spice of any covenant or agreement in the Transaction Agreements (other than the Merger Agreement) to be performed by it prior to the Closing Date, (c) any Assumed Liabilities, and (d) any misstatement of a material fact in the S-4 Registration Statement, this Proxy Statement/Prospectus or the registration statement that includes the Directrix Prospectus, or any omission to state a material fact required to be stated in them or necessary to make the statements in them, in light of the circumstances under which they were made, not misleading, but only in each case with respect to information provided by or on behalf of Directrix or Spice relating to Directrix and contained in or omitted from the S-4 Registration Statement, this Proxy Statement/ Prospectus or the registration statement that includes the Directrix Prospectus. In addition, Directrix will indemnify Spice for liability for all taxes of Directrix for which Spice is not required to indemnify Directrix as described above.

    THE EXPLICIT RIGHTS AGREEMENTS. On the Closing Date, a separate Explicit Rights Agreement will be entered into by and between Directrix and Spice with respect to each licensor (a "Licensor") which

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licenses adult films to Spice ("Licensed Pictures") under license agreements
(the "License Agreements") and which has consented, as necessary, to the transactions contemplated by the Explicit Rights Agreement. Under each Explicit Rights Agreement, Spice will assign to Directrix all of Spice's C-Band Defined Rights and Internet Defined Rights in and to the Licensed Pictures under the License Agreements. Directrix will grant Spice a non-exclusive royalty-free sublicense in and to the Internet Defined Rights in and to the Licensed Pictures. Directrix will assume all of Spice's obligations and liabilities, other than license fees, relating to the C-Band Defined Rights and Internet Defined Rights in and to the Licensed Pictures. Spice will remain responsible for the payment of license fees. Directrix will not receive any rights in and to any adult films licensed to Spice's international subsidiary.

    In the Explicit Rights Agreements, "C-Band Defined Rights" means the right to transmit, and to sublicense and distribute for transmission, via C-Band satellite in certain defined territories the Explicit Version of a Licensed Picture and the Explicit Still Images with respect to the Explicit Version, including the right to engage in certain incidental activities reasonably necessary to exploit such rights. "Internet Defined Rights" means the right to transmit, and to sublicense and distribute for transmission, worldwide via the Internet the Explicit Version of a Licensed Picture and the Explicit Still Images with respect to the Explicit Version, including the right to engage in certain incidental activities reasonably necessary to exploit the rights. "Explicit Version" means the version of a Licensed Picture, the content of which would generally be considered in the adult industry to be that of "explicit" adult motion pictures and more explicit than the "hot cable" or "cable" version of that Licensed Picture and which is otherwise substantially similar in content and degree of explicitness to the programming currently featured by EMI. "Explicit Still Images" means all of the still images included with or within the Explicit Version, the content of which would generally be considered in the adult industry to be that of "adult" still images and equally as explicit as, or more explicit than, "hot cable" still images and which are otherwise substantially similar in content and degree of explicitness to the still images currently featured on the Internet sites maintained by EMI.

    Under the Explicit Rights Agreements, Directrix will not be entitled to any rights in and to any motion pictures licensed to Spice by virtue of any renewals, extensions, amendments or other modifications of any License Agreement made after the Closing Date. Prior to the execution of each Explicit Rights Agreement, however, Spice will solicit from each Licensor a consent to its Explicit Rights Agreement, which consent will provide that in consideration of the license fee to be paid by Spice in connection with any renewal, extension, amendment or other modification of any License Agreement, the Licensor will grant to Directrix a royalty-free license of and to the C-Band Defined Rights and a royalty-free, non-exclusive license of and to the Internet Defined Rights in and to the motion pictures otherwise licensed to Spice under that renewal, extension, amendment or other modification of that License Agreement. In addition, Spice will agree not to acquire (a) an exclusive license in and to the Internet Defined Rights in and to those motion pictures licensed pursuant to any such renewals, extensions, amendments or other modifications, or (b) any C-Band Defined Rights in and to any Explicit Programming or Explicit Still Images (as defined under "--The Non-Competition Agreements") during the seven years immediately following the Closing Date.

    THE OWNED RIGHTS AGREEMENT. On the Closing Date, the Owned Rights Agreement will be entered into between Directrix and Spice Productions, Inc., a wholly owned subsidiary of Spice ("Spice Productions"), under which Spice Productions will assign to Directrix all of its right, title and interest in and to the C-Band Defined Rights and the Internet Defined Rights in and to the adult films owned by Spice Productions (the "Owned Pictures"). Directrix will grant Spice a non-exclusive royalty-free sublicense in and to the Internet Defined Rights in and to the Owned Pictures. "C-Band Defined Rights," "Internet Defined Rights," "Explicit Version" and "Explicit Still Images" will have the same meanings as those terms have in the Explicit Rights Agreements, except that those terms will refer to the Owned Pictures (instead of the Licensed Pictures).

THE NON-COMPETITION AGREEMENTS

    On the Closing Date, New Playboy and Directrix will enter into the Non-Competition Agreement which will have a term of seven years from the Closing Date. During the term of the Non-Competition Agreement, New Playboy will not, directly or indirectly, engage in the Explicit C-Band Business and will not engage in certain other activities which would involve New Playboy in the Explicit C-Band Business in certain defined territories, and Directrix will not, directly or indirectly, engage in the Playboy Business and will not engage in certain other activities which would involve Directrix in the Playboy Business. Directrix will, however, be able to engage in the Explicit C-Band Business, the Explicit Internet Business, the Playback and Uplink Business and the Additional Permitted Activities, subject to certain geographical restrictions and restrictions on modes of transmission detailed in the Non-Competition Agreement. In addition, New Playboy will not directly or indirectly enter into any agreement or other arrangement to acquire any licensing, distribution or transmission rights with respect to Explicit Programming or Explicit Still Images for transmission during the term of the Non-Competition Agreement via C-Band satellite in certain defined territories, and Directrix will not directly or indirectly enter into any agreement or other arrangement to acquire any licensing, distribution or transmission rights with respect to Explicit Programming or Explicit Still Images for transmission during the term of the Non-Competition Agreement other than via C-Band satellite in certain defined territories, via the Internet or for Additional Permitted Activities. Directrix currently has no intent to exercise the option to acquire EMI. If Directrix were to exercise the option, Directrix would cause EMI to comply with these restrictions.

    In the Non-Competition Agreement, "Playboy Business" means the business of
(a) producing, licensing, distributing, marketing and otherwise acquiring any rights or conducting any other activity with respect to any kind of adult programming (including Explicit Programming and Explicit Still Images), (b) providing transmission of adult programming to all destinations, (c) creating and distributing multimedia products which feature adult programming (other than Explicit Programming or Explicit Still Images), and (d) publishing and distributing adult magazines, books, calendars and similar materials which feature adult still images (other than Explicit Still Images).

    "Explicit C-Band Business" means the business of providing transmission of Explicit Programming and/or Explicit Still Images via C-Band satellite and licensing and distributing Explicit Programming and Explicit Still Images for transmission via C-Band satellite, including certain incidental activities reasonably necessary to exploit that business. "Explicit Internet Business" means the business of providing transmission worldwide of Explicit Programming and Explicit Still Images via the Internet and licensing and distributing Explicit Programming and Explicit Still Images for transmission worldwide via the Internet, including certain incidental activities reasonably necessary to exploit that business. "Playback and Uplink Business" means the business of providing playback and uplink services (as those terms are generally understood in the cable television business) to any cable program service in any medium used by that cable program service; provided that Directrix cannot provide playback and uplink services for any adult programming unless the arrangements with the cable program service providing the adult programming were negotiated on an arm's length basis, provide for the payment for the services in cash and provide for service rates no more favorable than the payment terms offered by Directrix to New Playboy for similar services in the Mandatory Services Agreement; provided further that Directrix cannot provide playback and uplink services for any adult programming other than (a) via satellite delivery or (b) if the adult programming is for Playboy or Califa Entertainment Group, Inc., via file servers linked to cable systems or multi-channel video programming providers. "Additional Permitted Activities" means (a) creating and distributing interactive adult multimedia products, (b) maintaining adult 900-number audiotext and similar telephone services, (c) creating and marketing adult industry-related merchandise, and (d) publishing and distributing adult magazines, books, calendars and similar materials which feature Explicit Still Images.

    "Explicit Programming" means any movies and other programming, the content of which would generally be considered in the adult industry to be that of "explicit" adult movies or programming and more explicit than "hot cable" or "cable" programming and which are otherwise substantially similar in content and degree of explicitness to the movies and programming currently featured by EMI. "Explicit Still Images" means any still images, the content of which would generally be considered in the adult industry to be that of "adult" still images and equally as explicit as or more explicit than "hot cable" still images, and which are otherwise substantially similar in content and degree of explicitness to the still images currently featured on the Internet sites maintained by EMI.

    The Non-Competition Agreement also provides that, during the first five years of its term, neither New Playboy nor Directrix will interfere with the other party's employee relationships and neither party will solicit the other party's employees.

    On the Closing Date, J. Roger Faherty, the current Chairman of the Spice Board and Chief Executive Officer and President of Spice, will enter into a separate non-competition agreement with New Playboy under which Mr. Faherty will be subject to substantially similar restrictions as those to which Directrix will be subject under the Non-Competition Agreement; provided, however, that the term of the non-competition agreement with Mr. Faherty will be limited to three years.

THE MANDATORY SERVICES AGREEMENT

    On the Closing Date, PEGI and Directrix will enter into the Mandatory Services Agreement, which will have a term of two years from the Closing Date. Under the Mandatory Services Agreement, Directrix will provide certain transmission services for at least two of New Playboy's networks, including (a) compression and encryption of the networks' signals, (b) playback of the networks 24 hours per day, seven days per week, (c) fiber optic terrestrial connectivity from the Operations Facility to an uplink facility, (d) uplink services 24 hours per day, seven days per week, and (e) subject to certain earlier termination by PEGI, authorization and deauthorization for the transmission of the networks to cable head ends, direct to home platforms and any other users designated by PEGI. PEGI may increase the number of networks subject to this agreement for which Directrix will provide services. In addition, if PEGI elects to engage outside service suppliers to provide (i) traffic, library and quality control services, (ii) satellite security, (iii) network integration and scheduling, (iv) creative services, or (v) duplication, editing and encoding for the networks, it has agreed to retain Directrix for those services, provided that Directrix can supply those services at the same prices and quality as PEGI could obtain from other outside service suppliers.

    The Mandatory Services Agreement specifies the fees that PEGI will pay Directrix for uplink, playback, compression and encryption and authorization services. PEGI will also be obligated to pay Directrix an amount equal to Directrix's costs of obtaining terrestrial connectivity for the networks. If PEGI retains Directrix for additional services, a separate agreement will specify the fees for those services.

    In the Mandatory Services Agreement, each of Directrix and PEGI will make certain representations and warranties to the other party with respect to its corporate power to execute such agreement and the enforceability of the agreement. In addition, PEGI will represent and warrant to Directrix that PEGI will use its best efforts to ensure that the networks will not contain libelous or slanderous material and will not violate any third party intellectual property rights.

    If Directrix transfers all or a substantial portion of the assets relating to the Playback and Uplink Business (as defined under "--The Non-Competition Agreements"), the Mandatory Services Agreement may not be assigned by Directrix without the prior written consent of PEGI, which shall not be unreasonably withheld. If PEGI does not consent to that assignment and transfer, PEGI may terminate the Mandatory Services Agreement. In addition, either party may terminate the Mandatory Services Agreement in the event the other party materially breaches any of its obligations thereunder and does not cure the breach within ten days of notification of that breach. If PEGI terminates the Mandatory Services Agreement for any reason other than Directrix's breach or assignment, PEGI will be required to pay Directrix the fees under the Mandatory Services Agreement, on a monthly basis, for the remainder of the term of that agreement.

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                              BUSINESS OF PLAYBOY

    Playboy is an international multi-media and entertainment company with one of the most recognized brand names in the world. PLAYBOY magazine is the world's best-selling men's magazine and has been recognized for 45 years for its high-quality editorial material, interviews and pictorial features. The magazine's success has facilitated Playboy's expansion into a variety of other, higher growth media and entertainment business lines which leverage the Playboy brand and create new brands for Playboy to manage. Playboy's operations are organized into six industry segments:

    PUBLISHING. PLAYBOY magazine's circulation rate base at December 31, 1997, according to the Audit Bureau of Circulations, an independent audit agency, ranked 12th among major U.S. consumer publications, is larger than each of NEWSWEEK and COSMOPOLITAN and also is greater than the combined circulation rate bases of ROLLING STONE, ESQUIRE and GQ. The Publishing Group also encompasses Playboy's 16 international editions of PLAYBOY magazine, newsstand specials, calendars and books.

    ENTERTAINMENT. Playboy currently creates over 100 hours of high-quality original programming each year and amortizes its programming cost against three revenue streams: Playboy TV, home video worldwide and international television. The Playboy TV network currently reaches approximately 19.8 million U.S. cable addressable and satellite direct-to-home ("DTH") households. Playboy-branded programming is sold to television networks in approximately 150 countries and territories worldwide. Playboy has also launched international networks in the United Kingdom, Japan, Latin America and Iberia through joint ventures and has recently announced its intention to launch a network in Germany and other countries through joint ventures. Playboy's programming is sold through Playboy Home Video, one of the best selling lines of home videos in the United States.

    PRODUCT MARKETING. Playboy leverages worldwide recognition and appeal of the Playboy brand name and Rabbit Head Design by licensing the right to manufacture, sell and distribute Playboy-branded and other related branded consumer lifestyle products globally.

    CATALOG.  Playboy operates a direct mail business through four catalogs:
CRITICS' CHOICE VIDEO, COLLECTORS' CHOICE MUSIC, PLAYBOY and SPICE catalogs.

    CASINO GAMING. In fiscal year 1996, Playboy announced plans to reenter the casino gaming business as a result of its successful bid for an exclusive casino gaming license on the island of Rhodes, Greece. Playboy, together with a consortium of Greek investors, executed the contract with the government in October 1996 and is renovating the historic Hotel des Roses to be the Playboy Casino and Beach Hotel, which is expected to open by the end of calendar year 1998 or the first quarter of calendar year 1999. Although, as discussed below, Playboy has entered into an agreement to sell its equity interest in this project, Playboy continues to explore other gaming opportunities.

    PLAYBOY ONLINE. Playboy operates a network of sites and currently derives revenues from several sources: advertising on PLAYBOY.COM, Playboy's free site on the Internet; subscription sales to PLAYBOY CYBER CLUB, Playboy's pay site on the Internet; and e-commerce currently from three of Playboy's catalogs.

    Playboy seeks to expand its operations' profitability by: (a) increasing market penetration of its entertainment products worldwide, principally by increasing the number of addressable pay television households in which Playboy TV is available primarily through cable and satellite; (b) expanding internationally through growth of existing products and also through the establishment of other Playboy television networks, new international editions and additional territories for product marketing; (c) growing its catalog operations by expanding circulation and by acquiring or launching complementary catalogs; (d) leveraging the Playboy brand name and position as the pre-eminent supplier of adult entertainment through Playboy's print and video archives and through its expansion of Playboy Online; and (e) leveraging the Playboy brand name into casino gaming, one of the fastest-growing categories of entertainment

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worldwide. Where appropriate, Playboy intends to continue to implement such expansion through licensing agreements and strategic alliances to minimize capital risk.

    Playboy is regularly involved in discussions with various potential strategic partners about transactions and ventures which could expand Playboy's business. In recent months, each of the Entertainment, Playboy Online, Casino Gaming, Catalog and Product Marketing divisions have been involved in discussions of this kind, some of which are ongoing.

PUBLISHING

    Playboy's Publishing Group includes the publication of PLAYBOY magazine, newsstand specials and other related products, such as calendars and books, and licensing of international editions of PLAYBOY magazine. Playboy uses PLAYBOY magazine to maintain and promote the Playboy brand and quality image. PLAYBOY magazine continues to dominate the adult male market, with worldwide monthly circulation of approximately 4.5 million copies. The U.S. edition of PLAYBOY magazine has a monthly circulation of approximately 3.2 million copies and domestic readership of approximately 10 million. International sales of the U.S. edition of PLAYBOY magazine and 16 international editions produced by local publishers extend the magazine's reach to approximately 50 countries worldwide.

ENTERTAINMENT

    Playboy's Entertainment Group produces programming for Playboy TV, home video worldwide and international television. Playboy's programming includes feature films, magazine-format shows, dramatic series, hosted series, anthologies of sexy short stories and celebrity and Playmate features. Playboy has co-produced with Zalman King Entertainment, Inc. episodes of RED SHOE DIARIES and three feature films. Playboy's programming is designed to be adapted easily into a number of formats, enabling Playboy to spread its relatively fixed programming costs over multiple product lines. Playboy owns a library of exclusive, quality Playboy-style programming totaling approximately 1,200 hours as of December 31, 1997. Playboy invested $14.4 million and $30.7 million in entertainment programming in the six-month transition period ended December 31, 1997 and fiscal year 1997, respectively, resulting in 96 and 166 hours, respectively, of original programming. In calendar year 1998, Playboy expects to invest approximately $26.6 million in Playboy-produced and licensed programming, which would result in the production of approximately 150 hours of original programming. These amounts could vary based on the timing of completion of productions.

    Management of Playboy believes that, as the leading producer and marketer of branded entertainment for adults around the world, Playboy is well positioned to capitalize on the growth in the pay-per-view television industry. Pay-per-view television enables a subscriber with an addressable set top decoder or satellite receiver to purchase a block of programming, an individual movie or an event, for a set fee. Pay-per-view programming can be delivered through any number of delivery methods including by cable television, DTH to households with large satellite dishes receiving a C-band low power analog or digital signal or with small satellite dishes receiving a Ku-band medium or high power digital signal (such as those currently offered by DirecTV, PrimeStar and EchoStar), wireless cable systems and by new technologies such as cable modem and the Internet. In the twelve months ended December 31, 1997, net access to Playboy TV through cable and DTH in the United States rose 9% to approximately 18.4 million addressable pay-per-view households. In July 1995, Playboy launched a second pay television network, AdulTVision, as a flanker network to Playboy TV. As of December 31, 1997, AdulTVision was available domestically to approximately 5.9 million cable addressable and DTH households.

    Cable operators have begun to introduce digital programming as a means of upgrading their cable systems and to counteract competition from the DTH operators. Playboy TV and AdulTVision are currently available on a digital platform delivered by Tele-Communications, Inc. Digital cable television has several advantages over analog cable television, including more channels, better audio and video

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quality and advanced set top boxes that are addressable, provide a secure fully scrambled signal and have integrated program guides and advanced ordering technology.

    Internationally, Playboy programming is available in approximately 150 countries and territories, either on a tier or program-by-program basis or, in the United Kingdom, Japan, Latin America and Iberia, through a local Playboy network. Playboy owns a minority equity interest in each of the international networks, which pay Playboy licensing fees for programming and the use of the Playboy brand name. In the United Kingdom, Playboy, in partnership with Flextech, plc, a U.K. entertainment company controlled by a subsidiary of Tele-Communications, Inc., and British Sky Broadcasting Ltd., launched the Playboy TV network in June 1995. In October 1995, Playboy also launched a network in Japan with Tohokushinsha Film Corp. In the fall of 1996, Playboy launched a third international Playboy TV network and the first international AdulTVision network in Latin America through a partnership with an affiliate of the Cisneros Group of Companies, one of Latin America's most prominent conglomerates and broadcasters. The two Latin American networks are transmitted on Galaxy Latin America, a DTH service majority-owned by Hughes Electronics, which owns DirecTV in the United States. Playboy's partnership with Cisneros has been expanded to encompass Playboy TV and AdulTVision networks. Playboy TV launched in Iberia in May 1998, and plans to launch in Germany and Scandinavia. In March 1997, Playboy also announced that it will launch a Playboy TV network in South Korea. The launch has been temporarily delayed, however, due to the poor economic conditions in that country. At this point, Playboy expects that the network will not be launched in South Korea until sometime during calendar year 1999. Playboy continues to explore opportunities for additional international networks.

    Playboy Home Video, which was named one of BILLBOARD magazine's "Top Video Sales Labels" for the third consecutive year, distributes Playboy's programming via videocassettes, laserdiscs and digital video discs that are sold or rented in video stores, music and other retail outlets and through direct mail.

    Playboy intends to continue to invest in Playboy-style, original quality programming while increasing revenues from Playboy TV by capitalizing on anticipated growth in: (a) new competitive distribution services, such as DTH,
(b) channel capacity in existing cable systems as a result of system upgrades and improved technology, such as digital compression, (c) the number of addressable households as pay-per-view technology becomes more widespread and easier to use, and (d) privatization and proliferation of international pay television networks. Given the relatively fixed cost nature of the pay television programming business, management believes that the Entertainment Group will continue to generate attractive margins on incremental revenues.

PRODUCT MARKETING

    Playboy's Product Marketing Group licenses the Playboy name, Rabbit Head Design and other trademarks and images for the worldwide manufacture, sale and distribution of a variety of consumer products, including men's clothing, accessories, watches, jewelry, small leather goods, stationery, eyewear, home fashions and cigars. Playboy-branded products are available globally. In Hong Kong and China, Playboy's licensee operates approximately 420 freestanding Playboy stores and boutiques within department stores. Playboy is also developing other brands. Playboy licenses art-related products, including posters and prints, art watches, art ties and collectibles, based on Playboy's extensive collection of artwork by prominent artists, including Salvador Dali, Keith Haring and LeRoy Neiman. Because Playboy invests no capital in its licensees or in manufacturing activities, the Product Marketing Group generates high-margin revenues.

CATALOG

    Playboy's Catalog Group operates a direct mail business through its four catalogs. The CRITICS' CHOICE VIDEO catalog direct markets theatrically released motion pictures and special-interest videos and is one of the largest-circulation catalogs of pre-recorded videocassettes in the United States. The COLLECTORS' CHOICE

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MUSIC catalog offers over 1,500 titles from every musical variety on CDs and cassettes. The PLAYBOY catalog markets many of Playboy's products, including back issues of PLAYBOY magazine, CD-ROM products, Playboy Home Video titles and Playboy-branded fashions and accessories. In October 1997, CRITICS' CHOICE VIDEO launched the first THE BIG BOOK OF MOVIES ("BIG BOOK"), a 324-page, perfect-bound oversize catalog featuring 10,000 in-stock videos, of which over 2,000 are offered at a 25% discount. The BIG BOOK will be revised on an annual basis, with the second edition at 374 pages released in the fall of 1998. Under license from Spice, Playboy launched the SPICE catalog in July containing adult videos. See "Certain Business Relationships."

CASINO GAMING

    In fiscal year 1996, Playboy announced plans to reenter the casino gaming business. Playboy, with a consortium of Greek investors, bid for and won a 12-year exclusive casino gaming license on the island of Rhodes, Greece. Playboy's consortium executed the contract with the government in October 1996 and is renovating the historic Hotel des Roses to be the Playboy Casino and Beach Hotel, which is expected to open by the end of calendar year 1998 or the first quarter of calendar year 1999. As of September 30, 1998, Playboy, through an indirectly wholly owned subsidiary, owned 12.1% of the consortium. On November 13, 1998, Playboy entered into an agreement to sell its equity in the casino. This agreement allows Playboy to fully recoup its investments and expenses in this project while providing a continuing revenue stream to Playboy in the form of licensing payments. Consummation of the transaction is subject to receipt of the necessary Greek government approvals and satisfaction of other closing conditions. Closing of this transaction is expected to occur during the first quarter of calendar year 1999.

PLAYBOY ONLINE

    In August 1994, PLAYBOY was one of the first national magazines to launch a site (http:// www.playboy.com) on the Internet. PLAYBOY.COM is one of the most popular destination sites on the Internet, averaging over 1.7 million page views per day and a total of over 53 million page views were served during the month of August 1998. PLAYBOY.COM features approximately 2,000 editorial, pictorial and merchandising pages, including excerpts from each new issue of PLAYBOY magazine, archival material, original content developed by Playboy and content developed by other parties, and Playboy TV schedules. Starting in fiscal 1996, Playboy began to generate revenue from the sale of advertising on the site. Advertising revenues for the site nearly tripled in fiscal year 1997 and experienced modest revenue growth in the six-month transition period ended December 31, 1997 as compared to the prior year six-month period. During the first five months of calendar year 1998, total revenue for Playboy Online, which now also includes e-commerce, almost doubled over the comparable period in calendar year 1997. Advertising is sold by a direct sales force employed by Playboy and a third party contractor. In July 1997, Playboy launched a pay site on the Internet, PLAYBOY CYBER CLUB, with content that is distinct from, and significantly greater in scope than, that found on PLAYBOY.COM. For example, while PLAYBOY.COM contains approximately 2,000 pages of material, PLAYBOY CYBER CLUB contains over 38,000 pages, including a more extensive selection of material from the archives of PLAYBOY magazine. PLAYBOY CYBER CLUB also offers daily chats, newsgroups, up-to-the-minute sports scores and Playmate personal pages and fan club areas. PLAYBOY CYBER CLUB, which is currently offered on a subscription basis for $60 per year, has already attracted over 29,000 subscribers. In calendar 1998, Playboy began investing more heavily in technology, staffing and content, which should result in higher revenues and costs.

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                               BUSINESS OF SPICE

    Spice is a leading international provider of adult television entertainment. Formed in 1987, the Spice networks and programming are available in more than 50 countries and on the Internet. Spice leverages its portfolio of adult entertainment content through brand equity management and intellectual property enforcement, particularly trademark and tradename protection.

    Spice operates through four business units: (a) Spice Networks--domestic adult pay-per-view networks; (b) Spice International--international adult networks and programming; (c) Spice Direct--direct to the consumer products and services; and (d) Spice Productions--adult film production and licensing.

SPICE NETWORKS

    Approximately 50% of Spice's gross revenues for 1997 were derived from its three domestic, adult pay-per-view television networks: Spice, Adam & Eve Channel ("Adam & Eve") and Spice Hot (collectively, the "Spice Networks"). The Spice Networks are currently distributed by cable television, DTH satellite television, wireless cable systems and the Internet, and the Spice network is available on the digital platform delivered by Tele-Communications, Inc.

    The Spice Networks are available to more than 15 million addressable cable households and more than 3.3 million addressable DTH households. The Spice and Adam & Eve networks feature cable version adult movies and related programming. Spice Hot, the newest network, offers more erotic content than the cable versions featured on the Spice and Adam & Eve networks. From its launch in October 1997, Spice Hot is now carried by more than 100 cable systems and, as of November 1, 1998, was available nationwide in more than 7.0 million addressable cable and DTH households. See "--Spice Hot Asset Purchase Agreement."

SPICE INTERNATIONAL

    Spice International is responsible for expanding the global distribution of Spice's adult television networks and programming. In Europe, Spice International owns and distributes two networks, The Adult Channel and The Home Video Channel, through The Home Video Channel Limited ("HVC"), which Spice acquired in 1994. Spice also distributes the Spice and Spice Hot networks throughout Latin America and Spice programming in Japan.

    The Adult Channel is a satellite delivered subscription service originating from the United Kingdom that features cable version adult movies and related programming similar to those exhibited on the Spice network. The Adult Channel, which is broadcast four hours a day commencing at midnight, is available to approximately two million cable households and approximately four million DTH households in the United Kingdom. The Adult Channel is also available to DTH households in more than 40 countries in Europe.

    HVC also operates a cable exclusive movie service, featuring action and horror movies, called The Home Video Channel, which began digital satellite delivery in the second quarter of 1996. The Home Video Channel is offered during the evening hours and is programmed during the pre-midnight hours to segue into The Adult Channel. The two services are offered to cable operators as a seamless 8:00 P.M. to 4:00 A.M. programming service at a package price.

    HVC has expanded its distribution of The Adult Channel throughout the rest of Europe. HVC has authorized agents in Western Europe that distribute DTH subscriptions to The Adult Channel through sales of "smart cards." HVC has entered into an agency agreement with Nuevas Estructuras Televisivas which has secured affiliation agreements for The Adult Channel in more than 30 Spanish cable systems. The Adult Channel is now carried on the Canal Digital AS platform which serves subscribers in Scandinavia and on the Canal Plus digital platform serving subscribers in the Benelux countries. HVC has

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also entered into affiliation agreements for The Adult Channel in Eastern
Europe, securing carriage in cable systems located in Russia, Lithuania, Estonia and Slovenia.

SPICE DIRECT

    Spice Direct focuses on products and services marketed directly to consumers. Spice Direct, through agreements with third parties, provides audiotext services (adult-oriented pay-per-call telephone lines) promoted on the Spice Networks. Spice Direct also operates Cyberspice, an adult Internet website, and is responsible for the productive utilization of satellite transponder capacity and the provision of network playback and programming services to third parties.

    Spice Direct manages the audiotext services promoted on the Spice Networks. Under agreements with audiotext service providers, Spice receives a percentage of revenues from the audiotext services. The telephone lines feature computerized audio programs and live operators on both 800 and 900 telephone lines. The audiotext service providers employ the operators and administrators of the telephone lines advertised on the Spice Networks.

    In 1994, Spice began Cyberspice as an on-line bulletin board service which utilized adult programming and cross-promoted the Spice Networks. Cyberspice was converted to a website on the Internet in the second quarter of 1995. In June 1997, Spice transferred hosting of Cyberspice to Media on Demand, Inc., ("MOD"). Under its agreement with MOD, Spice shares revenues generated by Cyberspice from pay services such as audiotext services and merchandise sales. In addition, MOD encodes Spice Hot and transmits a simultaneous webcast of Spice Hot (a broadcast of Spice Hot which can be viewed by a subscriber from the Internet) which is offered on a pay-per-view or monthly subscription basis.

    Spice began to digitally compress the Spice Networks in September 1996 which made three transponders available for productive utilization. In an effort to use available transponder capacity, Spice began providing transponder services to EMI in the fourth quarter of 1996. EMI is a provider of explicit adult television networks distributed in the domestic C-band DTH market. Spice has provided transponder services for three of EMI's networks since February 1997 and provides digital compressed transponder services for another television network. Spice also provides playback services for the EMI networks, in addition to the three Spice Networks, from its Operations Facility. As part of the transponder and playback arrangements, EMI granted to Spice an option to acquire all of EMI's stock or assets for a formula-determined amount.

    The Operations Facility utilizes video file servers. This application of new technology loads and stores digitized programming in the memory of the video file servers. Under automated software control, the programming is then "streamed" from the video file servers and transmitted, over fiber optic cable, to an uplink facility.

SPICE PRODUCTIONS

    Spice Productions is responsible for licensing and producing adult movies for use on the Spice Networks and for other program licensing arrangements. Spice Productions licenses adult movies from the leading producers of adult movies both in the United States and abroad. Spice has an extensive library of adult movies with worldwide rights in perpetuity in more than 450 titles and more limited rights in more than 250 titles for a more limited period of time.

    Spice licenses rights to adult films under two general categories of license agreements: agreements under which Spice acquires most of the rights to the adult movie (referred to as "production agreements") and agreements under which Spice acquires more limited rights (referred to as "license agreements").

    Under its production agreements, Spice generally acquires worldwide television rights (pay-per-view, subscription, premium and broadcast television rights) in perpetuity for delivery using all known and to be developed methods of delivery, including via the Internet, for both the cable and explicit version of each

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movie. Spice also has the right to edit the movies and create the hot cable version featured on Spice Hot. Spice has numerous production agreements with domestic adult film producers. Spice has also entered into production agreements with foreign producers as part of Spice's strategy to internationalize its sources of programming and to meet local content requirements.

    Under the terms of its license agreements, Spice will typically license the cable and explicit versions of adult films in the U.S. and/or Europe for between one and three years. The license agreements permit unlimited exhibitions in return for a flat license fee. Most of the movies exhibited on Adam & Eve are licensed under these arrangements.

    Most adult films are produced for sale in the home video market which has a different target audience than the Spice Networks. To more directly meet the special demands of Spice's broadcast-based television network business, Spice started to produce its own adult movies in 1997. Spice Productions currently makes, on average, two adult movies per month. Spice hires adult film producers and stars to make these productions. As of July 1, 1998, Spice had completed 13 movies.

NETWORK DELIVERY

    Spice delivers its video programming to cable systems and DTH customers via digitally compressed satellite transmission. Satellite delivery of video programming is accomplished in several steps. First, the video programming (movies and interstitial programming) is played back at a facility such as Spice's Operations Facility. Then, the program signal is encrypted so that the signal is unintelligible unless it is passed through the proper decoding devices. The signal may be transmitted (uplinked) to the satellite as an analog signal or digitally compressed and combined with other signals. By digitally compressing several channels, Spice can spread the cost of a transponder over several networks. The signal is uplinked from an earth station to a designated transponder on a communications satellite. Spice has contracted with third parties for uplink services.

    The transponder receives the analog or digitally compressed program signal uplinked by the earth station, amplifies the signal and broadcasts (downlinks) it to satellite dishes located within the satellite's area of signal coverage. The signal coverage of the domestic satellite utilized by Spice is the Continental United States, portions of Mexico, the Caribbean and Canada. The signal coverage of the satellite utilized by The Adult Channel is Continental Europe and portions of North Africa. Each transponder can retransmit four or more complete digitally compressed color television signals or one analog color television signal.

    For cable systems, the encrypted digitally compressed signal received by the cable system's satellite dish is then decoded and decompressed using, for Spice's domestic television networks, General Instrument Digicipher II decoders. The cable system then rescrambles the signal using scrambling technology compatible with the addressable set top boxes deployed in its system and then distributes the signal throughout its cable system. For DTH subscribers, their set top box contains the descrambling equipment.

    To offer pay-per-view services, the set top boxes must have an electronic "address" and the cable system or satellite service provider must be able to remotely control each customer's set top box and cause it to descramble the television signal for a specified period of time after the customer has made a purchase of a premium service or a pay-per-view event. The ability to control the scrambling and descrambling of a signal from a cable system's facilities--known as addressability--is essential for the marketing and delivery of pay-per-view programming services.

    In Europe, DTH subscribers purchase "smart cards" from distributors, including appliance and electronics stores. These smartcards are programmed to permit reception of a premium programming service. The smart cards are then inserted into the satellite receiver or set top box which descrambles the signal for a specified period of time.

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SPICE HOT ASSET PURCHASE AGREEMENT

    Because Playboy wants to acquire only certain assets of Spice, Spice and Califa Entertainment Group, Inc., a recently formed California corporation ("Califa"), entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") contemporaneously with the execution of the Merger Agreement, under which Spice agreed to sell to Califa its Spice Hot network business. Califa is owned by two individuals who are principals of Vivid Video, Inc., a producer of adult movies and related programming.

    Under the Asset Purchase Agreement, subject to certain terms and conditions, on the Closing Date and immediately prior to the Effective Time of the Mergers, Spice and its subsidiaries will sell and assign to Califa certain assets relating to the operation of the Spice Hot network, consisting primarily of (a) all of the affiliation agreements relating to the Spice Hot network, and (b) certain rights to Spice's library of adult films which are related to or used in the conduct of the Spice Hot network (the "Califa Transferred Assets"). Califa will not acquire any proprietary rights in any of the trademarks, servicemarks, tradenames or logos currently associated with the Spice Hot network.

    In exchange for the Califa Transferred Assets, Califa will (a) assume all liabilities and obligations incurred as of any time following the Closing which relate to the Califa Transferred Assets or the operation by Califa of an adult programming service substantially similar to the Spice Hot network (the "Califa Network"), (b) pay Spice $500,000 in cash in two installments no later than March 31, 1999, and (c) pay Spice $10,000,000 in the form of a promissory note due on the seventh anniversary of the Closing Date, which accrues interest at an annual rate of 18%, payable quarterly (collectively, the "Purchase Price"). Califa will not assume any liabilities or obligations of Spice arising with respect to any time prior to the Closing Date.

    Under the Asset Purchase Agreement, Spice will be bound during the ten years immediately following the Closing Date (the "Spice/Califa Restricted Period") by certain non-competition covenants which primarily restrict Spice from continuing to conduct any adult television service, in the United States or Canada (including their territories and possessions), that is substantially similar in format, content and degree of explicitness to, and thus competes with, the Spice Hot network as currently operated. These covenants, however, will not restrict Spice from conducting adult programming services, like the Spice and Adam & Eve networks, which, based on the foregoing criteria, are not substantially similar to the Spice Hot network. In exchange for the benefit of these non-competition covenants, Califa will pay Spice, in addition to the Purchase Price, an amount equal to $13,300,000, $200,000 of which is payable in the first year immediately following the Closing Date, $1,200,000 of which is payable in the second year immediately following the Closing Date, and $1,700,000 of which is payable in each year thereafter through the end of the Spice/Califa Restricted Period (the "Non-Competition Payments"). Califa also agrees to be bound by certain non-competition covenants during the Spice/Califa Restricted Period which primarily restrict Califa from competing with Spice (and its successors and affiliates) in any business or activity related to the adult industry (other than the operation of the Califa Network), including the operation of any adult television service substantially similar in content, format and degree of explicitness to the Spice and Adam & Eve networks.

    The obligations of Califa under the Asset Purchase Agreement, including payment of the Purchase Price and the Non-Competition Payments, will be secured by a first priority security interest in principally all of the assets of Califa and a pledge of the capital stock of Califa.

    Under the Asset Purchase Agreement, Califa granted to Spice, effective as of the Closing Date: (a) the option, exercisable at any time by written notice to Califa, to license from Califa the satellite signal of the Califa Network for sublicense, distribution and marketing of the Califa Network in Central America, South America and certain specified islands of the Caribbean, upon terms mutually agreed upon by Spice and Califa; and (b) the option (the "Buy Back Option"), exercisable at any time by written notice to Califa after the third anniversary of the Closing Date, to purchase from Califa all rights, title, interests, assets and obligations relating to the Califa Network at fair market value as mutually agreed by Spice and Califa (or, if Spice and Califa cannot agree, as determined by a nationally recognized valuation firm mutually agreed upon by Spice and Califa). Subject to a ten business day notice period and obligation to negotiate with Califa in good faith during the notice period, Spice may assign its Buy Back Option to any person, at any time, and on any terms, without the consent or approval of Califa.

    The obligations of Spice and Califa to consummate the sale and assignment of the Califa Transferred Assets are subject to certain conditions contained in the Asset Purchase Agreement customary to this type of transaction and to the execution of a non-competition agreement and a satellite services agreement between Califa and Directrix as described below.

    Consummation of the transactions contemplated by the Asset Purchase Agreement is not a condition to the closing of the Transactions. The Asset Purchase Agreement will terminate automatically if the Merger Agreement is terminated and the Transactions are abandoned.

    NON-COMPETITION AGREEMENT. Subject to the satisfaction of the conditions contained in the Asset Purchase Agreement, on the Closing Date, Califa will enter into a non-competition agreement (the "Califa Non-Competition Agreement") for the benefit of Directrix, which will have a term of seven years from the Closing Date. Under the Califa Non-Competition Agreement, Califa will not, directly or indirectly, engage in the Explicit C-Band Business and will not engage in certain other activities which would involve Califa in the Explicit C-Band Business in certain defined territories. The term "Explicit C-Band Business" will have the same meaning as that term has in the Non-Competition Agreement. See "Other Transaction Agreements--The Non-Competition Agreements."

    SATELLITE SERVICES AGREEMENT. Subject to the satisfaction of the conditions contained in the Asset Purchase Agreement, on the Closing Date, Califa and Directrix will enter into a satellite services agreement having substantially the same terms as the Mandatory Services Agreement. See "Other Transaction Agreements--The Mandatory Services Agreement."

                            BUSINESS OF NEW PLAYBOY

    New Playboy is currently a wholly owned subsidiary of Playboy that does not conduct any substantial business activities. As a result of the Transactions, Playboy and Spice will each become wholly owned subsidiaries of New Playboy. Accordingly, the business of New Playboy will be the businesses currently conducted by Playboy and Spice, other than those portions of the business of Spice to be transferred to Directrix in the Contribution and to be sold to Califa as described under "Business of Spice--Spice Hot Asset Purchase Agreement". See "Business of Playboy," "Business of Spice" and "Other Transaction Agreements."

                             BUSINESS OF DIRECTRIX

    Please refer to the Directrix Prospectus.

          COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

    Playboy Class A Common Stock and Playboy Class B Common Stock are listed on the NYSE and the PE under the symbols "PLAA" and "PLA," respectively. The Spice Common Stock is listed on the NASDAQ Small-Cap Market under the symbol "SPZE."

    The table below sets forth, for the calendar quarters indicated, the reported high and low sales prices of Playboy Class A Common Stock, Playboy Class B Common Stock and Spice Common Stock, in each case based on published financial sources. Neither Playboy nor Spice has declared any cash dividends during the calendar quarters indicated.

                      PLAYBOY CLASS A       PLAYBOY CLASS B            SPICE
                        COMMON STOCK          COMMON STOCK          COMMON STOCK
                     ------------------    ------------------    ------------------
                      HIGH        LOW       HIGH        LOW       HIGH        LOW
                     -------    -------    -------    -------    -------    -------

                                              (IN DOLLARS)
CALENDAR 1996
  First Quarter.....  11          8 3/8     11 1/8      7 1/2      5          3 1/8
  Second Quarter....  15 3/4     10         16 1/2      9 7/8      3 3/4      2 1/2
  Third Quarter.....  14 7/8     12 1/4     15 1/4     12 1/8      3 7/16     2
  Fourth Quarter....  12 1/2      9 5/8     12 3/4      9 1/2      2 5/8      1
CALENDAR 1997
  First Quarter.....  15 5/8      9 1/2     16 3/8      9 3/8      2 3/8      1 7/16
  Second Quarter....  15         10 7/8     16         11 1/4      3 11/16    2 1/8
  Third Quarter.....  13 7/8     10 3/8     15 3/8     10 3/4      3 7/8      2 7/8
  Fourth Quarter....  15 1/8     12 3/16    16 11/16   13 1/2      4 1/8      3 3/8
CALENDAR 1998
  First Quarter.....  16 11/16   13 1/2     17 13/16   14 5/8      6          3 7/8
  Second Quarter....  18 3/8     15 3/4     19 11/16   17          6 11/16    5 3/4
  Third Quarter.....  17         11 1/8     18 3/4     12 3/16     6 3/16     4 1/2
  Fourth Quarter
    (through
    November 30,
    1998)...........  14 11/16   11         16 5/16    11 7/8      5 3/4      4 1/2

    On February 3, 1998, the last full trading day preceding the joint public announcement by Playboy and Spice that they had entered into a letter of intent regarding a possible business combination, the closing price of Playboy Class A Common Stock and Playboy Class B Common Stock on the NYSE was $13 15/16 and
$14 13/16 per share, respectively, and the closing price of Spice Common Stock on the NASDAQ Small-Cap Market was $5 5/16, in each case based on published financial sources. On November 30, 1998, the most recent practicable date prior to the printing of this Proxy Statement/Prospectus, the closing price of Playboy Class A Common Stock and Playboy Class B Common Stock on the NYSE was $13 7/16 and $15 7/16 per share, respectively, and the closing price of Spice Common Stock on the NASDAQ Small-Cap Market was $5 9/32. HOLDERS OF SPICE CAPITAL STOCK ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE MERGER AGREEMENT AND THE SPICE MERGER.

    The Merger Agreement contemplates that the New Playboy Class A Common Stock and New Playboy Class B Common Stock will be listed on the NYSE, and Playboy currently expects that the New Playboy Class A Common Stock and New Playboy Class B Common Stock will also be listed on the PE.

    New Playboy currently does not intend to make regular dividend distributions. The payment of future dividends on New Playboy Class A Common Stock and Class B Common Stock will be at the discretion of the New Playboy Board and will depend upon the results of operations and financial condition of New Playboy and those other factors as the New Playboy Board considers relevant.

POSSIBLE DELISTING OF SPICE COMMON STOCK IF THE MERGERS ARE NOT CONSUMMATED

    Spice recently received oral advice from the NASDAQ Stock Market that, if the Spice Merger is not consummated in a timely fashion, it may seek to delist Spice Common Stock from the NASDAQ Small-Cap Market as a result of a recent decision (the "Decision") of the National Adjudicatory Council of the NASD (the self-regulatory organization for broker-dealers) regarding Roger Faherty's activities as a corporate finance consultant to a now defunct brokerage firm, Hibbard Brown & Co. Inc. These activities were unrelated to Spice and occurred prior to Mr. Faherty's becoming the Chief Executive Officer and Chairman of Spice in 1991. The Decision reversed substantial portions of an earlier decision of the NASD Market Surveillance Committee by dismissing two of three remaining causes of action against Mr. Faherty and rejecting findings that he had violated NASD Conduct Rules 2110, 2120 and 2440, as well as Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder. The Decision did, however, hold that his activities with the brokerage firm gave rise to aider-and-abettor liability for the brokerage firm's violation of Section 15(c) of the Exchange Act, which prohibits the purchase or sale of securities by brokers or dealers involving manipulative, deceptive or fraudulent devices or contrivances, and Rule 15c1-2 promulgated thereunder, which defines such conduct. The Decision affirmed the imposition on Mr. Faherty of a censure and a bar from association with any member firm of the NASD, but reduced the fine assessed to $150,000. Mr. Faherty has appealed the Decision to the Securities and Exchange Commission. As a result of the appeal, enforcement of the sanctions has been stayed. In the event that the Spice Merger is not consummated and the NASDAQ Stock Market seeks to delist Spice Common Stock from the NASDAQ Small-Cap Market, Spice has indicated that it will contest such delisting, although there can be no assurance that Spice would be successful in so doing. If Spice Common Stock is delisted from the NASDAQ Small-Cap Market, such delisting could have a material adverse effect on the liquidity and trading market for Spice Common Stock. Following a delisting, Spice would expect the Spice Common Stock to be traded on the NASD OTC Bulletin Board. Risks associated with trading on the OTC Bulletin Board include limited release of market prices of Spice Common Stock and limited news coverage of Spice. As a result, holders of Spice Common Stock could find it more difficult to dispose of, or to obtain accurate quotations as to the price of, Spice Common Stock.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

    The following unaudited pro forma condensed combined financial statements give effect to the Transactions using the purchase method of accounting after giving effect to the pro forma adjustments and assumptions described in the accompanying notes. The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of Playboy and Spice. The financial information of Spice has been derived from the audited consolidated financial statements as of and for the year ended December 31, 1997 and the unaudited interim consolidated financial statements as of and for the quarterly periods ended in 1996, 1997 and 1998. Certain Spice financial information has been reclassified to conform with the Playboy presentation. Intercompany transactions between Spice and Directrix have been eliminated in the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined statements of income have been prepared as if the Transactions occurred on July 1, 1996. The unaudited pro forma condensed combined balance sheet has been prepared as if the Transactions occurred on September 30, 1998. The unaudited pro forma adjustments described in the accompanying notes are based upon preliminary estimates and certain assumptions that Playboy management believes are reasonable. The unaudited pro forma condensed combined financial statements are not necessarily indicative of actual or future financial position or results of operations that would have occurred or will occur upon consummation of the Transactions, and should be read in conjunction with the audited historical consolidated financial statements, including the notes to them, of Playboy and Spice incorporated by reference in this Proxy Statement/Prospectus.

    Playboy has plans in place which it believes will result in cost savings not reflected in the Unaudited Pro Forma Condensed Combined Financial Statements of New Playboy. Playboy is finalizing a transaction which is expected to reduce certain of Spice's distribution expenses. Currently, Spice incurs the cost to lease a transponder which has been digitally compressed to create four digital streams. These four digital streams are used for the transmission of the Spice, Adam & Eve and Spice Hot networks, with the fourth digital stream being available for subleasing to third parties. As Spice has agreed to sell the Spice Hot network business to Califa, Playboy anticipates that the cost of the transponder will be shared by Califa and New Playboy. Additionally, Spice currently incurs costs associated with the uplink, playback and compression of the Spice Hot network. Due to Spice's sale of this network concurrently with the Transactions, these costs will not transfer to New Playboy. As a result, distribution expenses are expected to be reduced by $1 million annually.

                               NEW PLAYBOY, INC.
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                     LESS                          ADJUSTED      PRO FORMA
                            PLAYBOY     SPICE    CONSOLIDATED    DIRECTRIX (3)     ELIMINATION   CONSOLIDATED   ADJUSTMENTS
                           ---------  ---------  ------------  -----------------  -------------  ------------  -------------
Revenue..................  $ 225,237  $  23,262   $  248,499       $   7,489        $   4,001     $  245,011     $  (1,633)(5d)
                                                                                                                       150(5j)

Cost of Sales............   (191,786)   (13,542)    (205,328)         (8,562)          (4,001)      (200,767)          135(5e)
                                                                                                                     1,800(5f)
                           ---------  ---------  ------------        -------           ------    ------------  -------------
Gross Margin.............     33,451      9,720       43,171          (1,073)          --             44,244           452

Selling and
  Administrative.........    (30,658)    (7,664)     (38,322)           (923)          --            (37,399)       (4,346)(5b)
                                                                                                                     2,532(5g)
                           ---------  ---------  ------------        -------           ------    ------------  -------------
Operating Income (Loss)..      2,793      2,056        4,849          (1,996)          --              6,845        (1,362)

Nonoperating Income
  (Expense)
  Investment Income......         70     --               70          --               --                 70        --
  Interest Income
    (Expense)............       (989)    (1,728)      (2,717)            (98)          --             (2,619)       (5,052)(5a)
                                                                                                                       780(5h)
                                                                                                                     1,350(5i)
  Other, net.............       (535)    --             (535)         --               --               (535)       --
                           ---------  ---------  ------------        -------           ------    ------------  -------------
Total Nonoperating
  Expense................     (1,454)    (1,728)      (3,182)            (98)          --             (3,084)       (2,922)
                           ---------  ---------  ------------        -------           ------    ------------  -------------
Income (Loss) Before
  Taxes..................      1,339        328        1,667          (2,094)          --              3,761        (4,284)

Income Taxes (8).........     (1,889)    --           (1,889)         --               --             (1,889)          142(5c)
                           ---------  ---------  ------------        -------           ------    ------------  -------------
Net Income (Loss)........       (550)       328         (222)         (2,094)          --              1,872        (4,142)

Preferred Dividend.......     --           (135)        (135)         --               --               (135)          135(5k)
                           ---------  ---------  ------------        -------           ------    ------------  -------------
Net Income (Loss)
  applicable to common
  stock..................  $    (550) $     193   $     (357)      $  (2,094)       $  --         $    1,737     $  (4,007)
                           ---------  ---------  ------------        -------           ------    ------------  -------------
                           ---------  ---------  ------------        -------           ------    ------------  -------------
NET INCOME (LOSS) PER
  COMMON SHARE
  Basic EPS..............  $   (0.03) $    0.02   $   --           $  --            $  --         $   --         $  --
  Diluted EPS............  $   (0.03) $    0.02   $   --           $  --            $  --         $   --         $  --

WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES
  OUTSTANDING
  Basic..................     20,541     11,596       --              --               --             --            --
  Diluted................     20,541     13,782       --              --               --             --            --

                               NEW
                             PLAYBOY
                           ------------
Revenue..................   $  243,528

Cost of Sales............     (198,832)

                           ------------
Gross Margin.............       44,696
Selling and
  Administrative.........      (39,213)

                           ------------
Operating Income (Loss)..        5,483
Nonoperating Income
  (Expense)
  Investment Income......           70
  Interest Income
    (Expense)............       (5,541)

  Other, net.............         (535)
                           ------------
Total Nonoperating
  Expense................       (6,006)
                           ------------
Income (Loss) Before
  Taxes..................         (523)
Income Taxes (8).........       (1,747)
                           ------------
Net Income (Loss)........       (2,270)
Preferred Dividend.......       --
                           ------------
Net Income (Loss)
  applicable to common
  stock..................   $   (2,270)
                           ------------
                           ------------
NET INCOME (LOSS) PER
  COMMON SHARE
  Basic EPS..............   $    (0.10) (2)
  Diluted EPS............   $    (0.10) (2)
WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES
  OUTSTANDING
  Basic..................       22,815(2)
  Diluted................       22,815(2)

See accompanying notes.

                               NEW PLAYBOY, INC.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

          FOR THE SIX-MONTH TRANSITION PERIOD ENDED DECEMBER 31, 1997

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                      LESS                        ADJUSTED      PRO FORMA
                               PLAYBOY     SPICE    CONSOLIDATED  DIRECTRIX (3)   ELIMINATION   CONSOLIDATED   ADJUSTMENTS
                              ---------  ---------  ------------  -------------  -------------  ------------  -------------
Revenue.....................  $ 149,541  $  16,021   $  165,562     $   4,656      $   1,820     $  162,726     $    (252)(6d)
                                                                                                                      100(6j)

Cost of Sales...............   (126,658)    (8,518)    (135,176)       (5,128)        (1,820)      (131,868)           90(6e)
                                                                                                                    1,200(6f)
                              ---------  ---------  ------------  -------------       ------    ------------  -------------
Gross Margin................     22,883      7,503       30,386          (472)        --             30,858         1,138

Selling and
  Administrative............    (18,424)    (7,003)     (25,427)         (712)        --            (24,715)       (2,898)(6b)
                                                                                                                    2,148(6g)
                              ---------  ---------  ------------  -------------       ------    ------------  -------------

Operating Income (Loss).....      4,459        500        4,959        (1,184)        --              6,143           388

Nonoperating Income
  (Expense)

  Investment Income.........         50     --               50        --             --                 50        --

  Interest Income
    (Expense)...............       (289)    (1,453)      (1,742)          (82)        --             (1,660)       (3,368)(6a)
                                                                                                                      785(6h)
                                                                                                                      900(6i)

  Gain on sale of majority
    interest of DSTV........     --            352          352        --             --                352        --

  Gain on Nethold
    settlement..............     --            740          740        --             --                740        --

  Gain related to
    disposition of AGN......     --          1,712        1,712        --             --              1,712        --

  Other, net................         70     --               70        --             --                 70        --
                              ---------  ---------  ------------  -------------       ------    ------------  -------------

    Total Nonoperating
      Income (Expense)......       (169)     1,351        1,182           (82)        --              1,264        (1,683)
                              ---------  ---------  ------------  -------------       ------    ------------  -------------

Income (Loss) Before
  Taxes.....................      4,290      1,851        6,141        (1,266)        --              7,407        (1,295)

Income Taxes (8)............     (2,148)       (96)      (2,244)       --             --             (2,244)       (1,501)(6c)
                              ---------  ---------  ------------  -------------       ------    ------------  -------------

Net Income (Loss)...........      2,142      1,755        3,897        (1,266)        --              5,163        (2,796)

Preferred Dividend..........     --            (84)         (84)       --             --                (84)           84(6k)
                              ---------  ---------  ------------  -------------       ------    ------------  -------------

Net Income (Loss) applicable
  to common stock...........  $   2,142  $   1,671   $    3,813     $  (1,266)     $  --         $    5,079     $  (2,712)
                              ---------  ---------  ------------  -------------       ------    ------------  -------------
                              ---------  ---------  ------------  -------------       ------    ------------  -------------

NET INCOME PER COMMON SHARE

  Basic EPS.................  $    0.10  $    0.16   $   --         $  --          $  --         $   --         $  --

  Diluted EPS...............  $    0.10  $    0.13   $   --         $  --          $  --         $   --         $  --

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING

  Basic.....................     20,487     10,633       --            --             --             --            --

  Diluted...................     20,818     12,557       --            --             --             --            --

                                 NEW
                               PLAYBOY
                              ---------
Revenue.....................  $ 162,574

Cost of Sales...............   (130,578)

                              ---------
Gross Margin................     31,996
Selling and
  Administrative............    (25,465)

                              ---------
Operating Income (Loss).....      6,531
Nonoperating Income
  (Expense)
  Investment Income.........         50
  Interest Income
    (Expense)...............     (3,343)

  Gain on sale of majority
    interest of DSTV........        352
  Gain on Nethold
    settlement..............        740
  Gain related to
    disposition of AGN......      1,712
  Other, net................         70
                              ---------
    Total Nonoperating
      Income (Expense)......       (419)
                              ---------
Income (Loss) Before
  Taxes.....................      6,112
Income Taxes (8)............     (3,745)
                              ---------
Net Income (Loss)...........      2,367
Preferred Dividend..........     --
                              ---------
Net Income (Loss) applicable
  to common stock...........  $   2,367
                              ---------
                              ---------
NET INCOME PER COMMON SHARE
  Basic EPS.................  $    0.10(2)
  Diluted EPS...............  $    0.10(2)
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING
  Basic.....................     22,761(2)
  Diluted...................     23,092(2)

See accompanying notes.

                               NEW PLAYBOY, INC.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                        FOR THE YEAR ENDED JUNE 30, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                    LESS                          ADJUSTED     PRO FORMA
                           PLAYBOY     SPICE    CONSOLIDATED    DIRECTRIX (3)     ELIMINATION   CONSOLIDATED  ADJUSTMENTS
                          ---------  ---------  ------------  -----------------  -------------  ------------  -----------
Revenue.................  $ 296,623  $  33,632   $  330,255       $  11,425        $   8,667     $  327,497    $  --

Cost of Sales...........   (245,023)   (18,068)    (263,091)        (11,390)          (8,667)      (260,368)       1,800(7d)
                          ---------  ---------  ------------        -------      -------------  ------------  -----------
Gross Margin............     51,600     15,564       67,164              35           --             67,129        1,800
Selling and
  Administrative........    (35,855)   (14,465)     (50,320)           (803)          --            (49,517)       3,968(7e)
                                                                                                                  (5,795)(7b)
                          ---------  ---------  ------------        -------      -------------  ------------  -----------
Operating Income
  (Loss)................     15,745      1,099       16,844            (768)          --             17,612          (27)

Nonoperating Income
  (Expense)
  Investment Income.....         73     --               73          --               --                 73       --
  Interest Income
    (Expense)...........       (427)    (5,303)      (5,730)         (3,478)          --             (2,252)      (6,736)(7a)
                                                                                                                     694(7f)

  Minority Interest.....     --          1,279        1,279          --               --              1,279       --
  Gain from transponder
    lease amendment.....     --          2,348        2,348           2,348           --             --           --
  Other, net............       (640)    (2,558)      (3,198)         --               --             (3,198)      --
                          ---------  ---------  ------------        -------      -------------  ------------  -----------
    Total Nonoperating
      Expense...........       (994)    (4,234)      (5,228)         (1,130)          --             (4,098)      (6,042)
                          ---------  ---------  ------------        -------      -------------  ------------  -----------
Income (Loss) Before
  Taxes.................     14,751     (3,135)      11,616          (1,898)          --             13,514       (6,069)

Income Taxes (8)........      6,643       (393)       6,250          --               --              6,250      (11,828)(7c)
                          ---------  ---------  ------------        -------      -------------  ------------  -----------
Net Income (Loss).......     21,394     (3,528)      17,866          (1,898)          --             19,764      (17,897)

Preferred Dividend......     --           (108)        (108)         --               --               (108)         108(7g)
                          ---------  ---------  ------------        -------      -------------  ------------  -----------
Net Income (Loss)
  applicable to common
  stock.................  $  21,394  $  (3,636)  $   17,758       $  (1,898)       $  --         $   19,656    $ (17,789)
                          ---------  ---------  ------------        -------      -------------  ------------  -----------
                          ---------  ---------  ------------        -------      -------------  ------------  -----------
NET INCOME (LOSS) PER
  COMMON SHARE
  Basic EPS.............  $    1.05  $   (0.33)  $   --           $  --            $  --         $   --        $  --
  Diluted EPS...........  $    1.03  $   (0.33)  $   --           $  --            $  --         $   --        $  --

WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES
  OUTSTANDING
  Basic.................     20,318     11,062       --              --               --             --           --
  Diluted...............     20,694     11,062       --              --               --             --           --

                              NEW
                            PLAYBOY
                          ------------
Revenue.................   $  327,497
Cost of Sales...........     (258,568)
                          ------------
Gross Margin............       68,929
Selling and
  Administrative........      (51,344)

                          ------------
Operating Income
  (Loss)................       17,585
Nonoperating Income
  (Expense)
  Investment Income.....           73
  Interest Income
    (Expense)...........       (8,294)

  Minority Interest.....        1,279
  Gain from transponder
    lease amendment.....       --
  Other, net............       (3,198)
                          ------------
    Total Nonoperating
      Expense...........      (10,140)
                          ------------
Income (Loss) Before
  Taxes.................        7,445
Income Taxes (8)........       (5,578)
                          ------------
Net Income (Loss).......        1,867
Preferred Dividend......       --
                          ------------
Net Income (Loss)
  applicable to common
  stock.................   $    1,867
                          ------------
                          ------------
NET INCOME (LOSS) PER
  COMMON SHARE
  Basic EPS.............   $     0.08(2)
  Diluted EPS...........   $     0.08(2)
WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES
  OUTSTANDING
  Basic.................       22,592(2)
  Diluted...............       22,968(2)

See accompanying notes.

                               NEW PLAYBOY, INC.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                               SEPTEMBER 30, 1998

                                 (IN THOUSANDS)

                                                                        LESS
                                                                     DIRECTRIX      ADJUSTED        PRO FORMA          NEW
                                  PLAYBOY    SPICE   CONSOLIDATED       (3)        CONSOLIDATED    ADJUSTMENTS       PLAYBOY
                                  --------  -------  ------------   ------------   -----------   ---------------   -----------
ASSETS
Current Assets
  Cash and cash equivalents.....  $  2,150  $ 1,646    $  3,796      $ --           $  3,796        $  500 (10f)    $   3,796
                                                                                                      (500)(10g)
  Marketable securities.........       441    --            441        --                441        --                    441
  Accounts receivable, net......    37,518    5,315      42,833          755          42,078        (1,370)(10e)       40,708
  Inventories...................    28,496    --         28,496        --             28,496        --                 28,496
  Programming costs.............    45,415    --         45,415        --             45,415        --                 45,415
  Deferred subscription
    acquisition costs...........    12,848    --         12,848        --             12,848        --                 12,848
  Prepaid expenses and other
    current assets..............    14,450    2,557      17,007          577          16,430        --                 16,430
  Due from related parties and
    officers....................     --         409         409        --                409        --                    409
                                  --------  -------  ------------   ------------   -----------   ---------------  -----------
Total Current Assets............   141,318    9,927     151,245        1,332         149,913        (1,370)           148,543
Property and equipment, net.....     9,014    5,660      14,674        3,668          11,006        --                 11,006
Programming costs...............     5,906    --          5,906        --              5,906        --                  5,906
Library of movies...............     --       5,102       5,102          897           4,205          (765)(10e)        3,440
Net deferred tax assets.........    13,247    --         13,247        --             13,247        --                 13,247
Deferred refinancing costs......     --         190         190        --                190          (190)(10b)       --
Other noncurrent assets.........    18,697      835      19,532           51          19,481        --                 19,481
Intangible and other assets
  (11)..........................    16,364    9,760      26,124        --             26,124       101,316 (10a       127,440
                                  --------  -------  ------------   ------------   -----------   ---------------  -----------
Total Assets....................  $204,546  $31,474    $236,020      $ 5,948        $230,072        $98,991        $  329,063
                                  --------  -------  ------------   ------------   -----------   ---------------  -----------
                                  --------  -------  ------------   ------------   -----------   ---------------  -----------
LIABILITIES AND STOCKHOLDERS'
  EQUITY
Current Liabilites
  Current portion of obligations
    under capital leases........  $  --     $   895    $    895      $   541        $    354        $--             $     354
  Short term borrowings/Current
    portion of long term debt...    29,000   11,245      40,245        --             40,245       (40,245)(10b)       --
  Accounts payable..............    30,892    2,468      33,360          220          33,140        --                 33,140
  Accrued salaries, wages and
    employee benefits...........     4,860    2,248       7,108          108           7,000        --                  7,000
  Reserves for losses on
    disposals of discontinued
    operations..................       607    --            607        --                607        --                    607
  Income taxes payable..........       558    --            558        --                558        --                    558
  Deferred revenues/subscription
    revenue (UK)................    41,958      748      42,706        --             42,706        --                 42,706
  Other liabilities and accrued
    expenses....................     9,819    --          9,819        --              9,819        --                  9,819
  Current portion of accrued
    restructuring costs.........     --      21,476(9)     21,476      --             21,476        --                 21,476
                                  --------  -------  ------------   ------------   -----------   ---------------  -----------
Total Current Liabilities.......   117,694   39,080     156,774          869         155,905       (40,245)           115,660
Obligations under capital
  leases-- long term............     --         141         141          141          --            --                 --
New long term debt..............     --       --         --            --             --            93,604 (10c        93,604
Other noncurrent liabilities....     8,435    --          8,435        --              8,435        --                  8,435
Deferred compensation/other.....     --         324         324        --                324        --                    324
                                  --------  -------  ------------   ------------   -----------   ---------------  -----------
Total Liabilities...............   126,129   39,545     165,674        1,010         164,664        53,359            218,023

Common Stock....................       221      122         343        --                343           (99)(10d)          244
Capital in excess of par
  value.........................    44,207   29,273      73,480        --             73,480         3,327 (10d        76,807
Unearned Compensation...........    (3,901)    (280)     (4,181)       --             (4,181)          280 (10d        (3,901)
Retained Earnings/(Accumulated
  Deficit)......................    44,707  (38,195)      6,512       (7,629)         14,141        32,701 (10d        44,707
                                                                                                    (2,135)(10h)
Contributed capital from
  Spice.........................     --       --         --           12,567         (12,567)       12,567 (10d        --
Cumulative translation
  adjustment....................      (168)   1,009         841        --                841        (1,009)(10d)          (168)
Unrealized loss on marketable
  securities....................       (59)   --            (59)       --                (59)       --                     (59)
Less cost of treasury stock.....    (6,590)   --         (6,590)       --             (6,590)       --                  (6,590)
                                  --------  -------  ------------   ------------   -----------   ---------------   -----------
Total Stockholders' Equity......    78,417   (8,071)     70,346        4,938          65,408        45,632             111,040
                                  --------  -------  ------------   ------------   -----------   ---------------   -----------
Total Liabilities and
  Stockholders' Equity..........  $204,546  $31,474    $236,020      $ 5,948        $230,072        $98,991         $  329,063
                                  --------  -------  ------------   ------------   -----------   ---------------   -----------
                                  --------  -------  ------------   ------------   -----------   ---------------   -----------

See accompanying notes.

   NOTES TO THE NEW PLAYBOY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
                                   STATEMENTS
                             (DOLLARS IN THOUSANDS)

NOTE 1--PERIODS COMBINED

    The Playboy condensed consolidated statements of income before extraordinary item and cumulative effect of accounting change for the nine months ended September 30, 1998 (unaudited), the six-month transition period ended December 31, 1997, and the fiscal year ended June 30, 1997, have been combined with the Spice condensed consolidated statements of income for the nine months ended September 30, 1998 (unaudited), the six months ended December 31, 1997 (unaudited), and the year ended June 30, 1997 (unaudited). Playboy's September 30, 1998 unaudited condensed consolidated balance sheet has been combined with Spice's September 30, 1998 unaudited condensed consolidated balance sheet.

    The purpose of the Transactions is (a) to combine Playboy and Spice, (b) to create a new company, Directrix, which will contain certain of the existing assets and liabilities of Spice, and (c) to distribute the Directrix Common Stock to the stockholders of Spice. As a result of the Transactions, Playboy and Spice will each become wholly owned subsidiaries of New Playboy, and the former stockholders of Spice will receive all of the Directrix Common Stock based on their ownership of, and in partial exchange for, their shares of Spice Capital Stock.

NOTE 2--PRO FORMA NET EARNINGS PER SHARE

    The unaudited pro forma basic and diluted net income (loss) per share is based upon the weighted average number of common shares (basic) and common shares including dilutive effect of options outstanding (diluted) of Playboy and the common shares to be issued to Spice for each period presented. The pro forma weighted average number of common shares outstanding has been calculated assuming the conversion of all Spice common and common equivalent shares outstanding as of September 30, 1998 for shares in New Playboy as described elsewhere in this Proxy Statement/Prospectus.

NOTE 3--CONTRIBUTION OF CERTAIN ASSETS AND RELATED LIABILITIES TO DIRECTRIX BY SPICE

    The unaudited pro forma condensed combined financial information has been presented reflecting that, prior to the Spice Merger, Spice and its subsidiaries will contribute certain assets to Directrix, including (a) Spice's master control and digital playback facility, (b) an option to acquire Emerald Media, Inc., a provider of explicit adult television networks, and (c) certain rights to Spice's library of adult films, and that Directrix will assume certain liabilities related to the contributed assets. Net assets with a book value of $4,938 were contributed to Directrix.

    Under the Asset Purchase Agreement, Spice will sell and assign to Califa certain assets relating to the operation of the Spice Hot network, consisting primarily of (a) all of the affiliation agreements relating to the operation of the Spice Hot network, and (b) certain rights to Spice's library of adult films which are related to or used in the conduct of the Spice Hot network. As part of the agreement, Califa is required to pay Spice an aggregate of $500 in cash in two installments no later than March 31, 1999. In addition, in exchange for certain non-competition convenants, Califa will pay Spice certain amounts as described elsewhere in this Proxy Statement/Prospectus. The gains related to the Asset Purchase Agreement have been deferred in accordance with Staff Accounting Bulletin 81 due to the capitalization and leverage levels of Califa.

NOTE 4--NATURE AND FINANCIAL IMPACT RELATED TO THE ENACTMENT OF SECTION 505 OF THE TELECOMMUNICATIONS ACT

    In February 1996, Playboy filed suit challenging Section 505 which, among other things, regulates the cable transmission of adult programming, such as Playboy's and Spice's domestic pay television programs.

NOTE 4--NATURE AND FINANCIAL IMPACT RELATED TO THE ENACTMENT OF SECTION 505 OF THE TELECOMMUNICATIONS ACT (CONTINUED)
New Playboy's revenues attributable to its domestic pay television cable services may continue to be materially adversely affected as a result of enforcement of Section 505, which commenced May 18, 1997, due to reduced buy rates from cable systems that roll back carriage to a 10:00 p.m. start time, subscriber declines and reduced carriage from cable operators due to aggressive competition for carriage from all program suppliers.

    At the commencement date of Section 505, management of both Playboy and Spice did not have information systems in place to enable them to reasonably estimate the financial impact of Section 505 on the financial results of New Playboy for the year ended June 30, 1997. Furthermore, the management of New Playboy does not believe that any adequate financial information exists that would allow them to reasonably estimate a range of values which would give an indication of the financial impact of Section 505 on the results of New Playboy for that period.

NOTE 5--PRO FORMA ADJUSTMENTS--CONDENSED COMBINED STATEMENT OF INCOME FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

    The following pro forma adjustments are incorporated in the pro forma condensed combined statement of income for the nine months ended September 30, 1998 as a result of the Transactions.

(a) An additional $74,849 of debt is required to fund the Transactions. Interest expense has been adjusted to give effect to the additional amount of debt. The interest rate utilized is 9% based on prevailing market conditions.............  $  (5,052)

(b) Amortization expense relating to acquired intangible and other assets using
   recovery periods of four to 40 years...........................................     (4,346)

(c) Adjustment of income tax provision based on pre-tax income plus nondeductible
   goodwill.......................................................................        142

(d) Revenues associated with operations transferred to Califa.....................     (1,633)

(e) Playback costs associated with operations transferred to Califa...............        135

(f) Extinguishment of lease costs associated with the operation of a transponder,
   terminated on the Closing Date.................................................      1,800

(g) Net reduction in salary expense due to the factually supportable head count reduction of employees of Spice who either (1) are no longer employed by Spice, or (2) have been notified that they will no longer be employed by Spice once the Transactions are consummated. The cost savings related to this head count reduction have been offset by the hiring of significantly fewer employees by
   Playboy........................................................................      2,532

(h) Net reduction in interest costs related to the refinancing of previous Spice
   debt on the Closing Date.......................................................        780

(i) Interest income contractually due to New Playboy from Califa..................      1,350

(j) Income contractually due to New Playboy from Califa under the non-competition
   agreement established at time of Transactions..................................        150

(k) Assumes conversion of Spice Convertible Preferred Stock.......................        135
                                                                                    ---------

                                                                                    $  (4,007)
                                                                                    ---------
                                                                                    ---------

(l) For each 1/4% change in the interest rate utilized in 5(a) above, the effect on the interest expense and net income (loss) would amount to $140 and $84 respectively.

NOTE 6--PRO FORMA ADJUSTMENTS--CONDENSED COMBINED STATEMENT OF INCOME FOR THE SIX MONTH TRANSITION PERIOD ENDED DECEMBER 31, 1997

    The following pro forma adjustments are incorporated in the pro forma condensed combined statement of income for the six months ended December 31, 1997 as a result of the Transactions.

(a) An additional $74,849 of debt is required to fund the Transactions. Interest expense has been adjusted to give effect to the additional amount of debt. The interest rate utilized is 9% based on prevailing market conditions.............  $  (3,368)
(b) Amortization expense relating to acquired intangible and other assets using
   recovery periods of four to 40 years...........................................     (2,898)
(c) Adjustment of income tax provision based on pre-tax income plus nondeductible
   goodwill.......................................................................     (1,501)
(d) Revenues associated with operations transferred to Califa.....................       (252)
(e) Playback costs associated with operations transferred to Califa...............         90
(f) Extinguishment of lease costs associated with the operation of a transponder,
   terminated on the Closing Date.................................................      1,200
(g) Net reduction in salary expense due to the factually supportable head count reduction of employees of Spice who either (1) are no longer employed by Spice, or (2) have been notified that they will no longer be employed by Spice once the Transactions are consummated. The cost savings related to this head count reduction have been offset by the hiring of significantly fewer employees by
   Playboy........................................................................      2,148
(h) Net reduction in interest costs related to the refinancing of previous Spice
   debt on the Closing Date.......................................................        785
(i) Interest income contractually due to New Playboy from Califa..................        900
(j) Income contractually due to New Playboy from Califa under the non-competition
   agreement established at time of Transactions..................................        100
(k) Assumes conversion of Spice Convertible Preferred Stock.......................         84
                                                                                    ---------
                                                                                      $(2,712)
                                                                                    ---------
                                                                                    ---------
(l) For each 1/4% change in the interest rate utilized in 6(a) above, the effect on the interest expense and net income (loss) would amount to $94 and $56 respectively.

NOTE 7--PRO FORMA ADJUSTMENTS--CONDENSED COMBINED STATEMENT OF INCOME FOR THE YEAR ENDED JUNE 30, 1997

    The following pro forma adjustments are incorporated in the pro forma condensed combined statement of income for the year ended June 30, 1997 as a result of the Transactions.

(a) An additional $74,849 of debt is required to fund the Transactions. Interest expense has been adjusted to give effect to the additional amount of debt. The interest rate utilized is 9% based on prevailing market conditions.............  $  (6,736)
(b) Amortization expense relating to acquired intangible and other assets using
   recovery periods of four to 40 years...........................................     (5,795)
(c) Adjustment of income tax provision based on pre-tax income plus nondeductible
   goodwill.......................................................................    (11,828)
(d) Extinguishment of lease costs associated with the operation of a transponder,
   terminated on the Closing Date.................................................      1,800

NOTE 7--PRO FORMA ADJUSTMENTS--CONDENSED COMBINED STATEMENT OF INCOME FOR THE YEAR ENDED JUNE 30, 1997 (CONTINUED)

(e) Net reduction in salary expense due to the factually supportable head count reduction of employees of Spice who either (1) are no longer employed by Spice, or (2) have been notified that they will no longer be employed by Spice once the Transactions are consummated. The cost savings related to this head count reduction have been offset by the hiring of significantly fewer employees by
   Playboy........................................................................      3,968
(f) Net reduction in interest costs related to the refinancing of previous Spice
   debt on the Closing Date.......................................................        694
(g) Assumes conversion of Spice Convertible Preferred Stock.......................        108
                                                                                    ---------
                                                                                    $ (17,789)
                                                                                    ---------
                                                                                    ---------
(h) For each 1/4% change in the interest rate utilized in 7(a) above, the effect on the interest expense and net income (loss) would amount to $187 and $112 respectively.

NOTE 8--INCOME TAX EXPENSE

    Effective tax rates are higher than the statutory federal income tax rates primarily due to state income taxes, net of federal benefit, and the inability to deduct certain amounts of intangible amortization for tax purposes.

NOTE 9--MERGER RELATED EXPENSES

    $6,700 of merger related expenses (excluding severance costs) have been incurred by Playboy and are directly attributable to the Transactions. The remaining $21,300 of merger related expenses (including $18,100 of severance costs) have been incurred by Spice. These expenses of Spice are also directly attributable to the Transactions and have been accrued in Spice and reflected as a reduction to the retained earnings of Spice.

NOTE 10--PRO FORMA ADJUSTMENTS--CONDENSED COMBINED BALANCE SHEET AT SEPTEMBER 30, 1998

    The following pro forma adjustments are incorporated in the pro forma condensed combined balance sheet at September 30, 1998 as a result of the
Transactions:

(a) Purchase price of outstanding shares
  Value of shares issued.........................................................  $  32,623
  Cash paid......................................................................     59,720
  Net transaction proceeds.......................................................     (6,171)
                                                                                   ---------
  Purchase price.................................................................     86,172
   Net liabilities assumed.......................................................     15,144
                                                                                   ---------
  Fair value adjustments: Record intangible and other assets acquired............    101,316
(b) Previous Playboy and Spice debt is refinanced as part of the Transactions....     40,055
(c) Reflects new debt issued (refer to 10(b) above) stated net of deferred financing fees of $190 and includes $18,100 of severance payments that will be made to the executive officers and staff of Spice, none of whom will continue to be employed by New Playboy after the Transactions, together with $3,200 of merger related expenses directly attributable to the Transactions, which amounts have been accrued in Spice and will need to be funded as part of the
   Transactions..................................................................    (93,604)
                                                                                   ---------
(d) Net change in combined Stockholders' equity as a result of the
   Transactions..................................................................  $  47,767
                                                                                   ---------
                                                                                   ---------

NOTE 10--PRO FORMA ADJUSTMENTS--CONDENSED COMBINED BALANCE SHEET AT SEPTEMBER 30, 1998 (CONTINUED)

(e) Net assets transferred under the Asset Purchase Agreement to Califa..........  $  (2,135)
(f) Payments received from Califa under the Asset Purchase Agreement.............        500
(g) Elimination of payments noted in 10(f) which will form part of the assets contributed to
    Directrix....................................................................       (500)
                                                                                   ---------
(h) Net change in combined Retained Earnings/(Accumulated Deficit)...............  $  (2,135)
                                                                                   ---------
                                                                                   ---------

NOTE 11--INTANGIBLE AND OTHER ASSETS

    Intangible and other assets are comprised of film libraries, covenants not to compete, trademarks, goodwill, going concern and other nonidentifiable intangible assets, with lives ranging from four to 40 years. The estimated amounts allocated to each intangible and other asset, and the respective amortization period for each are:

     DESCRIPTION OF ASSET        ESTIMATED AMOUNT ALLOCATED         AMORTIZATION PERIOD
-------------------------------  ---------------------------  -------------------------------
Goodwill, going concern, and
  other nonidentifiable
  intangible assets............           $  57,516                      40 years
Trade Name.....................              26,700                      40 years
Non-Competition Agreements.....              11,700                       5 years
Film Library...................               5,400                       4 years
                                           --------
                                          $ 101,316
                                           --------
                                           --------

                           MANAGEMENT OF NEW PLAYBOY

    Each of the directors and executive officers of Playboy will continue to serve as directors and executive officers of New Playboy. New Playboy has not yet paid any compensation to any person anticipated to become a director or an executive officer, and the form and amount of compensation to be paid to directors and executive officers of New Playboy in any future period is expected to be substantially identical to the form and amount of the compensation that Playboy would have paid to those directors and executive officers in that period.

                    DESCRIPTION OF NEW PLAYBOY CAPITAL STOCK

    GENERAL. New Playboy's authorized capital stock consists of 7,500,000 shares of New Playboy Class A Common Stock and 30,000,000 shares of New Playboy Class B Common Stock. All shares of New Playboy Class A Common Stock into which shares of Playboy Class A Common Stock will be converted in connection with the Playboy Merger, when so converted as contemplated by this Proxy Statement/ Prospectus, will be validly issued, fully paid and non-assessable. All shares of New Playboy Class B Common Stock into which shares of Playboy Class B Common Stock will be converted into connection with the Playboy Merger and to be issued to the holders of Spice Capital Stock in connection with the Spice Merger, when so converted or issued as contemplated by this Proxy Statement/Prospectus, will be validly issued, fully paid and non-assessable.

    VOTING. Each share of New Playboy Class A Common Stock entitles its holder to one vote on all matters submitted to the stockholders, including the election of directors. Each share of New Playboy Class B Common Stock has no voting rights, other than those as described below or as required by law. Under the DGCL, holders of New Playboy Class B Common Stock are entitled to vote on proposals to increase or decrease the number of authorized shares of New Playboy Class B Common Stock, to change the par value of the New Playboy Class B Common Stock or to alter or change the powers, preferences or special rights of the shares of New Playboy Class B Common Stock which may affect them adversely.

    DIVIDENDS AND OTHER DISTRIBUTIONS (INCLUDING DISTRIBUTIONS UPON LIQUIDATION OR SALE OF NEW PLAYBOY). Each share of New Playboy Class A Common Stock and New Playboy Class B Common Stock is equal with respect to dividends and other distributions in cash, stock or property (including distributions upon liquidation, dissolution or winding up of New Playboy), except as described below. Dividends or other distributions payable on the New Playboy Capital Stock in shares of stock will be made to all holders of New Playboy Capital Stock and may be made either (a) in shares of New Playboy Class B Common Stock or any security other than New Playboy Class A Common Stock to the record holders of both New Playboy Class A Common Stock and New Playboy Class B Common Stock, or
(b) in shares of New Playboy Class A Common Stock to the record holders of New Playboy Class A Common Stock and shares of New Playboy Class B Common Stock to the record holders of New Playboy Class B Common Stock. In no event will either New Playboy Class A Common Stock or New Playboy Class B Common Stock be split, divided or combined unless the other is proportionately split, divided or combined.

    NON-CONVERTIBILITY. Neither the New Playboy Class A Common Stock nor the New Playboy Class B Common Stock is convertible into another class of common stock or any other security of New Playboy.

    MINORITY PROTECTION TRANSACTIONS. If any person or group acquires beneficial ownership of additional New Playboy Class A Common Stock (other than upon original issuance by New Playboy, by operation of law, by will or the laws of descent and distribution, by gift or by foreclosure of a bona fide loan), or any persons holding New Playboy Class A Common Stock form a group, and the acquisition or formation results in that person or group owning 10% or more of the New Playboy Class A Common Stock then outstanding (a "Related Person"), and the Related Person does not then own an equal or greater percentage of all outstanding shares of New Playboy Class B Common Stock, the Related Person must, within a 90-day period beginning the day after becoming a Related Person, make a public tender offer to acquire additional shares of New Playboy Class B Common Stock (a "Minority Protection Transaction"). For purposes of this provision, "beneficial ownership" and "group" have the respective meanings of those terms as used in Rule 13d-3 and Rule 15d-5(b) under the Exchange Act or any successor regulations.

    In a Minority Protection Transaction, the Related Person must offer to acquire from the holders of New Playboy Class B Common Stock that number of shares of additional New Playboy Class B Common Stock (the "Additional Shares") determined by (a) multiplying the percentage of outstanding New Playboy Class A Common Stock beneficially owned by the Related Person by the total number of shares of New Playboy Class B Common Stock outstanding on the date the person or group became a Related Person, and (b) subtracting therefrom the total number of shares of New Playboy Class B Common Stock beneficially owned by that Related Person on such date (including shares acquired on that date at or prior to the time the person or group became a Related Person). The Related Person must acquire all shares validly tendered or, if the number of shares tendered exceeds the number determined under the formula, a pro rata amount from each tendering holder.

    The offer price for any shares required to be purchased by the Related Person in a Minority Protection Transaction is the greater of (a) the highest price per share paid by the Related Person for any share of New Playboy Class A Common Stock in the six month period ending on the date the person or group became a Related Person, or (b) the highest bid price of a share of the New Playboy Class A Common Stock or New Playboy Class B Common Stock on the NYSE on the date the person or group became a Related Person.

    A Minority Protection Transaction will also be required by any Related Person, and any other person or group beneficially owning 10% or more of the outstanding New Playboy Class A Common Stock (an "Interested Common Stockholder"), that acquires additional New Playboy Class A Common Stock (other than upon issuance or sale by New Playboy, by operation of law, by will or the laws of descent and distribution, by gift or by foreclosure of a bona fide loan) or joins with other persons to form a group, whenever an additional acquisition or formation results in the Related Person or Interested Common Stockholder owning the next highest integral multiple of 5% (e.g. 15%, 20%, 25%, etc.) of the outstanding New Playboy Class A Common Stock and the Related Person or Interested Common Stockholder does not own an equal or greater percentage of all outstanding shares of New Playboy Class B Common Stock. The Related Person or Interested Common Stockholder will be required to extend an offer to buy that number of Additional Shares prescribed by the formula set forth above, and must acquire all shares validly tendered or a pro rata portion as specified above at the price determined above, even if a previous offer resulted in fewer shares of New Playboy Class B Common Stock being tendered than the previous offer included.

    The requirement to engage in a Minority Protection Transaction is satisfied by making the requisite offer and purchasing validly tendered shares, even if the number of shares tendered is less than the number of shares included in the required offer. The penalty applicable to any Related Person or Interested Common Stockholder that fails to make a required offer, or to purchase shares validly tendered (after proration, if any), is to suspend automatically the voting rights of the shares of New Playboy Class A Common Stock owned by the Related Person or Interested Common Stockholder until consummation of the required offer or until divestiture of the shares of New Playboy Class A Common Stock that triggered the offer requirement. Neither the Minority Protection Transaction requirement nor the related penalty apply to any increase in percentage ownership of New Playboy Class A Common Stock resulting solely from a change in the total amount of New Playboy Class A Common Stock outstanding.

    Similar requirements apply to any purchases by New Playboy, except that treasury shares will be included in the calculations. All calculations are based upon numbers of shares reported by New Playboy in its most recent annual or quarterly report filed pursuant to the Exchange Act, or Current Report filed on Form 8-K, if any.

    This provision of the New Playboy Certificate of Incorporation may be amended in a manner adversely affecting the holders of New Playboy Class B Common Stock (including amendments effected in any merger or consolidation involving New Playboy) only if the amendment is approved by a majority vote of holders of New Playboy Class B Common Stock who are not Related Persons or Interested Common Stockholders.

    PREEMPTIVE RIGHTS. The New Playboy Capital Stock does not carry any preemptive rights enabling a holder to subscribe for or receive shares of any class of capital stock of New Playboy or any other securities convertible into shares of any class of capital stock of New Playboy.

    MERGERS AND ACQUISITIONS. Each holder of New Playboy Class B Common Stock will be entitled to receive the same per share consideration as the per share consideration, if any, received by any holder of the New Playboy Class A Common Stock in a merger or consolidation of New Playboy (whether or not New Playboy is the surviving corporation). Any issuance of shares of New Playboy Class A Common Stock in a merger or other acquisition transaction must be approved by the holders of a majority of the shares of New Playboy Class A Common Stock unless shares of New Playboy Class B Common Stock are also issued in the transaction and the quotient determined by dividing the number of shares of New Playboy Class B Common Stock to be so issued by the number of shares of New Playboy Class A Common Stock to be so issued is at least equal to the quotient determined, immediately prior to the transaction, by dividing the total number of outstanding shares of New Playboy Class B Common Stock by the total number of outstanding shares of New Playboy Class A Common Stock.

    Section 203 of the DGCL generally prohibits certain Delaware corporations from engaging in a "business combination" with an "interested stockholder" for a period of three years after the person became an interested stockholder, unless
(a) prior to the time the board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder,
(b) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding, for purposes of determining the number of shares outstanding, shares owned by certain directors or certain employee stock plans), or (c) on or after the time the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized by the affirmative vote (and not by written consent) of at least two-thirds of the outstanding voting stock excluding any stock owned by the interested stockholder. A "business combination" includes a merger, asset sale and certain other transactions resulting in a financial benefit to the interested stockholder. In general, an "interested stockholder" is a person who (other than the corporation and any direct or indirect majority owned subsidiary of the corporation), together with affiliates and associates, owns (or, is an affiliate or associate of the corporation and, within three years prior, did own) 15% or more of the corporation's outstanding voting stock. A Delaware corporation may "opt out" from the application of Section 203 of the DGCL through a provision in its certificate of incorporation. The New Playboy Certificate of Incorporation does not contain such a provision and New Playboy has not "opted out" from the application of Section 203 of the DGCL.

    TRANSFER AGENT AND REGISTRAR. The transfer agent and registrar for the New Playboy Capital Stock is Harris Trust and Savings Bank.

                     DESCRIPTION OF DIRECTRIX CAPITAL STOCK

    Please refer to the Directrix Prospectus.

                    SHARE OWNERSHIP OF SPICE COMMON STOCK BY
                DIRECTORS, PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Spice Common Stock as of September 30, 1998 (a) by each person who is known by Spice to own beneficially more than 5% of the outstanding shares of Spice Common Stock, (b) each of Spice's directors, (c) each of Spice's named executive officers, and (d) all executive officers and directors of Spice as a group.

                                                                             SHARES          PERCENTAGE OF
EXECUTIVE OFFICERS,                                                       BENEFICIALLY           SHARES
  DIRECTORS AND 5% STOCKHOLDERS                    ADDRESS                  OWNED(1)         OUTSTANDING(1)
-----------------------------------  -----------------------------------  ------------       --------------
J. Roger Faherty                     Spice Entertainment Companies, Inc.   1,322,922(2)(3)        7.51%
                                     536 Broadway, 7th Floor
                                     New York, NY 10012
Leland H. Nolan                      17 Thompson Street                    1,015,192(4)           5.86
                                     New York, NY 10012
Dean R. Ericson                      5429 South Krameria Street              100,000(5)           0.60
                                     Englewood, CO 80111
Rudy R. Miller                       4909 East McDowell Road                  70,000(6)           0.42
                                     Phoenix, AZ 85008
Steve Saril                          Spice Entertainment Companies, Inc.     397,567(7)           2.35
                                     536 Broadway, 7th Floor
                                     New York, NY 10012
Stephen K. Liebmann                  351 East 84th Street                     70,000(8)           0.42
                                     New York, NY 10028
Harlyn C. Enholm                     Spice Entertainment Companies, Inc.      57,462(9)           0.34
                                     536 Broadway, 7th Floor
                                     New York, NY 10012
Daniel J. Barsky                     Spice Entertainment Companies, Inc.     113,000(10)          0.68
                                     536 Broadway, 7th Floor
                                     New York, NY 10012
Richard Kirby                        Spice Entertainment Companies, Inc.     177,000(11)          1.06
                                     536 Broadway, 7th Floor
                                     New York, NY 10012
John R. Sharpe                       Spice Entertainment Companies, Inc.      17,800(12)          0.11
                                     536 Broadway, 7th Floor
                                     New York, NY 10012
Lindemann Capital                    767 Fifth Avenue                      1,678,016(13)(14)     10.04
  Advisors, LLC                      New York, NY 10153
T. Rowe Price New                    P.O. Box 17218                          650,000(15)          3.92
  Horizons Fund, Inc.                Baltimore, MD 21202
All executive officers and
  directors as a group
  (10 persons)                                                             3,340,943             17.39

------------------------

(1) Assumes that all options and warrants will vest as a result of the Mergers. See "The Merger Agreement--Treatment of Spice Options and Warrants."

(2) Includes 1,027,416 shares issuable upon exercise of outstanding options.

(3) Does not include 13,250 options owned by Mr. Faherty's wife or 10,800 shares owned by Mr. Faherty's children. Mr. Faherty does not have or share voting or investment power over the options owned by his wife or the shares owned by his children and disclaims beneficial ownership of such shares.

(4) Includes 722,916 shares issuable upon exercise of outstanding options.

(5) Consists of 50,000 shares issuable upon exercise of options and 50,000 shares issuable upon exercise of warrants.

(6) Consists of 20,000 shares issuable upon exercise of options and 50,000 shares issuable upon exercise of warrants.

(7) Includes 336,000 shares issuable upon exercise of options and 40,000 shares of Restricted Stock.

(8) Includes 10,000 shares issuable upon exercise of options and 50,000 shares issuable upon exercise of warrants.

(9) Consists of 57,462 shares issuable upon exercise of options.

(10) Consists of 86,000 shares issuable upon exercise of options and 27,000 shares of Restricted Stock.

(11) Consists of 141,000 shares issuable upon exercise of options and 36,000 shares of Restricted Stock.

(12) Consists of 17,800 shares issuable upon exercise of outstanding options.

(13) The information concerning beneficial ownership of Lindemann Capital Advisors, LLC was obtained from a Schedule 13G, a Form 3 and a Form 4 filed by that stockholder. According to the Form 3 and the Form 4, the stockholder reported that the shares are held in accounts managed by Lindemann Capital Advisors, LLC. Adam M. Lindemann, as Managing Member of the Lindemann Capital Advisors, LLC, may be deemed to have a pecuniary interest in all or a portion such shares.

(14) Includes 110,000 shares issuable upon exercise of warrants.

(15) The information concerning beneficial ownership of T. Rowe Price New Horizons Fund, Inc. was obtained from a Schedule 13G filed by that stockholder. According to this Schedule 13G, these securities are owned by various individual and institutional investors, including T. Rowe Price New Horizon Fund, Inc., as to which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities.

                      COMPARISON OF RIGHTS OF STOCKHOLDERS
                           OF NEW PLAYBOY AND PLAYBOY

    New Playboy and Playboy are both organized under the laws of the State of Delaware. Any differences, therefore, in the rights of holders of Playboy Capital Stock and New Playboy Capital Stock would arise primarily from differences in the two corporations' respective certificates of incorporation and bylaws. The New Playboy Certificate of Incorporation and the Amended and Restated Bylaws of New Playboy (the "New Playboy Bylaws") are substantially identical to the Playboy Certificate of Incorporation and the Playboy Bylaws, respectively, except for the difference in the names of the corporations.

                      COMPARISON OF RIGHTS OF STOCKHOLDERS
                            OF NEW PLAYBOY AND SPICE

    Both New Playboy and Spice are incorporated under the laws of the State of Delaware and, accordingly, the rights of Spice stockholders and New Playboy stockholders are governed by the DGCL. The rights of Spice stockholders and New Playboy stockholders are also governed by their respective certificates of incorporation and bylaws. In accordance with the Merger Agreement, at the Effective Time of the Mergers, Spice stockholders will become New Playboy stockholders and, as such, their rights will be governed by the New Playboy Certificate of Incorporation and New Playboy Bylaws. Although it is not practical to compare all the differences between the Spice Certificate of Incorporation and the Spice Bylaws, on the one hand, and the New Playboy Certificate of Incorporation and the New Playboy Bylaws, on the other hand, the following is a summary of certain material differences which may affect the rights of Spice stockholders.

COMPARISON OF THE ORGANIZATIONAL DOCUMENTS

    AUTHORIZED CAPITAL. The total number of authorized shares of capital stock of Spice is 35,000,000, consisting of 25,000,000 shares of Spice Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share. The authorized capital of New Playboy is as set forth under "Description of New Playboy Capital Stock." As of the Spice Record Date, 12,243,395 shares of Spice Common Stock were issued and outstanding. The Spice Certificate of Incorporation provides that the Spice Board has the authority to issue any authorized shares of preferred stock and to determine the price, rights, preferences and privileges of those shares without any further vote or actions by the Spice stockholders. The New Playboy Certificate of Incorporation does not contain a comparable provision.

    SPECIAL MEETINGS. The Spice Bylaws provide that either the Chairman of the Spice Board or the Spice Board by a resolution adopted by 75% of its members may call a special meeting of the Spice stockholders. A special meeting of the New Playboy stockholders may be called by the Chief Executive Officer of New Playboy and shall be called by the Chief Executive Officer or Secretary upon the written request of either a majority of the members of the New Playboy Board or the holders of a majority of the issued and outstanding shares of capital stock of New Playboy entitled to vote.

    BOARD OF DIRECTORS. The Spice Bylaws provide that the initial number of directors shall be seven and that the number of directors may be increased or decreased from time to time by resolution adopted by 80% of the members of the Spice Board. Currently, the Spice Board consists of seven members. The New Playboy Bylaws provide that the number of directors shall be not less than five nor more than ten. The New Playboy Bylaws provide that the number of directors shall be determined from time to time by resolution duly adopted by the New Playboy Board.

    REMOVAL OF DIRECTORS. The Spice Bylaws do not contain any provision with respect to the removal of Spice directors. Under the DGCL, members of the Spice Board may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares of stock of Spice then entitled to vote at an election of directors. The New Playboy Bylaws provide that a director may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares of New Playboy stock then entitled to vote at an election of directors.

    COMPROMISE OR ARRANGEMENT WITH CREDITORS OR STOCKHOLDERS. As permitted by the DGCL, the Spice Certificate of Incorporation provides that a Delaware court of equitable jurisdiction may, upon application of Spice, its creditors or stockholders or certain receivers appointed for the benefit of Spice, order a meeting of creditors of Spice and/or Spice stockholders for the purpose of considering and voting upon any proposed compromise or arrangement between Spice on the one hand and its creditors and/or stockholders on the other. If a majority in number representing three-fourths in value of the affected creditors and/ or stockholders agrees to the proposed compromise or arrangement and to any reorganization resulting from it, and if the court approves, the transaction will be binding on all affected creditors and/or stockholders as well as Spice for all purposes. The New Playboy Certificate of Incorporation does not contain a similar provision.

    ACTIONS OF STOCKHOLDERS WITHOUT A MEETING. The New Playboy Bylaws provide that any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior written notice and without a vote, if the written consent of the minimum number of votes that would be necessary to authorize or take such action at a meeting is obtained. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent is required to be given to those stockholders who have not consented in writing to it. The Spice Certificate of Incorporation and Spice Bylaws contain no comparable provisions. Under the DGCL, any action required or permitted to be taken at any meeting of the Spice stockholders may be taken without a meeting, without prior written notice and without a vote, if the written consent of the minimum number of votes that would be necessary to authorize or take such action at a meeting is obtained.

    OFFICERS. The New Playboy Bylaws specifically provide that the Chief Executive Officer of New Playboy shall be a director of New Playboy and shall be the Chairman of the New Playboy Board. The New Playboy Bylaws also provide that the Editor-in-Chief of New Playboy shall be entitled to attend all meetings of the New Playboy Board whether or not he is a director of New Playboy. The Spice Bylaws do not contain similar provisions.

    AMENDMENT OF CERTIFICATE OF INCORPORATION AND BYLAWS. Section 242 of the DGCL provides that stockholders may amend their corporation's certificate of incorporation if a majority of the outstanding stock entitled to vote on it, and a majority of the outstanding stock of each class entitled to vote on it as a class, has been voted in favor of the amendment. The DGCL also provides that after a corporation has received any payment for its stock, the power to adopt, amend or repeal bylaws resides with the stockholders entitled to vote. A corporation may, however, grant to its board of directors in its certificate of incorporation concurrent power to adopt, amend or repeal bylaws. Each of Spice and New Playboy has granted such power to its respective board of directors.

    INDEMNIFICATION OF DIRECTORS AND OFFICERS. Under the DGCL, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless the court in which the action or suit was brought or, the Delaware Court of Chancery determines that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses as the court shall deem proper. Each of the Spice Bylaws and the New Playboy Bylaws provide that its respective officers, directors, employees and agents shall be indemnified to the full extent authorized by the DGCL.

    SECTION 203 OF THE DGCL. Section 203 of the DGCL generally prohibits certain Delaware corporations from engaging in a "business combination" with an "interested stockholder" for a period of three years after the person became an interested stockholder, unless (a) prior to the time the board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (b) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding, for purposes of determining the number of shares outstanding, shares owned by certain directors or certain employee stock plans), or (c) on or after the time the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized by the affirmative vote (and not by written consent) of at least two-thirds of the outstanding voting stock excluding any stock owned by the interested stockholder. A "business combination" includes a merger, asset sale and certain other transactions resulting in a financial benefit to the interested stockholder. In general, an "interested stockholder" is a person who (other than the corporation and any direct or indirect majority owned subsidiary of the corporation), together with affiliates and associates, owns (or, is an affiliate or associate of the corporation and, within three years prior, did own) 15% or more of the corporation's outstanding voting stock. A Delaware corporation may "opt out" from the application of Section 203 of the DGCL through a provision in its certificate of incorporation. Neither the New Playboy Certificate of Incorporation nor the Spice Certificate of Incorporation contains any such provision, and neither New Playboy nor Spice has "opted out" from the application of Section 203 of the DGCL.

SPICE RIGHTS AGREEMENT

    In June 1997, the Spice Board adopted a "poison pill" or rights agreement (the "Spice Rights Agreement"). In connection with the adoption of the Spice Rights Agreement, the Spice Board declared a dividend distribution of one right to purchase preferred stock ("Right") for each outstanding share of Spice Common Stock owned by stockholders of record as of the close of business on June 27, 1997. Each Right entitles the registered holder to purchase from Spice one one-hundredth of a share (a "Fractional Share") of Series B Junior Participating Preferred Stock, par value $.01 per share, at a purchase price of $12.50 per Fractional Share, subject to adjustment.

    The Rights are attached to all certificates representing outstanding shares of Spice Common Stock and have not been distributed in a separate certificate. The Rights will separate from the Spice Common Stock and a "Distribution Date" will occur, with certain exceptions, upon the earlier of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Spice Common Stock, or (ii) ten business days following the commencement of a tender offer or exchange offer that would result in a person becoming an Acquiring Person. In certain circumstances, the Distribution Date may be deferred by the Spice Board. Certain inadvertent acquisitions will not result in a person becoming an Acquiring Person if the person promptly divests itself of sufficient Spice Common Stock. If, at the time of the adoption of the Spice Rights Agreement, any person or group of affiliated or associated persons is the beneficial owner of 15% or more of the outstanding shares of Spice Common Stock, the person shall not become an Acquiring Person unless and until certain increases in the person's beneficial ownership occur or are deemed to occur.

    The Rights are not exercisable until the Distribution Date and expire on June 12, 2007, unless earlier redeemed or exchanged by Spice.

    In the event (a "Flip-In Event") that a person becomes an Acquiring Person (except by virtue of a tender or exchange offer for all outstanding shares of Spice Common Stock at a price and on terms that a majority of the independent Continuing Directors determines to be fair to and otherwise in the best interests of Spice and its stockholders (a "Permitted Offer")), each holder of a Right will thereafter have the right to receive, upon exercise of the Right, a number of shares of Spice Common Stock (or, in certain circumstances, cash, property or other securities of Spice) having a current market price equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of any Flip-In Event, all Rights that are, or (under certain circumstances specified in the Spice Rights Agreement) were, beneficially owned by or transferred to an Acquiring Person (or by certain related parties) will be null and void in the circumstances set forth in the Spice Rights Agreement. Rights are not exercisable following the occurrence of any Flip-In Event, however, until the Rights are no longer redeemable by Spice. The Spice Board may, at its option, cause Spice to redeem all of the outstanding Rights at a redemption price of $.01 per Right at any time prior to the earlier of (a) the close of business on the tenth day following public announcement of a Flip-In Event, and (b) the expiration date of the Rights.

    In the event (a "Flip-Over Event") that, at any time from and after the time an Acquiring Person becomes such, (a) Spice is acquired in a merger or other business combination transaction (other than certain mergers that follow a Permitted Offer), or (b) 50% or more of Spice's assets or earning power is sold or transferred, each holder of a Right (except Rights that are voided) shall thereafter have the right to receive, upon exercise, a number of shares of common stock of the acquiring company having a current market price equal to two times the exercise price of the Right. Flip-In Events and Flip-Over Events are collectively referred to as "Triggering Events."

    At any time until ten days following the first date of public announcement of the occurrence of a Flip-In Event, Spice may redeem the Rights in whole, but not in part, at a price of $.01 per Right, payable, at the option of Spice, in cash, shares of Spice Common Stock or other consideration as the Spice Board may determine. Under certain circumstances set forth in the Spice Rights Agreement, the decision to redeem shall require the concurrence of a majority of the Continuing Directors. Immediately upon the effectiveness of the action of the Spice Board ordering redemption of the Rights, with, where required, the concurrence of the Continuing Directors, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

    The term "Continuing Director" means any member of the Spice Board, while he or she is a member of the Spice Board, who is not an officer or employee of Spice or any subsidiary of Spice and who is not an Acquiring Person, or an affiliate or associate of an Acquiring Person, or a nominee or representative of an Acquiring Person or of any affiliate or associate of the Acquiring Person, if
(i) the person was a member of the Spice Board prior to the time a person becomes an Acquiring Person or (ii) the person's nomination for election or election to the Spice Board is recommended or approved by a majority of the then Continuing Directors.

    At any time after the occurrence of a Flip-In Event and prior to a person's becoming the beneficial owner of 50% or more of the shares of Spice Common Stock then outstanding or the occurrence of a Flip-Over Event, Spice (with the concurrence of a majority of the Continuing Directors) may exchange the Rights (other than Rights owned by an Acquiring Person or an affiliate or an associate of an Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one share of Spice Common Stock, and/or other equity securities deemed to have the same value as one share of Spice Common Stock, per Right, subject to adjustment.

    Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Spice, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights should not be taxable to Spice stockholders or to Spice, Spice stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Spice Common Stock (or other consideration of Spice) or for the common stock of the acquiring company or are exchanged.

    The Spice Rights Agreement is designed to encourage any person or entity interested in acquiring Spice to negotiate with the Spice Board by enabling the existing stockholders of Spice to substantially dilute the acquiror's equity interest by exercising the Rights.

    The Spice Merger is a Permitted Offer under the Spice Rights Agreement and upon consummation of the Spice Merger all Rights will expire.

    While New Playboy does not have a "poison pill" or stockholder rights plan, the New Playboy Certificate of Incorporation does contain certain anti-takeover provisions. See "Description of New Playboy Capital Stock--Minority Protection Transactions."

                         CERTAIN BUSINESS RELATIONSHIPS

    On June 10, 1998, Spice granted Playboy a royalty-free license to use the SPICE name in connection with Playboy's launch of a SPICE catalog, as described under "Business of Playboy--Catalogs." If the Transactions are not consummated, Playboy will be obligated to pay Spice a royalty of ten percent of net sales generated by the SPICE catalog.

                                 LEGAL MATTERS

    The validity of the New Playboy Class A Common Stock and the New Playboy Class B Common Stock to be issued in connection with the Mergers will be passed upon by Paul, Weiss, Rifkind, Wharton & Garrison.

    Paul, Weiss, Rifkind, Wharton & Garrison, counsel for Playboy, and Kramer Levin Naftalis & Frankel LLP, counsel for Spice, will pass on certain Federal income tax consequences of the Merger Agreement and other Transaction Agreements for Playboy and Spice, respectively.

                                    EXPERTS

    The consolidated balance sheets of Playboy and its subsidiaries as of December 31, 1997, June 30, 1997 and June 30, 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for the six-month transition period ended December 31, 1997, and for each of the three fiscal years in the period ended June 30, 1997, appearing in Playboy's Transition Report on Form 10-K, have been audited by PricewaterhouseCoopers LLP, independent accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

    The financial statements of Spice appearing in the Spice Form 10-K for the years ended December 31, 1996 and December 31, 1997 have been audited by Grant Thornton LLP, independent accountants, and for the year ended December 31, 1995 by PricewaterhouseCoopers LLP, independent accountants, as set forth in their reports thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

    It is expected that representatives of Grant Thornton LLP will be present at the Spice Special Meeting where they will have an opportunity to respond to appropriate questions of stockholders and to make a statement if they so desire.

    Playboy expects to engage ING Barings to provide investment banking and financial advisory services on matters unrelated to the Transactions. ING Barings will receive customary fees and commissions for these services.

                                                                    APPENDIX A-1

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                           PLAYBOY ENTERPRISES, INC.,
                               NEW PLAYBOY, INC.,
                           PLAYBOY ACQUISITION CORP.,
                            SPICE ACQUISITION CORP.,

                                      AND

                      SPICE ENTERTAINMENT COMPANIES, INC.

                            DATED AS OF MAY 29, 1998

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                               TABLE OF CONTENTS

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
ARTICLE 1          THE MERGERS................................................................................           2
  SECTION          1.1   The Mergers..........................................................................           2
  SECTION          1.2   Closing; Effective Time..............................................................           3
  SECTION          1.3   Effects of the Mergers...............................................................           3
  SECTION          1.4   Certificate of Incorporation.........................................................           3
  SECTION          1.5   By-laws..............................................................................           4
  SECTION          1.6   Directors............................................................................           4
  SECTION          1.7   Officers.............................................................................           4

ARTICLE 2          CONVERSION OF CAPITAL STOCK OF THE CONSTITUENT
                   CORPORATIONS...............................................................................           4
  SECTION          2.1   P Merger.............................................................................           4
  SECTION          2.2   S Merger.............................................................................           6
  SECTION          2.3   Exchange of Certificates.............................................................           9

ARTICLE 3          REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................................          15
  SECTION          3.1   Organization and Qualification; Subsidiaries.........................................          15
  SECTION          3.2   Capitalization of the Company and its Subsidiaries...................................          16
  SECTION          3.3   Authority Relative to this Agreement; Board Action...................................          17
  SECTION          3.4   SEC Filings; Financial Statements....................................................          18
  SECTION          3.5   Information Supplied.................................................................          19
  SECTION          3.6   Consents and Approvals; No Violations................................................          20
  SECTION          3.7   No Default...........................................................................          21
  SECTION          3.8   No Undisclosed Liabilities; Absence of Changes.......................................          21
  SECTION          3.9   Litigation...........................................................................          22
  SECTION          3.10  Compliance with Applicable Law.......................................................          22
  SECTION          3.11  Employees; Employee Plans............................................................          23
  SECTION          3.12  Environmental Laws and Regulations...................................................          25
  SECTION          3.13  Tax Matters..........................................................................          26
  SECTION          3.14  Library Rights.......................................................................          26
  SECTION          3.15  Marks and Patents....................................................................          27
  SECTION          3.16  Material Contracts...................................................................          28
  SECTION          3.17  Title to Properties; Real Estate.....................................................          29
  SECTION          3.18  Opinion of Financial Advisor.........................................................          30
  SECTION          3.19  Brokers..............................................................................          30
  SECTION          3.20  Vote Required........................................................................          30
  SECTION          3.21  Tangible Personal Property...........................................................          30
  SECTION          3.22  Insurance............................................................................          31
  SECTION          3.23  Transactions with Affiliates.........................................................          31
  SECTION          3.24  Corporate Records....................................................................          31
  SECTION          3.25  Investment Company Act...............................................................          31
  SECTION          3.26  Transaction Fees and Expenses........................................................          31

ARTICLE 4          REPRESENTATIONS AND WARRANTIES OF THE PLAYBOY ENTITIES.....................................          32
  SECTION          4.1   Organization and Qualification; Subsidiaries.........................................          32
  SECTION          4.2   Capitalization of Playboy and its Subsidiaries.......................................          33
  SECTION          4.3   Authority Relative to this Agreement.................................................          34
  SECTION          4.4   SEC Filings; Financial Statements....................................................          35
  SECTION          4.5   Information Supplied.................................................................          36
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  SECTION          4.6   Consents and Approvals; No Violations................................................          37
  SECTION          4.7   No Default...........................................................................          37
  SECTION          4.8   No Undisclosed Liabilities; Absence of Changes.......................................          38
  SECTION          4.9   Litigation...........................................................................          39
  SECTION          4.10  Compliance with Applicable Law.......................................................          39
  SECTION          4.11  Tax Matters..........................................................................          39
  SECTION          4.12  Brokers..............................................................................          40
  SECTION          4.13  Investment Company Act...............................................................          40
  SECTION          4.14  Ownership of Holdco, Merger Sub P and Merger Sub S; No Prior
                   Activities.................................................................................          40

ARTICLE 5          COVENANTS..................................................................................          41
  SECTION          5.1   Conduct of Business of the Company...................................................          41
  SECTION          5.2   Conduct of Business of Playboy.......................................................          44
  SECTION          5.3   Other Actions........................................................................          45
  SECTION          5.4   Preparation of the S-4 Registration Statement and Proxy Statement;
                   Preparation of the S-1 Registration Statement;
                   Company Stockholders Meeting...............................................................          45
  SECTION          5.5   No Solicitation of Transactions by the Company.......................................          46
  SECTION          5.6   Letters of the Company's Accountants.................................................          47
  SECTION          5.7   Access to Information; Confidentiality...............................................          47
  SECTION          5.8   Reasonable Commercial Efforts........................................................          49
  SECTION          5.9   Public Announcements.................................................................          50
  SECTION          5.10  Indemnification......................................................................          50
  SECTION          5.11  Notification of Certain Matters......................................................          51
  SECTION          5.12  Tax Treatment........................................................................          52
  SECTION          5.13  Company Affiliates...................................................................          52
  SECTION          5.14  SEC and Other Governmental Filings...................................................          52
  SECTION          5.15  Related Transactions; Related Agreements.............................................          53
  SECTION          5.16  Emerald Media Option.................................................................          53
  SECTION          5.17  Tax Treatment of Related Transactions................................................          54
  SECTION          5.18  Employee Benefit Plans...............................................................          54
  SECTION          5.19  Optional Services Agreement..........................................................          54

ARTICLE 6          CONDITIONS TO CONSUMMATION OF THE MERGERS..................................................          54
  SECTION          6.1   Conditions to Each Party's Obligations to Effect the Mergers.........................          54
  SECTION          6.2   Conditions to the Obligations of the Company.........................................          55
  SECTION          6.3   Conditions to the Obligations of Playboy.............................................          57

ARTICLE 7          TERMINATION; AMENDMENT; WAIVER.............................................................          59
  SECTION          7.1   Termination..........................................................................          59
  SECTION          7.2   Effect of Termination................................................................          61
  SECTION          7.3   Procedure for Termination............................................................          62
  SECTION          7.4   Amendment; Extension; Waiver.........................................................          62
  SECTION          7.5   Fees and Expenses....................................................................          63

ARTICLE 8          MISCELLANEOUS..............................................................................          63
  SECTION          8.1   Non-Survival of Representations, Warranties and Agreements...........................          63
  SECTION          8.2   Entire Agreement; Assignment.........................................................          63
  SECTION          8.3   Validity.............................................................................          64
  SECTION          8.4   Notices..............................................................................          64
  SECTION          8.5   Parties in Interest..................................................................          65
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  SECTION          8.6   Severability.........................................................................          65
  SECTION          8.7   Specific Performance.................................................................          65
  SECTION          8.8   Brokers..............................................................................          65
  SECTION          8.9   Counterparts.........................................................................          65
  SECTION          8.10  Interpretation.......................................................................          65
  SECTION          8.11  Certain Definitions..................................................................          66
  SECTION          8.12  Governing Law and Venue..............................................................          67
  SECTION          8.13  Waiver of Jury Trial.................................................................          67
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EXHIBITS

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
EXHIBIT A             Transfer and Redemption Agreement
EXHIBIT B             Mandatory Services Agreement
EXHIBIT C-1           Subco Non-Compete Agreement
EXHIBIT C-2           Faherty Non-Compete Agreement

SCHEDULES

SCHEDULE 3.2(a)       Capitalization of the Company and the Company Subsidiaries;
                      Company Option Holders
SCHEDULE 3.2(b)       Company Liens on Capital Stock
SCHEDULE 3.4(a)       Company Filed SEC Reports
SCHEDULE 3.6          Company Consents and Approvals; Violations
SCHEDULE 3.7          Company Defaults
SCHEDULE 3.8          Company Undisclosed Liabilities; Absence of Changes
SCHEDULE 3.9          Company Material Litigation
SCHEDULE 3.11         Company Employees; Employee Benefit Plans
SCHEDULE 3.14(a)      Library Pictures of the Company
SCHEDULE 3.14(b)      Copyrights of the Company
SCHEDULE 3.15(a)      Marks and Patents of the Company
SCHEDULE 3.15(b)      Liens and Litigation Relating to the Marks and Patents of the Company
SCHEDULE 3.16(a)      Company Material Contracts
SCHEDULE 3.16(b)      Company Defaults under Material Contracts
SCHEDULE 3.17(a)      Permitted Title Encumbrances
SCHEDULE 3.17(b)      Real Property Leases
SCHEDULE 3.19         Company Financial Advisor Fees and Commissions
SCHEDULE 3.21         Tangible Personal Property of the Company
SCHEDULE 3.22         Insurance of the Company
SCHEDULE 3.23         Transactions with Affiliates of the Company
SCHEDULE 3.26         Company Transaction Fees and Expenses
SCHEDULE 4.2(a)       Capitalization of Playboy and the Playboy Subsidiaries
SCHEDULE 4.6          Playboy Consents and Approvals
SCHEDULE 4.7          Playboy Defaults or Violations
SCHEDULE 4.8          Playboy Undisclosed Liabilities; Absence of Changes
SCHEDULE 4.9          Playboy Material Litigation
SCHEDULE 5.13         Company Affiliates
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                             TABLE OF DEFINED TERMS

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TERM                                                                                             CROSS REFERENCE
----                                                                                              IN AGREEMENT
                                                                                                ------------------
Affiliate.....................................................................................  Section 8.11
Affiliate Letter..............................................................................  Section 5.13
Aggregate Cash Consideration..................................................................  Section 2.3(a)
Aggregate Company Option Consideration........................................................  Section 2.2(f)
Agreement.....................................................................................  Preamble
Average Playboy Stock Price...................................................................  Section 2.2(d)
Cash Consideration............................................................................  Section 2.2(b)
Certificate of Incorporation of the S Surviving Corporation...................................  Section 1.4(b)
Certificates of Merger........................................................................  Section 1.2
Claim.........................................................................................  Section 5.10
Closing.......................................................................................  Section 1.2
Closing Date..................................................................................  Section 1.2
Code..........................................................................................  Recitals
Commonly Controlled Entity....................................................................  Section 3.11(c)
Company.......................................................................................  Preamble
Company Affiliate.............................................................................  Section 5.13
Company Balance Sheet.........................................................................  Section 3.17(a)
Company Board.................................................................................  Section 3.3(a)
Company Certificates..........................................................................  Section 2.3(b)
Company Charter Documents.....................................................................  Section 3.1(b)
Company Common Stock..........................................................................  Section 3.2(a)
Company Convertible Preferred.................................................................  Section 3.2(a)
Company Filed SEC Reports.....................................................................  Section 3.4(a)
Company Financial Advisor.....................................................................  Section 3.18
Company Material Adverse Effect...............................................................  Section 3.1(a)
Company Material Contracts....................................................................  Section 3.16(a)
Company Option................................................................................  Section 2.2(f)
Company Options...............................................................................  Section 2.2(f)
Company Option Holder.........................................................................  Section 2.2(f)
Company Permits...............................................................................  Section 3.10
Company Plans.................................................................................  Section 3.11(a)
Company Preferred Stock.......................................................................  Section 3.2(a)
Company SEC Reports...........................................................................  Section 3.4(a)
Company Securities............................................................................  Section 3.2(a)
Company Stockholders Meeting..................................................................  Section 5.4(b)
Company Stock Option Plans....................................................................  Section 8.11
Company Subsidiaries..........................................................................  Section 3.1(a)
Confidentiality Agreement.....................................................................  Section 5.7(a)
Control.......................................................................................  Section 8.11
Conversion Ratio..............................................................................  Section 2.2(c)
DGCL..........................................................................................  Recitals
Dissenting Shares.............................................................................  Section 2.3(j)
Effective Time of the Mergers.................................................................  Section 1.2
Environmental Claim...........................................................................  Section 3.12(a)
Environmental Laws............................................................................  Section 3.12(a)
ERISA.........................................................................................  Section 3.11(a)
Excess Amount.................................................................................  Section 2.2(f)
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TERM                                                                                             CROSS REFERENCE
  -------                                                                                          IN AGREEMENT
                                                                                                ------------------
Exchange Act..................................................................................  Section 3.2(c)
Exchange Agent................................................................................  Section 2.3(a)
Exchange Fund.................................................................................  Section 2.3(a)
GAAP..........................................................................................  Section 3.4(a)
Governmental Entity...........................................................................  Section 3.6
Holdco........................................................................................  Preamble
HSR Act.......................................................................................  Section 5.8
Indemnified Parties...........................................................................  Section 5.10(b)
Investment Company Act........................................................................  Section 3.25
Junior Preferred..............................................................................  Section 3.2(a)
Leases........................................................................................  Section 3.17(a)
Library Pictures..............................................................................  Section 8.11
Liens.........................................................................................  Section 3.2(b)
Mandatory Services Agreement..................................................................  Recitals
Mark..........................................................................................  Section 8.11
Mergers.......................................................................................  Recitals
Merger Sub P..................................................................................  Preamble
Merger Sub S..................................................................................  Preamble
Merger Consideration..........................................................................  Section 2.2(b)
NASDAQ........................................................................................  Section 5.9
Newco Agreements..............................................................................  Section 8.11
Newco Transactions............................................................................  Section 5.15(b)
New Playboy Class A Common Stock..............................................................  Section 4.2(b)
New Playboy Class B Common Stock..............................................................  Section 4.2(b)
New Playboy Common Stock......................................................................  Section 4.2(b)
Non-Compete Agreements........................................................................  Recitals
NYSE..........................................................................................  Section 2.2(d)
Old Playboy Class A Common Stock..............................................................  Section 4.2(a)
Old Playboy Class B Common Stock..............................................................  Section 4.2(a)
Old Playboy Common Stock......................................................................  Section 4.2(a)
Optional Services Agreement...................................................................  Recitals
P Merger......................................................................................  Recitals
P Surviving Corporation.......................................................................  Section 1.1(a)
Patent........................................................................................  Section 8.11
Person........................................................................................  Section 8.11
Playboy.......................................................................................  Preamble
Playboy Board.................................................................................  Section 4.3
Playboy Charter Documents.....................................................................  Section 4.1(b)
Playboy Entities..............................................................................  Preamble
Playboy Filed SEC Filings.....................................................................  Section 4.4(a)
Playboy Financial Advisor.....................................................................  Section 4.12
Playboy Material Adverse Effect...............................................................  Section 4.1(a)
Playboy Option................................................................................  Section 2.1(d)
Playboy Options...............................................................................  Section 2.1(d)
Playboy Permits...............................................................................  Section 4.10
Playboy SEC Filings...........................................................................  Section 4.4(a)
Playboy Securities............................................................................  Section 4.2(a)
Playboy Stock Option Plans....................................................................  Section 8.11
Playboy Subsidiaries..........................................................................  Section 4.1(a)
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TERM                                                                                             CROSS REFERENCE
  -------                                                                                          IN AGREEMENT
                                                                                                ------------------
Preferred Certificate.........................................................................  Section 2.2(h)
Proxy Statement...............................................................................  Section 3.5(a)
Qualified Transaction Proposal................................................................  Section 5.5
Redemption Ratio..............................................................................  Section 8.11
Related Agreements............................................................................  Recitals
Related Transactions..........................................................................  Section 5.15(a)
Restated Certificate of Incorporation.........................................................  Section 1.4(a)
S Merger......................................................................................  Recitals
S Merger Securities...........................................................................  Section 2.3(a)
S Surviving Corporation.......................................................................  Section 1.1(b)
S-1...........................................................................................  Section 3.5(b)
S-4...........................................................................................  Section 3.5(a)
Scheduled Marks and Patents...................................................................  Section 3.15(a)
SEC...........................................................................................  Section 3.4(a)
Securities Act................................................................................  Section 3.4(a)
Services Agreements...........................................................................  Recitals
Stock Consideration...........................................................................  Section 2.2(b)
Subco.........................................................................................  Recitals
Subco Common Stock............................................................................  Section 2.2(b)
Subco Consideration...........................................................................  Section 2.2(b)
Subco Warrants................................................................................  Section 2.2(b)
Tangible Personal Property....................................................................  Section 3.21(a)
Taxes.........................................................................................  Section 3.13(c)
Tax Returns...................................................................................  Section 3.13(c)
Terminating Company Breach....................................................................  Section 7.1(e)
Terminating Playboy Breach....................................................................  Section 7.1(f)
Transaction Litigation........................................................................  Section 3.9
Transaction Proposals.........................................................................  Section 5.5
Transfer and Redemption Agreement.............................................................  Recitals
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                                    A-1-vii
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                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of May 29, 1998 (this "AGREEMENT"), by and among Playboy Enterprises, Inc., a Delaware corporation ("PLAYBOY"), New Playboy, Inc., a Delaware corporation and a wholly-owned subsidiary of Playboy ("HOLDCO"), Playboy Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Holdco ("MERGER SUB P"), Spice Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Holdco ("MERGER SUB S" and, together with Playboy, Holdco and Merger Sub P, the "PLAYBOY ENTITIES"), and Spice Entertainment Companies, Inc., a Delaware corporation (the "COMPANY").

    WHEREAS, the respective boards of directors of Playboy, Holdco and Merger Sub P have approved this Agreement pursuant to which, among other things, Merger Sub P will be merged with and into Playboy (the "P MERGER") on the terms and conditions contained herein and in accordance with the General Corporation Law of the State of Delaware (the "DGCL");

    WHEREAS, the respective boards of directors of Holdco, Merger Sub S and the Company have approved this Agreement pursuant to which, among other things, Merger Sub S will be merged with and into the Company (the "S MERGER" and, together with the P Merger, the "MERGERS") on the terms and conditions contained herein and in accordance with the DGCL;

    WHEREAS, the Playboy Entities and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and to prescribe various conditions to the Mergers;

    WHEREAS, pursuant to the Mergers, as part of the Merger Consideration, each holder of shares of Company Common Stock shall be entitled to receive Cash Consideration, Stock Consideration and Subco Consideration in exchange for each share of Company Common Stock held by such holder;

    WHEREAS, pursuant to the Mergers, as part of the Merger Consideration, each holder of shares of Company Convertible Preferred shall be entitled to receive Cash Consideration, Stock Consideration and Subco Consideration for each share of Company Convertible Preferred held by such holder as if such share had been converted into Company Common Stock immediately prior to the Effective Time of the Mergers;

    WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to the willingness of each of the Playboy Entities and the Company to enter into this Agreement, the Company and certain of the Company Subsidiaries have agreed to enter into, and to cause a to-be-formed Delaware corporation that shall be a wholly-owned subsidiary of the Company ("SUBCO"), to enter into, on or prior to the Closing Date, the Transfer and Redemption Agreement, a copy of which is attached hereto as Exhibit A (the "TRANSFER AND REDEMPTION AGREEMENT"), the Satellite Services Agreement, a copy of which is attached hereto as Exhibit B (the "MANDATORY SERVICES AGREEMENT"), and an Optional Services Agreement, referred to in Section 5.19, to be negotiated (the "OPTIONAL SERVICES AGREEMENT," and together with the Mandatory Services Agreement, "SERVICES AGREEMENTS"); and

    WHEREAS, for Federal income tax purposes, the transactions contemplated by the Transfer and Redemption Agreement are intended to be treated as a redemption of Company Common Stock under Section 302(b) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the Mergers are intended to qualify as exchanges under Section 351 of the Code;

    WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to the willingness of the Playboy Entities to enter into this Agreement, the Playboy Entities, the Company and J. Roger Faherty have agreed to enter into the non-competition agreements, in the forms attached hereto as Exhibits C-1 and C-2 (the "NON-COMPETE AGREEMENTS" and, collectively with the Transfer and Redemption Agreement, the Services Agreements, and all other agreements and documents included as exhibits to the foregoing or otherwise contemplated to be delivered thereunder or in connection with the closing of the transactions contemplated thereby, the "RELATED AGREEMENTS");

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    NOW, THEREFORE, in consideration of the premises and representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Playboy Entities and the Company hereby agree as follows:

                                   ARTICLE 1
                                  THE MERGERS

    SECTION 1.1 THE MERGERS. (a) Upon the terms and subject to the conditions of this Agreement, at the Effective Time of the Mergers and in accordance with the DGCL, Merger Sub P shall be merged with and into Playboy. Following the P Merger, the separate corporate existence of Merger Sub P shall cease and Playboy shall continue as the surviving corporation (the "P SURVIVING CORPORATION") and shall succeed to and assume all rights, properties, liabilities and obligations of Merger Sub P in accordance with the DGCL.

    (b) Upon the terms and subject to the conditions of this Agreement, at the Effective Time of the Mergers and in accordance with the DGCL, Merger Sub S shall be merged with and into the Company. Following the S Merger, the separate corporate existence of Merger Sub S shall cease and the Company shall continue as the surviving corporation (the "S SURVIVING CORPORATION") and shall succeed to and assume all rights, properties, liabilities and obligations of the Company in accordance with the DGCL.

    SECTION 1.2 CLOSING; EFFECTIVE TIME. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1 and subject to the satisfaction or waiver of the conditions set forth in Article 6, the closing of the Mergers (the "CLOSING") shall take place in New York City at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, as soon as practicable, but in no event later than 10:00 a.m. New York City time on the fifth Business Day after the date on which the conditions set forth in Article 6 have been satisfied or waived by the party or parties entitled to the benefit of such conditions, or at such other place, at such other time or on such other date as the parties may mutually agree. The date on which the Closing actually occurs is hereinafter referred to as the "CLOSING DATE". At the Closing, the parties shall cause to be filed with the Secretary of State of the State of Delaware such certificates of merger or other appropriate documents (such certificates and other documents being hereinafter referred to as the "CERTIFICATES OF MERGER") executed in accordance with the relevant provisions of the DGCL, and shall make all other filings, recordings or publications required by the DGCL in connection with the Mergers. Each of the Mergers shall become effective at the time specified in the Certificates of Merger, which specified time shall be the same in each Certificate of Merger (the time the Mergers become effective being the "EFFECTIVE TIME OF THE MERGERS").

    SECTION 1.3 EFFECTS OF THE MERGERS. The Mergers shall have the effects set forth in Section 259 of the DGCL, the Certificates of Merger and this Agreement.

    SECTION 1.4 CERTIFICATE OF INCORPORATION. (a) The Restated Certificate of Incorporation of Playboy, as in effect immediately prior to the Effective Time of the Mergers (the "RESTATED CERTIFICATE OF INCORPORATION"), shall become, from and after the Effective Time of the Mergers, the certificate of incorporation of the P Surviving Corporation, until thereafter altered, amended or repealed as provided therein and in accordance with applicable law, except that the first article of such Restated Certificate of Incorporation shall be amended to read "THE NAME OF THE CORPORATION IS PLAYBOY ENTERPRISES INTERNATIONAL, INC."

    (b) The certificate of incorporation of the Company, as in effect immediately prior to the Effective Time of the Mergers (the "CERTIFICATE OF INCORPORATION OF THE S SURVIVING CORPORATION"), shall become, from and after the Effective Time of the Mergers, the Certificate of Incorporation of the S Surviving Corporation, until thereafter altered, amended or repealed as provided therein and in accordance with applicable law.

    SECTION 1.5 BY-LAWS. (a) The By-laws of Playboy, as in effect immediately prior to the Effective Time of the Mergers, shall become, from and after the Effective Time of the Mergers, the By-laws of the P

                                     A-1-2

Surviving Corporation, until thereafter altered, amended or repealed as provided therein, in the Restated Certificate of Incorporation of the P Surviving Corporation and in accordance with applicable law.

    (b) The By-laws of the Company, as in effect immediately prior to the Effective Time of the Mergers, shall become, from and after Effective Time of the Mergers, the By-laws of the S Surviving Corporation, until thereafter altered, amended or repealed as provided therein, in the Certificate of Incorporation of the S Surviving Corporation and in accordance with applicable law.

    SECTION 1.6 DIRECTORS. The directors of Playboy and Merger Sub S at the Effective Time of the Mergers shall be the directors of the P Surviving Corporation and the S Surviving Corporation, respectively, until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

    SECTION 1.7 OFFICERS. The officers of Playboy and Merger Sub S at the Effective Time of the Mergers shall be the officers of the P Surviving Corporation and the S Surviving Corporation, respectively, until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

                                   ARTICLE 2
                         CONVERSION OF CAPITAL STOCK OF
                          THE CONSTITUENT CORPORATIONS

    SECTION 2.1 P MERGER. As of the Effective Time of the Mergers, by virtue of the P Merger and without any action on the part of the holder of any shares of Old Playboy Common Stock or any shares of capital stock of Merger Sub P:

        (a) CONVERSION OF CAPITAL STOCK OF MERGER SUB P. Each share of common stock, par value $.01 per share, of Merger Sub P issued and outstanding immediately prior to the Effective Time of the Mergers shall be converted into one (1) fully paid and non-assessable share of common stock, par value $.01 per share, of the P Surviving Corporation.

        (b) CONVERSION OF OLD PLAYBOY CLASS A COMMON STOCK. Each share of Old Playboy Class A Common Stock issued and outstanding immediately prior to the Effective Time of the Mergers shall be converted into one (1) fully paid and nonassessable share of New Playboy Class A Common Stock. As of the Effective Time of the Mergers, all such shares of Old Playboy Class A Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist. As of the Effective Time of the Mergers, each certificate theretofore representing such shares of Old Playboy Class A Common Stock, without any action on the part of Holdco, Playboy, Merger Sub P or the holders thereof, shall be deemed to represent a number of shares of New Playboy Class A Common Stock equivalent to that number of shares of Old Playboy Class A Common Stock formerly represented by such certificate and shall cease to represent any rights in any shares of Old Playboy Class A Common Stock.

        (c) CONVERSION OF OLD PLAYBOY CLASS B COMMON STOCK. Each share of Old Playboy Class B Common Stock issued and outstanding immediately prior to the Effective Time of the Mergers shall be converted into one (1) fully paid and nonassessable share of New Playboy Class B Common Stock. As of the Effective Time of the Mergers, all such shares of Old Playboy Class B Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist. As of the Effective Time of the Mergers, each certificate theretofore representing such shares of Old Playboy Class B Common Stock, without any action on the part of Holdco, Playboy, Merger Sub P or the holders thereof, shall be deemed to represent a number of shares of New Playboy Class B Common Stock equivalent to that number of shares of Old Playboy Class B Common Stock formerly represented by such certificate and shall cease to represent any rights in any shares of Old Playboy Class B Common Stock.

                                     A-1-3

        (d) EXCHANGE OF PLAYBOY OPTIONS. (i) At the Effective Time of the Mergers, each holder of an issued and outstanding option exercisable for shares of either Old Playboy Class A Common Stock or Old Playboy Class B Common Stock (each a "PLAYBOY OPTION" and, collectively, the "PLAYBOY OPTIONS") will receive, by virtue of the P Merger and without any action on the part of the holder thereof, options exercisable for shares of New Playboy Class A Common Stock or New Playboy Class B Common Stock, respectively, with substantially similar terms and conditions as Playboy Options, immediately prior to the Effective Time of the Mergers.

        (ii) As of the Effective Time of the Mergers, Holdco shall enter into an assumption agreement with respect to each Playboy Option which shall provide for Holdco's assumption of the obligations of Playboy under the relevant Playboy Stock Option Plans (and any related agreement pursuant to which options may have been granted). Prior to the Effective Time of the Mergers, Playboy shall make such amendments, if any, to the Playboy Stock Option Plans as shall be necessary to permit such assumption in accordance with this Section 2.1(d).

       (iii) It is the intention of the Playboy Entities that, to the extent that any of the Playboy Options constitutes an "incentive stock option" (within the meaning of Section 422 of the Code) immediately prior to the Effective Time of the Mergers, such Playboy Option shall continue to qualify as an incentive stock option to the maximum extent permitted by Section 422 of the Code, and that the assumption of the Playboy Option provided by this
    Section 2.1 shall satisfy the conditions of Section 424(a) of the Code.

        (e) CONVERSION OF CERTAIN NEW PLAYBOY COMMON STOCK HELD BY PLAYBOY. At the Effective Time of the Mergers, each share of New Playboy Common Stock held by Playboy shall be converted to the right to receive $1.00 per share payable to Playboy upon surrender of the certificate representing each such share of New Playboy Common Stock to Holdco, and no shares of stock or other securities of Holdco, or any other corporation shall be issuable, and no other payment or other consideration shall be made, with respect thereto.

        (f) TREASURY SHARES OF PLAYBOY. Each share of Old Playboy Common Stock held in treasury by Playboy immediately prior to the Effective Time of the Mergers shall, by virtue of the P Merger, be cancelled and retired and cease to exist, without any conversion thereof.

    SECTION 2.2 S MERGER. As of the Effective Time of the Mergers, by virtue of the S Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of the capital stock of Merger Sub S:

        (a) CONVERSION OF CAPITAL STOCK OF MERGER SUB S. Each share of common stock of Merger Sub S, par value $.01 per share, issued and outstanding immediately prior to the Effective Time of the Mergers shall be converted into one (1) fully paid and nonassessable share of common stock, par value $.01 per share, of the S Surviving Corporation.

        (b) CONVERSION OF COMPANY COMMON STOCK. Each share of Company Common Stock (other than shares of Company Common Stock as to which dissenters' rights are exercised and perfected under Section 262 of the DGCL and Section 2.3(j) or are cancelled pursuant to Section 2.2(g)) issued and outstanding immediately prior to the Effective Time of the Mergers shall be converted into and represent the right to receive in exchange therefor (X) from Holdco, (i) the Cash Consideration (as defined below), and (ii) the number of fully paid and nonassessable shares of New Playboy Class B Common Stock equal to the Conversion Ratio (as such Conversion Ratio may be adjusted in accordance with Section 2.2(c)) (the "STOCK CONSIDERATION"), and (Y) from the Company (as described in the Transfer and Redemption Agreement), (i) the number of fully paid and non-assessable shares of common stock of Subco, par value $.01 per share ("SUBCO COMMON STOCK"), equal to the Redemption Ratio and (ii) warrants to purchase additional shares of Subco Common Stock (such warrants to be in such amounts and on such terms as shall be determined by the Company) (the "SUBCO WARRANTS", and together with the Subco Common Stock, the "SUBCO CONSIDERATION"), payable to the holder thereof,

                                     A-1-4
    without, in the case of the Cash Consideration, interest thereon, upon surrender of the certificate representing such share of Company Common Stock to the S Surviving Corporation; PROVIDED, HOWEVER, that each holder of Company Common Stock shall receive, in lieu of any fractional shares of New Playboy Class B Common Stock that such holder would otherwise receive pursuant to this Section 2.2(b), cash equal to the proportionate liquidation value of any such fractional shares pursuant to terms set forth in Section 2.3; AND FURTHER PROVIDED, that in any event, if, between the date of this Agreement and the Effective Time of the Mergers, the outstanding shares of Old Playboy Class B Common Stock shall have been changed, reclassified or converted into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, conversion or exchange of shares, the Conversion Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, conversion or exchange of shares. The aggregate consideration provided to holders of Company Common Stock pursuant to this Section 2.2(b) shall be referred to as the "MERGER CONSIDERATION". At the Effective Time of the Mergers, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate which immediately prior to the Effective Time of the Mergers evidenced any such shares shall thereafter represent the right to receive, upon surrender of such certificate in accordance with the provisions of Section 2.3, the Merger Consideration into which such shares have been converted in accordance herewith. The holders of certificates previously evidencing shares of Company Common Stock outstanding immediately prior to the Effective Time of the Mergers shall cease to have any rights with respect thereto (including, without limitation, any rights to vote or to receive dividends and distributions in respect of such shares), except as otherwise provided herein or by law. For purposes of this Agreement, the term "CASH CONSIDERATION" shall mean $3.60.

        (c) CONVERSION RATIO. For purposes of this Agreement, the term "CONVERSION RATIO" shall mean 0.1371 or such number as may be calculated by the next succeeding sentence. In the event that the Average Playboy Stock Price is either less than $16.042 or greater than $20.988, the Conversion Ratio shall be subject to adjustment as follows:

            (i) if the Average Playboy Stock Price is less than $16.042, then the Conversion Ratio shall be equal to the quotient obtained by dividing $2.20 by the Average Playboy Stock Price; and

            (ii) if the Average Playboy Stock Price is greater than $20.988, the Conversion Ratio shall be equal to the quotient obtained by dividing $2.88 by the Average Playboy Stock Price.

        (d) AVERAGE PLAYBOY STOCK PRICE. For purposes of this Agreement, the "AVERAGE PLAYBOY STOCK PRICE" shall mean the average of the reported closing sales prices per share of the Old Playboy Class B Common Stock quoted on the New York Stock Exchange (the "NYSE"), as reported by Bloomberg L.P., for the twenty (20) consecutive trading days immediately preceding the fifth business day prior to the Effective Time of the Mergers; PROVIDED, HOWEVER, that if the Old Playboy Class B Common Stock does not trade on any day in such period, the closing price per share for such day shall mean the average of the closing bid and asked prices of Old Playboy Class B Common Stock on such day.

        (e) JOINT PRESS RELEASE. Promptly after the close of trading on the NYSE on the twentieth day of the twenty trading days referred to in the immediately preceding paragraph, Playboy and the Company shall issue a joint press release, in a form approved by Playboy and the Company, publicly announcing the Conversion Ratio and the amount of the Cash Consideration.

        (f) CONVERSION OF OPTIONS. (i) At the Effective Time of the Mergers, each outstanding option, warrant, call, subscription, stock appreciation right or other right or agreement obligating the Company to issue, transfer or sell shares of Company Common Stock (each a "COMPANY OPTION" and, collectively, the "COMPANY OPTIONS"), shall, subject to the agreement of the holder thereof (the "COMPANY OPTION HOLDER"), be deemed to have been exercised and each such Company Option Holder shall receive from Holdco against surrender of the Company Option and in settlement and cancellation of each such Company Option, an amount of consideration per Company Option calculated as follows:

                                     A-1-5

           (A) if the exercise price of such Company Option is less than the Cash Consideration, (x) an amount of cash equal to the Cash Consideration less the exercise price of such Company Option, and (y) the Stock Consideration; and

           (B) if the exercise price of such Company Option is greater than or equal to the Cash Consideration, an amount of shares of New Playboy Class B Common Stock equal to (x) the Stock Consideration less (y) the amount by which the exercise price of such Company Option exceeds the value of the Cash Consideration.

    Notwithstanding the foregoing, (1) if any Person holds Company Options, certain of which have an exercise price that is less than the aggregate Cash Consideration payable to such holder with respect to such Company Options and certain of which have an exercise price that is more than the aggregate Cash Consideration payable to such holder with respect to such Company Options, the aggregate exercise price of all of such Company Option Holder's Company Options shall first be applied to reduce the aggregate Cash Consideration payable to such holder pursuant to this Section 2.2(f) prior to the reduction, if any, of the Stock Consideration payable to such holder and (2) if the exercise price of a Company Option is greater than the aggregate Cash Consideration (such excess being referred to as the "EXCESS AMOUNT"), the holder of such Company Option may elect to pay to the Company an amount equal to the Excess Amount in cash in order to receive the full amount of the Stock Consideration to which such holder is entitled pursuant to this Section 2.2(f) without any reduction thereof pursuant to clause (B) of this Section 2.2(f)(i).

            (ii) In addition, each Company Option Holder shall receive from the Company with respect to each share of Company Common Stock subject to such Company Option against receipt of the Company Option, the number of fully paid and non-assessable shares of Subco Common Stock equal to the Redemption Ratio and such number of Subco Warrants to be issued in accordance with Section 2.2(b) with respect to each share of Company Common Stock. The aggregate consideration provided to all Company Option Holders pursuant to this Section 2.2(f) shall be referred to as the "AGGREGATE COMPANY OPTION CONSIDERATION".

           (iii) With respect to those Company Option Holders who do not agree to the exercise of any Company Options, such Company Options shall, upon exercise thereof and against receipt of the Company Option, receive in settlement and cancellation therefor an amount of consideration calculated pursuant to clauses (i) and (ii) of this Section 2.2(f).

        (g) TREASURY SHARES. Each share of Company Common Stock and Company Convertible Preferred held in treasury by the Company and each share of Company Common Stock and Company Convertible Preferred owned by any of the Playboy Entities or any direct or indirect wholly-owned subsidiary of any of the Playboy Entities immediately prior to the Effective Time of the Mergers shall, by virtue of the S Merger and without any action on the part of the holder thereof, be cancelled and retired and cease to exist without any conversion thereof.

        (h) CONVERSION OF COMPANY CONVERTIBLE PREFERRED. Each share of Company Convertible Preferred (other than shares of Company Convertible Preferred as to which dissenters' rights are exercised and perfected under Section 262 of the DGCL and Section 2.3(j) or are cancelled pursuant to Section 2.2(g)) issued and outstanding immediately prior to the Effective Time of the Mergers shall be converted into and represent the right to receive in exchange therefor the amount of Merger Consideration pursuant to Section 2.2(b) as such holder would have been entitled to receive had such shares of Company Convertible Preferred been converted into shares of Company Common Stock immediately prior to the Effective Time of the Mergers.

    SECTION 2.3 EXCHANGE OF CERTIFICATES.

        (a) EXCHANGE AGENT. Prior to the Effective Time of the Mergers, Playboy shall appoint Harris Trust and Savings Bank to act as exchange agent in the Mergers (the "EXCHANGE AGENT") pursuant to an exchange agent agreement on terms reasonably satisfactory to each of Playboy and the Company,

                                     A-1-6
    for purposes of effecting the exchange for the Merger Consideration. At the Effective Time of the Mergers, Holdco shall deposit with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock and Company Convertible Preferred, for exchange in accordance with this Article 2, through the Exchange Agent: (i) cash in the aggregate amount equal to the product of (x) the Cash Consideration multiplied by (y) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time of the Mergers (including such number of shares of Company Common Stock as the holders of Company Convertible Preferred would have been entitled to receive if such shares of Company Convertible Preferred had been converted into Company Common Stock immediately prior to the Effective Time of the Merger) (the "AGGREGATE CASH CONSIDERATION"), and (ii) certificates representing the aggregate number of shares of New Playboy Class B Common Stock as determined pursuant to Section 2.2 and (iii) cash in lieu of fractional shares pursuant to Section 2.3(e)(i). At the Effective Time of the Mergers, the Company shall deposit with the Exchange Agent, for the benefit of the holders of the shares of Company Common Stock and Company Convertible Preferred, for exchange in accordance with this Article 2, through the Exchange Agent, certificates representing shares of Subco Common Stock in an amount equal to the aggregate number of shares of Company Common Stock multiplied by the Redemption Ratio and certificates representing the Subco Warrants to be issued pursuant to Section 2.2(b). For purposes of this Agreement, the Cash Consideration, such shares of New Playboy Class B Common Stock, cash in lieu of fractional shares of New Playboy Class B Common Stock, such shares of Subco Common Stock, together with any dividends or distributions with respect thereto, and such Subco Warrants are hereinafter referred to as the "EXCHANGE FUND" and such shares of New Playboy Class B Common Stock and Subco Common Stock and such Subco Warrants are hereinafter collectively referred to as the "S MERGER SECURITIES". The Exchange Agent shall, pursuant to irrevocable instructions, make the payments provided for in Section 2.2(b) out of the Exchange Fund. The Exchange Agent shall deliver the S Merger Securities out of the Exchange Fund as directed by Playboy or Holdco.

        (b) EXCHANGE PROCEDURES. Promptly after the Effective Time of the Mergers, Playboy or Holdco shall instruct the Exchange Agent to mail to each holder of record of (i) a certificate or certificates which immediately prior to the Effective Time of the Mergers represented outstanding shares of the Company Common Stock and (ii) a certificate or certificates which immediately prior to the Effective Time of the Mergers represented outstanding shares of Company Convertible Preferred (collectively, the "COMPANY CERTIFICATES") (other than those holders who have exercised dissenters' rights pursuant to Section 262 of the DGCL and have not subsequently withdrawn or lost such rights) whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.2(b),
    (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of the Company Certificates to the Exchange Agent and shall be in such form and have such other provisions as Playboy or Holdco may reasonably specify) and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for the Merger Consideration. Upon surrender of a Company Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as reasonably may be required by the Exchange Agent pursuant to such instructions, and acceptance thereof by the Exchange Agent, each holder of a Company Certificate shall be entitled to receive in exchange therefor, (A) the Cash Consideration that such holder has the right to receive pursuant to Section 2.2(b) or 2.2(h), (B) certificates representing the S Merger Securities that such holder has the right to receive pursuant to the provisions of this Article 2, (C) any dividends or other distributions to which such holder is entitled pursuant to Section 2.3(c) and (D) cash in respect of fractional shares of New Playboy Class B Common Stock as provided in Section 2.3(e)(i), and the Company Certificate so surrendered shall forthwith be cancelled. The Exchange Agent shall accept such Company Certificate upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time of the Mergers, there shall be no further transfer on the books and records of the Company or its transfer agent of Company Certificates, and if such Company

                                     A-1-7

    Certificates are presented to the Company or its transfer agent for transfer, they shall be cancelled against delivery of the Cash Consideration, certificates representing the S Merger Securities and cash in respect of fractional shares of New Playboy Class B Common Stock. If any certificates for S Merger Securities are to be issued in a name other than that in which the Company Certificate surrendered for exchange is registered, it shall be a condition of such exchange that the Company Certificate so surrendered shall be properly endorsed, with the signature guaranteed, or otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Company or its transfer agent any transfer or other taxes required by reason of the issuance of certificates representing such S Merger Securities in the name other than that of the registered holder of the Company Certificate surrendered, or establish to the satisfaction of the Company or its transfer agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.3, each Company Certificate shall be deemed at any time after the Effective Time of the Mergers to represent only the right to receive upon such surrender the Cash Consideration, certificates representing the S Merger Securities to which such holder is entitled, cash in respect of fractional shares of New Playboy Class B Common Stock and other dividends, distributions or payments as contemplated by this Article 2 or to perfect such holder's right to receive payment for such holder's shares pursuant to
    Section 262 of the DGCL and Section 2.3(j) hereof if such holder has validly exercised and not withdrawn or lost such holder's right to receive payment for such holder's shares pursuant to Section 262 of the DGCL. Subject to applicable law, following surrender of any such Company Certificate, there shall be paid to the record holder thereof, the Cash Consideration and the certificates representing the shares of the S Merger Securities issued in exchange therefor, as well as, (x) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of New Playboy Class B Common Stock to which such holder is entitled pursuant to Section 2.3(e)(i),
    (y) at the time of such surrender, the amount of dividends or other distributions or payments with a record date after the Effective Time of the Mergers theretofore paid with respect to such shares of S Merger Securities, and (z) at the appropriate payment date, the amount of dividends or other distributions or payments with a record date after the Effective Time of the Mergers but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of S Merger Securities. In no event shall Persons entitled to receive such dividends, distributions or payments be entitled to receive any interest thereon.

        (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES OF COMPANY COMMON STOCK. No dividends or other distributions or payments declared or made after the Effective Time of the Mergers with respect to shares of New Playboy Class B Common Stock with a record date after the Effective Time of the Mergers shall be paid to the holder of any unsurrendered Company Certificate with respect to the shares of New Playboy Class B Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to this Section 2.3 until the holder of record of such Company Certificate shall surrender such Company Certificate.

        (d) FURTHER OWNERSHIP RIGHTS. The Cash Consideration and the S Merger Securities comprising the Merger Consideration issued upon the surrender for exchange of Company Certificates in accordance with the terms of this
    Article 2, together with any dividends, distributions or payments contemplated by Section 2.3(b) and any cash in lieu of fractional shares as contemplated by Section 2.3(e)(i), shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock or Company Convertible Preferred theretofore represented by such Company Certificates. If, after the Effective Time of the Mergers, Company Certificates are presented to the S Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article 2.

        (e) NO FRACTIONAL SHARES. (i) No certificates or scrip evidencing fractional shares of New Playboy Class B Common Stock shall be issued upon the surrender for exchange of the Company Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of the S Surviving Corporation. In lieu of any such fractional share, each holder of shares

                                     A-1-8
    of Company Common Stock or Company Convertible Preferred who would otherwise have been entitled to a fraction of a share of New Playboy Class B Common Stock upon surrender of Company Certificates for exchange shall be paid upon such surrender cash (without interest) in an amount equal to such fraction multiplied by the closing price per share of Old Playboy Class B Common Stock on the date of the Effective Time of the Mergers.

            (ii) No certificates or scrip evidencing fractional shares of Subco Common Stock or fractional Subco Warrants shall be issued upon the surrender for exchange of the Company Certificates, and such fractional interests will not entitle the owner thereof to vote or to any rights of a stockholder of Subco. In lieu of any such fractional share, any fractional interest of a share of Subco Common Stock or a Subco Warrant shall be rounded up to one (1) share of Subco Common Stock or one (1) Subco Warrant, respectively, and each holder of shares of Company Common Stock or Company Convertible Preferred who would otherwise have been entitled to a fraction of a share of Subco Common Stock upon surrender of Company Certificates for exchange shall be entitled to one (1) share of Subco Common Stock or one (1) Subco Warrant, respectively, on the date of the Effective Time of the Mergers.

        (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the former stockholders of the Company for twelve months after the Effective Time of the Mergers shall be delivered to Playboy, upon demand, and any former stockholders of the Company who have not theretofore complied with this Article 2 shall thereafter look only to Playboy for payment of their claim for any Merger Consideration and any dividends or distributions or other payments with respect to Company Common Stock or any payments pursuant to Section 262 of the DGCL.

        (g) WITHHOLDING RIGHTS. Playboy or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock, Company Convertible Preferred or Company Options such amounts as Playboy or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of applicable state, local or foreign tax law; PROVIDED, that (i) any such deduction and withholding shall first be made from the Cash Consideration payable to such holder and
    (ii) to the extent that the aggregate amount of such deduction and withholding exceeds the aggregate amount of the Cash Consideration payable to such holder, such deduction and withholding shall then be made from the Stock Consideration payable to such holder (except to the extent that such holder makes a cash payment to the Company to be applied to such deduction and withholding in lieu of deducting and withholding from the Stock Consideration). A schedule of deductions and withholdings pursuant to this
    Section 2.3(g) shall be prepared by the Company and delivered to Playboy for Playboy's review and comments; PROVIDED, that the final determination of such deductions and withholdings shall be made by Playboy. To the extent that amounts are so withheld by Playboy or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or Company Convertible Preferred in respect of which such deduction and withholding was made by the S Surviving Corporation or the Exchange Agent.

        (h) NO LIABILITY. None of the Playboy Entities, the Company, or the Exchange Agent shall be liable to any Person in respect of any Cash Consideration or the S Merger Securities comprising the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

            (i) LOST, STOLEN OR DESTROYED CERTIFICATES. If any Company Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of New Playboy Class B Common Stock as may be required pursuant to Section 2.2; provided, however, that Playboy may, in its discretion and as a condition precedent to the

                                     A-1-9
       issuance thereof, require the owner of such lost, stolen or destroyed Company Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Playboy or the Exchange Agent with respect to the Company Certificate alleged to have been lost, stolen or destroyed.

        (j) DISSENTERS' RIGHTS. Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock or Company Convertible Preferred outstanding immediately prior to the Effective Time of the Mergers held by a holder who has demanded and perfected the right, if any, for appraisal of those shares in accordance with the provisions of Section 262 of the DGCL and as of the Effective Time of the Mergers has not withdrawn or lost such right to such appraisal ("DISSENTING SHARES") shall not be converted into or represent a right to receive the Merger Consideration pursuant to Section 2.2, but the holder shall only be entitled to such rights as are granted by the DGCL. If a holder of shares of Company Common Stock who demands appraisal of those shares under the DGCL shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the Effective Time of the Mergers or the occurrence of such event, whichever last occurs, those shares shall be converted into and represent only the right to receive the Merger Consideration as provided in Section 2.2, without interest, upon compliance with the provisions, and subject to the limitations, of Section 2.3. The Company shall give Playboy
    (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock or Company Convertible Preferred, attempted withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders' rights of appraisal, and
    (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Playboy, voluntarily make any payment with respect to any demands for appraisal of Company Common Stock or Company Convertible Preferred, offer to settle or settle any such demands or approve any withdrawal of any such demands.

                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to the Playboy Entities as follows:

    SECTION 3.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

    (a) Each of the Company and each of the Persons in which the Company owns or controls, directly or indirectly, at least a fifty percent voting or economic interest (collectively, the "COMPANY SUBSIDIARIES") has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. For purposes of this Agreement, "COMPANY MATERIAL ADVERSE EFFECT" means any change, event or effect
(i) in, on or relating to the business of the Company and the Company Subsidiaries that is, or is reasonably likely to be, materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise), prospects or results of operations of the Company and the Company Subsidiaries taken as a whole, other than (A) any change or effect arising out of general economic conditions in the United States or (B) a change in the market price of the Company Common Stock not accompanied by one or more other changes, events or effects of the type described above in this clause (i); or (ii) that may

                                     A-1-10
prevent or materially delay the performance of this Agreement or the Related Agreements by the Company or any of the Company Subsidiaries or the consummation of the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions).

    (b) The copies of the Company's Certificate of Incorporation, as amended to the date hereof, and the Company's Amended and Restated By-laws, as amended to the date hereof (collectively, the "COMPANY CHARTER DOCUMENTS"), that are exhibits to the Company's annual report on Form 10-K for the year ended December 31, 1997, are complete and correct copies thereof. The Company Charter Documents and all comparable organizational documents of the Company Subsidiaries are in full force and effect.

    SECTION 3.2 CAPITALIZATION OF THE COMPANY AND ITS SUBSIDIARIES.

    (a) The authorized capital stock of the Company consists of (i) 25,000,000 shares of common stock, par value $.01 per share ("COMPANY COMMON STOCK"), of which, as of April 30, 1998, approximately 11,666,438 shares were issued and outstanding, and (ii) 10,000,000 shares of preferred stock, par value $.01 per share (the "COMPANY PREFERRED STOCK"), 50,000 of which have been designated Convertible Preferred Stock Series 1997-A (the "COMPANY CONVERTIBLE PREFERRED") and 300,000 of which have been designated Series B Junior Participating Preferred Stock (the "JUNIOR PREFERRED") and, of which, as of April 30, 1998, approximately 26,850 shares of Company Convertible Preferred were issued and outstanding and no shares of Junior Preferred were issued and outstanding. All of the issued and outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized, validly issued and are fully paid, nonassessable and free of preemptive rights. As of April 30, 1998, approximately 4,457,528 shares of Company Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Options issued pursuant to the Company Stock Option Plans. Schedule 3.2(a) to this Agreement sets forth, as of the date hereof, (i) the Persons to whom Company Options have been granted, (ii) the exercise price for the Company Options held by each such Person and (iii) the number of vested and unvested Company Options. Except as disclosed in the Company Filed SEC Reports and as set forth on Schedule 3.2(a) to this Agreement, since April 1, 1998, no shares of the Company's capital stock have been issued other than pursuant to the exercise of Company Options already in existence on such date, and, since April 1, 1998, no stock options have been granted by the Company to any Person. Except as set forth above, as set forth on Schedule 3.2(a) to this Agreement, or as contemplated in the Related Transactions, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or any Company Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) no options, warrants or other rights to acquire from the Company or any Company Subsidiary, and no obligations of the Company or any Company Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, (iv) no equity equivalents, interests in the ownership or earnings of the Company or any Company Subsidiary or other similar rights (including stock appreciation rights) (the items listed in subclauses (i), (ii), (iii) and (iv) being referred to, collectively, as "COMPANY SECURITIES") and (v) no obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Company Securities. Except as set forth on Schedule 3.2(a) to this Agreement, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Company.

                                     A-1-11

    (b) Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company or a Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, limitations on voting rights, charges and other encumbrances of any nature whatsoever (collectively, "LIENS"), except as set forth on Schedule 3.2(b) to this Agreement or where failure to own such shares free and clear could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in or make any other investment (in the form of a loan, capital contribution of otherwise) in any Company Subsidiary or any other Person.

    (c) The Company Common Stock constitutes the only class of securities of the Company or any Company Subsidiary registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

    SECTION 3.3 AUTHORITY RELATIVE TO THIS AGREEMENT; BOARD ACTION.

    (a) The Company has, or will have, all necessary corporate power and authority to execute and deliver this Agreement and the Related Agreements to which it is a party and to consummate the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions). The execution and delivery of this Agreement and the Related Agreements to which it is a party and the consummation of the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions) have been duly and unanimously approved by the board of directors of the Company (the "COMPANY BOARD"), and no other corporate proceedings on the part of the Company are, or will be, necessary to authorize this Agreement or the Related Agreements to which it is a party or to consummate the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions) (other than, with respect to the Mergers, the approval and adoption of this Agreement by the holders of a majority of the then outstanding shares of Company Common Stock). This Agreement and the Related Agreements to which it is a party have been, or will be, assuming the due authorization, execution and delivery of the same by each of the other parties hereto or thereto, duly and validly executed and delivered by the Company constitute, or will constitute, valid, legal and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

    (b) The Company Board has recommended that the stockholders of the Company approve and adopt this Agreement.

    SECTION 3.4 SEC FILINGS; FINANCIAL STATEMENTS.

    (a) Since December 31, 1994, the Company has filed all forms, reports and documents (including all exhibits thereto) (the "COMPANY SEC REPORTS") required to be filed with the Securities and Exchange Commission (the "SEC") each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed other than as set forth on Schedule 3.4(a). The Company has heretofore delivered to or made available to Playboy, in the form filed with the SEC (including any amendments and all exhibits thereto) the following (the "COMPANY FILED SEC REPORTS"): (i) its Annual Reports on Form 10-K for each of the fiscal years ended December 31, 1995, December 31, 1996, and December 31, 1997, (ii) all definitive proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since December 31, 1994 and prior to the date of this Agreement and (iii) all other reports or registration statements filed prior to the date of this

                                     A-1-12

Agreement by the Company with the SEC since December 31, 1994 (other than reports on Form 10-Q or on Form 8-K filed before May 15, 1998). None of the Company SEC Reports contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included or incorporated by reference in the Company SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and all of such financial statements fairly present, in all material respects, in conformity with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated in the notes thereto and except that the unaudited financial statements may not include all notes thereto required by GAAP), the consolidated financial position of the Company and the Company Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments), except as set forth on Schedule 3.4(a). Since March 31, 1998, there has not been any change, or any application or request for any change, by the Company or any Company Subsidiary in accounting principles, methods or policies for financial accounting or tax purposes.

    (b) The Company has heretofore made available to Playboy a complete and correct copy of any material amendments or modifications, which have not yet been filed with the SEC, to agreements, documents or other instruments which prior to the date of this Agreement had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

    SECTION 3.5 INFORMATION SUPPLIED.

    (a) None of the information supplied or to be supplied by the Company concerning the Company, Subco or the Company Subsidiaries for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by Playboy in connection with the issuance of shares of New Playboy Class B Common Stock in the Mergers and the prospectus contained therein (the "S-4") will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the proxy statement, including the prospectus referred to in clause (i) above, relating to the Company Stockholders Meeting to be held in connection with the transactions contemplated by this Agreement and the Related Agreements (the "PROXY STATEMENT") will, at the date mailed to stockholders and at the time of the Company Stockholders Meeting to be held in connection with such transactions, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time of the Mergers, any event with respect to the Company, the Company Subsidiaries or any of their respective officers and directors should occur which is required to be described in an amendment of, or a supplement to, the S-4 or the Proxy Statement, the Company shall promptly so advise Playboy and such event shall be so described, and such amendment or supplement (which Playboy shall have a reasonable opportunity to review and comment upon) shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. The Proxy Statement, insofar as it relates to the Company Stockholders Meeting to vote on the Mergers and, if necessary, the Related Transactions, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by any of the Playboy Entities which is contained or incorporated by reference in, or furnished in connection with the preparation of, the S-4 or the Proxy Statement.

    (b) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the registration statement on Form S-1, or any other appropriate form, to be filed with the SEC by the Company in connection with the registration of shares of Subco (the "S-1") will, at the time the

                                     A-1-13

S-1 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. If at any time prior to the Effective Time of the Mergers, any event with respect to the Company, the Company Subsidiaries, Subco or any of their respective officers and directors should occur which is required to be described in an amendment of, or a supplement to, the S-1, the Company shall promptly so advise Playboy and such event shall be so described, and such amendment or supplement (which Playboy shall have a reasonable opportunity to review and approve) shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company.

    SECTION 3.6 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the filing and recordation of the Certificates of Merger as required by the DGCL, or as set forth on Schedule 3.6 to this Agreement, no filing, registration or submission with or notice to, and no permit, authorization, consent or approval of or with, any court or tribunal or administrative, governmental or regulatory body, agency or authority (each a "GOVERNMENTAL ENTITY") is, or will be, necessary for the execution and delivery by the Company of this Agreement or the Related Agreements to which the Company is a party, or the consummation by the Company of the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions), except consents or approvals the failure of which to obtain could not reasonably be expected to have a Company Material Adverse Effect. Except as set forth on Schedule 3.6 to this Agreement, no consent or approval of any third party is, or will be, necessary for the execution and delivery by the Company of this Agreement or the Related Agreements to which the Company or any of the Company Subsidiaries is a party or the consummation by the Company of the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions). Except as set forth on Schedule 3.6 to this Agreement, none of the execution, delivery and performance by the Company of this Agreement or the Related Agreements to which the Company or any of the Company Subsidiaries is a party, or the consummation by the Company or any of the Company Subsidiaries of the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions) will (a) conflict with or result in any breach of any provision of the Company Charter Documents or any comparable organizational document of any Company Subsidiary, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (c) assuming that all consents, permits, approvals, authorizations and other actions described in the preceding sentence have been obtained and all filings described in the preceding sentence have been made, violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets, except in the case of clause (b) or (c) for violations, breaches or defaults which could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

    SECTION 3.7 NO DEFAULT. Except as set forth on Schedule 3.7 to this Agreement, none of the Company or any Company Subsidiary is in default or violation (and no event has occurred which with due notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) the Company Charter Documents or comparable organizational documents of any Company Subsidiary, (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any Company Subsidiary is now a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company, any Company Subsidiary or any of their respective

                                     A-1-14
properties or assets, except in the case of clause (ii) or (iii) for violations, breaches or defaults that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

    SECTION 3.8 NO UNDISCLOSED LIABILITIES; ABSENCE OF CHANGES. Except as and to the extent disclosed in the Company Filed SEC Reports or on Schedule 3.8 to this Agreement, as of March 31, 1998, neither the Company nor any Company Subsidiary had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which would be required by GAAP to be reflected in, reserved against or otherwise described in the consolidated balance sheet of the Company (including the notes thereto) as of such date or which could reasonably be expected to have a Company Material Adverse Effect. Except as disclosed by the Company in the Company Filed SEC Reports or on Schedule 3.8 to this Agreement, since March 31, 1998, the business of the Company and the Company Subsidiaries has been carried on only in the ordinary and usual course and in a manner consistent with past practice, neither the Company nor any Company Subsidiary has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise and whether due or to become due or asserted or unasserted, which could reasonably be expected to have, and there have been no events, changes or effects with respect to the Company or any Company Subsidiary having or which could reasonably be expected to have, a Company Material Adverse Effect. Except as disclosed in the Company Filed SEC Reports or on Schedule 3.8 to this Agreement, since March 31, 1998, there has not been (i) any material change by the Company in its accounting methods, principles or practices, (ii) any declaration, setting aside or payment of any dividend or distribution in respect of shares of the capital stock of the Company or any redemption, purchase or other acquisition of any of the Company Securities or (iii) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of the Company or any Company Subsidiary except in the ordinary course of business consistent with past practice or except as required by applicable law.

    SECTION 3.9 LITIGATION. Except as disclosed in the Company Filed SEC Reports or on Schedule 3.9, 3.14(b) or 3.15(b) to this Agreement, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary or any of their respective properties or assets which (a) if adversely determined, could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, or (b) questions the validity of this Agreement or any of the Related Agreements or any action to be taken by the Company in connection with the consummation of the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions) or could otherwise prevent or delay the consummation of such transactions (any suit, claim, action, proceeding or investigation described in this clause (b) being herein referred to as "TRANSACTION LITIGATION"). Except as disclosed by the Company, neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree which, to the knowledge of the Company or any Company Subsidiary, could reasonably be expected to have a Company Material Adverse Effect.

    SECTION 3.10 COMPLIANCE WITH APPLICABLE LAW. Except as disclosed in the Company Filed SEC Reports, the Company and all Company Subsidiaries have made or have obtained and hold all registrations, filings, submissions, certificates, determinations, permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (collectively, the "COMPANY PERMITS"), except where the failure to obtain any such Company permit would not have a Company Material Adverse Effect. Except as disclosed in the Company Filed SEC Reports, the Company and all Company Subsidiaries are in compliance, in all material respects, with the terms of the Company Permits. To the knowledge of the Company, no material deficiencies have been asserted by any Governmental Entity with respect to such registrations, filings or submissions. Except as disclosed by the Company in the Company Filed SEC Reports, the businesses of the Company and the Company Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental

                                     A-1-15

Entity and except for violations or possible violations which could not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in the Company Filed SEC Reports, no material investigation or review by any Governmental Entity with respect to the Company or any Company Subsidiary is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same.

    SECTION 3.11 EMPLOYEES; EMPLOYEE PLANS.

    (a) Schedule 3.11 to this Agreement contains a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, multiemployer plans within the meaning of ERISA Section 3(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, welfare benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or the Related Agreements or otherwise), whether formal or informal, oral or written, under which any employee or former employee of the Company or any Company Subsidiary has any present or future right to benefits or under which the Company has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "COMPANY PLANS".

    (b) With respect to each Company Plan, the Company has delivered or made available to Playboy a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter, if applicable; (iii) any summary plan description and other written communications (or a description of any oral communications) by the Company or any Company Subsidiary to its employees concerning the extent of the benefits provided under a Company Plan; and (iv) for the three most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements, (C) actuarial valuation reports and (D) attorneys' response or responses to an auditor's request for information.

    (c) Except as disclosed on Schedule 3.11 to this Agreement, (i) each Company Plan has been established and administered in all material respects (A) in accordance with its terms, and (B) in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (ii) each Company Plan which is intended to be qualified within the meaning of Code
Section 401(a) is so qualified and has received a favorable determination letter as to its qualification, and, to the Company's knowledge, nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (iii) for each Company Plan that is a "welfare plan" within the meaning of ERISA Section 3(1), neither the Company nor any Company Subsidiary has nor will have any material liability or obligation under any plan which provides medical or death benefits with respect to current or former employees of the Company beyond their termination of employment (other than coverage mandated by law); (iv) to the Company's knowledge, no event has occurred and no condition exists that would subject the Company, either directly or by reason of its affiliation with any Commonly Controlled Entity (as defined below), to any material tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations; (v) for each Company Plan with respect to which a Form 5500 has been filed, no change has occurred with respect to the matters covered by the most recent Form since the date thereof other than such change as would not be reasonably likely to result in a material liability to the Company; and (vi) no "reportable event" (as such term is defined in ERISA Section 4043), "prohibited transaction" (as such term is defined in ERISA Section 406 and Code Section 4975) or "accumulated funding deficiency" (as such term is defined in ERISA Section 302 and Code Section 412 (whether or not waived)) has occurred with respect to any Company Plan. For the purposes of this Section 3.11, "COMMONLY CONTROLLED ENTITY" means any entity (whether or not incorporated) other than the Company that, together with the Company, is or was a member of a controlled group of corporations

                                     A-1-16
or organizations within the meaning of Section 414(b) of the Code, of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code, or of an affiliated service group within the meaning of Section 414(m) of the Code.

    (d) Except as disclosed on Schedule 3.11 to this Agreement, with respect to each Company Plan that is not a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA but is subject to Title IV of ERISA, no material adverse change has occurred subsequent to the most recent actuarial valuation report.

    (e) Except as disclosed on Schedule 3.11 to this Agreement, with respect to any multiemployer plan (within the meaning of ERISA Section 4001(a)(3)) to which the Company or any Commonly Controlled Entity has any liability or contributes (or has contributed or had an obligation to contribute within the past five years): (i) no Commonly Controlled Entity has incurred within the past five years any withdrawal liability under Title IV of ERISA or would be subject to such liability if, as of the date of the Closing, any Commonly Controlled Entity were to engage in a complete withdrawal (as defined in ERISA section 4203) or partial withdrawal (as defined in ERISA section 4205) from any such multiemployer plan; and (ii) no such multiemployer plan is in reorganization or insolvent (as those terms are defined in ERISA sections 4241 and 4245, respectively).

    (f) Except as disclosed on Schedule 3.11 to this Agreement or as would not be reasonably likely to result in a material liability to the Company, with respect to any Company Plan that is not a multiemployer plan within the meaning of section 4001(a)(3) of ERISA, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened, (ii) no facts or circumstances exist that could give rise to any such actions, suits or claims, and (iii) no written or oral communication has been received from the PBGC in respect of any Company Plan subject to Title IV of ERISA concerning the funded status of any such plan or any transfer of assets and liabilities from any such plan in connection with the transactions contemplated herein.

    (g) Except as disclosed on Schedule 3.11 to this Agreement, no Company Plan exists that could result in the payment to any present or former employee of the Company or any Company Subsidiary of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of the Company or any Company Subsidiary as a result of the transactions contemplated by this Agreement whether or not such payment would constitute a parachute payment within the meaning of Code section 280G.

    (h) Except as disclosed on Schedule 3.11 to this Agreement, neither the Company nor any Company Subsidiary is a party to any collective bargaining or other labor union contract applicable to employees of the Company or any Company Subsidiary and no collective bargaining agreement or other labor union contract is being negotiated by the Company or any Company Subsidiary. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against the Company or any Company Subsidiary pending or threatened in writing which will materially interfere with the respective business activities of the Company or any Company Subsidiary. As of the date of this Agreement, none among the Company, any Company Subsidiary, or their respective representatives or employees, has committed within the past five years any unfair labor practices in connection with the operation of the respective businesses of the Company or any Company Subsidiary, and there is no charge or complaint against the Company or any Company Subsidiary by the National Labor Relations Board or any comparable state or foreign agency pending or threatened in writing.

    (i) Except as disclosed on Schedule 3.11 to this Agreement, as of the Effective Time of the Mergers, none among the Company or the Company Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act, as it may be amended from time to time, and, to the Company's knowledge, within the 90-day period immediately following the Effective Time of the Mergers will not incur any such liability or obligation if, during such 90-day period, only terminations of employment in the normal course of operations occur.

                                     A-1-17

    SECTION 3.12 ENVIRONMENTAL LAWS AND REGULATIONS.

    (a) Except as disclosed in the Company Filed SEC Reports, (i) each of the Company and each Company Subsidiary is in compliance, in all material respects, with all applicable federal, state and local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "ENVIRONMENTAL LAWS"), which compliance includes, but is not limited to, the possession by the Company and the Company Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Company nor any Company Subsidiary has received written notice of, or, to the knowledge of the Company, is the subject of, any material action, cause of action, claim, investigation, demand or notice by any Person or entity alleging liability under or non-compliance with any Environmental Law (an "ENVIRONMENTAL CLAIM"); and (iii) to the knowledge of the Company, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

    (b) Except as disclosed in the Company Filed SEC Reports, to the knowledge of the Company, there are no material Environmental Claims that are pending or threatened against any Person whose liability for any Environmental Claim the Company or any Company Subsidiary has or may have retained or assumed either contractually or by operation of law.

    SECTION 3.13 TAX MATTERS.

    (a) The Company and each Company Subsidiary have timely filed (or have had timely filed on their behalf), or will timely file or cause to be timely filed, all material Tax Returns required by applicable law to be filed by or with respect to any of them prior to or as of the Effective Time of the Mergers. All such Tax Returns are, or will be at the time of filing, true, correct and complete in all material respects.

    (b) The Company and each Company Subsidiary have paid (or have had paid on their behalf), or where payment is not yet due have established (or have had established on their behalf) or will establish or cause to be established, on or prior to the Effective Time of the Mergers, an adequate accrual for the payment of, all material Taxes due with respect to any period ending prior to or as of the Effective Time of the Mergers.

    (c) For purposes of this Agreement, the following terms shall have the following meanings:

        (i) "TAXES" shall mean all federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto.

        (ii) "TAX RETURNS" shall mean all federal, state, local and foreign returns, declarations, statements, reports, schedules, forms and information returns and any amended returns relating to Taxes.

    SECTION 3.14 LIBRARY RIGHTS.

    (a) Schedule 3.14(a) sets forth a list of all Library Pictures, which is true and complete in all material respects. The Company or one or more of the Company Subsidiaries owns, is licensed or otherwise possesses any part or all of the copyrights therein or otherwise has exploitative rights in the Library Pictures in the territories, for the terms and in the forms of media reflected in Schedule 3.14(a).

    (b) Schedule 3.14(b) sets forth a true and complete list in all material respects of the following information as of the date hereof with respect to copyrights registered (or for which application for registration has been filed) with the United States Copyright Office relating to the Library Pictures owned by the Company or any of the Company Subsidiaries: (i) owner(s) of record; (ii) year of copyright registration (or filing date of the application for registration if registration is not yet complete) and, if applicable, renewal; and (iii) copyright registration numbers and, if applicable, renewal numbers. All copyrights owned by the Company or the Company Subsidiaries with respect to the Library Pictures have been duly registered or applied for, as the case may be, in the United States Copyright Office and are valid

                                     A-1-18
and subsisting in the United States, except where the failure to be so valid and subsisting would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. With respect to all of the Library Pictures as to which rights of exploitation have been licensed to the Company or any of the Company Subsidiaries, (x) to the best of the Company's knowledge, the Person granting the respective license thereof to the Company or any of the Company Subsidiaries holds or has applied for, as the case may be, a duly registered copyright on such Library Picture and (y) to the best of the Company's knowledge, all of the copyrights referred to in clause (x) above are valid and subsisting, except where the failure to be so valid and subsisting would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There are no Liens or lawsuits, whether pending or, to the best of the Company's knowledge, threatened, involving or against any of the copyrights identified on Schedule 3.14(b) which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the best knowledge of the Company and the Company Subsidiaries, there are no registrations for copyright that conflict with the copyrights identified in
Schedule 3.14(b), nor any infringement or potential infringement of such copyrights by a third party, nor third party claims against such copyrights which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the best knowledge of the Company and the Company Subsidiaries, none of the Library Pictures is in the public domain in the United States.

    SECTION 3.15 MARKS AND PATENTS.

    (a) Each Mark and each Patent that currently is registered or applied for in the United States Patent and Trademark Office or other similar office in any foreign jurisdiction and owned by the Company or a Company Subsidiary is identified in Schedule 3.15(a) (the "SCHEDULED MARKS AND PATENTS"). All Scheduled Marks and Patents are valid and subsisting except where the failure to be so valid and subsisting, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Other than as set forth in Schedule 3.15(a), the Company and the Company Subsidiaries own or license all Marks and Patents used in connection with the Company's business.

    (b) Except as set forth on Schedule 3.15(b) or as would not reasonably be expected to have a Company Material Adverse Effect, there are no Liens or lawsuits, whether pending or, to the best of the Company's knowledge, threatened, involving or against any of the Scheduled Marks and Patents. To the best knowledge of the Company and the Company Subsidiaries, there are no Marks or Patents that infringe on the Scheduled Marks and Patents or third party claims against the Scheduled Marks and Patents which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

    SECTION 3.16 MATERIAL CONTRACTS.

    (a) Set forth on Schedule 3.16(a) is a correct and complete list of each of the following contracts and agreements (and all amendments, modifications and supplements thereto and all related letters to which the Company is a party affecting the obligations of any party thereunder) to which the Company or any Company Subsidiaries is a party or by which any of its or their properties or assets are bound, true and correct copies of which have been delivered or otherwise made available to Playboy: (i) each employment, consulting, non-competition, severance, golden parachute or indemnification contract (including, without limitation, any contract to which the Company is a party involving employees of the Company) which contemplates payments equal to or in excess of $50,000; (ii) each licensing (including each license, sublicense or other agreement under which the Company or any of the Company Subsidiaries is either licensor or licensee of any Marks or Patents), production, output, merchandising, distribution, affiliation or service agreement, except for licensing agreements (x) no one of which contemplates payments of more than $2,000 and (y) for which payments do not, in the aggregate, exceed $100,000;
(iii) contracts granting a right of first refusal or first negotiation; (iv) each partnership or joint venture agreement; (v) each agreement for the acquisition, sale or lease of properties or assets of the Company (by merger, purchase or sale of assets or stock or otherwise) in which the aggregate amount to be paid or received by the Company and the Company Subsidiaries is equal to or in excess of $50,000; (vi) each material contract or agreement

                                     A-1-19
with any Governmental Entity; (vii) each agreement relating to indebtedness of the Company or any Company Subsidiary or guarantees of indebtedness by the Company or any Company Subsidiary in excess of $50,000; (viii) each noncompetition, exclusivity or other agreement restricting the ability of the Company or any Company Subsidiary to operate its business as now, or contemplated to be, conducted, except for any such agreement which could not reasonably be expected to have a Company Material Adverse Effect; (ix) each material agreement between the Company and any of its officers, its directors, holders of 5% of the outstanding Company Common Stock or other Affiliates of the Company or any Company Subsidiary; and (x) all commitments and agreements to enter into any of the foregoing, or, with respect to affiliation agreements, all material commitments and agreements to enter into any affiliation agreements (collectively, the "COMPANY MATERIAL CONTRACTS").

    (b) Except as set forth on Schedule 3.16(b) to this Agreement:

        (i) Each Company Material Contract is in full force and effect and there is no default under any Company Material Contract either by the Company or, to the knowledge of the Company, by any other party thereto, except as set forth on Schedule 3.7, 3.9 or 3.15(b), and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or, to the knowledge of the Company, any other party, in any such case in which such default or event could reasonably be expected to have a Company Material Adverse Effect.

        (ii) No party to any such Company Material Contract has given notice to the Company of or made a claim against the Company with respect to any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have a Company Material Adverse Effect.

    SECTION 3.17 TITLE TO PROPERTIES; REAL ESTATE.

    (a) The Company and each Company Subsidiary has valid leasehold title to all real property leased by it, and good title to its owned properties and assets, tangible and intangible, including, without limitation, the properties and assets reflected in the December 31, 1997 balance sheet previously delivered to Playboy (the "COMPANY BALANCE SHEET") (except personal properties since sold or otherwise disposed of in the ordinary course of business and except for personal properties and assets not material to the operation of its business), free and clear of all Liens whatsoever, except as set forth on Schedule 3.17(a) to this Agreement or (i) as reflected in the Company Balance Sheet, (ii) Liens in respect of pledges or deposits under workmen's compensation, unemployment insurance, social security and pubic liability laws and other similar legislation, (iii) Liens imposed by law, such as carriers', warehousemen's or mechanics' liens incurred in good faith in the ordinary course of business, (iv) Liens for taxes not yet due and payable, and (v) such imperfections of title and other Liens, if any, which do not individually or in the aggregate materially interfere with the value or the use of such properties or assets or otherwise could not reasonably be expected to have a Company Material Adverse Effect. The Company does not own any real property.

    (b) The Company has previously made available to Playboy correct and complete copies of all leases or agreements under which the Company or any Company Subsidiary is lessee of, or holds or operates, any real property owned by any third party which is material to the operation of its business, which leases are set forth on Schedule 3.17(b) to this Agreement (the "LEASES"). The Leases have not been modified or amended (orally or in writing) except as set forth on Schedule 3.17(b). The Leases are in full force and effect and neither the Company nor any Company Subsidiary is in default under the terms of any such lease or agreement. The Company or the applicable Company Subsidiary and, to the knowledge of the Company, each lessor, have in all material respects performed all the obligations required to be performed by it or them to date under the Leases. The Company or any applicable Company Subsidiary has not given any notice of default to any lessor under the Leases and, to the knowledge of the Company or the applicable Company Subsidiary, there are no defaults by any lessor under the Leases.

    (c) All structures and other improvements located on such real property are in sufficient condition to enable the Company to conduct its business as now being conducted.

                                     A-1-20

    SECTION 3.18 OPINION OF FINANCIAL ADVISOR. Furman Selz LLC (the "COMPANY FINANCIAL ADVISOR") has delivered to the Company its opinion to the effect that, as of the date of this Agreement, the Cash Consideration and Stock Consideration is fair to the Company's stockholders from a financial point of view, which opinion has been confirmed in writing and accompanied by an authorization to include a copy of such opinion in the Proxy Statement. The Company has delivered a signed copy of such written opinion to Playboy.

    SECTION 3.19 BROKERS. Except as set forth on Schedule 3.19 to this Agreement, no broker, finder or investment banker other than the Company Financial Advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Mergers or the other transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Related Transactions) based upon arrangements made by or on behalf of the Company. The Company has heretofore made available to Playboy a complete and correct copy of all agreements between the Company and the Company Financial Advisor pursuant to which the Company Financial Advisor would be entitled to any payment relating to the Mergers or such other transactions.

    SECTION 3.20 VOTE REQUIRED. The affirmative vote of at least a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary (under applicable law or otherwise) to approve this Agreement and the Related Agreements and the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions).

    SECTION 3.21 TANGIBLE PERSONAL PROPERTY. (a) The machinery, equipment, furniture, fixtures and other tangible personal property ("TANGIBLE PERSONAL PROPERTY") owned, leased or used by the Company or any of the Company Subsidiaries (including, without limitation, the Company's studio and uplinking facilities and assets) is in the aggregate sufficient and adequate to carry on their respective businesses as currently conducted and is, in the aggregate, in good operating condition and repair, normal "wear and tear" excepted.

    SECTION 3.22 INSURANCE. Schedule 3.22 to this Agreement sets forth a list of all policies or binders of fire, liability, workmen's compensation or other insurance held by or on behalf of the Company or any of the Company Subsidiaries (specifying the insurer, the policy number or covering note number with respect to binders). Correct and complete copies of such policies or binders have been delivered or made available to Playboy. None of the Company or any of the Company Subsidiaries (i) is in default with respect to any material provision contained in any such policy or binder, or (ii) has received a notice of cancellation or non-renewal of any such policy or binder. All of such insurance is in full force and effect and all premiums due and payable thereon have been paid.

    SECTION 3.23 TRANSACTIONS WITH AFFILIATES. Except as set forth on Schedule
3.23 to this Agreement or the Company SEC Reports, since April 1, 1998, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

    SECTION 3.24 CORPORATE RECORDS. The minute books of the Company and each of the Company Subsidiaries heretofore have been made available to Playboy for its inspection and contain true and complete, in all material respects, records of all meetings and consents in lieu of meetings of the Company Board (or any committee of the Company Board), stockholders of the Company and the board of directors of each of the Company Subsidiaries.

    SECTION 3.25 INVESTMENT COMPANY ACT. Neither the Company nor any of the Company Subsidiaries is an "investment company" or to the Company's knowledge a company "controlled" by, or an "affiliated company" with respect to, an "investment company" required to register under the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

                                     A-1-21

    SECTION 3.26 TRANSACTION FEES AND EXPENSES. Set forth on Schedule 3.26 is a correct and complete list of all fees and expenses paid by the Company, the Company Subsidiaries and Subco in connection with the transactions contemplated by this Agreement and by the Related Agreements as of the date of this Agreement.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES
                            OF THE PLAYBOY ENTITIES

    The Playboy Entities, jointly and severally, hereby represent and warrant to the Company as follows:

    SECTION 4.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

    (a) Each of Playboy and each of the Persons in which Playboy owns or controls directly or indirectly at least a fifty percent voting or economic interest (collectively, the "PLAYBOY SUBSIDIARIES"), has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals could not reasonably be expected to have, individually or in the aggregate, a Playboy Material Adverse Effect (as defined below). Each of Playboy and the Playboy Subsidiaries is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Playboy Material Adverse Effect. For purposes of this Agreement, "PLAYBOY MATERIAL ADVERSE EFFECT" means any change, event or effect
(i) in, on or relating to the business of Playboy and the Playboy Subsidiaries that is, or is reasonably likely to be, materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise), prospects or results of operations of Playboy and the Playboy Subsidiaries taken as a whole, other than (A) any change or effect arising out of general economic conditions in the United States or (B) a change in the market price of the Old Playboy Class B Common Stock not accompanied by one or more other changes, events or effects of the type described above in this clause (i); or (ii) that may prevent or materially delay the performance of this Agreement or the Related Agreements by any of the Playboy Entities or the consummation of the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions).

    (b) The copies of Playboy's Certificate of Incorporation and By-laws (collectively, the "PLAYBOY CHARTER DOCUMENTS") that are set forth as Exhibits to Playboy's Transitional Report on Form 10-K dated December 31, 1997, and the Certificate of Incorporation and By-laws of Holdco, Merger Sub P and Merger Sub S in the forms previously delivered to the Company, are complete and correct copies thereof. The Playboy Charter Documents and all comparable organizational documents of the Playboy Subsidiaries are in full force and effect. Playboy is not in violation of any of the provisions of the Playboy Charter Documents. Simultaneously with the Closing, Holdco will amend its Certificate of Incorporation to change its name to "Playboy Enterprises, Inc."

                                     A-1-22

    SECTION 4.2 CAPITALIZATION OF PLAYBOY AND ITS SUBSIDIARIES.

    (a) The authorized capital stock of Playboy consists of (i) 7,500,000 shares of Playboy Class A Common Stock, par value $.01 per share ("OLD PLAYBOY CLASS A COMMON STOCK"), of which, as of April 30, 1998, approximately 4,748,954 shares were issued and outstanding, and (ii) 30,000,000 shares of Class B Common Stock, par value $.01 per share ("OLD PLAYBOY CLASS B COMMON STOCK" and, together with the Playboy Class A Common Stock, "OLD PLAYBOY COMMON STOCK"), of which, as of April 30, 1998, approximately 15,792,588 shares were issued and outstanding. All of the issued and outstanding shares of Old Playboy Common Stock have been duly authorized and validly issued, and are fully paid, nonassessable and free of preemptive rights. As of April 30, 1998, approximately 2,066,500 shares of Old Playboy Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding options and warrants. Except as disclosed in the Playboy Filed SEC Filings and as set forth on
Schedule 4.2(a) to this Agreement, since March 31, 1998, no shares of Playboy's capital stock have been issued other than pursuant to the exercise of stock options already in existence on such date, and, since March 31, 1998, no stock options have been granted by Playboy to any Person. Except as disclosed in the Playboy Filed SEC Filings, as set forth above and as contemplated by this Agreement and the Related Agreements, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of Playboy, (ii) no securities of Playboy or any Playboy Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of Playboy, (iii) no options, warrants or other rights to acquire from Playboy or any Playboy Subsidiary, and no obligations of Playboy or any Playboy Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Playboy, (iv) no equity equivalents, interests in the ownership or earnings of Playboy or any Playboy Subsidiary or other similar rights (including stock appreciation rights) (the items listed in subclauses (i), (ii), (iii) and (iv) being referred to, collectively, as "PLAYBOY SECURITIES") and (v) no obligations of Playboy or any Playboy Subsidiary to repurchase, redeem or otherwise acquire any Playboy Securities. Except as set forth on Schedule 4.2(a), there are no stockholders agreements, voting trusts or other agreements or understandings to which Playboy is a party or to which it is bound relating to the voting or registration of any shares of capital stock of Playboy.

    (b) The authorized capital stock of Holdco consists (i) of 7,500,000 shares of Class A common stock, par value $.01 per share ("NEW PLAYBOY CLASS A COMMON STOCK"), none of which are issued and outstanding, and (ii) 30,000,000 shares of Class B common stock, par value $.01 per share ("NEW PLAYBOY CLASS B COMMON STOCK" and, together with the New Playboy Common Stock, "NEW PLAYBOY COMMON STOCK"), 100 of which have been validly issued, are fully paid and non-assessable and owned by Playboy, free and clear of any Liens, other than Liens imposed by Federal and state securities laws. The shares of New Playboy Class B Common Stock that will be issued as part of the Merger Consideration, will be, when issued in accordance with the terms of this Agreement, duly authorized, validly issued, fully paid and non-assessable and listed for trading on the NYSE. The authorized capital stock of Merger Sub P consists of 100 shares of common stock, par value $.01 per share, all of which have been validly issued, are fully paid and nonassessable and owned by Holdco free and clear of any Liens, other than Liens imposed by Federal or state securities laws. The authorized capital stock of Merger Sub S consists of 100 shares of common stock, par value $.01 per share, all of which have been validly issued and are fully paid and non-assessable and owned by Holdco free and clear of any Liens, other than Liens imposed by Federal and state securities laws.

    (c) Each outstanding share of capital stock of each Playboy Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Playboy or a Playboy Subsidiary is free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law) except where failure to own such shares free and clear could not reasonably be expected to have, individually or in the aggregate, a Playboy Material Adverse Effect. There are no securities of Playboy or any Playboy Subsidiary convertible into or exchangeable for, no options or other rights to acquire from Playboy or any Playboy Subsidiary, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance

                                     A-1-23
or sale, directly or indirectly, of, any capital stock or other securities of, or other ownership interests in, any Playboy Subsidiary. There are no outstanding contractual obligations of Playboy or any Playboy Subsidiary to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any Playboy Subsidiary.

    (d) The Old Playboy Class B Common Stock constitutes the only class of equity securities of Playboy or any Playboy Subsidiary registered or required to be registered under the Exchange Act.

    SECTION 4.3 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of the Playboy Entities has, or will have, all necessary corporate or other power and authority to execute and deliver this Agreement and the Related Agreements to which it is a party and to consummate the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions). The execution and delivery of this Agreement and the Related Agreements to which each of the Playboy Entities is a party and the consummation of the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions) have been duly and validly authorized by the Board of Directors of Playboy (the "PLAYBOY BOARD"), the Board of Directors of each of Holdco, Merger Sub P and Merger Sub S and the sole stockholder of each of Merger Sub P and Merger Sub S, and no other corporate or other proceedings on the part of Playboy or any of the other Playboy Entities are, or will be, necessary to authorize this Agreement and the Related Agreements to which any of them is a party or to consummate the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions). Each of this Agreement and the Related Agreements to which any of the Playboy Entities is a party has been, or will be, assuming the due authorization, execution and delivery of the same by each of the other parties hereto or thereto, duly and validly executed and delivered by the Playboy Entities and constitutes a valid, legal and binding agreement of each of the Playboy Entities, enforceable against such parties in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

    SECTION 4.4 SEC FILINGS; FINANCIAL STATEMENTS.

    (a) Since December 31, 1994, Playboy has filed all forms, reports and documents (including all exhibits thereto) (the "PLAYBOY SEC FILINGS") required to be filed with the SEC, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. Playboy has heretofore delivered to or made available to the Company, in the form filed with the SEC (including any amendments and all exhibits thereto), the following (the "PLAYBOY FILED SEC FILINGS"): (i) the Annual Reports on Form 10-K for each of the fiscal years ended June 30, 1995, June 30, 1996 and June 30, 1997, (ii) the Transitional Report on Form 10-K for the six months ended December 31, 1997, (iii) all definitive proxy statements relating to Playboy's meetings of stockholders (whether annual or special) held since December 31, 1994 and prior to the date of this Agreement and (iv) all other forms, reports or registration statements filed prior to the date of this Agreement by Playboy with the SEC since December 31, 1994 (other than reports on Form 10-Q or on Form 8-K filed before May 15, 1998). None of the Playboy SEC Filings or documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstance under which they were made, not misleading. The consolidated financial statements of Playboy included or incorporated by reference in the Playboy SEC Filings complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and all of such financial statements fairly present in all material respects, in conformity with GAAP (except as may be indicated in the notes thereto and except that the unaudited financial statements may not include all notes thereto required by GAAP), the

                                     A-1-24
consolidated financial position of Playboy and the Playboy Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). Since March 31, 1998, there has not been any change, or any application or request for any change, by Playboy or any Playboy Subsidiary in accounting principles, methods or policies for financial accounting or tax purposes.

    (b) Playboy has heretofore made available to the Company a complete and correct copy of any material amendments or modifications, which have not yet been filed with the SEC, to agreements, documents or other instruments which prior to the date of this Agreement had been filed by Playboy with the SEC pursuant to the Securities Act or the Exchange Act.

    SECTION 4.5 INFORMATION SUPPLIED. None of the information supplied or to be supplied by Playboy concerning any of the Playboy Entities for inclusion or incorporation by reference in (a) the S-4 will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (b) the Proxy Statement will, at the date mailed to stockholders and at the time of the Company Stockholders Meeting to be held in connection with the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time of the Mergers, any event with respect to Playboy or any Playboy Subsidiary or any of their respective officers and directors should occur which is required to be described in an amendment of, or a supplement to, the S-4 or the Proxy Statement, Playboy shall promptly so advise the Company and such event shall be so described, and such amendment or supplement (which the Company shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company and Playboy. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. Notwithstanding the foregoing, Playboy makes no representation or warranty with respect to any information supplied by the Company or the Company Subsidiaries which is contained in or incorporated by reference in, or furnished in connection with the preparation of, the S-4 or the Proxy Statement.

    SECTION 4.6 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, and the filing and recordation of the Certificates of Merger as required by the DGCL or as set forth on Schedule 4.6, no filing, registration or submission with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is, or will be, necessary for the execution and delivery by any of the Playboy Entities of this Agreement or any of the Related Agreements to which any of them are a party or the consummation by any of the Playboy Entities of the transactions contemplated by this Agreement or the Related Agreements to which it is a party (including, without limitation, the Mergers and the Related Transactions), except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice could not reasonably be expected to have a Playboy Material Adverse Effect nor prevent or materially delay the performance of this Agreement by any of the Playboy Entities or the consummation of the transactions contemplated by this Agreement or the Related Agreements. Except as set forth on Schedule 4.6 to this Agreement, no consent or approval of any third party is, or will be, necessary for the execution and delivery by any of the Playboy Entities of this Agreement or any of the Related Agreements to which it is a party or consummation by any of the Playboy Entities of the transactions contemplated by this Agreement or any of the Related Agreements to which it is a party (including, without limitation, the Mergers and the Related Transactions). Except as set forth on Schedule 4.6 to this Agreement, none of the execution, delivery and performance of this Agreement or any of the Related Agreements to which any of the Playboy Entities are a party, or the consummation by any of the Playboy Entities of the transactions contemplated by this Agreement or the Related Agreements to which it is a party (including, without limitation, the Mergers and the Related Transactions) will (a) conflict with or result in any breach of any provision of the Playboy

                                     A-1-25

Charter Documents or any comparable organizational documents of any of the Playboy Entities, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which any of the Playboy Entities is a party or by which any of the Playboy Entities or any of their respective properties or assets may be bound or (c) assuming that all consents, permits, approvals, authorizations and other actions described in the preceding sentence have been made and all filings in the preceding sentence have been made, violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to any of the Playboy Entities or any of their respective properties or assets, except in the case of clause (b) or (c) for violations, breaches or defaults which could not reasonably be expected to have, individually or in the aggregate, a Playboy Material Adverse Effect.

    SECTION 4.7 NO DEFAULT. Except as set forth on Schedule 4.7 to this Agreement, none of Playboy or any Playboy Subsidiary is in default or violation (and no event has occurred which with due notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of
(i) the Playboy Charter Documents or comparable organizational documents of any Playboy Subsidiary, (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Playboy or any Playboy Subsidiary is now a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to Playboy, any Playboy Subsidiary or any of their respective properties or assets, except in the case of clause (ii) or (iii) for violations, breaches or defaults that could not reasonably be expected to have, individually or in the aggregate, a Playboy Material Adverse Effect nor prevent or materially delay the performance of this Agreement by Playboy or any of the other Playboy Entities, the performance of the Related Agreements by Playboy or any of the other Playboy Entities or the consummation of the transactions contemplated by this Agreement and the Related Agreements (including, without limitation, the Mergers and the Related Transactions).

    SECTION 4.8 NO UNDISCLOSED LIABILITIES; ABSENCE OF CHANGES. Except as and to the extent disclosed in the Playboy Filed SEC Reports or on Schedule 4.8 to this Agreement, as of March 31, 1998, neither Playboy nor any Playboy Subsidiary had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which would be required by GAAP to be reflected in, reserved against or otherwise described in the consolidated balance sheet of Playboy (including the notes thereto) as of such date or which could reasonably be expected to have a Playboy Material Adverse Effect. Except as disclosed in the Playboy Filed SEC Reports, since March 31, 1998, the business of Playboy and the Playboy Subsidiaries has been carried on only in the ordinary and usual course and in a manner consistent with past practice, neither Playboy nor any Playboy Subsidiary has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise and whether due or to become due or asserted or unasserted, which could reasonably be expected to have, and there have been no events, changes or effects with respect to Playboy or any Playboy Subsidiary having or which could reasonably be expected to have, a Playboy Material Adverse Effect. Except as disclosed in the Playboy Filed SEC Reports, since March 31, 1998, there has not been (i) any material change by Playboy in its accounting methods, principles or practices,
(ii) any declaration, setting aside or payment of any dividend or distribution in respect of shares of the capital stock of Playboy or any redemption, purchase or other acquisition of any of the Playboy Securities or (iii) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of Playboy or any Playboy Subsidiary except in the ordinary course of business consistent with past practice or except as required by applicable law.

    SECTION 4.9 LITIGATION. Except as disclosed in the Playboy Filed SEC Reports or on Schedule 4.9 to this Agreement, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of

                                     A-1-26

Playboy, threatened against Playboy or any Playboy Subsidiary or any of their respective properties or assets which (a) if adversely determined, could reasonably be expected to have, individually or in the aggregate, a Playboy Material Adverse Effect, or (b) questions the validity of this Agreement or any of the Related Agreements or any action to be taken by any of the Playboy Entities in connection with the consummation of the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions) or could otherwise prevent or delay the consummation of such transactions. Except as disclosed by Playboy, neither Playboy nor any Playboy Subsidiary is subject to any outstanding order, writ, injunction or decree which, to the knowledge of Playboy or any Playboy Subsidiary, could reasonably be expected to have a Playboy Material Adverse Effect or would prevent or delay the consummation of the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions).

    SECTION 4.10 COMPLIANCE WITH APPLICABLE LAW. Except as disclosed in the Playboy Filed SEC Reports, Playboy and all Playboy Subsidiaries have made or have obtained and hold all material registrations, filings, submissions, certificates, determinations, permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (collectively, the "PLAYBOY PERMITS"). Except as disclosed in the Playboy Filed SEC Reports, Playboy and all Playboy Subsidiaries are in compliance, in all material respects, with the terms of the Playboy Permits. To the knowledge of Playboy, no material deficiencies have been asserted by any Governmental Entity with respect to such registrations, filing or submissions. Except as disclosed by Playboy in the Playboy Filed SEC Reports, the businesses of Playboy and the Playboy Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity and except for violations or possible violations which could not reasonably be expected to have a Playboy Material Adverse Effect. Except as disclosed in the Playboy Filed SEC Reports, no material investigation or review by any Governmental Entity with respect to Playboy or any Playboy Subsidiary is pending or, to the knowledge of Playboy, threatened, nor, to the knowledge of Playboy, has any Governmental Entity indicated an intention to conduct the same.

    SECTION 4.11 TAX MATTERS. (a) Playboy and each Playboy Subsidiary have timely filed (or have had timely filed on their behalf), or will timely file or cause to be timely filed, all material Tax Returns required by applicable law to be filed by or with respect to any of them prior to or as of the Effective Time of the Mergers. All such Tax Returns are, or will be at the time of filing, true, correct and complete in all material respects.

    (b) Playboy and each Playboy Subsidiary have paid (or have had paid on their behalf), or where payment is not yet due have established (or have had established on their behalf) or will establish or cause to be established, on or prior to the Effective Time of the Mergers, an adequate accrual for the payment of, all material Taxes due with respect to any period ending prior to or as of the Effective Time of the Mergers.

    SECTION 4.12 BROKERS. No broker, finder or investment banker, other than Bear, Stearns & Co., Inc. (the "PLAYBOY FINANCIAL ADVISOR"), is entitled to any brokerage, finder's or other fee or commission in connection with the Mergers or the other transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions) based upon arrangements made by or on behalf of Playboy.

    SECTION 4.13 INVESTMENT COMPANY ACT. Neither Playboy nor any of the Playboy Subsidiaries is an "investment company" or to Playboy's knowledge a company "controlled" by, or an "affiliated company" with respect to, an "investment company" required to register under the Investment Company Act.

    SECTION 4.14 OWNERSHIP OF HOLDCO, MERGER SUB P AND MERGER SUB S; NO PRIOR ACTIVITIES. (a) Holdco is a direct, wholly-owned subsidiary of Playboy and each of Merger Sub P and Merger Sub S is a direct, wholly-owned subsidiary of Holdco. Each of Holdco, Merger Sub P and Merger Sub S was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

                                     A-1-27

    (b) As of the date hereof and the Effective Time of the Mergers, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and the Related Agreements and except for this Agreement and the Related Agreements, each of Holdco, Merger Sub P and Merger Sub S has not and will not have incurred, directly or indirectly, through any subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

                                   ARTICLE 5
                                   COVENANTS

    SECTION 5.1 CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement, the Related Agreements and the Newco Agreements, during the period from the date hereof and continuing until the earlier of the termination of this Agreement and the abandonment of the transactions herein contemplated pursuant to Section 7.1 or the Effective Time of the Mergers, the Company will, and will cause each of the Company Subsidiaries to, conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent herewith, other than actions taken by the Company or any of the Company Subsidiaries in order to facilitate the negotiation and execution of this Agreement, the Related Agreements or the Newco Agreements and the consummation of the transactions contemplated hereunder or thereunder which actions would not breach any of the Company's representations, warranties, covenants or agreements herein, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve substantially intact its reputation and current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers, and others having significant business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time of the Mergers. Without limiting the generality of the foregoing, and except as otherwise expressly provided in or contemplated by this Agreement, the Related Agreements or the Newco Agreements (including, without limitation, the Mergers, the Related Transactions and the Newco Transactions), during the period from the date of this Agreement and prior to the earlier of the termination of this Agreement and the abandonment of the transactions herein contemplated pursuant to Section 7.1 or the Effective Time of the Mergers, the Company will not and will cause the Company Subsidiaries not to, without the prior consent of Playboy:

    (a) amend the Company Charter Documents or the comparable organizational documents of any Company Subsidiary;

    (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase (whether or not contingent) or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for the issuance or sale of shares of Company Common Stock pursuant to the exercise of (i) options granted to employees or consultants under the Company Stock Option Plans (in the ordinary course of business and consistent with past practice) or (ii) warrants outstanding on the date of this Agreement;

    (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock (other than dividends or distributions made by wholly-owned Company Subsidiaries), make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such (other than dividends or distributions made by wholly-owned Company Subsidiaries), or redeem or otherwise acquire any of its securities;

                                     A-1-28

    (d) other than pursuant to the Related Transactions, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiaries;

    (e) other than pursuant to the Related Transactions, alter through merger, liquidation, recapitalization, restructuring or in any other fashion the corporate structure or ownership of any Company Subsidiary; (f) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business and not in excess of $250,000; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except in the ordinary course of business consistent with past practice and in amounts not material to the Company and the Company Subsidiaries, taken as a whole, except for obligations of the wholly-owned Company Subsidiaries; (iii) make any loans, advances or capital contributions to, or investments in, any other Person (other than to the wholly-owned Company Subsidiaries and other than pursuant to the Newco Transactions); (iv) pledge or otherwise encumber shares of capital stock of the Company or any Company Subsidiary; or (v) mortgage or pledge any of the Company Subsidiaries' material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon other than in the ordinary course of business;

    (g) except as may be required by law or as contemplated by this Agreement, any of the Related Agreements or any of the Newco Agreements, enter into, adopt or amend (other than to accelerate the vesting of the Company Options and to provide for the deemed exercise of them contemplated by Section 2.2(f)) or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer, employee or consultant in any manner, or (except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company or the Company Subsidiaries, or as required under existing agreements or in the ordinary course of business generally consistent with past practice) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, warrants or stock appreciation rights);

    (h) acquire, sell, lease or dispose of any assets outside the ordinary course of business or with a value in excess of $100,000 in the aggregate, or enter into any commitment or transaction outside the ordinary course of business consistent with past practice (other than pursuant to the Related Transactions and the Newco Transactions);

    (i) except as may be required as a result of a change in law or in GAAP, change any of the accounting principles or practices used by it;

    (j) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business, except in connection with Emerald Media, Inc. or as may be required by the SEC, the Financial Accounting Standards Board or GAAP;

    (k) (i) acquire (by merger, consolidation, or acquisition of stock, debt securities or assets) any Person or any division thereof, any equity interest therein or indebtedness thereof; (ii) enter into any contract, agreement or understanding, other than in the ordinary course of business consistent with past practice, unless such contract or agreement is terminable at the sole option of the Company, without penalty or premium, on less than six months' notice; (iii) authorize any new capital expenditure or expenditures which, individually, is in excess of $25,000 or, in the aggregate, are in excess of $100,000; or (iv) otherwise enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited by this Section 5.1(k);

                                     A-1-29

    (l) make (inconsistent with past practice) or revoke any tax election or settle (except to the extent any such settlement has been reserved for in the financial statements contained in the Company SEC Reports) or compromise any tax liability material to the Company and the Company Subsidiaries taken as a whole or change (or make a request to any taxing authority to change) any material aspect of its method of accounting for tax purposes;

    (m) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than as is required to satisfy the condition set forth in Section 6.2(h) and other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company and the Company Subsidiaries or incurred in the ordinary course of business consistent with past practice;

    (n) enter into or amend or otherwise modify any agreement or arrangement with Persons that are Affiliates of the Company or any Company Subsidiary;

    (o) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated by this Agreement, the Related Agreements or the Newco Agreements (including, without limitation, the Mergers, the Related Transactions and the Newco Transactions);

    (p) pay more than an aggregate of $2.5 million in fees and expenses in connection with the transactions contemplated by this Agreement and the Related Agreements; or

    (q) take, propose to any third party to take or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through 5.1(p) or any action which would make any of the representations or warranties of the Company or the Company Subsidiaries contained in this Agreement untrue or incorrect.

    SECTION 5.2 CONDUCT OF BUSINESS OF PLAYBOY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the abandonment of the transactions herein contemplated pursuant to Section 7.1 or the Effective Time of the Mergers, Playboy covenants and agrees that Playboy shall conduct its business, and cause the businesses of the Playboy Subsidiaries to be conducted only in, and Playboy and the Playboy Subsidiaries shall not take any action except in the ordinary course of business and consistent with past practice, except for actions taken by Playboy or the Playboy Subsidiaries in order to facilitate the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereunder which actions would not breach any of the representations, warranties, covenants and agreements of any of the Playboy Entities herein, and shall not directly or indirectly do, or propose to do, any of the following without the prior written consent of the Company:

    (a) amend or otherwise change Playboy's Restated Certificate of Incorporation or By-Laws in such a manner as to negatively affect the rights of the holders of Old Playboy Class B Common Stock;

    (b) declare, set aside, make or pay any extraordinary dividend in respect of any of its capital stock;

    (c) take any action to delist a security of Playboy from any securities exchange; or

    (d) take or agree in writing or otherwise to take any action described in Sections 5.2(a) through (c).

    SECTION 5.3 OTHER ACTIONS. Each of Company and Playboy shall not and shall cause its respective subsidiaries not to take any action or agree in writing or otherwise to take any action that would result in (i) any of the representations and warranties of such party (without giving effect to any "knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue or incorrect, (ii) any of such representations and warranties (without giving effect to any "knowledge" qualification) that are not so qualified becoming untrue or incorrect in any material respect, (iii) any of the conditions to the consummation the Mergers set forth in Article 6 and the transactions contemplated by the Related Agreements (including, without limitation, the Related Transactions) not being satisfied, or (iv) the Mergers failing to qualify as exchanges under Section 351 of the Code.

                                     A-1-30

    SECTION 5.4 PREPARATION OF THE S-4 REGISTRATION STATEMENT AND PROXY STATEMENT; PREPARATION OF THE S-1 REGISTRATION STATEMENT; COMPANY STOCKHOLDERS MEETING. (a) As soon as practicable following the date of this Agreement, the Company and Playboy shall prepare and file with the SEC a preliminary Proxy Statement in form and substance reasonably satisfactory to each of Playboy and the Company, Playboy shall prepare and file with the SEC the S-4, in form and substance reasonably satisfactory to each of Playboy and the Company, in which the Proxy Statement will be included as a prospectus, and the Company shall prepare and file with the SEC the S-1, in form and substance reasonably satisfactory to Playboy. Each of the Company and Playboy shall use its reasonable commercial efforts to (i) respond to any comments of the SEC and (ii) have the S-4 and the S-1 declared effective under the Securities Act and the rules and regulations promulgated thereunder as promptly as practicable after such filing or filings, and to keep the S-4 and the S-1 effective as long as is necessary to consummate the Mergers and the Related Transactions. Each of the Company and Playboy will use its reasonable commercial efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the S-4 is declared effective under the Securities Act. Each party will notify the other promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the S-4, the S-1 or the Proxy Statement or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives and the SEC, with respect to the S-4, the S-1 or the Proxy Statement. The S-4, the S-1 and the Proxy Statement shall comply in all material respects with all requirements of applicable law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the S-4, the S-1 or the Proxy Statement, Playboy or the Company, as the case may be, shall promptly inform the other of such occurrences and cooperate in filing with the SEC or mailing to stockholders of the Company such amendment or supplement. The Proxy Statement shall include the recommendations of the Company Board in favor of this Agreement and the Related Agreements and the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions). Playboy shall also take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of New Playboy Class B Common Stock pursuant to the Mergers and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock and rights to acquire Company Common Stock pursuant to the Company Stock Option Plans as may be reasonably requested in connection with any such action.

    (b) The Company will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "COMPANY STOCKHOLDERS MEETING") for the purpose of obtaining the requisite approval by such stockholders of this Agreement and the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers, but excluding the Related Transactions). The Company shall, through the Company Board, recommend to its stockholders approval of this Agreement and all of such transactions.

    SECTION 5.5 NO SOLICITATION OF TRANSACTIONS BY THE COMPANY. From the date hereof until the earlier of the termination of this Agreement and the abandonment of the transactions herein contemplated pursuant to Section 7.1 or the Effective Time of the Mergers, neither the Company nor any Company Subsidiaries shall, nor shall it or any of its subsidiaries authorize or permit any of their respective officers, directors, employees, attorneys, accountants, investment bankers, financial advisors, representatives, agents or other authorized Persons to directly or indirectly (i) solicit, initiate, encourage (including by way of furnishing information) or take any other action to facilitate any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any acquisition or purchase of a substantial amount of assets of, or any equity interest (other than pursuant to the exercise of existing stock options and warrants) in, the Company or any Company Subsidiaries or any tender offer (including a self tender offer) or exchange offer, merger, consolidation, business combination, sale of substantially all assets, sale of securities, recapitalization, liquidation, dissolution or similar transaction involving the Company or any Company Subsidiaries (other than the transactions contemplated by this Agreement) or any other material corporate transaction the consummation of which would or could reasonably be expected to impede,

                                     A-1-31
interfere with, prevent or materially delay the transactions contemplated by this Agreement, the Related Agreements and the Newco Agreements (collectively, "TRANSACTION PROPOSALS") or agree to or endorse any Transaction Proposal, or
(ii) propose, enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other Person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing; provided, however, that the foregoing clauses (i) and (ii) shall not apply to the extent that the Company Board shall receive a Qualified Transaction Proposal and shall conclude in good faith on the basis of advice from outside counsel, that such action is necessary in order for the Company Board to act in a manner which is consistent with its fiduciary obligations under applicable law. The Company shall notify Playboy in writing (as promptly as practicable but within two business days) of all of the relevant details relating to all inquiries and proposals (including, without limitation, the identity of the Person making the Qualified Transaction Proposal and the steps it is taking in response to such proposal) which it or any Company Subsidiary or any such officer, director, employee, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other representative may receive relating to any of such matters and if such inquiry or proposal is in writing, the Company shall deliver to Playboy a copy of such inquiry or proposal. For purposes of this Agreement, the term "QUALIFIED TRANSACTION PROPOSAL" means a Transaction Proposal that (x) the Company Board determines in good faith, after consultation with its outside financial advisor, is reasonably capable of being consummated and (y) is not subject to any material contingencies relating to financing, or, if it is subject to any such material contingencies, the Company Board determines in good faith, after consultation with its outside financial advisor, that such financing is likely to be obtained.

    SECTION 5.6 LETTERS OF THE COMPANY'S ACCOUNTANTS.

    (a) The Company shall use its best efforts to cause to be delivered to Playboy a "comfort" letter of Grant Thorton L.L.P., the Company's independent auditors, dated a date within two business days before the date on which the S-4 shall become effective and addressed to Playboy, in form and substance reasonably satisfactory to Playboy and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

    (b) Playboy shall use its best efforts to cause to be delivered to the Company a "comfort letter" of Coopers & Lybrand L.L.P., Playboy's independent auditors, dated as of a date within two business days before the date on which the S-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

    SECTION 5.7 ACCESS TO INFORMATION; CONFIDENTIALITY.

    (a) Upon reasonable notice during normal business hours and subject to the restrictions contained in confidentiality agreements to which such party is subject, between the date hereof and the Effective Time of the Mergers, the Company will give Playboy and its authorized representatives reasonable access to all employees, offices and other facilities and to all books and records of the Company and the Company Subsidiaries, will permit Playboy to make such inspections as Playboy may reasonably require and will cause the Company's officers and those of the Company Subsidiaries to furnish Playboy with such financial and operating data and other information with respect to the business, properties and personnel of the Company and the Company Subsidiaries as Playboy may from time to time reasonably request; provided, however, that no investigation pursuant to this Section 5.7(a) shall affect or be deemed to modify any of the representations or warranties made by the Company in this Agreement or by any executive officer of the Company in any certificate required to be delivered pursuant to Section 6.3(a). Playboy shall keep such information confidential in accordance with the terms of the confidentiality agreement dated July 16, 1997 between Playboy and the Company (the "CONFIDENTIALITY AGREEMENT").

                                     A-1-32

    (b) Upon reasonable notice during normal business hours and subject to the restrictions contained in confidentiality agreements to which such party is subject, between the date hereof and the Effective Time of the Mergers, Playboy will give the Company and its authorized representatives reasonable access to Christie Hefner, Linda Havard and Anthony J. Lynn, and to the organizational documents of Playboy and the Playboy Subsidiaries, will permit the Company to make such inspections as the Company may reasonably require and will cause Playboy's officers and those of the Playboy Subsidiaries to furnish the Company with such financial and operating data with respect to the business of Playboy and the Playboy Subsidiaries as the Company may from time to time reasonably request; PROVIDED, HOWEVER, that no investigation pursuant to this Section 5.7(b) shall affect or be deemed to modify any of the representations or warranties made by Playboy in this Agreement or by any executive officer of Playboy in any certificate required to be delivered pursuant to Section 6.2(a). The Company shall keep such information confidential in accordance with the terms of the Confidentiality Agreement.

    (c) Between the date hereof and the Closing Date, the Company shall furnish to Playboy within 45 days after the end of each fiscal quarter, an unaudited balance sheet, income statement and statement of cash flows of the Company on a consolidated basis, prepared in accordance with GAAP in conformity with the practices consistently applied by the Company with respect to its quarterly financial statements. All the foregoing in all material respects, subject to year-end adjustments, shall be in accordance with the books and records of the Company and fairly present the consolidated financial position of the Company as of the last day of the period then ended.

    (d) Between the date hereof and the Closing Date, Playboy shall furnish to the Company within 45 days after the end of each fiscal quarter, an unaudited balance sheet, income statement and statement of cash flows of Playboy on a consolidated basis, prepared in accordance with GAAP in conformity with the practices consistently applied by Playboy with respect to its quarterly financial statements. All the foregoing in all material respects, subject to year-end adjustments, shall be in accordance with the books and records of Playboy and fairly present the consolidated financial position of Playboy as of the last day of the period then ended.

    (e) Between the date hereof and the Closing Date, the Company shall, upon Playboy's request, furnish to Playboy a list, to be certified at Closing by an executive officer of the Company, of each item and all information that would, on the date of this Agreement, have been required to be disclosed to Playboy on the Schedules to this Agreement if such item had existed or such information had been available on such date; PROVIDED, HOWEVER, that no disclosure pursuant to this Section 5.7(e) shall affect or be deemed to modify any of the representations or warranties made by the Company or the Company Subsidiaries in this Agreement.

    (f) Between the date hereof and the Closing Date, Playboy shall, upon the Company's request, furnish to the Company a list, to be certified at Closing by an executive officer of Playboy, of each item and all information that would, on the date of this Agreement, have been required to be disclosed to the Company on the Schedules to this Agreement if such item had existed or such information had been available on such date; provided, however, that no disclosure pursuant to this Section 5.7(f) shall affect or be deemed to modify any of the representations or warranties made by the Playboy Entities in this Agreement.

    SECTION 5.8 REASONABLE COMMERCIAL EFFORTS. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use its reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to this Agreement, the Related Agreements and the Newco Agreements and to consummate and make effective, in the most expeditious manner practicable, the Mergers, the Related Transactions, the Newco Transactions and the other transactions contemplated by this Agreement, the Related Agreements and the Newco Agreements, including, but not limited to,
(i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations

                                     A-1-33
and filings (including filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and all other filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval, waiver or exemption from, or to avoid an action or proceeding by, any Governmental Entity; (ii) the obtaining of all necessary consents, approvals, waivers or exemption from non-governmental third parties;
(iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement, any Related Agreement, any Newco Agreement or the consummation of the transactions contemplated by this Agreement, the Related Agreements or the Newco Agreements, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement, the Related Agreements and the Newco Agreements.

    SECTION 5.9 PUBLIC ANNOUNCEMENTS. Playboy and the Company, as the case may be, will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, the Related Agreements or the Newco Agreements (including, without limitation, the Mergers, the Related Transactions and the Newco Transactions) and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with the NYSE or the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), as determined by Playboy or the Company, as the case may be, but only upon the advice of its independent counsel.

    SECTION 5.10 INDEMNIFICATION. (a) Playboy agrees that all rights to indemnification or exculpation now existing in favor of each present and future director, officer, employee or agent of the Company or any of the Company Subsidiaries as provided in their respective charters or by-laws (or other comparable organizational documents) or otherwise in effect as of the date hereof against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, administrative or investigative, arising out of or pertaining to the transactions contemplated by this Agreement or otherwise, with respect to matters occurring at or prior to the Effective Time of the Mergers shall survive the Mergers and shall continue in full force and effect for a period of six (6) years from the Effective Time of the Mergers and shall not be amended or otherwise modified in any manner that would adversely affect such rights; PROVIDED, HOWEVER, that all rights to indemnification in respect of any claim (a "CLAIM") asserted or made within such period shall continue until the disposition of such Claim. To the maximum extent permitted by the DGCL, such indemnification shall be mandatory rather than permissive and the S Surviving Corporation shall advance expenses in connection with such indemnification to the fullest extent permitted under applicable law; PROVIDED, HOWEVER, that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification.

    (b) The provisions of this Section 5.10 shall survive the consummation of the Mergers at the Effective Time of the Mergers, are intended to benefit the Company, the S Surviving Corporation and each present and former director, officer, employee or agent of the Company or any of the Company Subsidiaries (collectively, the "INDEMNIFIED PARTIES"), shall be binding on all successors and assigns of the S Surviving Corporation and shall be enforceable by the Indemnified Parties.

    (c) For a period of six (6) years after the Effective Time of the Mergers, Playboy shall cause the S Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those Persons who are currently covered by the Company's directors' and officers' liability insurance policy (a correct and complete copy of which has been made available to Playboy) on terms comparable to those now applicable to directors and officers of the Company; PROVIDED, HOWEVER, that in no event shall the S Surviving Corporation be required to expend in excess of 175% of the annual premium currently paid by

                                     A-1-34
the Company for such coverage; and PROVIDED FURTHER, that if the premium for such coverage exceeds such amount, Playboy or the S Surviving Corporation shall purchase a policy with the greatest coverage available for such 175% of such annual premium.

    (d) Playboy shall indemnify and hold harmless the Company from and against any losses, claims (including, without limitation, any third party claims), damages, expenses or other liabilities or obligations (including, without limitation, interest, penalties and reasonable fees and expenses (including costs of investigation and preparation) of attorneys, experts and consultants incurred in any cause of action, proceeding or arbitration) arising out of or in connection with the Newco Transactions (including, without limitation, the Newco Agreements); PROVIDED, HOWEVER, that such losses, claims, damages, expenses or other liabilities or obligations shall not includes fees and expenses incurred by the Company in connection with the preparation of the Newco Agreements.

    SECTION 5.11 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Playboy and Playboy shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time of the Mergers, (ii) any material failure of the Company or any of the Playboy Entities, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any Related Agreement, (iii) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time of the Mergers, under any contract or agreement material to the financial condition, properties, businesses, prospects or results of operations of it and its subsidiaries taken as a whole to which it or any of its subsidiaries is a party or is subject, (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions), or (v) any Playboy Material Adverse Effect (in the case of Playboy) or Company Material Adverse Effect (in the case of the Company); PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 5.10 shall not cure such breach or non-compliance or limit or otherwise affect the remedies, if any, available hereunder to the party receiving such notice.

    SECTION 5.12 TAX TREATMENT. Each of Playboy, Holdco, Merger Sub P, Merger Sub S and the Company shall use its reasonable best efforts to cause the Mergers to qualify as exchanges governed by Section 351 of the Code and to obtain the opinions of counsel referred to in Sections 6.2(d) and 6.3(c). The Company and Playboy shall execute and deliver to each of Kramer, Levin, Naftalis & Frankel, counsel to the Company, and Paul, Weiss, Rifkind, Wharton & Garrison, counsel to Playboy, certificates executed by authorized officers of the Company and Playboy, as applicable, as to tax matters in form reasonably satisfactory to each of Kramer, Levin, Naftalis & Frankel and Paul, Weiss, Rifkind, Wharton & Garrison, respectively, at such time or times as reasonably requested by such law firm in connection with its delivery of its opinion referred to in Section 6.2(d) or 6.3(c), as the case may be, and the Company and Playboy shall each provide a copy thereof to the other party. Prior to the Effective Time of the Mergers, neither the Company nor Playboy shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the representations in the certificates. Following the Effective Time of the Mergers, no party shall, nor shall any party permit any of its subsidiaries to, take any actions which would, or would be reasonably likely to, adversely affect the ability of the Mergers to qualify as exchanges under Section 351 of the Code including, but not limited to, the liquidation or merger of P Surviving Corporation or S Surviving Corporation or the issuance of additional shares of Holdco resulting in a "loss of control" (as defined in Section 368(c) of the Code) by the stockholders of the Company and the stockholders of Playboy.

    SECTION 5.13 COMPANY AFFILIATES. The Company has identified to Playboy on
Schedule 5.13 to this Agreement each Person (each a "COMPANY AFFILIATE") who is, as of the date hereof, an "affiliate" of the

                                     A-1-35

Company for the purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each Company Affiliate to deliver prior to the Effective Time of the Mergers to Playboy a written agreement (the "AFFILIATE LETTER") that such Company Affiliate will not sell, pledge, transfer or otherwise dispose of any shares of New Playboy Class B Common Stock issued to such Company Affiliate pursuant to the Mergers, except in compliance with Rule 145 promulgated under the Securities Act or an exemption from the registration requirements of the Securities Act.

    SECTION 5.14 SEC AND OTHER GOVERNMENTAL FILINGS. Each of Playboy and the Company shall promptly provide the other party (or its counsel) with copies of all filings made by it or any of its subsidiaries with the SEC or any other local, state, Federal or foreign Governmental Entity in connection with this Agreement or any of the Related Agreements and the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions).

    SECTION 5.15 RELATED TRANSACTIONS; RELATED AGREEMENTS. (a) The Company shall
(i) take all action necessary to effect (and to cause Subco and the Company Subsidiaries to effect) the Related Transactions prior to the Effective Time of the Mergers, and (ii) use its commercially reasonable best efforts to obtain all consents, approvals, waivers and agreements of Governmental Entities and nongovernmental third parties necessary or desirable to effect the Related Transactions. "RELATED TRANSACTIONS" means (X) the contribution by the Company and, as necessary, one or more Company Subsidiaries, to Subco, of certain assets and liabilities of the Company or Company Subsidiaries as contemplated by the Transfer and Redemption Agreement and the other Related Agreements, and (Y) the distribution by the Company to the holders of outstanding shares of Company Common Stock and Company Preferred Stock on the date of such distribution of all of the capital stock of Subco, allocated to each such share of Company Common Stock on a PRO RATA basis in accordance with the terms of this Agreement and the Transfer and Redemption Agreement.

    (b) The Company shall (i) take all action necessary to enter into the Newco Agreements and effect the Newco Transactions on the Closing Date prior to the Effective Time of the Mergers, and (ii) use its commercially reasonable best efforts to obtain all consents, approvals, waivers and agreements of Governmental Entities and nongovernmental third parties necessary or desirable to effect the Newco Transactions. "NEWCO TRANSACTIONS" means the transactions contemplated by the Newco Agreements.

    (c) Prior to the Effective Time of the Mergers, none of the Company, Subco or the other Company Subsidiaries shall take any action under or as contemplated by the Related Agreements or the Newco Agreements or otherwise in connection with the Related Transactions or the Newco Transactions without the prior consent of Playboy, including, without limitation, taking any action to amend or otherwise modify any Related Agreement or Newco Agreement or waive any provision thereof. The Company furthermore agrees that Playboy may, in its sole discretion, cause the Company to waive any condition of the Company to close the transactions contemplated by the Related Agreements or the Newco Agreements; provided that nothing in this Section 5.15(c) shall permit Playboy to cause any action to be taken by Subco; PROVIDED, FURTHER, that nothing in this Section 5.15(c) shall prevent Subco or the Company on behalf of Subco (in each case without the consent of Playboy) from waiving any conditions of Subco to close the transactions contemplated by the Related Agreements.

    SECTION 5.16 EMERALD MEDIA OPTION. Neither the Company nor any of the Company Subsidiaries shall exercise the Company's option to purchase the outstanding capital stock or assets of Emerald Media, Inc.; provided, however, that Subco may exercise such option following, and only following, the consummation of the Related Transactions.

    SECTION 5.17 TAX TREATMENT OF RELATED TRANSACTIONS. The Related Transactions are intended to be treated as (i) a transfer of assets to, and the assumption of liabilities by, Subco and (ii) a distribution of Subco by the Company that is taxable both to the Company and to the holders of Company Common Stock that receive shares of Subco pursuant to the Related Transactions.

                                     A-1-36

    SECTION 5.18 EMPLOYEE BENEFIT PLANS. Playboy agrees that employees of the Company or any of the Company Subsidiaries shall be given credit under each employee benefit plan, program, policy or arrangement of the Playboy Entities (or the S Surviving Corporation) in which the employees are eligible to participate for all service with the Company and any of the Company Subsidiaries (to the extent such credit was given by the Company or any of the Company Subsidiaries) for purposes of eligibility and vesting.

    SECTION 5.19 OPTIONAL SERVICES AGREEMENT. Playboy and the Company agree to use their commercially reasonable efforts to negotiate in good faith the terms of the Optional Services Agreement referred to in the Mandatory Services Agreement, as contemplated by Section 12 of the Mandatory Services Agreement.

                                   ARTICLE 6
                   CONDITIONS TO CONSUMMATION OF THE MERGERS

    SECTION 6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGERS. The respective obligations of each party hereto to effect the Mergers and the other transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Related Transactions) are subject to the satisfaction at or prior to the Effective Time of the Mergers of the following conditions:

    (a) this Agreement and the Related Agreements shall have been approved and adopted by the requisite vote of the boards of directors of the Playboy Entities, the Company Board, the board of directors of any of the Company Subsidiaries which is a party to any of the Related Agreements, and the stockholders of the Company;

    (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restrains, enjoins or restricts the consummation of the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions) or which subjects any party to substantial damages as a result of the consummation of the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions);

    (c) any Person required in connection with the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions) to file a notification and report form in compliance with the HSR Act shall have filed such form and any applicable waiting period with respect to each such form (including any extension thereof by reason of a request for additional information) shall have terminated or expired;

    (d) the S-4 and the S-1 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order;

    (e) all governmental or regulatory notices (other than those in connection with the HSR Act) or approvals required with respect to the transactions contemplated by this Agreement or the Related Agreements shall have been either filed or received; and

    (f) the Related Agreements shall have been executed and delivered and the Related Transactions shall have been consummated in accordance with the terms of the Related Agreements.

    SECTION 6.2 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Mergers and the other transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Related Transactions) is subject to the satisfaction at or prior to the Effective Time of the Mergers of the following conditions:

    (a) the representations and warranties of Playboy, Holdco, Merger Sub P and Merger Sub S set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and

                                     A-1-37
warranties of Playboy, Holdco, Merger Sub P and Merger Sub S set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time of the Mergers, as though made on and as of the Effective Time of the Mergers, except to the extent the representation or warranty is expressly limited by its terms to another date or except for changes contemplated by this Agreement, and the Company shall have received a certificate (which certificate may be qualified by knowledge to the same extent as the representations and warranties of Playboy, Holdco, Merger Sub P and Merger Sub S contained herein are so qualified) signed on behalf of Playboy by an executive officer of Playboy or signed on behalf of Holdco by an executive officer of Holdco, to such effect;

    (b) each of the Playboy Entities shall have obtained the consent, approval or waiver of each non-governmental Person whose consent, approval or waiver shall be required in order for such Playboy Entity to consummate the transactions contemplated by this Agreement or the Related Agreements, except those for which the failure to obtain such consent, approval or waiver, individually or in the aggregate, is not reasonably likely to have, a Playboy Material Adverse Effect and is not reasonably likely to adversely affect the ability of Playboy to consummate the transactions contemplated by this Agreement or the Related Agreements;

    (c) each of the obligations of the Playboy Entities to be performed at or before the Effective Time of the Mergers pursuant to the terms of this Agreement and the Related Agreements shall have been duly performed in all material respects at or before the Effective Time of the Mergers and at the Closing, Playboy shall have delivered to the Company a certificate of an executive officer of Playboy to such effect;

    (d) the Company shall have received the opinion of Kramer, Levin, Naftalis & Frankel, counsel to the Company, dated the Closing Date, to the effect that the Mergers will be treated for federal income tax purposes as exchanges governed by the provisions of Section 351 of the Code;

    (e) the Company shall have received a certificate, in form and substance reasonably satisfactory to it, signed by the Secretary of Playboy, certifying
(i) that full and complete copies of the following are attached thereto: (X) resolutions or similar documents evidencing the authorization and approval by the Playboy Board and the boards of directors of the other Playboy Entities of this Agreement and the Related Agreements and the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions), (Y) the Restated Certificate of Incorporation of Playboy and the Certificates of Incorporation (or other organizational documents) of each of the Playboy Entities, each as amended to the date hereof and (Z) such other documents or instruments as the Company may reasonably request in connection with the transactions contemplated by this Agreement or the Related Agreement (including, without limitation, the Mergers and the Related Transactions); and (ii) as to the incumbency and specimen signature of each representative of Playboy and the other Playboy Entities signing this Agreement, the Related Agreements and any other document in connection herewith or therewith;

    (f) the New Playboy Class B Common Stock shall be listed for trading on the NYSE;

    (g) the Company shall have received the opinion of a nationally recognized solvency firm, dated the Closing Date and in form and substance satisfactory to the Company, to the effect that Subco will be solvent upon consummation of the Mergers and the Related Transactions;

                                     A-1-38

    (h) contemporaneously with the Closing, all outstanding amounts due under the Loan and Security Agreement dated as of January 15, 1997, as amended, between the Company and Darla L.L.C. shall have been repaid; and

    (i) since December 31, 1997, no change or event shall have occurred which has had or could reasonably be expected to result in a Playboy Material Adverse Effect.

    SECTION 6.3 CONDITIONS TO THE OBLIGATIONS OF PLAYBOY. The obligation of Playboy to effect the Mergers and the other transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Related Transactions) is subject to the satisfaction at or prior to the Effective Time of the Mergers of the following conditions:

    (a) the representations and warranties of the Company and the Company Subsidiaries set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time of the Mergers, as though made on and as of the Effective Time of the Mergers, except to the extent the representation or warranty is expressly limited by its terms to another date, and Playboy shall have received a certificate (which certificate may be qualified by knowledge to the same extent as the representations and warranties of the Company contained herein are so qualified) signed on behalf of the Company by an executive officer of the Company or signed on behalf of a Company Subsidiary, to such effect;

    (b) each of the obligations of the Company to be performed at or before the Effective Time of the Mergers pursuant to the terms of this Agreement and the obligations of the Company and each other party (other than the Playboy Entities) to each of the Related Agreements to be performed at or before the Effective Time of the Mergers pursuant to the terms of each such Related Agreement shall have been duly performed in all material respects at or before the Effective Time of the Mergers and at the Closing, the Company shall have delivered to Playboy a certificate of an executive officer of the Company to such effect;

    (c) Playboy shall have received the opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to Playboy, dated the Closing Date, to the effect that the Mergers will be treated for federal income tax purposes as exchanges governed by the provisions of Section 351 of the Code;

    (d) the Company shall have obtained the consent, approval or waiver of each non-governmental Person whose consent, approval or waiver shall be required in order for the Company to consummate the transactions contemplated hereby and by the Related Agreements (including, without limitation, all consents required by lessors under the Leases and all consents required by either the Company or any of the Company Subsidiaries under any transponder service agreement, including, without limitation, the Transponder Services Agreement, dated February 7, 1995, between the Company and Loral Skynet (as successor to AT&T Corp.), as amended), except those for which the failure to obtain such consent, approval or waiver, individually or in the aggregate, is not reasonably likely to have, a Company Material Adverse Effect (and Playboy shall have received evidence thereof satisfactory to it);

    (e) Playboy shall have received a certificate, in form and substance reasonably satisfactory to it, signed by the Secretary of the Company, certifying (i) that full and complete copies of the following are attached thereto: (X) resolutions or similar documents evidencing the authorization and approval by the Company Board and the board of directors of the Company Subsidiaries of this Agreement and the Related Agreements and the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions), (Y) the Certificate of Incorporation of the Company and the Company Subsidiaries (or other organizational documents), each as amended to the date hereof and (Z) such other documents or instruments as Playboy may reasonably request in connection with the transactions contemplated by this Agreement or the Related Agreement (including, without limitation, the Mergers and the Related Transactions); and
(ii) as to the incumbency and specimen

                                     A-1-39
signature of each representative of the Company and the Company Subsidiaries signing this Agreement, the Related Agreements and any other document in connection herewith or therewith.

    (f) since December 31, 1997, no change or event shall have occurred which has had or could reasonably be expected to result in a Company Material Adverse Effect;

    (g) the Average Playboy Stock Price shall be equal to or greater than $13.00;

    (h) Playboy shall have received an Affiliate Letter from each of the Company Affiliates set forth on Schedule 5.13 to this Agreement;

    (i) (X) each of the Related Agreements (including, without limitation, all of the documents to be exercised and delivered in connection with the closing of the transactions contemplated by the Transfer and Redemption Agreement) shall be in form and substance satisfactory to Playboy and shall have been duly executed and delivered; (Y) all of the conditions to the closing of the transactions contemplated by the Transfer and Redemption Agreement shall have been waived or satisfied to the satisfaction of Playboy; and (Z) all of the transactions contemplated by the Related Agreements shall have otherwise been consummated to the satisfaction of Playboy.

    (j) the Company shall have amended, to the extent necessary, the Company Stock Option Plans and any agreements entered into in connection therewith to permit the Company to cancel or accelerate all Company Options solely for the payment provided herein;

    (k) the aggregate number of shares of Company Common Stock at the Effective Time of the Mergers that constitute Dissenting Shares shall be less than 5% of the shares of Company Common Stock outstanding as of the Effective Time of the Mergers; and

    (l) the Company shall have received the agreements contemplated by Section 2.2(f), and shall have delivered to Playboy evidence of such agreements satisfactory to Playboy, (i) of all of the holders of Company Options granted outside the Company Option Plans and (ii) of the holders of at least 95% of the Company Options granted under the Company Option Plans.

                                   ARTICLE 7
               TERMINATION; AMENDMENT; WAIVER; FEES AND EXPENSES

    SECTION 7.1 TERMINATION. This Agreement may be terminated and the Mergers may be abandoned at any time, but prior to the Effective Time of the Mergers, notwithstanding approval thereof by the stockholders of the Company:

    (a) by mutual written consent duly authorized by the Playboy Board and the Company Board;

    (b) by either Playboy or the Company, if the Effective Time of the Mergers shall not have occurred on or before December 31, 1998; PROVIDED, HOWEVER, that
(i) if the Effective Time of the Mergers has not occurred prior to such date solely as a result of any Transaction Litigation or suit, action, or proceeding pending or threatened which could reasonably be expected to result in material damages to Playboy, the Company, Holdco, the P Surviving Corporation or the S Surviving Corporation or any of their subsidiaries or Affiliates if the transactions contemplated hereby (including the Mergers and Related Transactions) were consummated, then the Company's right to terminate this Agreement under this Section 7.1(b) shall not be available unless and until the Effective Time of the Mergers shall not have occurred on or before December 31, 1998; (ii) the Company's right to terminate this Agreement under this Section 7.1(b) shall not be available if the failure of the Company (or any Company Subsidiary) to effect the Related Transactions shall have been the cause of, or resulted in, the failure of the Effective Time of the Mergers to occur before December 31, 1998, other than due to events or circumstances which are beyond the control of the Company; and (iii) the right to terminate this Agreement under this Section 7.1(b) shall not be available to the party whose failure to fulfill any obligation under this Agreement shall have been the cause

                                     A-1-40
of, or resulted in, the failure of the Effective Time of the Mergers to occur on or before December 31, 1998;

    (c) by either Playboy or the Company, if any final order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions) shall have been entered by any court of competent jurisdiction or Governmental Entity and shall have become final and nonappealable;

    (d) by either Playboy or the Company, if this Agreement shall fail to receive the requisite vote for adoption at the Company Stockholders Meeting or any adjournment or postponement thereof;

    (e) by Playboy, upon a breach by the Company of any material representation or warranty of the Company set forth in this Agreement, or if any such representation or warranty shall have become untrue (either, a "TERMINATING COMPANY BREACH"), in either case such that the conditions set forth in Section 6.3(a) could not be satisfied within 30 days of such Terminating Company Breach upon the Company's exercise of its reasonable best efforts or such breach has not in any event been cured within 30 days of such Terminating Company Breach;

    (f) by the Company, upon breach by Playboy of any material representation or warranty of Playboy set forth in this Agreement, or if any such representation or warranty shall have become untrue (either, a "TERMINATING PLAYBOY BREACH"), in either case such that the conditions set forth in Section 6.2(a) could not be satisfied within 30 days of such Terminating Playboy Breach upon Playboy's exercise of its reasonable best efforts or such Terminating Playboy Breach has not in any event been cured within 30 days of such Terminating Playboy Breach;

    (g) by Playboy, upon the breach by the Company of any material covenant or agreement of the Company set forth in this Agreement which is not able to be cured within 30 days of such breach upon the Company's exercise of its reasonable best efforts or has not, in any event, been cured within 30 days of such breach;

    (h) by the Company, upon the breach by Playboy of any material covenant or agreement of Playboy set forth in this Agreement which is not able to be cured within 30 days of such breach upon Playboy's exercise of its reasonable best efforts or has not, in any event, been cured within 30 days of such breach;

    (i) by Playboy, if any event happens which could reasonably be expected to result in a Company Material Adverse Effect;

    (j) by the Company, if any event happens which could reasonably be expected to result in a Playboy Material Adverse Effect; and

    (k) by the Company, if the Company Board shall concurrently approve, and the Company shall concurrently enter into, a definitive agreement providing for the implementation of the transactions contemplated by a Transaction Proposal; PROVIDED, HOWEVER, that (i) the Company is not then in breach of Section 5.1,
(ii) the Company Board shall have complied with Section 7.3 in connection with such Transaction Proposal, and (iii) no termination pursuant to this Section 7.1(k) shall be effective unless the Company shall simultaneously make the payment required by Section 7.2.

    SECTION 7.2 EFFECT OF TERMINATION. (a) In the event that any Person shall make a Transaction Proposal and thereafter (i) this Agreement is terminated pursuant to Section 7.1(k), and (ii) a definitive agreement with respect to a Transaction Proposal is executed, or a Transaction Proposal is consummated, at or within eighteen months after such termination, then the Company shall pay to Playboy a fee of $3,000,000, plus the fees and expenses incurred by the Playboy Entities in connection with the transactions contemplated by this Agreement and the Related Agreements, which amounts shall be payable by wire transfer of same day funds on the date such agreement is executed, or such Transaction Proposal is consummated, as applicable. In the event that any Person shall make a Transaction Proposal and thereafter (i) this Agreement is

                                     A-1-41
terminated pursuant to Section 7.1(k), and (ii) no definitive agreement with respect to a Transaction Proposal is executed, and no Transaction Proposal is consummated, at or within eighteen months after such termination, then the Company shall pay to Playboy an amount equal to the fees and expenses incurred by the Playboy Entities in connection with the transactions contemplated by this Agreement and the Related Agreements, which amount shall be payable promptly in cash. The Company acknowledges that the agreements contained in this Section 7.2(a) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Playboy would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 7.2(a), and, in order to obtain such payment, Playboy commences a suit which results in a judgment against the Company for the fee set forth in this Section 7.2(a), the Company shall also pay to Playboy its costs and expenses (including reasonable attorneys' fees, disbursements and other charges) in connection with such suit.

    (b) Except as provided in Sections 7.2(a) and 7.5, in the event of termination of this Agreement pursuant to Section 7.1, this Agreement, except for the provisions of Sections 7.2, 7.5 and Article 8, shall forthwith become void, there shall be no liability under this Agreement on the part of any of Playboy, any Playboy Subsidiary, the Company or any Company Subsidiary, and all rights and obligations of each party hereto shall cease, subject to the remedies of the parties set forth in Section 7.5; PROVIDED, HOWEVER, that nothing herein shall relieve any party from liability for the wilful breach of any of its representations and warranties or the breach of any of its covenants or agreements set forth in this Agreement.

    SECTION 7.3 PROCEDURE FOR TERMINATION. The Company shall provide to Playboy written notice prior to any termination of this Agreement pursuant to Section 7.1(k) advising Playboy (i) that the Company Board, after receipt of advice of outside legal counsel and a nationally recognized investment banking firm, in the exercise of its good faith judgment as to its fiduciary duties to the stockholders of the Company under applicable law, has determined (on the basis of such Transaction Proposal and the terms of this Agreement, as then in effect) that such termination is required in connection with a Transaction Proposal that is more favorable to the stockholders of the Company than the transactions contemplated by this Agreement (taking into account all terms of such Transaction Proposal and this Agreement, including all conditions) and (ii) as to the material terms of any such Transaction Proposal. At any time after two business days following receipt of such notice, the Company may terminate this Agreement as provided in Section 7.1(k) only if the Company Board determines that such proposal is a Qualified Transaction Proposal and is more favorable to the stockholders of the Company than the transactions contemplated by this Agreement (taking into account all terms of such Transaction Proposal and this Agreement, including all conditions, and which determination shall be made in light of any revised proposal made by Playboy prior to the expiration of such two business day period) and concurrently enters into a definitive agreement providing for the implementation of the transactions contemplated by such Transaction Proposal.

    SECTION 7.4 AMENDMENT; EXTENSION; WAIVER. (a) This Agreement may be amended by action taken by the Company and the Playboy Entities at any time before or after approval of the Mergers by the stockholders of the Company but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

    (b) At any time prior to the Effective Time of the Mergers, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

    SECTION 7.5 FEES AND EXPENSES. Except as specifically provided in Sections
7.2 and 7.5, Playboy shall bear its own and, in an amount not in excess of $2.5 million, the Company shall bear its own, the Company Subsidiaries' and Subco's expenses in connection with this Agreement and the transactions contemplated

                                     A-1-42
hereby; PROVIDED, HOWEVER, that expenses incurred by the Company, the Company Subsidiaries and Subco in excess of $2.5 million shall be (as specifically provided in the Transfer and Redemption Agreement) borne by Subco; PROVIDED FURTHER, HOWEVER, that if this Agreement is terminated pursuant to any of
Section 7.1(a) through 7.1(i), each of Playboy and the Company shall bear its own expenses in connection with this Agreement and the Related Agreements and the transactions contemplated hereby and thereby (including, without limitation, the Related Transactions). Notwithstanding anything to the contrary contained herein, (i) the cost of printing and filing the S-4 and the Proxy Statement shall be borne equally by the Company and Playboy, and (ii) any expenses, other than legal fees, incurred by the Company in fulfilling its obligations under any of the Newco Agreements shall be borne by Playboy.

                                   ARTICLE 8
                                 MISCELLANEOUS

    SECTION 8.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time of the Mergers or upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Article 1, Section
5.9 and Article 7 shall survive the Effective Time of the Mergers, those set forth in Sections 5.10(d), 7.2 and 7.5 and this Article 8 shall survive termination of this Agreement and those set forth in Sections 5.10(a), 5.10(b) and 5.10(c) shall survive for a period of one year after termination of this Agreement. Each party agrees that, except for the representations and warranties contained in this Agreement, any Certificate delivered pursuant hereto and the respective disclosure schedules of Playboy and the Company, no party hereto has made any other representations and warranties, and each party hereby disclaims any other representations and warranties, made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery of disclosure to any other party or any party's representatives of any documentation or other information with respect to any one or more of the foregoing.

    SECTION 8.2 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings (other than the Confidentiality Agreement), both written and oral, between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise; PROVIDED, HOWEVER, that the Playboy Entities may assign any or all of their respective rights and obligations under this Agreement to any wholly-owned Playboy Subsidiary; provided that no such assignment shall relieve the assigning party of its obligations hereunder. Playboy guarantees the full and punctual performance by each of the other Playboy Entities of all the obligations hereunder of the other Playboy Entities, the S Surviving Corporation and any such assignees.

    SECTION 8.3 VALIDITY. If any provision of this Agreement, or the application thereof to any Person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other Persons or circumstances, shall not be affected thereby, and, to such end, the provisions of this Agreement are agreed to be severable.

    SECTION 8.4 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by cable, telegram, facsimile or telex, or by registered or certified mail (postage prepaid, return receipt requested), to the other party as follows:

                                     A-1-43

    if to the Playboy Entities:                Playboy Enterprises, Inc.
                                               680 North Lake Shore Drive
                                               Chicago, Illinois 60611
                                               Attention: Howard Shapiro, Esq.
                                               General Counsel
                                               Facsimile: (312) 266-2042

    with a copy to:                            Paul, Weiss, Rifkind, Wharton & Garrison
                                               1285 Avenue of the Americas
                                               New York, New York 10019-6064
                                               Attention: James M. Dubin, Esq.
                                               Facsimile: (212) 757-3990

    if to the Company to:                      Spice Entertainment Companies, Inc.
                                               536 Broadway
                                               New York, New York 10012
                                               Attention: Daniel Barsky, Esq.
                                               General Counsel
                                               Facsimile: (212) 226-6354

    with a copy to:                            Kramer, Levin, Naftalis & Frankel
                                               919 Third Avenue
                                               New York, New York 10022
                                               Attention: Paul S. Pearlman, Esq.
                                               Facsimile: (212) 715-8000

or to such other address as the Person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

    SECTION 8.5 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and, except as provided in Sections 5.10 and 8.2, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

    SECTION 8.6 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

    SECTION 8.7 SPECIFIC PERFORMANCE. The parties hereto acknowledge that irreparable damage would result if this Agreement were not specifically enforced, and they therefore consent that the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction. Such remedy shall, however, not be exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

    SECTION 8.8 BROKERS. Except as otherwise provided in Section 7.5, the Company agrees to indemnify and hold harmless Playboy and Playboy agrees to indemnify and hold harmless the Company, from and against any and all liability to which Playboy, on the one hand, or the Company, on the other hand, may be subjected by reason of any brokers, finders or similar fees or expenses with respect to the transactions contemplated by this Agreement or any Related Agreement to the extent such similar fees and expenses are attributable to any action undertaken by or on behalf of the Company or Playboy, as the case may be.

    SECTION 8.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                                     A-1-44

    SECTION 8.10 INTERPRETATION. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, schedule, exhibit or annex, such reference shall be to a Section of or schedule, exhibit or annex to this Agreement unless otherwise indicated. Where the reference "hereby" or "herein" appears in this Agreement, such reference shall be deemed to be a reference to this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    SECTION 8.11 CERTAIN DEFINITIONS. For purposes of this Agreement:

    An "AFFILIATE" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

    "COMPANY STOCK OPTION PLANS" means, collectively, the stock option plans set forth on Schedule 3.11(a).

    "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

    "LIBRARY PICTURES" means any and all audio, visual and/or audio-visual works of any kind or character, including without limitation motion pictures, television programs, series, mini-series, pilots, specials, video games, documentaries, compilations, promotional films, trailers and shorts, whether animated, live action or both, whether produced for theatrical, non-theatrical, home video, multi-media, interactive, computer, videogame set, pay-per-view, television, pay or basic cable, direct broadcast satellite, internet or any other form of exhibition or distribution now known or hereafter devised, completed as of the date hereof in which the Company or any of the Company Subsidiaries owns, is licensed or otherwise possesses any part or all of the copyrights therein or otherwise has exploitative rights.

    "MARK" means a brand name, service mark, trademark, tradename, logo, design or other word or symbol used to identify the source of goods or services, whether registered or unregistered, and all registrations and applications for registration and renewals of any of the foregoing.

    "NEWCO" means Califa Entertainment Group, Inc., a California corporation.

    "NEWCO AGREEMENTS" means the Asset Purchase Agreement between the Company and Newco dated the date hereof, and each of the Stock Pledge Agreement and Guarantee in favor of the Company, the Security Agreement between Newco and the Company, the Promissory Note made by Newco in favor of the Company, the Services Agreement (and the Optional Services Agreement, if any) between Newco and Subco, and the Non-Competition Agreement between Newco and Subco, in each case substantially in the form of the draft of such document dated May 29, 1998 delivered to the Company and Playboy.

    "PATENT" means a patent or patent application, including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

    "PERSON" means an individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, trust, unincorporated organization or other entity.

    "PLAYBOY STOCK OPTION PLANS" means, collectively, the Playboy Enterprises, Inc. 1989 Stock Option Plan, the Playboy Enterprises, Inc. 1991 Non-Qualified Stock Option Plan for Non-Employee Directors, the Playboy Enterprises, Inc. 1995 Stock Incentive Plan, and the 1997 Equity Plan for Non-Employee Directors of Playboy Enterprises, Inc.

                                     A-1-45

    "REDEMPTION RATIO" means such number as is determined by Subco to be the number of shares of Subco Common Stock to be issued for each share of Company Common Stock as part of the Merger Consideration.

    SECTION 8.12 GOVERNING LAW AND VENUE. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF, EXCEPT THAT DELAWARE LAW SHALL APPLY TO THE EXTENT REQUIRED IN CONNECTION WITH THE EFFECTUATION OF THE MERGERS.

    SECTION 8.13 WAIVER OF JURY TRIAL. EACH OF THE PLAYBOY ENTITIES AND THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

                                     A-1-46

    IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                    PLAYBOY ENTERPRISES, INC.

                                    By         /s/ ANTHONY J. LYNN
                                        ------------------------------------------------
                                    Name:      Anthony J. Lynn
                                    Title:     Executive Vice President

                                    NEW PLAYBOY, INC.

                                    By         /s/ HOWARD SHAPIRO
                                        ------------------------------------------------
                                    Name:      Howard Shapiro
                                    Title:     Secretary

                                    PLAYBOY ACQUISITION CORP.

                                    By         /s/ HOWARD SHAPIRO
                                        ------------------------------------------------
                                    Name:      Howard Shapiro
                                    Title:     Secretary

                                    SPICE ACQUISITION CORP.

                                    By         /s/ HOWARD SHAPIRO
                                        ------------------------------------------------
                                    Name:      Howard Shapiro
                                    Title:     Secretary

                                    SPICE ENTERTAINMENT COMPANIES, INC.

                                    By         /s/ J. ROGER FAHERTY
                                        ------------------------------------------------
                                    Name:      J. Roger Faherty
                                    Title:     Chairman, Chief Executive Officer and
                                               President

                                     A-1-47

                                                                    APPENDIX A-2

                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER

    AMENDMENT, dated as of November 16, 1998 (the "AMENDMENT"), to the Agreement and Plan of Merger, dated as of May 29, 1998 (the "MERGER AGREEMENT"), by and among Playboy Enterprises, Inc., a Delaware corporation, New Playboy, Inc., a Delaware corporation, Playboy Acquisition Corp., a Delaware Corporation, and Spice Acquisition Corp., a Delaware corporation, (collectively, the "PLAYBOY ENTITIES"), and Spice Entertainment Companies, Inc., a Delaware corporation, (the "COMPANY").

    WHEREAS, the Playboy Entities and the Company have each requested that certain provisions of the Merger Agreement be amended as provided herein;

    WHEREAS, the Playboy Entities and the Company are willing to so amend the Merger Agreement; and

    WHEREAS, all capitalized terms not otherwise defined in this Amendment shall have the meanings assigned to them in the Merger Agreement;

    NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

    1. The sixth WHEREAS clause of the Recitals to the Merger Agreement is hereby amended by deleting the phrase "a to-be-formed Delaware corporation that shall be a wholly-owned subsidiary of the Company" and replacing it with the phrase "Directrix, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company".

    2. The Table of Defined Terms to the Merger Agreement is hereby amended by deleting the term "Subco Warrants".

    3. Section 1.2 of the Merger Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following:

        Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1 and subject to the satisfaction or waiver of the conditions set forth in Article 6, the closing of the Mergers (the "CLOSING") shall take place in New York City at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, (i) on or prior to March 1, 1999, at such time and date after the date on which the conditions set forth in Article 6 have been satisfied or waived by the party or parties entitled to the benefit of such conditions, as Playboy decides in its sole discretion, (ii) after March 1, 1999, five business days after the date on which the conditions set forth in Article 6 have been satisfied or waived by the party or parties entitled to the benefit of such conditions, or (iii) at such other place, at such other time or date as the parties may mutually agree.

    4. Section 2.2(b) of the Merger Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following:

        Each share of Company Common Stock (other than shares of Company Common Stock as to which dissenters' rights are exercised and perfected under
    Section 262 of the DGCL and Section 2.3(j) or are cancelled pursuant to
    Section 2.2(g)) issued and outstanding immediately prior to the Effective Time of the Mergers shall be converted into and represent the right to receive in exchange therefor (X) from Holdco, (i) the Cash Consideration (as defined below), and (ii) the number of fully paid and nonassessable shares of New Playboy Class B Common Stock equal to the Conversion Ratio (as such Conversion Ratio may be adjusted in accordance with Section 2.2(c)) (the "STOCK CONSIDERATION"), and (Y) from the Company (as described in the Transfer and Redemption Agreement), the number of fully paid and nonassessable shares of common stock of Subco, par value $.01 per share ("SUBCO COMMON STOCK"), equal to the Redemption Ratio (the "SUBCO CONSIDERATION"), payable to the holder thereof, without, in the case of the Cash Consideration, interest thereon, upon surrender of the certificate representing such share of Company Common Stock to the S Surviving Corporation;

    PROVIDED, HOWEVER, that each holder of Company Common Stock shall receive, in lieu of any fractional shares of New Playboy Class B Common Stock that such holder would otherwise receive pursuant to this Section 2.2(b), cash equal to the proportionate liquidation value of any such fractional shares pursuant to terms set forth in Section 2.3; AND FURTHER PROVIDED, that each holder of Company Common Stock shall receive, in lieu of any fractional shares of Subco Common Stock that such holder would otherwise receive pursuant to this Section 2.2(b), one whole share of Subco Common Stock pursuant to the terms set forth in Section 2.3; AND FURTHER PROVIDED, that in any event, if, between the date of this Agreement and the Effective Time of the Mergers, the outstanding shares of Old Playboy Class B Common Stock shall have been changed, reclassified or converted into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, conversion or exchange of shares, the Conversion Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, conversion or exchange of shares.

    5. Section 2.2(b) of the Merger Agreement is hereby amended by deleting the last sentence thereof and replacing it with the following:

    For purposes of this Agreement, the term "CASH CONSIDERATION" shall mean $3.60, plus any additional amount as may be elected by Holdco as provided in
    Section 2.2(c)(i).

    6. Section 2.2(c) of the Merger Agreement is hereby amended by deleting that
Section 2.2(c) in its entirety and replacing it with the following:

        (c) CONVERSION RATIO. For purposes of this Agreement, the term "CONVERSION RATIO" shall mean 0.1371 or such number as may be calculated by the next succeeding sentence. In the event that the Average Playboy Stock Price is either less than $16.042 or greater than $20.488, the Conversion Ratio shall be subject to adjustment as follows:

         (i) if the Average Playboy Stock Price is less than $16.042, then the Conversion Ratio shall be equal to the quotient obtained by dividing $2.20 by the Average Playboy Stock Price; PROVIDED, HOWEVER, that if the Average Playboy Stock Price is less than $13.00, then Holdco may, in its sole discretion, elect to deliver the value of the portion of the Stock Consideration calculated by multiplying (X) the excess of the Conversion Ratio over 0.1692 by (Y) the Average Playboy Stock Price by (Z) the aggregate of the number of shares of Company Common Stock and Company Convertible Preferred outstanding on the Closing Date and the number of shares of Company Common Stock subject to Company Options on the Closing Date, in either shares of New Playboy Class B Common Stock (valued at the Average Playboy Stock Price) or cash, or any combination thereof; PROVIDED, that Holdco shall deliver the same amount of shares of New Playboy Class B Common Stock or cash, or combination thereof, with respect to each share of Company Common Stock; and

         (ii) if the Average Playboy Stock Price is greater than $20.488, the Conversion Ratio shall be equal to the quotient obtained by dividing $2.81 by the Average Playboy Stock Price.

    7. Section 2.2(f)(ii) of the Merger Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following:

        In addition, each Company Option Holder shall receive from the Company with respect to each share of Company Common Stock subject to such Company Option against receipt of the Company Option, the number of fully paid and nonassessable shares of Subco Common Stock equal to the Redemption Ratio, to be issued in accordance with Section 2.2(b) with respect to each share of Company Common Stock.

    8. Section 2.3(a) of the Merger Agreement is hereby amended by deleting the third and fourth sentences thereof and replacing them with the following:

                                     A-2-2

    At the Effective Time of the Mergers, the Company shall deposit with the Exchange Agent, for the benefit of the holders of the shares of Company Common Stock and Company Convertible Preferred, for exchange in accordance with this Article 2, through the Exchange Agent, certificates representing shares of Subco Common Stock in an amount equal to the aggregate number of shares of Company Common Stock multiplied by the Redemption Ratio, to be issued pursuant to Section 2.2(b). For purposes of this Agreement, the Cash Consideration, such shares of New Playboy Class B Common Stock, cash in lieu of fractional shares of New Playboy Class B Common Stock and such shares of Subco Common Stock, together with any dividends or distributions with respect thereto, are hereinafter referred to as the "EXCHANGE FUND" and such shares of New Playboy Class B Common Stock and Subco Common Stock are hereinafter collectively referred to as the "S MERGER SECURITIES."

    9. Section 2.3(e) of the Merger Agreement is hereby amended by deleting clause (ii) thereof and replacing it with the following:

        (ii) No certificates or scrip evidencing fractional shares of Subco Common Stock shall be issued upon the surrender for exchange of the Company Certificates, and such fractional interests will not entitle the owner thereof to vote or to any rights of a stockholder of Subco. In lieu of any such fractional share, any fractional interest of a share of Subco Common Stock shall be rounded up to one (1) share of Subco Common Stock and each holder of shares of Company Common Stock or Company Convertible Preferred who would otherwise have been entitled to a fraction of a share of Subco Common Stock upon surrender of Company Certificates for exchange shall be entitled to one (1) share of Subco Common Stock on the date of the Effective Time of the Mergers.

    10. Section 5.1(p) of the Merger Agreement is hereby amended by deleting the figure "$2.5 million" and replacing it with the figure "$2.4 million".

    11. Section 6.3(g) of the Merger Agreement is hereby amended by deleting that Section 6.3(g) in its entirety and replacing it with the following:

        (g) the Average Playboy Stock Price shall be equal to or greater than $13.00; PROVIDED, HOWEVER, that if the Closing Date occurs after December 31, 1998, then the Average PlayBoy Stock Price shall be equal to or greater than $11.00;

    12. Section 7.1(b) of the Merger Agreement is hereby amended by deleting that Section 7.1(b) in its entirety and replacing it with the following:

        (b) by either Playboy or the Company, if the Effective Time of the Mergers shall not have occurred on or before March 1, 1999; PROVIDED, HOWEVER, that (i) the Company's right to terminate this Agreement under this
    Section 7.1(b) shall not be available if the failure of the Company (or any Company Subsidiary) to effect the Related Transactions shall have been the cause of, or resulted in, the failure of the Effective Time of the Mergers to occur before March 1, 1999, other than due to events or circumstances which are beyond the control of the Company; and (ii) the right to terminate this Agreement under this Section 7.1(b) shall not be available to the party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or resulted in, the failure of the Effective Time of the Mergers to occur on or before March 1, 1999;

    13. Sections 7.1(e), (f), (g) and (h) of the Merger Agreement are hereby amended by deleting those Sections in their entirety and replacing them with the following:

        (e) by Playboy, upon a breach by the Company of any material representation or warranty of the Company set forth in this Agreement, or if any such representation or warranty shall have become untrue (either, a "TERMINATING COMPANY BREACH"), in either case such that the conditions set forth in Section 6.3(a) could not be satisfied by the earlier of (i) 30 days after such Terminating Company Breach and (ii) March 1, 1999, upon the Company's exercise of its reasonable best efforts or such

                                     A-2-3
    breach has not in any event been cured by the earlier of (i) 30 days after such Terminating Company Breach and (ii) March 1, 1999;

        (f) by the Company, upon breach by Playboy of any material representation of warranty of Playboy set forth in this Agreement, or if any such representation or warranty shall have become untrue (either, a "TERMINATING PLAYBOY BREACH"), in either case such that the conditions set forth in Section 6.2(a) could not be satisfied by the earlier of (i) 30 days after such Terminating Playboy Breach and (ii) March 1, 1999, upon Playboy's exercise of its reasonable best efforts or such Terminating Playboy Breach has not in any event been cured by the earlier of (i) 30 days after such Terminating Playboy Breach and (ii) March 1, 1999;

        (g) by Playboy, upon the breach by the Company of any material covenant or agreement of the Company set forth in this Agreement which is not able to be cured by the earlier of (i) 30 days after such breach and (ii) March 1, 1999, upon the Company's exercise of its reasonable best efforts or has not, in any event, been cured by the earlier of (i) 30 days after such breach and
    (ii) March 1, 1999;

        (h) by the Company, upon the breach by Playboy of any material covenant or agreement of Playboy set forth in this Agreement which is not able to be cured by the earlier of (i) 30 days after such breach and (ii) March 1, 1999, upon Playboy's exercise of its reasonable best efforts or has not, in any event, been cured by the earlier of (i) 30 days after such breach and
    (ii) March 1, 1999;

    14. Section 7.2(b) of the Merger Agreement is hereby amended by deleting the phrase "subject to the remedies of the parties set forth in Section 7.5".

    15. Section 7.5 of the Merger Agreement is hereby amended by deleting that
Section 7.5 in its entirety and replacing it with the following:

        (a) Except as specifically provided in Sections 7.2 and 7.5, Playboy shall bear its own and, in an amount not in excess of $2.4 million, the Company shall bear its own, the Company Subsidiaries' and Subco's expenses in connection with this Agreement and the transactions contemplated hereby; PROVIDED, HOWEVER, that expenses incurred by the Company, the Company Subsidiaries and Subco in excess of $2.4 million shall be (as specifically provided in the Transfer and Redemption Agreement) borne by Subco; PROVIDED FURTHER, HOWEVER, that if this Agreement is terminated pursuant to any of Sections 7.1(a) through 7.1(i), each of Playboy and the Company shall bear its own expenses in connection with this Agreement and the Related Agreements and the transactions contemplated hereby and thereby (including, without limitation, the Related Transactions). Notwithstanding anything to the contrary contained herein, (i) the cost of printing and filing the S-4, the S-1 and the Proxy Statement shall be borne equally by the Company and Playboy, and (ii) any expenses, other than legal fees, incurred by the Company in fulfilling its obligations under any of the Newco Agreements shall be borne by Playboy. Playboy shall, on or before December 30, 1998, pay to the law firm of Kramer, Levin, Naftalis & Frankel, counsel to the Company, the amount of $500,000, on behalf of the Company as partial payment of the legal fees incurred by the Company in connection with the transactions contemplated by this Agreement and the Related Agreements; PROVIDED, HOWEVER, that such amount shall not be included when calculating the aggregate amount of fees and expenses paid or incurred by the Company for the purposes of Section 5.1(p) or this Section 7.5.

        (b) If this Agreement is terminated for any reason, other than solely pursuant to Section 7.1(f) or Section 7.1(h), then the Company shall pay a termination fee in the amount of $500,000 to Playboy as soon as possible after such termination using the first $500,000 in revenues received by the Company; AND FURTHER PROVIDED, that the Company shall, if requested by Playboy in its sole discretion and to the extent not violative of any other agreement to which the Company is a party, establish, on reasonable terms and conditions specified by Playboy, a "lock-box" account to facilitate such repayment.

    16. Other than as expressly set forth herein, the Merger Agreement is hereby ratified and confirmed and shall remain unchanged in all other respects.

                                     A-2-4

    17. The Company Financial Advisor has advised the Company that it will not change its fairness opinion as a result of the changes made to the Merger Agreement by this Amendment, and that such advice will be confirmed in writing and accompanied by an authorization to include a copy of such confirmation in the Proxy Statement. The Company shall, promptly after receipt, deliver a signed copy of such confirmation to Playboy.

    18. Set forth on Schedule 3.26 is a correct and complete list of all fees and expenses paid by the Company, the Company Subsidiaries and Subco in connection with the transactions contemplated by the Merger Agreement and by the Related Agreements as of the date of this Amendment.

    19. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

                                     A-2-5

    IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed on its behalf as of the day and year first above written.

                                PLAYBOY ENTERPRISES, INC.

                                By         /s/ HOWARD SHAPIRO
                                    ----------------------------------------
                                Name:      Howard Shapiro
                                Title:     Executive Vice President, Law and
                                           Administration, General Counsel and
                                           Secretary

                                NEW PLAYBOY, INC.

                                By         /s/ HOWARD SHAPIRO
                                    ----------------------------------------
                                Name:      Howard Shapiro
                                Title:     Executive Vice President, Law and
                                           Administration, General Counsel and
                                           Secretary

                                PLAYBOY ACQUISITION CORP.

                                By         /s/ HOWARD SHAPIRO
                                    ----------------------------------------
                                Name:      Howard Shapiro
                                Title:     Secretary

                                SPICE ACQUISITION CORP.

                                By         /s/ HOWARD SHAPIRO
                                    ----------------------------------------
                                Name:      Howard Shapiro
                                Title:     Secretary

                                SPICE ENTERTAINMENT COMPANIES, INC.

                                By         /s/ J. ROGER FAHERTY
                                    ----------------------------------------
                                Name:      J. Roger Faherty
                                Title:     Chairman, Chief Executive Officer and
                                           President

                                           A-2-6

                                                                    APPENDIX A-3

                   FORM OF TRANSFER AND REDEMPTION AGREEMENT

    TRANSFER AND REDEMPTION AGREEMENT, dated as of             , 1998 (this
"AGREEMENT"), between Spice Entertainment Companies, Inc., a Delaware corporation ("SPICE", and, collectively with all subsidiaries of Spice other than Subco, "Transferor"), and Directrix, Inc., a Delaware corporation and wholly owned subsidiary of Transferor as of the date hereof ("SUBCO").

    WHEREAS, Playboy Enterprises, Inc., a Delaware corporation ("PLAYBOY"), and Spice have entered into an Agreement and Plan of Merger, dated as of May 29, 1998 (the "MERGER AGREEMENT"), wherein, among other things, they have agreed to merge in accordance with the terms and conditions contained therein.

    WHEREAS, all capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement, or, if not defined therein, in the Non-Competition Agreement.

    WHEREAS, the Merger Agreement provides that Spice distribute, at the Effective Time of the Mergers, (i) to the holders of shares of common stock, par value $.01 per share, of Spice (the "SPICE COMMON STOCK") and (ii) to the holders of shares of Convertible Preferred Stock Series 1997-A of Spice (the "CONVERTIBLE PREFERRED"), as if such shares of Convertible Preferred had been converted into shares of Spice Common Stock immediately prior to the Effective Time of the Mergers, and (iii) the holders of stock options or warrants of Spice, for each share of Spice Common Stock for which a stock option or warrant is exercisable, shall be entitled to receive, as part of the Merger Consideration and in partial exchange therefor, the outstanding common stock, par value $.01 per share, of Subco (the "SUBCO COMMON STOCK") and, if any, warrants to purchase shares of Subco Common Stock (the "SUBCO WARRANTS") as part of the consideration to be given in connection with the Mergers (the "REDEMPTION").

    WHEREAS, for Federal income tax purposes it is intended that the Mergers qualify as exchanges under Section 351 of the Internal Revenue Code of 1986, as amended (the "CODE"), and as a redemption under Section 302(b) of the Code.

    WHEREAS, it is further contemplated by the Merger Agreement that, prior to the Redemption, Transferor shall transfer certain assets and liabilities to Subco in accordance with the terms of this Agreement and the other Related Agreements.

    WHEREAS, accordingly, the Boards of Directors of Spice and Subco have approved this Agreement.

    NOW, THEREFORE, in consideration of the premises, and of the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto hereby agree as follows:

    1. TRANSFER AND ASSIGNMENT OF TRANSFERRED ASSETS.

    (a) (i) On the Closing Date immediately prior to the Redemption, subject to the conditions of this Agreement, Transferor shall transfer, assign, convey and deliver to, and vest in (collectively, "transfer"), Subco, its successors and assigns, all of Transferor's right, title and interest with respect to the items listed on Schedule 1(a)(1) hereto, all as the same shall exist on the Closing Date, subject to the disposition of any such right, title or interest by Transferor prior to the Closing Date in accordance with the terms of the Merger Agreement (collectively, the "Transferred Assets"). For purposes of this Agreement, the term "Transferred Assets" shall also include the items listed on
Schedule 1(a)(2) hereto, which items shall be transferred to Subco separately from this Agreement in accordance with the terms of the documents referenced in such Schedule.

       (ii) Notwithstanding anything herein to the contrary, no Transferred Asset (which is a contract or agreement or any part thereof or any rights or interests thereunder, other than the Explicit Rights Agreements or the License Agreements in connection therewith (as such terms are defined in Section 6(a))) which pursuant to its terms or otherwise by law may not be transferred without the consent of any party thereto shall be deemed transferred pursuant to this Agreement unless and until such consent or a waiver therefrom is given. If any such consent or waiver is not reasonably likely to be obtained before the Closing Date, each of Transferor and Subco agrees (subject to its continuing obligation to attempt to obtain such consents or waivers prior to Closing in accordance with the terms of the Merger Agreement and the Related Agreements) to use its reasonable commercial efforts to enter into any reasonable arrangement (such as subcontracting, sublicensing or subleasing) designed to provide for Subco as of the Closing Date, on terms at least as favorable as those Subco would have been entitled to receive had such consents or waivers been obtained, the benefits under the applicable Transferred Asset (such rights, title and interests of Subco under such arrangement with respect to such Transferred Asset, the "REPLACEMENT ASSET"), including, without limitation, enforcement, at the cost and for the benefit of Subco, of any and all rights of Transferor against any other party thereto arising out of the breach or cancellation thereof by such party; PROVIDED that Subco agrees to assume all liabilities and obligations relating to, or arising out of, such Replacement Asset ("REPLACEMENT LIABILITIES") (PROVIDED, HOWEVER, that Subco will not assume any liabilities or obligations in excess of the liabilities or obligations that would have been assumed had the applicable Transferred Asset actually been transferred) and to indemnify and hold harmless Transferor (and any Indemnitees covered by Section 10(b)) for all Losses (as defined in Section 10(a)) arising out of such Replacement Liabilities to the same extent as if such Replacement Liabilities were included on SCHEDULE 2 as Assumed Liabilities and were duly assumed by Subco in accordance with the terms hereof (other than for the costs and expenses incurred by Transferor in order to obtain such consent or waiver or negotiate such arrangements), including, without limitation, for any loss or other liability of Transferor arising out of the direct or indirect use or other exploitation of such Replacement Asset by Subco.

    (b) Notwithstanding anything in Section 1(a) to the contrary, there shall be excluded from the Transferred Assets all of Transferor's right, title or interest with respect to the items listed on SCHEDULE 1(B) hereto and all other items not expressly set forth on SCHEDULE 1(A)(1) or SCHEDULE 1(A)(2), which right, title and interest shall not be transferred to Subco hereunder.

    (c) Subco acknowledges that all of the Transferred Assets shall be transferred to and accepted by Subco in accordance with this Agreement and the other Related Agreements on the Closing Date in an "as is" condition, free of any and all warranties or representations by Transferor, express or implied, and subject to any liens of the Vendor Capital Group (with respect to the portion of Vendor Capital Lease Agreement included in the Transferred Assets), IBM Credit Corporation (with respect to the IBM related contracts and agreements included in the Transferred Assets), or any other liens, encumbrances or agreements (including sublicenses) in existence on the Closing Date, with respect thereto, other than the liens of Darla L.L.C. which shall be released in accordance with
Section 6.2 of the Merger Agreement by the Closing Date.

    (d) Each of Spice and Subco shall use its reasonable commercial efforts to cause a Licensor Consent (as defined in the Explicit Rights Agreement) to be duly executed, prior to Closing, in connection with the Explicit Rights Agreements for each License Agreement.

    1A. CONSIDERATION. In consideration of the transfer of the Transferred Assets, Subco will (a) assume certain liabilities as described in Section 2 below and (b) issue to Spice, in an amount and on such terms as shall be determined by Spice, shares of Subco Common Stock, and if so determined by Spice, Subco Warrants.

    2. ASSUMPTION OF LIABILITIES. In connection with the transfer of the Transferred Assets, on the Closing Date immediately prior to the Redemption, Subco shall unconditionally assume and undertake to pay, perform and satisfy, when due, all of the debts, liabilities, commitments and obligations of Transferor, whether fixed, absolute or contingent, direct or indirect, accrued or not accrued, monetary or non-monetary, known or unknown, matured or unmatured, whenever or however arising and whether or not the same would be required by generally accepted accounting principles to be reflected in financial statements or disclosed in the notes thereto (each a "LIABILITY" and, collectively, "LIABILITIES"), set forth on SCHEDULE 2 hereto (collectively, the "ASSUMED LIABILITIES"). Other than the Assumed Liabilities and subject

                                     A-3-2
to Section 1(c) and the indemnification provisions contained in Section 1(a)(ii) and Section 10, Subco shall have no obligation to pay, perform or satisfy any Liability of Transferor.

    3.  EMPLOYEES AND EMPLOYEE BENEFIT PLANS.

    (a) EMPLOYMENT. Subco will, as of the Closing Date, offer employment to the employees of Transferor set forth on SCHEDULE 3(A) hereto (the "SUBCO EMPLOYEES"). Subco shall be entitled to offer employment to any other Person at any time, subject to certain restrictions set forth in Section 1(d) of the Non-Competition Agreement.

    (b) 401(K) PLANS. Effective as of the Closing Date, Transferor will take steps necessary to initiate termination of Transferor's 401(k) Plan.

    (c) BONUSES. Effective as of the Closing Date, Subco shall assume all liability for the pro rata portion of the 1998 bonuses payable to Subco Employees attributable to the period commencing immediately after the Closing Date and continuing through the end of such year pursuant to the Transferor's bonus plan.

    (d) WORKER'S COMPENSATION. Effective as of the Closing Date, Subco shall assume all liability for workers' compensation claims by Subco Employees arising out of events occurring after the Closing Date. Transferor shall continue to be responsible for all liability for (i) workers' compensation claims by Subco employees arising out of events occurring on or prior to the Closing Date and
(ii) all workers' compensation claims by all Non-Subco Employees without regard to the date on which such claims arise.

    (e) PRESERVATION OF EMPLOYEE PLANS. No provision of this Agreement shall be construed as a limitation on the right of Transferor or Subco to amend or terminate any employee plan which Transferor or Subco would otherwise have under the terms of such employee plan or otherwise.

    (f) SEVERANCE PAYMENTS. Transferor shall retain liability for all (i) non-contractual severance obligations (other than with respect to former Transferor employees who are employed by Subco (or EM) at any time within six months following the Closing) arising in connection with or as a result of the Mergers and (ii) the other severance obligations set forth on SCHEDULE 3(G) hereto.

    3A.  SPECIAL PROVISIONS REGARDING BET AND VENDOR CAPITAL GROUP.

    (a) BET. On the Closing Date and as part of the Transferred Assets, Transferor shall assign to Subco the Agreement for Compressed Transponder Services effective as of January 1, 1998 between Black Entertainment Television, Inc. ("BET") and Transferor, as renewed pursuant to a letter dated May 26, 1998 (as extended, the "BET AGREEMENT"), subject to BET's consent to such assignment. Transferor shall provide one compressed digital stream for the BET service in accordance with the BET Agreement for the balance of the term of the BET Agreement at no charge to Subco, PROVIDED, Subco shall be responsible for any out-of-pocket costs incurred by Transferor in connection with such assignment, including any costs Transferor may incur for compression of an additional channel, if any. The BET Agreement expires on November 30, 1998, subject to BET's rights to extend the term for an additional six months. Notwithstanding the foregoing, should Transferor wish to use the compressed transponder stream used by BET for any other purpose, Transferor shall send Subco no less than 60 days prior written notice of its desired use of the compressed transponder stream. Subco shall cause BET to terminate its use of Transferor's compressed transponder services on the termination date in accordance with the prior written notice and Subco shall provide BET with a compressed transponder stream for BET's use. Subco shall indemnify Transferor for any Losses (as defined in Section 10(a)) incurred in connection with the BET Agreement in accordance with the indemnification provision of this Agreement.

    (b) VENDOR CAPITAL LEASE GROUP EQUIPMENT LEASE. On the Closing Date and as part of the Transferred Assets, Transferor shall transfer to Subco the General Instruments Digicipher II Integrated Encoder System ("ENCODER SYSTEM") leased from Vendor Capital Group ("VCG") under an equipment lease dated June 24, 1996 ("VENDOR CAPITAL LEASE AGREEMENT"). The Vendor Capital Lease Agreement shall be replaced with two lease agreements, one for the Encoder System and one for the decoders, with the lease payments

                                     A-3-3
prorated based on the relative original costs of the Encoder System and the decoders. Transferor shall retain the entire benefit of the advance lease payments under the Vendor Capital Lease Agreement and the C/D assigned to VCG as additional security thereunder. As provided for in the Mandatory Services Agreement, Transferor shall make service payments for Compression and Encryption Services (as those terms are defined in the Mandatory Services Agreement) in an amount equal to the lease payments otherwise payable by Subco for the Encoder System in accordance with the Vendor Capital Lease Agreement, as modified as provided for herein. At Subco's election, Subco may exercise the purchase option for the Encoder System as provided for in the Vendor Capital Lease Agreement in which event Transferor shall pay Subco an amount equal to the amount which Subco shall pay to VCG pursuant to the purchase option, and upon exercise of such purchase option and payment thereunder Subco shall own all right, title and interest in and to the Encoder System. From the date of Subco's purchase of such Encoder System until the expiration of the initial term under the Mandatory Services Agreement, Subco shall continue to provide Compression and Encryption Services to Transferor, and Transferor shall not be obligated to make any payments for such Compression and Encryption Services. If Transferor desires to have Subco provide Compression and Encryption Services after the initial term of the Mandatory Services Agreement, Subco shall provide such services for a fair market value service fee to be mutually agreed to by the parties.

    4.  CLOSING.

    (a) CLOSING AND CLOSING DATE. Subject to Section 6, the closing of the transactions contemplated in this Agreement (the "CLOSING") shall take place in New York City at the offices of Paul, Weiss, Rifkind, Wharton & Garrison on the Closing Date, on or prior to the Effective Time of the Mergers.

    (b) SPICE DELIVERIES. At the Closing, Spice shall execute and deliver to Subco the following:

        (i) one or more bills of sale and instruments of assignment with respect to the Transferred Assets in form and substance reasonably satisfactory to the parties hereto, duly executed by Transferor;

        (ii) a transfer agency agreement (the "TRANSFER AGENCY AGREEMENT") between Spice and Spice's transfer agent (the "TRANSFER AGENT") relating to the distribution of Subco Common Stock in the Mergers in form and substance reasonably satisfactory to the parties thereto duly executed by Spice and the Transfer Agent;

       (iii) an assignment and assumption of the Tenth Floor Lease (as defined below) in form and substance reasonably satisfactory to the parties hereto, duly executed by Transferor; and

        (iv) all such other conveyances, assignments, confirmations, powers of attorney, and other instruments, duly executed by Transferor, as the parties hereto shall reasonably determine are necessary, expedient or proper in order to effectuate the transfer and assignment of the Transferred Assets as contemplated hereby.

    (c) SUBCO DELIVERIES. At the Closing, Subco shall execute and deliver to Spice the following:

        (i) an instrument of assumption with respect to the Assumed Liabilities in form and substance reasonably satisfactory to the parties hereto, duly executed by Subco;

        (ii) an assignment and assumption of the Tenth Floor Lease (as defined below) in form and substance reasonably satisfactory to the parties hereto, duly executed by Subco;

       (iii) a certificate or certificates representing shares of common stock of Subco and warrants, if any, to purchase shares of common stock of Subco, in the number determined in accordance with Section 5(b)(v), for delivery to the Exchange Agent; and

                                     A-3-4

        (iv) all such other instruments of assumptions, duly executed by Subco, as the parties hereto shall reasonably determine are necessary, expedient or proper in order to effectuate the assumption of the Assumed Liabilities as contemplated hereby.

    5.  THE REDEMPTION.

    (a) COOPERATION PRIOR TO THE REDEMPTION. As promptly as practicable after the date hereof, Spice and Subco shall take all such action as may be necessary or appropriate to fulfill all of the conditions set forth in Section 6 and to effect the Redemption, including without limitation the specific actions set forth in clauses (b) and (c) of this Section 5, as applicable.

    (b) THE REDEMPTION

        (i) Spice and Subco shall prepare and Subco shall file with the SEC a registration statement on Form S-1 or any other appropriate form (the "S-1") to effect the registration of the Subco Common Stock and Subco Warrants, if any, pursuant to the Securities Act and they shall use their best efforts to cause such registration statement to be declared effective under the Securities Act.

        (ii) Spice and Subco shall cooperate in preparing, filing with the SEC and causing to become effective any registration statements or amendments thereto which are appropriate to reflect the establishment of, or amendments to, any employee benefit and other plans contemplated in this Agreement to be in effect for Subco.

       (iii) Spice and Subco shall take all such action as may be necessary or appropriate under any applicable state securities or blue sky laws or other applicable laws in connection with the transactions contemplated in this subsection (b).

        (iv) Spice and Subco shall prepare, and Subco shall file and seek to make effective, an application to permit listing or quotation of the Subco Common Stock and the Subuco Warrants, if any, on the Nasdaq Small Cap Market.

        (v) Subject to Section 6, on the Closing Date, Spice shall deliver to the Exchange Agent one or more share certificates representing the outstanding shares of Subco Common Stock (and Subco Warrants, if any) to be distributed as part of the Merger Consideration in the Mergers and shall instruct the Exchange Agent, in accordance with the terms of the Merger Agreement, to distribute to each holder of Spice Common Stock (other than those whose shares shall be canceled pursuant to Section 2.2(g) of the Merger Agreement or those who have exercised and perfected dissenters' rights under Section 262 of the DGCL and Section 2.3(j) of the Merger Agreement), as of the Effective Time of the Mergers, and for each share of Spice Common Stock held, the number of shares of Subco Common Stock equal to the Redemption Ratio and the number of Subco Warrants, if any, to be delivered pursuant to Section 2.2 of the Merger Agreement with respect to each such share of Spice Common Stock. Spice shall also deliver to the Exchange Agent the number of shares of Subco Common Stock (and Subco Warrants, if any) that each holder of Convertible Preferred would be entitled to receive if the shares of Convertible Preferred were converted into Spice Common Stock immediately prior to the Effective Time of the Mergers. Spice shall also deliver to the Exchange Agent the number of shares of Subco Common Stock and Subco Warrants, if any, that each holder of stock options or warrants of Spice would be entitled to receive if the stock options or warrants were exercised for Spice Common Stock, and the exercise price for such stock options or warrants were paid, immediately prior to the Effective Time of the Mergers. Subco agrees to provide all share certificates that the Exchange Agent shall require in order to effect such Redemption. All shares of Subco Common Stock issued in the Mergers shall be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Such distribution of Subco Common Stock (and Subco Warrants, if any,) in the Mergers shall be in partial exchange for such shares of Spice Common Stock and the Convertible Preferred, shall constitute part of the Merger Consideration under the Merger

                                     A-3-5

    Agreement, and shall be considered a redemption of such Spice Common Stock and the Convertible Preferred for tax purposes.

        (vi) Immediately upon consummation of the Redemption, each share of Subco Common Stock owned by Spice shall automatically and without any action on the part of Spice, be canceled and retired and cease to exist, so that Spice shall not hold or beneficially own directly or indirectly any shares of Subco Common Stock or any other capital stock or securities of Subco.

    (c) SPICE APPROVAL OF CERTAIN SUBCO ACTIONS. Unless otherwise provided in this Agreement, Spice shall cooperate with Subco in effecting, and, if so requested by Subco, Spice shall, as the sole stockholder of Subco, ratify any actions that are reasonably necessary or desirable to be taken by Subco to effectuate, prior to the Closing Date, the transactions contemplated in this Agreement in a manner consistent with the terms of this Agreement, including, without limitation, the following: (i) the preparation and approval of the Certificate of Incorporation and By-laws of Subco to be in effect at the Closing Date; (ii) the election or appointment of directors and officers of Subco to serve in such capacities commencing on the Closing Date; and (iii) the registration under applicable securities laws of any securities of Subco issued or distributed pursuant to subsection (b) above.

    6.  CONDITIONS.

    (a) GENERAL CONDITIONS. The respective obligations of the parties hereto to consummate the Redemption and to perform all other obligations set forth herein are subject to the satisfaction or waiver of the following conditions:

        (i) an Explicit Rights Agreement, substantially in the form of EXHIBIT 6(A)(I) hereto (an "EXPLICIT RIGHTS AGREEMENT"), with respect to the license agreements listed on SCHEDULE 6(A)(I) hereto (the "LICENSE AGREEMENTS"), other than such License Agreements for which a Licensor Consent has not been duly executed, shall have been duly executed by all of the parties thereto;

        (ii) the Owned Rights Agreement, substantially in the form of EXHIBIT 6(A)(II) hereto (the "OWNED RIGHTS AGREEMENT") shall have been duly executed by all of the parties thereto; and

       (iii) if the Newco Transactions shall have been consummated, the Mandatory Services Agreement shall have been duly executed by the parties thereto, and if the Newco Transactions shall not have been consummated, the Mandatory Services Agreement, as modified to provide that Subco shall provide the Satellite Services (as defined in the Mandatory Services Agreement) for a minimum of three (3), rather than two (2), networks, shall have been duly executed by the parties thereto.

    (b) CONDITIONS TO THE OBLIGATIONS OF SPICE. The obligations of Spice to consummate the Redemption and to perform all other obligations set forth herein are subject to the satisfaction or waiver of the following conditions:

        (i) Subco shall have effected its assumption of the Assumed Liabilities, as contemplated in Section 2;

        (ii) Playboy shall have received a certificate in form and substance reasonably satisfactory to Playboy, executed as of the Effective Time of the Mergers by the President of Subco on behalf of Subco, certifying that all of the conditions to be performed by Subco or Transferor contained in this
    Section 6 and all of the covenants and agreements to be performed prior to or at Closing by Subco or Transferor, shall have been duly satisfied, performed or waived in accordance with the terms of this Agreement, and that the covenants and agreements contained in Section 5.15(b) of the Merger Agreement shall have been duly performed in accordance with the terms of such Section;

       (iii) effective as of the Closing Date, Transferor shall have received all reasonably necessary or desirable releases (including, without limitation, releases of any liens or other encumbrances on the assets to be retained by Transferor under the Related Agreements) in connection with any debt, financing or other similar obligations to be transferred to Subco pursuant to the Related Agreements,

                                     A-3-6
    a complete and accurate list of which is set forth by Subco on SCHEDULE 6(B)(III) hereto, including, without limitation, such releases duly executed and delivered by IBM Credit Corporation and the Vendor Capital Group;

        (iv) [intentionally omitted];

        (v) effective as of the Closing Date, Transferor shall have been removed as guarantor of or obligor for any indebtedness or other obligations for which Subco would be primarily liable after giving effect to the transactions contemplated hereby, a complete and accurate list of all such guaranties or other obligations being set forth by Subco on SCHEDULE 6(B)(V) hereto;

        (vi) (A) effective as of the Closing Date, all of the contracts and agreements made solely between Transferor and EM (or any of its subsidiaries or affiliates), a complete and accurate list of which is set forth by Subco on SCHEDULE 6(B)(VI)(A)hereto, shall have been terminated or assigned in their entirety (including all rights, interests and obligations thereunder) from Transferor to Subco;

        (B) effective as of the Closing Date, all of the contracts and agreements among EM (or any of its subsidiaries or affiliates), Transferor and any third party, a complete and accurate list of which is set forth by Subco on SCHEDULE 6(B)(VI)(B)hereto, shall have been terminated or assigned in their entirety (including all rights, interests and obligations thereunder) from Transferor to Subco; and

        (C) effective as of the Closing Date, all of the contracts and agreements solely among EM and third parties and all other contracts and agreements of EM referred to in clauses (A) and (B) of this Section 6(b)(vi) which would violate the Non-Competition Agreement (including through the performance of any obligation thereunder), a complete and accurate list of which is set forth by Subco on SCHEDULE 6(B)(VI)(C) hereto, shall have been terminated (including all rights, interests and obligations thereunder) or amended to the extent necessary so that such contracts or agreements would no longer be in violation of the Non-Competition Agreement;

       (vii) effective as of the Closing Date, all contracts and agreements which obligate Transferor to provide any programming, services or other obligations, the content of which would generally be considered "explicit" in the adult industry (including, without limitation, any obligations to provide any programming which is similar in content and degree of explicitness to the movies and related programming currently featured on the C-Band channels maintained by EM) (collectively, "EXPLICIT OBLIGATIONS"), a complete and accurate list of which is set forth by Subco on SCHEDULE 6(B)(VII) hereto, shall have been (x) terminated or assigned in their entirety (including all rights, interests and obligations thereunder) to Subco pursuant to the Related Agreements, or (y) terminated or assigned (including all rights, interests and obligations thereunder) insofar as they relate to the provision of such Explicit Obligations to Subco pursuant to the Related Agreements;

      (viii) effective as of the Closing Date, the Transponder Services Agreement, dated as of February 7, 1995 (including any amendments thereto), between Loral Skynet (as successor in interest to AT&T) and Transferor (the "TRANSPONDER SERVICES AGREEMENT") shall have been terminated and replaced by two new similar and separate agreements between Loral Skynet and Spice (or, if the Newco Transactions shall have been consummated, Newco), on the one hand, with respect to the "platinum" transponder 7 which had been covered by the Transponder Services Agreement (the "NEWCO TRANSPONDER"), and Loral Skynet and Subco, on the other hand, with respect to the remaining transponders which had been covered by the Transponder Services Agreement, in each case in a manner satisfactory to Spice, so that, among other things, following the Closing Date Transferor (or if the Newco Transactions shall have been consummated, Transferor and Newco) shall have no liabilities or other obligations with respect to such remaining transponders and Subco shall have no liabilities or other obligations with respect to the Newco Transponder;

        (ix) effective as of the Closing Date, the Vendor Capital Lease, shall have been terminated and replaced by two new similar and separate agreements between Vendor Capital Group and Transferor,

                                     A-3-7
    on the one hand, with respect to the "decoders" which had been covered by the Vendor Capital Lease Agreement, and Vendor Capital Group and Subco, on the other hand, with respect to the Encoder System in accordance with
    Section 3A(b) hereof;

        (x) effective as of the Closing Date, (a) the Lease, dated February 13, 1995 (including any amendments thereto), between Transferor, as tenant, and Schack & Schack Real Estate Co., as landlord, covering the Tenth (10th) Floor of the building known as 536 Broadway, New York, New York (the "Tenth Floor Lease") shall have been amended, so that Paragraph 75 of the Tenth Floor Lease (which provides for a cross-default between the Tenth Floor Lease and any other lease between Transferor and the landlord under the Tenth Floor Lease) shall be deleted in its entirety, and (b) all other leases of space by Transferor, as tenant, in the buildings known as 532 Broadway and 536 Broadway, shall have been amended so that the cross default provision which is set forth in Paragraph 75 of the Tenth Floor Lease and which is deemed included in any other lease previously signed by Transferor and the landlord under the Tenth Floor Lease, shall be deleted from such other leases, in each case, in a manner satisfactory to Spice;

        (xi) all other consents, approvals and other items referenced in Section 7(c) shall have been duly obtained, including those listed on SCHEDULE 7(C) hereto, and all waiting periods shall have expired or otherwise terminated without any adverse effect upon any of the parties hereto;

       (xii) the representations and warranties of Subco set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date; and

      (xiii) Subco shall have delivered to Transferor a certificate (in form and substance reasonably satisfactory to Transferor), dated the Closing Date and signed by the Secretary of Subco, certifying (A) that full and complete copies of the following documents are attached thereto: (x) the Certificate of Incorporation and By-laws of Subco as in effect on the Closing Date and
    (y) resolutions of the Board of Directors of Subco authorizing and approving this Agreement, the Related Agreements and the transaction contemplated thereby; and (B) as to the incumbency and specimen signature of each officer of Subco signing this Agreement and the Related Agreements.

    (c) CONDITIONS TO THE OBLIGATIONS OF SUBCO. The obligations of Subco to consummate the transactions contemplated herein and to perform all other obligations set forth herein are subject to the satisfaction or waiver of the following conditions:

        (i) that Transferor shall have transferred to Subco the Transferred Assets, as contemplated in Sections 1(a)(i), (b) and (c);

        (ii) that any failures to obtain any consents or waivers, or to make any arrangements, in each case, which were contemplated in Section 1(a)(ii), by the Closing Date is not reasonably likely to have, individually or in the aggregate, an effect in, on or relating to the business of Subco that is, or is reasonably likely to be, materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise), prospects or results of operations of Subco, other than (A) any effect arising out of general economic conditions in the United States or (B) a change in the market price of Subco Common Stock not accompanied by one or more other effects of the type described above in this clause (ii) (a "SUBCO MATERIAL ADVERSE EFFECT");

       (iii) that any failure to obtain any Licensor Consents is not reasonably likely to have, individually or in the aggregate, a Subco Material Adverse Effect;

        (iv) that all liens imposed in connection with the Darla L.L.C. credit facility of Transferor shall have been released in connection with the satisfaction of such facility contemplated by Section 6.2 of the Merger Agreement; and

                                     A-3-8

        (v) if the Newco Transactions shall have been consummated, the Non-Competition Agreement (as defined in the Asset Purchase Agreement included in the Newco Agreements) shall have been duly executed and delivered by the parties thereto.

    7. REPRESENTATIONS AND WARRANTIES OF SUBCO. Subco represents and warrants as follows:

    (a) CORPORATE EXISTENCE AND POWER. Subco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and it has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each Related Agreement to which it is or will be a party. Subco was organized on July 20, 1998, and since such date has engaged in no business other than activities relating to its organization and the transactions contemplated by this Agreement and the other Related Agreements.

    (b) AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by Subco of this Agreement, the other Related Agreements to which it is or will be a party and the transactions contemplated hereby and thereby (x) have been duly authorized by all necessary corporate action of Subco, (y) do not contravene the terms of the certificate of incorporation or by-laws of Subco or any note, bond, lease, license, contract, agreement or other instrument or obligation to which Subco is a party or by which it or any of its respective properties or assets may be bound, and (z) do not violate any judgment, injunction, writ, award, decree or order of any nature of any Governmental Entity against, or binding upon, Subco or any law or regulation applicable to Subco.

    (c) GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENTS. Schedule 7(c) sets forth each approval, consent, compliance, exemption, permit, license, authorization or other action by, or notice to, or filing with, any Governmental Entity or any other Person, and each waiting period under any applicable law or otherwise, which is necessary or required in connection with the execution, delivery and performance by Transferor or Subco of this Agreement, the other Related Agreements and the transactions contemplated hereby and thereby.

    (d) BINDING EFFECT. This Agreement has been, and each other Related Agreement to which Subco is or will be a party will be, duly executed and delivered by Subco; and this Agreement constitutes, and each other Related Agreement to which Subco is or will be a party will constitute, the legal, valid and binding obligation of Subco enforceable against Subco in accordance with its terms.

    8.  LITIGATION.

    (a) With respect to any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal (collectively, any "ACTION") now pending or which may hereafter be commenced or threatened relating to or arising from the Assumed Liabilities which may result in liability for Transferor (and/or its successors in interest, affiliates and employees, as the case may be), Transferor and Subco shall each use its best efforts to have Subco or a Subco subsidiary substituted as parties to such Action in the place of and for Transferor (and/or such other parties, as the case may be) and to have Transferor (and/or such other parties, as the case may
be) removed as parties to such Action following the Closing Date.

    (b) With respect to all Actions now pending or which may hereafter be commenced or threatened relating to or arising from any liabilities or obligations of Transferor not assumed by Subco pursuant to Section 2 hereof which may result in liability for Subco (and/or its successors in interest, affiliates and employees, as the case may be), Transferor and Subco shall each use its best efforts to have Transferor substituted as a party to such Action in the place of and for Subco (and/or such other parties, as the case may be) and to have Subco (and/or such other parties, as the case may be) removed as parties to such Action following the Closing Date.

    (c) At all times from and after the Closing Date, each of the parties hereto shall use reasonable efforts to make available to the other upon written request its and its subsidiaries' officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in

                                     A-3-9
connection with any Actions in which the requesting party may from time to time be involved without reimbursement for such persons' salaries (but with reimbursement for such persons' reasonable travel and other similar expenses incurred pursuant to this Section 8(c)), and which relate to the business of Transferor as it existed prior to the Closing.

    9.  ADMINISTRATIVE MATTERS.

    (a) PROVISION OF CORPORATE RECORDS. Each of the parties hereto shall use its best efforts to arrange, as soon as practicable following the Closing Date, for the delivery to the other party of the Transferor Documents or Subco Documents (each, as defined in the Schedules hereto), as the case may be. Except as otherwise required by law or agreed to in writing, each of Transferor and Subco shall retain all information relating to the business, assets or liabilities of Transferor or Subco as they existed prior to the Closing in its possession or under its control until such information is at least five years old except that if, prior to the expiration of such period, any of them wishes to destroy or dispose of any such information that is at least three years old, prior to destroying or disposing of any of such information, (i) Transferor or Subco shall provide no less than 30 days prior written notice to the other party, specifying the information proposed to be destroyed or disposed of, and (ii) if, prior to the scheduled date for such destruction or disposal, the other party requests in writing that any of the information proposed to be destroyed or disposed of be delivered to such other party, such party promptly shall arrange for the delivery of the requested information to a location specified by, and at the expense of, the requesting party. For purposes of this Section 9, "information" shall mean all records, books, subscriptions, contracts, instruments, computer data and other data and information.

    (b) ACCESS TO INFORMATION. From and after the Closing Date, each of the parties hereto shall afford to the other and its authorized accountants, counsel and other designated representatives reasonable access and duplication rights (at the requesting party's expense) during normal business hours and upon reasonable advance notice, subject to appropriate restrictions for classified information, to all information within the possession or control of such party and its subsidiaries, to the extent relating to the business, assets or liabilities of Transferor or Subco as it existed prior to the Closing, insofar as such access is reasonably required by the other party. Without limiting the foregoing, information may be requested under this Section 9(b) for audit, accounting, claims, litigation and tax purposes, as well as for purpose of fulfilling disclosure and reporting obligations.

    (c) COOPERATION WITH RESPECT TO GOVERNMENT FILINGS AND REPORTS. Each of the parties hereto agrees to provide the other party with such cooperation and information as may be reasonably requested by the other in connection with the preparation or filing of any government report or other government filing, or in conducting any other government proceeding, relating to events prior to the Closing Date. Such cooperation and information shall include, without limitation, promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any government authority to the appropriate party. Each party shall make its employees and facilities available during normal business hours and on reasonable prior notice to provide explanation of any documents or information provided hereunder.

    (d) CORRESPONDENCE. Spice hereby authorizes Subco, on and after the Closing Date, to receive and open mail addressed to Transferor and to deal with the contents thereof in a responsible manner, provided that such mail relates (or reasonably appears to relate) to the Subco Business, the Transferred Assets or the Assumed Liabilities. Subco shall deliver to Spice any mail which relates to any other matter addressed to Transferor which is delivered to and received by Subco. Subco hereby authorizes Transferor, on and after the Closing Date, to receive and open mail addressed to Subco and to deal with the contents thereof in a responsible manner, provided that such mail relates (or reasonably appears to relate) to such other matters. Transferor shall deliver to Subco any mail which relates to the Subco Business, the Transferred Assets or the Assumed Liabilities addressed to Subco which is delivered to and received by Transferor.

                                     A-3-10

    (e) SETTLEMENT FOR CASH COLLECTIONS AND DISBURSEMENTS. For each calendar month, commencing with the month in which the Closing occurs and continuing until determined by the parties no longer to be necessary, each of Subco and Spice shall cause all cash collections and cash disbursements received by Subco for the benefit of Transferor, or by Transferor for the benefit of Subco, as the case may be, during the relevant month to be remitted to the party entitled to the benefit thereof as promptly as reasonably possible after the receipt thereof. Subject to the foregoing sentence, each of Transferor and Subco shall pay to the other, if and when received, any amounts which shall be received after the Closing Date for the benefit of such other party.

    10.  INDEMNIFICATION.

    (a) OBLIGATION OF SPICE TO INDEMNIFY. Spice shall indemnify, defend and hold harmless Subco (and any of its directors, representatives, officers, employees, affiliates, subsidiaries, successors and assigns) from and against any losses, claims (including, without limitation, any third party claims), damages, expenses or other liabilities or obligations ("LOSSES") (including, without limitation, interest, penalties and reasonable fees and expenses (including costs of investigation and preparation) of attorneys, experts and consultants incurred by any such indemnified party in any action or proceeding between such indemnified party and such indemnifying party or between such indemnified party and any third party) arising out of or in connection with (i) a breach by Spice of any covenant or agreement to be performed by it after Closing contained in this Agreement, any other Related Agreement to which it is a party or in any document or other writing delivered pursuant hereto or thereto, (ii) any Liability of Transferor not intended to be assumed by Subco pursuant to Section 2, and (iii) any untrue statement or alleged untrue statement of a material fact contained in the S-1, S-4 or in the Proxy Statement, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only in each case with respect to information provided by or on behalf of Playboy relating to Playboy and contained in or omitted from the S-1, S-4 or the Proxy Statement.

    (b) OBLIGATION OF SUBCO TO INDEMNIFY. Subco shall indemnify, defend and hold harmless Spice (and any of its directors, representatives, officers, employees, affiliates, successors (including the S Surviving Corporation), subsidiaries and assigns) from and against any Losses (including, without limitation, interest, penalties and reasonable fees and expenses (including costs of investigation and preparation) of attorneys, experts and consultants incurred by any such indemnified party in any action or proceeding between such indemnified party and such indemnifying party or between such indemnified party and any third party) arising out of or in connection with (i) a breach by Subco of any representation, warranty, certification, covenant or agreement contained in this Agreement, any other Related Agreement to which it is a party, or in any document or other writing delivered pursuant hereto or thereto (including, without limitation, any certificate delivered pursuant to this Agreement or any other Related Agreement), (ii) a breach by Spice of any covenant or agreement to be performed by it at or prior to Closing contained in this Agreement, any other Related Agreement to which it is a party, or in any document or other writing delivered pursuant hereto or thereto, (iii) any Assumed Liabilities, and (iv) any untrue statement or alleged untrue statement of a material fact contained in the S-1, S-4 or in the Proxy Statement, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only in each case with respect to information provided by or on behalf of Subco or Transferor relating to Subco and contained in or omitted from the S-1, S-4 or the Proxy Statement.

    (c) NOTICE TO INDEMNIFYING PARTY. If any Person entitled to indemnification hereunder (the "INDEMNITEE") receives written notice of any third party claim or potential claim or the commencement of any action or proceeding that could give rise to an obligation on the part of any other Person (the "INDEMNIFYING PARTY") pursuant to Section 10(a) or 10(b), the Indemnitee shall promptly give the Indemnifying Party notice thereof (the "INDEMNIFICATION NOTICE"); PROVIDED, HOWEVER, that the failure to give the Indemnification Notice promptly shall not impair the Indemnitee's right to indemnification in respect of such claim,

                                     A-3-11
action or proceeding unless, and only to the extent that, the lack of prompt notice results in the Indemnifying Party's forfeiture of substantive rights or defenses. The Indemnification Notice shall contain factual information describing the asserted claim, action or proceeding in reasonable detail (to the extent known to the Indemnitee) and shall include copies of any notice or other document received from any third party in respect of any such asserted claim, action or proceeding. The Indemnifying Party shall have the right to assume the defense of a third party claim, action or proceeding described in this Section 10(c) at its own cost and expense and with counsel of its own choosing; provided, however, that the Indemnifying Party acknowledges in writing (at the time it elects to assume the defense of such claim, action or proceeding, which shall be not later than thirty (30) days after the date of the Indemnification Notice) its obligation under this Section 10(c) to indemnify the Indemnitee with respect to such claim, action or proceeding; such counsel is reasonably satisfactory to the Indemnitee; the Indemnitee is kept reasonably informed of all developments and is furnished copies of all papers; the Indemnitee is given the opportunity, at its option, to participate in, but not control, at its own cost and expense and with counsel of its own choosing the defense of such claim, action or proceeding; and the Indemnifying Party diligently prosecutes the defense of such claim, action or proceeding. In the event that all of the conditions of the foregoing provision are not satisfied, the Indemnitee shall have the right, without impairing any of its rights to indemnification as provided herein, to assume and control the defense of such claim, action or proceeding and to settle such claim, action or proceeding. No settlement of any such third party claim, action or proceeding shall be made by the Indemnifying Party without the prior written consent of the Indemnitee (which shall not be unreasonably withheld or delayed). No settlement of any such third party claim, action or proceeding shall be made by the Indemnitee if the Indemnifying Party shall have assumed the defense thereof and shall be in compliance with its obligations with respect thereto as set forth above in this Section 10(c). If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. Notwithstanding the foregoing, the Indemnitee shall have the right to employ separate counsel at the Indemnifying Party's expense and to control its own defense of such asserted liability if in the opinion of counsel to such Indemnitee a conflict or potential conflict exists between the Indemnifying Party and such Indemnitee that would make such separate representation advisable.

    (d) CERTAIN LIMITATIONS. The amount of any Losses for which indemnification is provided under this Agreement shall be net of any amounts actually recovered by the Indemnitee from third parties (including, without limitation, amounts actually recovered under insurance policies other than pursuant to retrospective or other self-insurance type policies) with respect to such Losses. Any Indemnifying Party hereunder shall be subrogated to the rights of the Indemnitee upon payment in full of the amount of the relevant Loss. An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto. If any Indemnitee recovers an amount from a third party in respect of any Loss for which indemnification is provided under this Agreement after the full amount of such Loss has been paid by an Indemnifying Party or after an Indemnifying Party has made a partial payment of such Loss and the amount received from the third party exceeds the remaining unpaid balance of such Loss, then the Indemnitee shall promptly remit to the Indemnifying Party the excess (if any) of (i) the sum of the amount theretofore paid by the Indemnifying Party in respect of such Loss plus the amount received from the third party in respect thereof, less (ii) the full amount of such Loss.

    11.  TAX MATTERS.

    (a) Except as may otherwise be agreed by the parties, Transferor shall be liable for, and shall indemnify and hold Subco harmless from and against, all liability for Taxes imposed by any governmental authority (i) on Transferor that Subco pays, otherwise satisfies in whole or in part, or results in liens or encumbrances on any assets of Subco, and (ii) on Subco in respect of its income, business, property or operations or for which Subco may otherwise be liable, for taxable years ending on or prior to the Closing Date, including without limitation any Taxes arising as a result of the transactions contemplated hereby and

                                     A-3-12
under the Merger Agreement and other Related Agreements. All Taxes of Subco for which Transferor is not required to indemnify Subco pursuant to the foregoing sentence shall be the obligation of Subco, and Subco shall be liable for, and shall indemnify and hold Transferor and its subsidiaries harmless from and against, all such liabilities. The parties hereto agree to take all actions necessary to ensure that there are no taxable years of Subco that include, but do not end on, the Closing Date. As used herein, the term "TAXES" means all federal, state, local and foreign taxes, including, without limitation, income, profits, franchise, employment, transfer, withholding, property, excise, sales and use taxes (including interest and penalties thereon and additions thereto).

    (b) Any refunds of taxes or any credit against Taxes of Subco with respect to any taxable years or portions thereof ending on or prior to the Closing Date shall be for the account of Transferor. Subco shall promptly forward to, or reimburse Transferor for, any such refunds or credits and interest due Transferor after receipt thereof. Each party hereto shall cooperate with the other party as reasonably requested in making such filings as may be necessary and appropriate to seek any such refunds or credits.

    (c) Transferor shall prepare any returns relating to Taxes to be filed by or with respect to Subco which relates to any period ending on or prior to the Closing Date. Subco shall promptly respond to all reasonable requests by Transferor for information necessary to prepare and file any such Tax returns.

    (d) Transferor shall have the right, at its own expense, to negotiate, settle or contest any asserted Tax liability or refund claim of Subco to the extent that Transferor is required to indemnify against such asserted Tax liability pursuant to Section 11(a) or is entitled to such refund or credit pursuant to Section 11(b).

    (e) If Subco receives any written communication from a taxing authority regarding any actual or proposed assessment, official inquiry or proceeding that could give rise to an official determination with respect to any Tax liability or Tax refund claim for any period for which Transferor may be liable (in the case of a liability) or may be entitled (in the case of a refund claim) pursuant to this Agreement, Subco (i) shall within 15 days of receipt of such written communication so notify Transferor in writing, and (ii) shall, prior to and for at least 30 days after so notifying Transferor (or, if less, within a period ending 5 days prior to the date, including extensions, on which Subco is required to take action pursuant to such written communication), refrain from making any payment of any Tax claimed and forbear from any settlement negotiations or compromises with respect to such proposed adjustment. Transferor agrees to notify Subco in writing within such 30 (or shorter) day period if it intends to exercise its contest rights hereunder with respect to the asserted Tax liabilities or the refund claim. The parties hereto agree to cooperate with each other in connection with any examination process with respect to any asserted Tax liability or refund claim and shall make available on a reasonable basis to each other any personnel, books, records or other documents necessary or appropriate for participation in such process.

    12. CERTAIN TRANSACTION COSTS AND EXPENSES. The parties hereto hereby agree that all of the costs and expenses of Subco and Transferor incurred in connection with the development, negotiation, preparation and execution of this Agreement, the other Related Agreements and all documents contemplated hereby or thereby, and otherwise in connection with the consummation of the transactions contemplated hereby and thereby, shall be paid in accordance with the terms of
Section 7.5 of the Merger Agreement.

    13. MUTUAL RELEASE. Effective as of the Closing, each of Transferor, on the one hand, and Subco, on the other hand, releases and forever discharges the other and its affiliates, and its directors, officers, employees and agents of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, and any and all claims, demands and liabilities whatsoever of every name and nature, both in law and in equity, against such other party or any of its assigns, which the releasing party has or ever had, which arise out of or relate to events, circumstances or actions taken by such other party prior to the Closing; provided, however, that the foregoing general release shall not apply to this Agreement, the Merger Agreement, the other Related Agreements or the transactions contemplated

                                     A-3-13
hereby or thereby and shall not affect either party's right to enforce this Agreement, the other Related Agreements or any other agreement contemplated hereby or thereby in accordance with its terms.

    14. TERMINATION. The Agreement (a) may be terminated at any time prior to the Closing Date by mutual written consent of Spice and Playboy, or (b) shall terminate upon termination of the Merger Agreement and abandonment of the transactions therein contemplated prior to the Effective Time of the Mergers.

    15. FURTHER ASSURANCES. Transferor and Subco shall cooperate with one another and shall execute and deliver, or cause to be executed and delivered, such documents and other papers, and take such further actions, as may be reasonably requested or desirable to carry out the provisions hereof and to consummate the transactions contemplated hereby.

    16. WAIVER AND AMENDMENTS; REMEDIES; THIRD PARTY BENEFICIARIES. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties hereto, or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The parties hereby agree that Playboy (and each of its subsidiaries and affiliates) shall be a third-party beneficiary of this Agreement. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto, any Indemnitee under Section 10 and Playboy (and each of its subsidiaries and affiliates) and their respective successors and assigns any legal or equitable right, remedy or claim under or in or in respect of this Agreement or any provision herein contained.

    17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

    18. WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER RELATED AGREEMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

    19. BINDING EFFECT; NO ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, assigns and legal representatives. This Agreement shall not be assigned by either party hereto, except that either party may assign this Agreement with the prior written consent of Playboy.

    20. ENTIRE AGREEMENT. This Agreement, the other Related Agreements, the Merger Agreement and all other documents in connection with the foregoing (including the exhibits and schedules hereto and thereto) contain the entire agreement among the parties with respect to the transactions contemplated hereby and thereby and supersede all prior agreements, written or oral, with respect thereto.

    21. SEVERABILITY. If any provision of this Agreement shall be declared to be invalid, illegal or unenforceable, such provision shall survive to the extent it is not so declared, and the validity, legality and enforceability of the other provisions hereof shall not in any way be affected or impaired thereby, unless such action would substantially impair the benefits to either party of the remaining provisions of this Agreement.

                                     A-3-14

    22. TABLE OF CONTENTS AND HEADINGS. The table of contents and headings in this Agreement are solely for convenience of reference and shall not affect the interpretation or construction of any of the provisions hereof.

    23. NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed given on the date delivered if delivered personally (including by courier), on the date transmitted if sent by telecopy (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses:

If to Transferor prior to the Closing Date:

                          Spice Entertainment Companies, Inc.
                          536 Broadway
                          New York, New York 10012
                          Attention: Daniel Barsky, Esq.
                                   General Counsel
                          Facsimile: (212) 226-6354

with a copy to:           Kramer, Levin, Naftalis & Frankel
                          919 Third Avenue
                          New York, New York 10022
                          Attention: Paul S. Pearlman, Esq.
                          Facsimile: (212) 715-8000

If to Transferor on or after the Closing Date or to Playboy:

                          Playboy Enterprises, Inc.
                          680 North Lake Shore Drive
                          Chicago, IL 60611
                          Attention: Howard Shapiro, Esq.
                                   General Counsel
                          Facsimile: (312) 266-2042

with a copy to:           Paul, Weiss, Rifkind, Wharton & Garrison
                          1285 Avenue of the Americas
                          New York, New York 10019-6064
                          Attention: James M. Dubin, Esq.
                          Facsimile: (212) 757-3990

    or to such other Person or address (or facsimile number) as Playboy shall furnish to Subco in writing.

If to Subco to:           Directrix, Inc.
                          536 Broadway, 10th Floor
                          New York, New York 10012
                          Attention: J. Roger Faherty
                          Facsimile: [        ]

with a copy to:           Kramer, Levin, Naftalis & Frankel
                          919 Third Avenue
                          New York, New York 10022
                          Attention: Paul S. Pearlman, Esq.
                          Facsimile: (212) 715-8000

    or to such other Person or address (or facsimile number) as Subco shall furnish to Transferor in writing.

                                     A-3-15

    Prior to the Effective Time of the Mergers, Playboy shall receive copies of all notices or other communications given hereunder by any party at the address set forth above.

    24. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same original.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                SPICE ENTERTAINMENT COMPANIES, INC.

                                BY:
                                    -------------------------------
                                     NAME:
                                     TITLE:

                                DIRECTRIX, INC.

                                BY:
                                    -------------------------------
                                     NAME:
                                     TITLE:

                                     A-3-16

                                                                      APPENDIX B

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               NEW PLAYBOY, INC.

    The undersigned, being the Executive Vice President, Law and Administration, and General Counsel and the Secretary of NEW PLAYBOY, INC. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, do hereby certify as follows:

        1. The name of the Corporation is NEW PLAYBOY, INC. The date of filing its original Certificate of Incorporation with the Secretary of State was April 30, 1998.

        2. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Corporation's Certificate of Incorporation as heretofore amended or supplemented.

        3. The text of the Amended and Restated Certificate of Incorporation, as amended or supplemented heretofore, is hereby restated to read as herein set forth in full:

    FIRST: The name of the corporation is NEW PLAYBOY, INC.

    SECOND: Its principal office in the State of Delaware is located at 1013 Centre Road, Wilmington. The name and address of its resident agent is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805 in the County of New Castle.

    THIRD: The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

    To engage in the business of: publishing of all kinds; all phases of entertainment and communications, including motion pictures, plays, radio, television; the operation of hotels and resorts; and the operation of establishments featuring food, beverage and entertainment.

    To engage in any lawful act or activity, or engage in any business, for which corporations may be organized under the General Corporation Law of the State of Delaware.

    In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

    FOURTH: The total number of shares of all classes of capital stock which the corporation shall have authority to issue is Thirty Seven Million Five Hundred Thousand (37,500,000) shares of Common Stock, consisting of Seven Million Five Hundred Thousand (7,500,000) shares of Class A Common Stock of the par value of One Cent ($.01) per share and Thirty Million (30,000,000) shares of Class B Common Stock of the par value of One Cent ($.01) per share.

    A. TERMS OF COMMON STOCK

    Except as otherwise required by law or as otherwise provided in this certificate, each share of Class A Common Stock and each share of Class B Common Stock shall have identical powers, preferences, qualifications, limitations and other rights.

    Subject to all of the rights of any class of stock authorized after the effective date of this provision of Article FOURTH ranking senior to the Common Stock as to dividends, dividends may be paid upon the Common Stock as and when declared by the Board of Directors out of funds and other assets legally available for the payment of dividends. The Board of Directors may declare a dividend or distribution upon both classes of the Common Stock in shares of any authorized class or series of capital stock of the corporation only if such dividend or distribution is declared and paid proportionately to all holders of both classes of Common Stock as follows: (i) in Class A Common Stock to the holders of Class A Common Stock and in Class B Common Stock to the holders of Class B Common Stock, (ii) in Class B Common Stock to the holders of Class A Common Stock and Class B Common Stock, or (iii) in any other authorized class or series of capital stock to the holders of both classes of Common Stock.

    In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, and after the holders of any class of stock authorized after the effective date of this provision of Article FOURTH ranking senior to the Common Stock as to assets shall have been paid in full the amounts to which such holders shall be entitled, or an amount sufficient to pay the aggregate amount to which such holders shall be entitled shall have been set aside for the benefit of the holders of such stock, the remaining net assets of the corporation shall be distributed pro rata to the holders of both classes of the Common Stock.

    In the event of a merger or consolidation of the corporation with or into another entity (whether or not the corporation is the surviving entity), the holders of Class B Common Stock shall be entitle to receive the same per share consideration as the per share consideration, if any, received by any holder of the Class A Common Stock in such merger or consolidation.

    Except as otherwise expressly provided with respect to any other class of stock and except as otherwise may be required by law or this certificate, the Class A Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes and each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held.

    Except as expressly provided in this certificate and except as otherwise required by law, the Class B Common Stock shall have no voting rights.

    The corporation may not split, divide or combine the shares of either class of Common Stock unless, at the same time, the corporation splits, divides or combines, as the case may be, the shares of the other class of Common Stock in the same proportion and manner.

    B. ISSUANCE OF CLASS A COMMON STOCK IN MERGERS AND ACQUISITIONS

    Class A Common Stock may be issued as consideration in a merger or other transaction involving the acquisition of or exchange for securities, assets, properties or other interests of any person or entity by the corporation, only if such issuance is approved by the holders, as of a date not more than thirty days prior to the effective date of such merger or other transaction, of a majority of the outstanding shares of Class A Common Stock, unless (i) Class B Common Stock is also issued as consideration in such merger or other transaction, and (ii) the quotient determined by dividing the number of shares of Class B Common Stock to be so issued by the number of shares of Class A Common Stock to be so issued is greater than or equal to the quotient determined, immediately prior to the effective time of such merger or other transaction, by dividing the total number of outstanding shares of Class B Common Stock by the total number of outstanding shares of Class A Common Stock.

    C. MINORITY PROTECTION TRANSACTIONS

    (i) If any person or group acquires beneficial ownership of additional Class A Common Stock, or if any group of persons is formed, after the effective date of this provision of Article FOURTH, and such acquisition (other than upon original issuance by the corporation, by operation of law, by will or the laws of descent and distribution, by gift or by foreclosure of a bona fide loan) or formation results in such person or group owning 10% or more of the issued and outstanding Class A Common Stock, and such person or group (a "Related Person") does not then own an equal or greater percentage of the Class B Common Stock, such person or group must, within a 90-day period beginning the day after becoming a Related Person, make a public tender offer in compliance with all applicable laws and regulations to acquire additional Class B Common Stock as provided in this subsection C of Article FOURTH (a "Minority Protection Transaction").

    (ii) In each Minority Protection Transaction, the Related Person must make a public tender offer to acquire that number of shares of Class B Common Stock determined by (a) multiplying the percentage of outstanding Class A Common Stock beneficially owned by such Related Person by the total number of shares of Class B Common Stock outstanding on the date such person or group became a Related Person, and (b) subtracting therefrom the total number of shares of Class B Common Stock beneficially owned by such Related Person on such date (including shares acquired on such date at or prior to the time such person or group became a Related Person). The Related Person must acquire all of such shares validly tendered; provided, however, that if the number of shares of Class B Common Stock tendered to the Related Person exceeds the number of shares required to be acquired pursuant to the formula set forth in this clause (ii), the number of shares of Class B Common Stock acquired from each tendering holder shall be pro rata in proportion to the total number of shares or Class B Common Stock tendered by all tendering holders.

    (iii) The offer price for any shares of Class B Common Stock required to be purchased by the Related Person pursuant to this provision shall be the greater of (a) the highest price per share paid by the Related Person for any share of Class A Common Stock in the six month period ending on the date such person or group became a Related Person or (b) the highest bid price of a share of Class A Common Stock or Class B Common Stock on the New York Stock Exchange (or such other exchange or quotation system as is then the principal trading market for such shares) on the date such person or group became a Related Person. For purposes of clause (iv) below, the applicable date for the calculations required by the preceding sentence shall be the date on which the Related Person or Interested Stockholder (as defined therein), became required to engage in a Minority Protection Transaction. In the event that the Related Person has acquired Class A Common Stock in the six month period ending on the date such person or group becomes a Related Person for consideration other than cash, the value of such consideration per share of Class A Common Stock shall be as determined in good faith by the Board of Directors.

    (iv) A Minority Protection Transaction shall also be required to be effected by any Related Person, and any other person or group that beneficially owns 10% or more of the outstanding shares of Class A Common Stock on the effective date of this provision of Article FOURTH (an "Interested Stockholder"), that acquires beneficial ownership of additional shares of Class A Common Stock (other than upon issuance or sale by the corporation, by operation of law, by will or the laws of descent and distribution, by gift, or by foreclosure of a bona fide loan) or joins with other persons to form a group, whenever such additional acquisition or formation results in such Related Person or Interested Stockholder owning the next higher integral multiple or 5% (e.g. 15%, 20%, 25%, etc.) of the outstanding shares of Class A Common Stock and such Related Person or Interested Stockholder does not own an equal or greater percentage of the shares of Class B Common Stock. Such Related Person or Interested Stockholder shall be required to make a public tender offer to acquire that number or shares of Class B Common Stock prescribed by the formula set forth in clause (ii) above, and must acquire all shares validly tendered or a pro rata portion thereof, as specified in said clause (ii), at the price determined pursuant to clause (iii) above.

    (v) If any Related Person or Interested Stockholder fails to make an offer required by this subsection C of Article FOURTH, or to purchase shares validly tendered and not withdrawn (after proration, if any), such Related Person or Interested Stockholder shall not be entitled to vote any shares of Class A Common Stock beneficially owned by such Related Person or Interested Stockholder unless and until such requirements are complied with or unless and until all shares of Class A Common Stock causing such offer requirement to be effective are no longer beneficially owned by such Related Person or Interested Stockholder.

    (vi) The Minority Protection Transaction requirement shall not apply to any increase in percentage ownership of Class A Common Stock resulting solely from a change in the total amount of Class A Common Stock outstanding, provided that any acquisition by any person or group owning 10% or more of the Class A Common Stock occurring after such change shall be subject to any Minority Protection Transaction requirement that would be imposed with respect to a Related Person or Interested Stockholder pursuant to clause (iv) of this Subsection C of Article FOURTH.

    (vii) If the person acquiring Class A Common Stock is the corporation, treasury shares will be considered issued and outstanding for purposes of determining the corporation's obligations hereunder.

    (viii) All calculations with respect to percentage ownership of issued and outstanding shares of either class of Common Stock will be based upon the numbers of issued and outstanding shares reported by the corporation on the last filed of (a) the corporation's most recent annual report on Form 10-K, (b) its most recent Quarterly Report on Form 10-Q, or (c) if any, its most recent Current Report on Form 8-K.

    (ix) For purposes of this subsection C of this Article FOURTH, the term "person" means a natural person, company, government, or political subdivision, agency or instrumentality of a government, or other entity. "Beneficial ownership" shall be determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any successor regulation. The formation or existence of a "group" shall be determined pursuant to Rule 13d-5(b) under the 1934 Act or any successor regulation.

    (x) The corporation shall not take any corporate action, including, without limitation, any amendment to this certificate (including any amendment effected by merger or consolidation), which will adversely affect the rights of the holders of the Class B Stock under this subsection C of Article FOURTH, unless such action shall have been approved by the holders of a majority of the outstanding shares of Class B Stock who are not Related Persons or Interested Stockholders.

    D. NO PRE-EMPTIVE RIGHTS

    No stockholder of this corporation shall by reason of his holding shares of any class have any pre-emptive or preferential right to purchase or subscribe to any shares of any class of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors, in its discretion from time to time may grant and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of this corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

    FIFTH: The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).

    SIXTH: The corporation is to have perpetual existence.

    SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

    EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

    To make, alter or repeal the by-laws of the corporation.

    To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

    To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

    By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

    When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting-power, given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the corporation.

    NINTH: In the absence of fraud, no contract or other transaction between this corporation and any other corporation or any partnership or association shall be affected or invalidated by the fact that any director or officer of this corporation is pecuniarily or otherwise interested in or is a director, member or officer of such other corporation or of such firm, association or partnership or is a party to or is pecuniarily or otherwise interested in such contract or other transaction or in any way connected with any person or persons, firm, association, partnership or corporation pecuniarily or otherwise interested therein; any director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation for the purpose of authorizing any such contract or transaction with like force and effect as if he were not so interested, or were not a director, member or officer of such other corporation, firm, association or partnership.

    TENTH: Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation. Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide.

    ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

    TWELFTH: Directors shall not be personally liable to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director, except for liability (i) for breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

    IN WITNESS WHEREOF, the undersigned have signed and attested this certificate this 5th day of August, 1998.

[Seal]                                    /s/ HOWARD SHAPIRO
                                          -----------------------------
                                          Howard Shapiro
                                          Executive Vice President,
                                          Law and Administration,
                                          General Counsel and Secretary

ATTEST:

/s/ ROBERT D. CAMPBELL
-----------------------
Robert D. Campbell
Assistant Secretary

                                                                    APPENDIX C-1

                                                                    May 29, 1998

The Board of Directors
Spice Entertainment Companies, Inc.
536 Broadway
New York, NY 10012

Gentlemen:

    We understand that Spice Entertainment Companies, Inc. ("Spice" or the "Company") will enter into an Agreement and Plan of Merger, substantially in the form of the draft dated as of May 28, 1998, by and among Playboy Enterprises, Inc. ("Playboy"), New Playboy, Inc. ("Holdco"), Playboy Acquisition Corp., a wholly-owned subsidiary of Holdco, Spice Acquisition Corp., a wholly-owned subsidiary of Holdco, and Spice Entertainment Companies, Inc. (the "Agreement"), which has been furnished to us, whereby, among other things, Spice Acquisition Corp. will be merged with and into the Company (the "Merger"). In connection with the Merger, among other things:

    (a) Each share of Company common stock, par value $0.01 per share (the "Company Common Stock") (other than shares of the Company Common Stock as to which dissenters' rights are exercised and perfected under section 262 of the DGCL or are canceled pursuant to the Agreement), shall be converted into and represent the right to receive in exchange therefor (x) from Holdco (i) $3.60 in cash (the "Cash Consideration"), and (ii) the number of fully paid and nonassessable shares of New Playboy Class B common stock equal to the Conversion Ratio (as defined in and as may be adjusted in accordance with the Agreement) (the "Stock Consideration") and (y) from the Company (i) fully paid and nonassessable shares of common stock of a to-be-formed Delaware corporation that shall be a wholly-owned subsidiary of the Company ("Subco"), par value $0.01 per share (the "Subco Common Stock"), equal to the Redemption Ratio (as defined in the Agreement) and (ii) warrants to purchase additional shares of Subco Common Stock (such warrants to be in such amounts and on such terms as shall be determined by the Company) (the "Subco Warrants", and together with the Subco Common Stock, the "Subco Consideration") payable to the holder thereof.

    (b) Each outstanding option and warrant of the Company will be deemed to have been exercised immediately prior to the effective time of the Merger and entitled to receive:

        (i) if the exercise price of such option or warrant is less than the Cash Consideration, (x) an amount of cash equal to the Cash Consideration less the exercise price of such option or warrant, and (y) the Stock Consideration; and

        (ii) if the exercise price of such option or warrant is greater than or equal to the Cash Consideration, an amount of shares of New Playboy Class B common stock equal to (x) the Stock Consideration less (y) the amount by which the exercise price of such option or warrant exceeds the value of the Cash Consideration; and

       (iii) from the Company shares of Subco Common Stock and Subco Warrants.

    (c) If the holder of such option or warrant does not consent to such deemed exercise, such option or warrant will, upon exercise, be entitled to receive the consideration set forth above in this paragraph (b) clauses (i), (ii) and (iii).

    (d) Each share of Company Convertible Preferred Stock Series 1997-A (other than shares of the Company Convertible Preferred Stock as to which dissenters' rights are exercised and perfected under section 262 of the DGCL or are canceled pursuant to the Agreement) shall be converted into and represent the right to receive in exchange therefor the Cash Consideration, the Stock Consideration and the Subco Consideration as if such Company Convertible Preferred Stock were converted into Company Common Stock immediately prior to the effective time of the Merger.

    (e) As part of the Merger, the Company will effect a transfer of certain assets and liabilities to Subco. The shareholders of the Company will receive the Subco Consideration.

    The terms and conditions of the Merger are set forth in more detail in the Agreement.

    You have requested our opinion, as investment bankers, as to the fairness from a financial point of view to the stockholders of the Company of the Cash Consideration and Stock Consideration to be received from Playboy as set forth in the Agreement.

    In connection with rendering our opinion as set forth below, we have, among other things:

        (i) reviewed the Agreement and certain related documents and the financial terms of the Merger set forth therein;

        (ii) reviewed Playboy's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998 and certain other filings with the Securities and Exchange Commission made by Playboy, including proxy statements and Forms 8-K;

       (iii) reviewed the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998 and certain other filings with the Securities and Exchange Commission made by the Company, including proxy statements and Forms 8-K;

        (iv) reviewed certain other publicly available information concerning Playboy and the trading market for Playboy's Class A and Class B Common Stock;

        (v) reviewed certain other publicly available information concerning the Company and the trading market for the Company Common Stock;

        (vi) reviewed certain non-public information relating to the Company and Playboy, including financial forecasts and projections for each, furnished to us by the Company and Playboy;

       (vii) reviewed certain publicly available information, including research reports, concerning certain other companies engaged in businesses which we believe to be comparable to the Company's and Playboy's and the trading markets for certain of such companies' securities;

      (viii) reviewed the financial terms of certain recent mergers and acquisitions, which we believe to be relevant;

        (ix) conducted discussions with certain members of senior management of the Company and Playboy concerning their respective businesses and operations, assets, present condition and future prospects; and

        (x) performed such other analyses, examinations and procedures, reviewed such other agreements and documents, and considered such other factors, as we have deemed, in our sole judgment, to be necessary, appropriate or relevant to render an opinion.

    In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information obtained from public sources or provided to us by the Company or Playboy and we have not assumed responsibility for any independent verification of such information or undertaken any obligation to verify such information. In addition, with respect to the financial forecasts and projections of the Company or Playboy used in our analysis, the management of the Company or Playboy has informed us that such forecasts and projections represent the best current judgment of the management of the Company or Playboy as to the future financial performance of the Company or Playboy on a

                                     C-1-2
stand-alone basis, and we have assumed that the projections have been reasonably prepared based on such current judgment. We assume no responsibility for and express no view as to such forecasts and projections or the assumptions on which they are based. For purposes of our opinion, we were not requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company.

    In arriving at our opinion, we made limited physical inspections of the properties and facilities of the Company or Playboy and have not made, obtained or assumed any independent evaluations or appraisals of any such properties and facilities or of the assets or liabilities of the Company or Playboy.

    We have also taken into account our assessment of general economic, market, and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. Our opinion necessarily is based upon regulatory, economic, market and other conditions as they exist on, and the information made available to us, as of the date hereof, and does not represent an opinion as to the value of the Company or Playboy or the trading price of either the Company's or Playboy's securities or the impact of the Merger or its announcement on such trading prices.

    Furman Selz is acting as financial advisor to the Company in connection with the Merger and has received a fee for its services to the Board of Directors in connection with this opinion and other services pursuant to an engagement letter dated December 8, 1997 entered into between Furman Selz and the Company. In addition, the Company has agreed to reimburse Furman Selz for certain out-of-pocket expenses and to indemnify Furman Selz for certain liabilities arising in connection with this opinion. In the ordinary course of our business, we may actively trade in the equity securities of the Company and Playboy for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

    This opinion is for the use and benefit of the Board of Directors of the Company in its consideration of the Merger. This opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to or whether to accept the consideration to be offered to such stockholder in connection with the proposed Merger. We were not requested to opine as to, and this opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Merger, or the relative merits of the Merger as compared to any alternative business strategies which might exist for the Company or the effect of any other transaction in which the Company might engage. This opinion may be included in its entirety in any proxy statement/prospectus with respect to the Merger, but it may not be summarized, excerpted from or otherwise publicly referred to without our prior written consent.

    Based upon and subject to the foregoing, as investment bankers, it is our opinion as of the date hereof that the Cash Consideration and Stock Consideration to be received in the Merger is fair, from a financial point of view, to the stockholders of the Company. Very truly yours,
                                          /s/ ING BARINGS FURMAN SELZ LLC

                                     C-1-3

                                                                    APPENDIX C-2

                          [LETTERHEAD OF ING BARINGS]

November 16, 1998

The Board of Directors
Spice Entertainment Companies, Inc.
536 Broadway
New York, NY 10012

Ladies and Gentlemen:

    Reference is made to our opinion, dated May 29, 1998, (the "Opinion") delivered with respect to the Agreement and Plan of Merger, dated May 29, 1998, (the "Agreement") by and among Playboy Enterprises, Inc., New Playboy, Inc., Playboy Acquisition Corp. and Spice Acquisition Corp., and Spice Entertainment Companies, Inc. We understand that you have amended the Agreement (the "Amendment") to, among other things, (i) reduce the maximum Average Playboy Stock Price (as defined in the Agreement) for which the Conversion Ratio (as defined in the Agreement) remains fixed to $20.488 from $20.988, (ii) as a condition to closing, require the Average Playboy Stock Price to be equal to or greater than $13.00 or, if the Closing (as defined in the Agreement) occurs after December 31, 1998, require the Average Playboy Stock Price to be equal to or greater than $11.00, and (iii) extend the termination date of the Agreement to March 1, 1999 from December 31, 1998.

    Based on and subject to the matters referred to in the Opinion as supplemented by the Amendment and related analyses as outlined in the Opinion, we hereby reaffirm the Opinion as of the date of this letter.

Very truly yours,

/s/ ING Barings Furman Selz LLC

                                                                      APPENDIX D

                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

SECTION262 APPRAISAL RIGHTS.

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section251 (other than a merger effected pursuant to Section251(g) of this title, Section252, Section254, Section257, Section258, Section263 or Section264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to SectionSection251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section228 or Section253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only to be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the next day preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a provision in the certificate of incorporation of each corporation organized under the DGCL, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director. The Amended and Restated Certificate of Incorporation of the Registrant eliminates the personal liability of directors to the fullest extent permitted by the DGCL.

    Section 145 of the DGCL ("Section 145"), in summary, empowers a Delaware corporation, within certain limitations, to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by them in connection with any suit or proceeding other than by or on behalf of the corporation, if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

    With respect to actions by or on behalf of the corporation, Section 145 permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, provided that person meets the standard of conduct described in the preceding paragraph, except that no indemnification is permitted in respect of any claim where that person has been found liable to the corporation, unless the Court of Chancery or the court in which such action or suit was brought approves the indemnification and determines that such person is fairly and reasonably entitled to be indemnified.

    Article Twelfth of the Amended and Restated Certificate of Incorporation and
Section 6 of Article VII of the Bylaws of the Registrant provides for the indemnification of officers and directors and certain other parties (the "Indemnitees") of the Registrant to the fullest extent permitted under the DGCL.

    The Registrant maintains officers' and directors' insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties. Pursuant to the Merger Agreement, the Registrant has agreed for six years after the Effective Time of the Mergers to indemnify all current and former directors, officers, employees and agents of the Registrant and will, subject to certain limitations, maintain for six years a directors' and officers' insurance and indemnification policy containing terms and conditions that are not less advantageous than any such policy that may be in effect prior to the Effective Time of the Mergers.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)  Exhibits

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EXHIBIT NUMBER                                          DESCRIPTION OF DOCUMENT
-----------------  -------------------------------------------------------------------------------------------------
          2.1      The Agreement and Plan of Merger, dated as of May 29, 1998, by and among Playboy Enterprises,
                   Inc., the Registrant, Playboy Acquisition Corp., Spice Acquisition Corp. and Spice Entertainment
                   Companies, Inc. (attached as Appendix A-1 to the Proxy Statement/Prospectus included in this
                   Registration Statement)
          2.2      Amendment to the Agreement and Plan of Merger, dated as of November 16, 1998, by and among
                   Playboy Enterprises, Inc., the Registrant, Playboy Acquisition Corp., Spice Acquisition Corp. and
                   Spice Entertainment Companies, Inc. (attached as Appendix A-2 to the Proxy Statement/Prospectus included in this Registration Statement)
          3.1      Amended and Restated Certificate of Incorporation of the Registrant (attached as Appendix B to the Proxy Statement/Prospectus included in this Registration Statement)
          3.2      Amended and Restated Bylaws of the Registrant
            5      Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to the legality of the securities
          8.1      Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding tax matters
          8.2      Opinion of Kramer Levin Naftalis & Frankel LLP regarding tax matters
           11      Statement regarding computation of earnings per share (contained in the Transition Report on Form
                   10-K for the transition period ended December 31, 1997 of Playboy Enterprises, Inc.)
         23.1      Consent of Paul, Weiss, Rifkind, Wharton & Garrison (contained in Exhibits 5.1 and 8.1 to this
                   Registration Statement)
         23.2      Consent of Kramer Levin Naftalis & Frankel LLP (contained in Exhibit 8.2 to this Registration
                   Statement)
         23.3      Consent of PricewaterhouseCoopers LLP with respect to Playboy Enterprises, Inc.
         23.4      Consent of PricewaterhouseCoopers LLP with respect to Spice Entertainment Companies, Inc.
         23.5      Consent of Grant Thornton LLP with respect to Spice Entertainment Companies, Inc.
         23.6      Consent of ING Barings Furman Selz LLC
           24      Powers of Attorney (included on page II-4 of this Registration Statement)
         99.1      Fairness Opinion of ING Barings Furman Selz LLC (attached as Appendix C-1 to the Proxy
                   Statement/Prospectus included in this Registration Statement)
         99.2      Reaffirmation of Fairness Opinion of ING Barings Furman Selz LLC (attached as Appendix C-2 to the
                   Proxy Statement/Prospectus included in this Registration Statement)
         99.3      Form of Proxy Card to the Stockholders of Spice Entertainment Companies, Inc.

(b)  Report, Opinion or Appraisal

    The opinion of ING Barings Furman Selz LLC, financial advisor to Spice Entertainment Companies, Inc., is attached as Appendix C-1 to the Proxy Statement/Prospectus included in this Registration Statement, and the reaffirmation of that opinion is attached as Appendix C-2 to the Proxy Statement/ Prospectus included in this Registration Statement.

ITEM 22. UNDERTAKINGS.

    (a) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    (c) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus that is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration with respect to reofferings by persons who may be deemed to be underwriters, in addition to the information called for by the other Items of the applicable form. The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding sentence or
(ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (d) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (g) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that such a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois, on December 1, 1998.

                                NEW PLAYBOY, INC.

                                BY   /S/ CHRISTIE A. HEFNER
                                     -----------------------------------------
                                     Christie A. Hefner
                                     Chairman of the Board,
                                     Chief Executive Officer and Director

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christie Hefner and Howard Shapiro and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person thereby ratifying and confirming all that said attorney-in-fact and agents of any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

    /s/ CHRISTIE A. HEFNER      Chairman of the Board,        December 1, 1998
 ----------------------------   Chief Executive Officer and
      Christie A. Hefner        Director (Principal
                                Executive Officer)

  /s/ DENNIS S. BOOKSHESTER     Director                      December 1, 1998
 ----------------------------
    Dennis S. Bookshester

    /s/ DAVID I. CHEMEROW       Director                      December 1, 1998
 ----------------------------
      David I. Chemerow

    /s/ DONALD G. DRAPKIN       Director                      December 1, 1998
 ----------------------------
      Donald G. Drapkin

       /s/ LINDA HAVARD         Executive Vice President,     December 1, 1998
 ----------------------------   Finance and Operations and
         Linda Havard           Chief Financial Officer
                                (Principal Financial and
                                Accounting Officer)

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

  /s/ RICHARD S. ROSENZWEIG     Executive Vice President      December 1, 1998
 ----------------------------   and Director
    Richard S. Rosenzweig

      /s/ SOL ROSENTHAL         Director                      December 1, 1998
 ----------------------------
        Sol Rosenthal

    /s/ SIR BRIAN WOLFSON       Director                      December 1, 1998
 ----------------------------
      Sir Brian Wolfson